  As filed with the Securities and Exchange Commission on March 10, 2000

                                                Registration No. 333-95693

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                      PRE-EFFECTIVE AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                              EASTERN ENTERPRISES
            (Exact name of registrant as specified in its charter)
                                --------------

    Massachusetts                    4924                      04-1270730
   (State or other       (Primary Standard Industrial       (I.R.S. Employer
   jurisdiction of        Classification Code Number)        Identification
  incorporation or                                               Number)
    organization)             Eastern Enterprises
                               9 Riverside Road
                          Weston, Massachusetts 02493
                                (781) 647-2300
         (Address, of principal executive offices, including zip code)
                                --------------
                           L. William Law, Jr., Esq.
                              Eastern Enterprises
                               9 Riverside Road
                          Weston, Massachusetts 02493
                                (781) 647-2300
             (Name and address, including zip code, and telephone
              number, including area code, of agent for service)
                 Please send copies of all communications to:

         David B. Walek, Esq.                  David E. Redlick, Esq.
             Ropes & Gray                         Hale and Dorr LLP
        One International Place                    60 State Street
      Boston, Massachusetts 02110            Boston, Massachusetts 02109
            (617) 951-7000                         (617) 526-6000
                                --------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.







-------------------------------------------------------------------------------

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



                                1260 Elm Street
                                 P. O. Box 329
                        Manchester, New Hampshire 03105

                              March 28 , 2000

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

Dear Holder of EnergyNorth Common Stock:

   The board of directors of EnergyNorth, Inc. and the board of trustees of Eastern Enterprises have agreed on a merger of EnergyNorth and Eastern Enterprises. We believe that the merger will offer our stockholders an opportunity to participate in the largest gas company in New England and that the combined company will offer our customers enhanced and efficient services and will be a strong competitor in the regional energy market.

   The type of consideration to be paid to EnergyNorth stockholders in the merger will depend on whether a merger agreement between KeySpan Corporation and Eastern has been terminated prior to the effective time of the Eastern-EnergyNorth merger.

  . Consideration To Be Paid If The KeySpan-Eastern Merger Agreement Has Not Been Terminated. If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, then in the Eastern-EnergyNorth merger each share of EnergyNorth common stock will be converted into the right to receive $61.13 in cash, subject to increase under certain circumstances. If the merger consideration takes the form of all cash as described above, we expect the merger to be fully taxable to EnergyNorth stockholders.

  . Consideration To Be Paid If The KeySpan-Eastern Merger Agreement Has Been Terminated. If the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, then in the Eastern-EnergyNorth merger the consideration to be paid to EnergyNorth stockholders will be as described in this paragraph. In the merger, each share of EnergyNorth common stock will be converted into the right to receive shares of common stock of Eastern or $47.00 in cash. In the merger, you will be permitted to choose between cash and shares of Eastern common stock, subject to proration among all EnergyNorth stockholders, which is more fully described in the enclosed proxy statement/prospectus. A total of 49.9% of the outstanding shares of EnergyNorth common stock will be converted into the right to receive cash and the remainder will be converted into the right to receive shares of Eastern common stock. The number of shares of Eastern common stock that EnergyNorth stockholders will receive in the merger for each share of EnergyNorth common stock will have a value of $47.00 based on Eastern's average stock price during the ten-day trading period ending on the third trading day before the merger. However, that number of Eastern shares will be not fewer than 1.0682 per EnergyNorth share and not more than 1.3056 per EnergyNorth share. Under these circumstances, we expect the merger to be a tax-free transaction for EnergyNorth stockholders, except for the receipt of cash payment for shares.

   The merger agreement between KeySpan and Eastern is described more fully in the accompanying proxy statement/prospectus.

   It is expected that, unless the KeySpan-Eastern merger agreement is terminated, the Eastern-EnergyNorth merger and the KeySpan-Eastern merger will take place simultaneously. In this event, each share of EnergyNorth common stock will be converted into the right to receive $61.13 in cash.

   The vote on this merger will be taken at the annual meeting of the EnergyNorth stockholders, at which time the EnergyNorth stockholders will also be asked to elect directors and approve the appointment of independent public accountants.

   Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" the merger and the transactions contemplated by the merger agreement. If you do not return your card, or if you do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote "AGAINST" the merger.

   The place, date and time of the annual meeting is the Center of New Hampshire Holiday Inn, 700 Elm Street, Manchester, New Hampshire on Thursday, April 27, 2000, at 10:00 a.m. local time.

   The board of directors supports this combination of these two franchises in the New England gas industry and unanimously recommends that you vote in favor of the merger.


                                          Robert R. Giordano
                                          President and Chief Executive
                                           Officer

   Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the Eastern common stock to be issued in the merger, or determined if this proxy statement/prospectus is accurate or adequate. Anyone who tells you otherwise is committing a crime.

   The proxy statement/prospectus is dated March 28, 2000, and is first being mailed to EnergyNorth stockholders on or about March 28, 2000.

                                1260 Elm Street
                                  P.O. Box 329
                        Manchester, New Hampshire 03105

                               ----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD APRIL 27, 2000

                               ----------------

TO THE STOCKHOLDERS OF ENERGYNORTH, INC.

   I am pleased to give you notice of and cordially invite you to attend the annual meeting of stockholders of EnergyNorth, Inc. which will be held at the Center of New Hampshire Holiday Inn, 700 Elm Street, Manchester, New Hampshire, at 10:00 a.m. on Thursday, April 27, 2000.

   At our annual meeting, common stockholders will take action on the following:

     1. To consider and vote on a proposal to merge EnergyNorth and a wholly-owned subsidiary of Eastern Enterprises by approving the Agreement and Plan of Reorganization dated as of July 14, 1999, as amended by Amendment No. 1 dated as of November 4, 1999, copies of which are attached as Annex A to the accompanying proxy statement/prospectus.

       a. Consideration To Be Paid If The KeySpan-Eastern Merger Agreement Has Not Been Terminated. The merger agreement provides that if a merger agreement between KeySpan Corporation and Eastern has not been terminated prior to the effective time of the merger of Eastern and EnergyNorth, then each outstanding share of common stock of EnergyNorth, $1.00 par value, will be converted into the right to receive $61.13 in cash, subject to increase under certain circumstances.

       b. Consideration To Be Paid If The KeySpan-Eastern Merger Agreement Has Been Terminated. If the merger agreement between KeySpan and Eastern has been terminated prior to the effective time of the merger of Eastern and EnergyNorth, the merger agreement provides that the outstanding shares of common stock of EnergyNorth, $1.00 par value, will be converted into the right to receive cash and Eastern common stock, $1.00 par value. Under this circumstance, the number of shares of Eastern common stock to be issued in the merger will be determined based on the average of the daily weighted averages of the trading prices for Eastern common stock on the New York Stock Exchange over a ten trading day period ending on the third trading day before the effective date of the merger.

     2. To elect three directors to the Board of Directors.

     3. To ratify the appointment of independent public accountants for 2000.

     4. To transact such other business as may properly come before the annual meeting or any adjournment(s) thereof.

   Holders of record of EnergyNorth common stock outstanding on March 24, 2000, the record date fixed by the Board of Directors for this purpose, are entitled to receive notice of the annual meeting. Only holders of record of shares of EnergyNorth common stock on the record date are entitled to vote at the annual meeting. As of the record date, there were 3,322,903 shares of EnergyNorth common stock outstanding, each of which is entitled to one vote in person or by proxy at the annual meeting.

   Approval of the merger agreement described in Item 1 on the proxy requires the affirmative vote of the holders of a majority of the outstanding shares of Energy North common stock. Thus, abstentions and broker non-votes will have the effect of a vote "AGAINST" the merger agreement. A majority of the outstanding shares of EnergyNorth common stock entitled to vote represented in person or by proxy, constitutes a quorum for consideration of the merger agreement.

   If your shares are held through a bank or brokerage firm and you plan to vote your shares in person at the annual meeting, please request a letter or some other evidence of ownership from your bank or brokerage firm as well as proper authorization.

   Under the New Hampshire Business Corporation Act, Chapter 293-A, Sections 13.01-13.31, holders of EnergyNorth common stock who object to the approval of the merger agreement have the right to demand separate payment for or an appraisal of their shares in connection with the merger agreement. See "The Merger--Appraisal Rights" beginning on page 45 of the enclosed proxy statement/prospectus and the New Hampshire dissenters' rights statute attached as Annex C to the enclosed proxy statement/prospectus for further information about your appraisal rights.

   All holders of EnergyNorth common stock are cordially invited to attend the annual meeting. However, to ensure your representation at the annual meeting, you are urged to complete, date and sign the enclosed proxy as promptly as possible. A pre-addressed envelope is enclosed for that purpose. If no instructions are indicated on your proxy card, your shares of EnergyNorth common stock will be voted "FOR" approval of the merger agreement, and for the election of directors and the ratification of the appointment of independent public accountants. Execution of a proxy will not in any way affect a stockholder's right to attend the annual meeting and vote in person. Any stockholder giving a proxy has a right to revoke it at any time before it is exercised by written notice to the Secretary of EnergyNorth. In addition, stockholders attending the annual meeting may revoke their proxies at any time before they are exercised.

                                          By order of the board of directors

                                          Richard A. Samuels
                                          Richard A. Samuels
                                          Secretary

March 28, 2000

   The accompanying proxy statement/prospectus provides you with detailed information about the merger, the election of directors and the ratification of the appointment of independent public accountants. We urge you to read it carefully. The proxy statement/prospectus also incorporates by reference important business and financial information about Eastern and EnergyNorth that is not included in the accompanying documents or delivered with them. You may obtain information about Eastern and EnergyNorth from documents filed with the Securities and Exchange Commission or you may obtain them without charge upon written or oral request from the companies. You may request documents from Eastern at 9 Riverside Road, Weston, Massachusetts 02943, Attn: Corporate Relations, or tel: (781) 647-2300 and ask for Corporate Relations. You may request documents from EnergyNorth at 1260 Elm Street, P.O. Box 329, Manchester, New Hampshire 03105-0329, Attn: Investor Relations, or tel: (603) 625-4000, extension 4270, and ask for Investor Relations.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
QUESTIONS & ANSWERS ABOUT THE MERGER.....................................   1

SUMMARY..................................................................   5

COMPARATIVE PER SHARE DATA...............................................  17

COMPARATIVE DIVIDENDS AND MARKET PRICES..................................  19

RISK FACTORS.............................................................  21
  Fixed Merger Consideration Despite Potential Changes in Stock Prices...  21
  Tax Treatment..........................................................  22
  Integration of Operations..............................................  22
  Stock Ownership in Eastern.............................................  22
  Need for Government Approvals..........................................  22

FORWARD-LOOKING STATEMENTS...............................................  23

RECENT DEVELOPMENTS......................................................  24

MEETINGS, VOTING AND PROXIES.............................................  25
  The EnergyNorth Annual Meeting.........................................  25
  No Vote Required By Eastern Shareholders...............................  26

THE MERGER (Item 1 on Proxy).............................................  27
  General Description of the Merger......................................  27
  Background of the Merger...............................................  27
  Common Reasons for the Merger..........................................  29
  EnergyNorth's Reasons for the Merger; Recommendation of the EnergyNorth
   Board.................................................................  29
  Opinion of EnergyNorth's Financial Advisor.............................  30
  Accounting Treatment...................................................  41
  Certain Federal Income Tax Consequences................................  41
  Appraisal Rights.......................................................  45
  Stock Exchange Listing of Eastern Common Stock.........................  46
  Federal Securities Law Consequences....................................  47
  Regulatory Matters.....................................................  47
  Potential Conflicts and Interests of Certain Persons in the Merger.....  49
  Management and Other Information.......................................  54

MERGER AGREEMENT.........................................................  55
  Structure of the Merger................................................  55
  Merger Consideration...................................................  55
  Procedure for Filing Elections and Converting EnergyNorth Common Stock
   into Merger Consideration.............................................  57
  Representations and Warranties.........................................  59
  Certain Covenants......................................................  60
  Conditions to the Merger...............................................  64
  Amendments; Waivers....................................................  65
  No Solicitation by EnergyNorth.........................................  65
  Termination of the Merger Agreement....................................  67
  Termination Fees and Expenses..........................................  68

COMBINED UNAUDITED PRO FORMA FINANCIAL INFORMATION.......................  72

NOTES TO COMBINED UNAUDITED PRO FORMA FINANCIAL INFORMATION..............  76


                                                                          Page
                                                                          ----
EASTERN UNAUDITED ADJUSTED HISTORICAL FINANCIAL INFORMATION..............  79

NOTES TO EASTERN UNAUDITED ADJUSTED HISTORICAL FINANCIAL INFORMATION.....  82

PRINCIPAL STOCKHOLDERS...................................................  83
  Beneficial Owners Of More Than 5% Of Eastern's Outstanding Securities..  83
  Beneficial Owners Of More Than 5% Of EnergyNorth's Outstanding
   Securities............................................................  83
  EnergyNorth Management Ownership.......................................  83

DESCRIPTION OF EASTERN CAPITAL STOCK.....................................  85
  General................................................................  85
  Authorized and Outstanding Capital Stock...............................  85
  Common Stock Purchase Rights...........................................  85
  Massachusetts Law; Anti-Takeover Effects...............................  87
  Certain Charter and By-Law Provisions..................................  88
  Transfer Agent and Registrar...........................................  89

COMPARATIVE RIGHTS OF HOLDERS OF ENERGYNORTH AND EASTERN COMMON STOCK....  90
  Authorized Capital Stock...............................................  90
  Boards of Directors/Trustees...........................................  90
  Removal of Directors/Trustees..........................................  91
  Special Meetings of Stockholders; Stockholder Action Without Meeting...  91
  Stockholder Proposals and Nominations..................................  91
  Dissenters' Rights.....................................................  92
  Charter Amendments.....................................................  92
  Dividends and Stock Repurchases........................................  93
  Fair Price Charter Provisions..........................................  93
  Stockholder Rights Plans...............................................  95
  Business Combination Statutes..........................................  96
  Control Share Statute..................................................  96
  Proper Factors for Consideration in Evaluating Business Combinations...  96
  Form of Consideration for Capital Stock................................  97
  Limitation of Director Liability.......................................  98
  Indemnification........................................................  98

ELECTION OF DIRECTORS (Item 2 on Proxy).................................. 100

BOARD OF DIRECTORS....................................................... 100

NOMINEES FOR ELECTION FOR TERM OF THREE YEARS EXPIRING IN 2003........... 100

DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 2001.............. 101

DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 2002.............. 101
  Compensation of the Directors.......................................... 101
  Section 16(a) Beneficial Ownership Reporting Compliance................ 102

EXECUTIVE COMPENSATION................................................... 103

SUMMARY COMPENSATION TABLE............................................... 103
  Stock Options.......................................................... 103

OPTION GRANTS IN LAST FISCAL YEAR
  Individual Grants...................................................... 104

                                                                         Page
                                                                         ----
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
 OPTION VALUES.......................................................... 104
  Noncontributory Retirement Plan....................................... 105
  Employment Agreements................................................. 105
  Management Continuity Agreements...................................... 106

PERFORMANCE GRAPH....................................................... 107

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.......... 108
  Base Salary........................................................... 108
  Key Employee Incentive Plan........................................... 108
  Stock Option Plan..................................................... 108
  Bonus Awards.......................................................... 109
  Conclusion............................................................ 109

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
 (Item 3 on Proxy)...................................................... 110

LEGAL MATTERS........................................................... 110

EXPERTS................................................................. 110

FUTURE ENERGYNORTH STOCKHOLDER PROPOSALS................................ 110

OTHER MATTERS........................................................... 111

WHERE YOU CAN FIND MORE INFORMATION..................................... 111

Annex A Agreement and Plan of Reorganization dated as of July 14, 1999, including Amendment No. 1 dated as of November 4, 1999.......... A-1
Annex B Opinion of Salomon Smith Barney Inc............................. B-1
Annex C New Hampshire Revised Statutes Annotated, Chapter 293-A,
        Sections 13.01-13.31............................................ C-1

                      QUESTIONS & ANSWERS ABOUT THE MERGER

1. How Will These Two Companies Merge?

   The merger agreement provides that if the merger agreement between KeySpan Corporation and Eastern has not been terminated prior to the effective time of the merger of Eastern and EnergyNorth, then a wholly-owned subsidiary of Eastern will merge with and into EnergyNorth, and if not, then EnergyNorth will merge with and into a wholly-owned subsidiary of Eastern. In either case, as a result, EnergyNorth will become a wholly-owned subsidiary of Eastern.

2. What Will EnergyNorth Stockholders Receive?

   The type of consideration to be received by EnergyNorth stockholders in the merger will depend on whether the merger agreement between KeySpan Corporation and Eastern has been terminated prior to the effective time of the merger of Eastern and EnergyNorth.

   If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, then in the Eastern-EnergyNorth merger each holder of EnergyNorth common stock will receive $61.13 in cash, subject to increase under certain circumstances.

   If the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, then in the Eastern-EnergyNorth merger, holders of EnergyNorth common stock will receive cash and Eastern common stock. Under such circumstances, a total of 49.9% of the outstanding shares of EnergyNorth common stock will be converted into the right to receive cash and the remainder will be converted into the right to receive shares of Eastern common stock. Each share of EnergyNorth's common stock exchanged for cash will entitle the holder to receive $47.00. Each share which is not exchanged for cash will entitle the holder to receive that number of Eastern shares having a value of $47.00 based on the average of the daily weighted averages of the per share trading prices of the Eastern common stock on the New York Stock Exchange over the ten trading day period ending on the third trading day before the effective date of the merger, so long as such average is not less than $36.00 or higher than $44.00. If this average during the ten trading day period is less than $36.00, each share of EnergyNorth common stock would entitle the holder to receive 1.3056 shares of Eastern common stock. On the other hand, if this average during the ten trading day period is higher than $44.00, each share of EnergyNorth common stock would entitle the holder to receive 1.0682 shares of Eastern common stock. Accordingly, if this average is below $36.00 or above $44.00, the actual value of the number of Eastern shares received for an EnergyNorth share would be less than or more than $47.00.

   No interest will be paid on any cash received in the merger.

   Please read the more detailed description of the consideration to be received in the merger on pages 55 to 57 .

   Eastern will not issue any fractional shares of Eastern common stock in the merger. Instead, you will receive cash for any fractional share that you would otherwise receive.

   On July 14, 1999 (the last full trading day before the public announcement of the merger), the closing price of Eastern common stock reported in the New York Stock Exchange Composite Transactions was $40.00 and on March 7, 2000, the most recent practicable date prior to the printing of this proxy statement/prospectus, the closing price of Eastern common stock reported in the New York Stock Exchange Composite Transactions was $57.8125.

3. How Do I Indicate Whether I Would Prefer to Receive Cash or Shares of Eastern Common Stock?

   If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, you will only be eligible to receive cash in exchange for each of your shares of EnergyNorth common stock.

   If, and only if, the KeySpan-Eastern merger agreement is terminated, you will be able to indicate whether you would prefer to receive cash or Eastern common stock in exchange for each share of EnergyNorth common stock held by you, or to indicate that you have no preference. Forms would be mailed to you for this purpose closer to the anticipated effective date of the Eastern-EnergyNorth merger. As a consequence of your election, you may therefore receive a combination of cash and Eastern common stock. The cash and Eastern common stock consideration may be prorated among EnergyNorth common stockholders based on the preferences indicated in the elections that they submit, subject to the limitation that a total of 49.9% of the outstanding shares of EnergyNorth common stock will be exchanged for cash and the remainder will be exchanged for shares of Eastern common stock. Accordingly, the consideration actually received by you may differ from the preference indicated in your stockholder's election.

   If election forms are mailed to EnergyNorth common stockholders as described above, the procedures that you will need to follow once you have received your election form are described in this proxy statement/prospectus on pages 57 to 59.

4. What are the Federal Income Tax Consequences of the Merger?

   The federal income tax consequences of the merger to you will depend on whether the merger agreement between KeySpan and Eastern is terminated prior to the effective date of the Eastern-EnergyNorth merger.

   If the merger agreement between KeySpan and Eastern is not terminated prior to the effective date of the Eastern-EnergyNorth merger, the stockholders of EnergyNorth would receive solely cash consideration in a fully taxable merger. Each EnergyNorth stockholder would recognize taxable gain or loss equal to the difference between the value of the cash received and the stockholder's adjusted tax basis in the EnergyNorth common stock exchanged.

   If the merger agreement between KeySpan and Eastern is terminated prior to the effective date of the Eastern-EnergyNorth merger, the merger will be structured to qualify as a reorganization under the Internal Revenue Code. In such circumstances, gain on the exchange of EnergyNorth common stock for Eastern common stock and/or cash will be recognized by each EnergyNorth stockholder only to the extent of any cash received. Loss will be recognized on the exchange only if cash alone is received.

   EnergyNorth stockholders should consult their tax advisors for a full understanding of the tax consequences of the merger.

5. Who Must Approve the Merger?

   In addition to the approvals by the EnergyNorth board of directors and the Eastern board of trustees, each of which has already been obtained, the merger must be approved by the holders of EnergyNorth common stock. Moreover, regulatory approvals will need to be obtained from the New Hampshire Public Utilities Commission and the United States Securities and Exchange Commission, and certain notifications and forms must be filed with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and the applicable waiting period must have expired.

6. Why is EnergyNorth's Board of Directors Recommending Approval of the Transaction?

   The EnergyNorth board of directors believes that the terms of the merger are fair to, and in the best interests of, EnergyNorth and its stockholders. In particular, EnergyNorth's board of directors believes that the merger will allow EnergyNorth to obtain the benefits of Eastern's financial strength and resources and will provide EnergyNorth's stockholders with an opportunity to participate in the future growth of the energy industry if the KeySpan-Eastern merger agreement is terminated and to share in the premium paid for Eastern if it is not. In initially approving the merger, the EnergyNorth board considered, among other things, the receipt by EnergyNorth stockholders of a substantial premium over EnergyNorth's market price at the time the merger agreement was signed, and the opportunity for stockholders to receive a portion of the merger consideration on a tax-free basis. In approving the amendment to the merger agreement that provides for an alternative all-cash payment if the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, the EnergyNorth board considered, among other things, the substantial additional premium over EnergyNorth's then current market price that it believed to outweigh the fully-taxable nature of the transaction to EnergyNorth stockholders. In addition, the EnergyNorth board of directors believes that the transaction will result in significant benefits to its customers, including a broader array of services and operational cost savings. The EnergyNorth board of directors unanimously recommends approval of the merger.

7. When and Where is the EnergyNorth Annual Meeting?

   The EnergyNorth annual meeting will take place on Thursday, April 27, 2000, at 10:00 a.m. at the Center of New Hampshire Holiday Inn, 700 Elm Street, Manchester, New Hampshire.

8. What Proposals are EnergyNorth Stockholders Voting on?

   EnergyNorth stockholders are being asked to approve the merger. This approval will continue to apply whether the merger consideration actually consists of all cash or a combination of cash and Eastern common stock. Because this is also the EnergyNorth annual meeting, EnergyNorth stockholders are also being asked to elect directors and approve the appointment of independent public accountants.

9. What Stockholder Vote is Required to Approve the Merger?

   A majority of the outstanding common stock entitled to vote constitutes a quorum for the EnergyNorth annual meeting. The holders of at least a majority of the outstanding shares of EnergyNorth common stock must vote in favor of the merger for it to be approved.

10. When is the Merger Expected to be Completed?

   We are working to complete all aspects of the merger as quickly as possible. We currently expect the merger to be completed by middle to late 2000, although it is possible that the merger will not be completed until early 2001. It is expected that, unless the KeySpan-Eastern merger agreement is terminated, the Eastern-EnergyNorth merger and the KeySpan-Eastern merger will take place simultaneously.

11. What Happens if I Do Not Instruct a Broker Holding My Shares as to How to Vote Them or I Abstain From Voting?

   If your shares are held by a broker as nominee, your broker will not be able to vote your shares without instructions from you. If you fail to provide your broker with instructions or if you mark your proxy "ABSTAIN", it will have the same effect as a vote "AGAINST".

12. What Do I Need to do Now?

   After you have carefully read this proxy statement/prospectus, just complete, sign and mail your proxy card in the enclosed return envelope as soon as possible. That way, your shares can be represented at the EnergyNorth stockholders meeting. If your shares are held by a broker as nominee, you will receive a proxy card from your broker. Failure to return a proxy card will have the same effect as a vote "AGAINST" the merger.

13. Can I Change My Vote After I Have Mailed in My Signed Proxy Card?

   You may change your vote at any time before the vote takes place at the EnergyNorth annual meeting. To do so, you can attend the annual meeting and vote in person. Or, you can complete a new proxy card or send a written notice stating you would like to revoke your proxy. These should be sent to: EquiServe at 150 Royall Street, Canton, MA 02021.

14. Should I Send in My EnergyNorth Stock Certificates Now?

   No. You should continue to hold your certificates for EnergyNorth common stock until you receive, after the annual meeting, either a form of election or a letter of transmittal asking you to send in your certificates, as described below.

   If the KeySpan-Eastern merger agreement is terminated, you will receive a form of election that you can use to indicate your preference as to the type of payment you would like to receive in the merger for each of your shares of EnergyNorth common stock. At that time, you should send in your certificates along with your completed form of election to BankBoston, the exchange agent for the merger. After the effective date of the merger, a second set of materials will be sent to EnergyNorth stockholders that did not make effective elections, with instructions on how to exchange their shares of EnergyNorth common stock for cash and Eastern common stock, if any. If you have not already submitted your certificates with your form of election, you should submit your certificates at the time you return these materials.

   If the KeySpan-Eastern merger agreement has not been terminated, after the effective date of the merger, a letter of transmittal will be sent to you with instructions on how to exchange your shares of EnergyNorth common stock for your cash payment. At that time you should submit your certificates with your letter of transmittal.

15. Where Will My Shares of Common Stock of Eastern be Traded?

   Like EnergyNorth common stock, Eastern common stock is listed and traded on the New York Stock Exchange. It is also traded on the Pacific Exchange and the Boston Stock Exchange. Eastern common stock is listed under the symbol "EFU". If Eastern common stock is issued in the merger, it will also be listed on the New York Stock Exchange, the Pacific Exchange and the Boston Stock Exchange.

16. Will the EnergyNorth Natural Gas, Inc. Bonds be Exchanged in the Merger?

   No. EnergyNorth Natural Gas' bonds will remain outstanding following the merger.

17. What Will Happen to EnergyNorth's Dividend Reinvestment and Stock Purchase Plans?

   Some EnergyNorth common stockholders also hold shares under EnergyNorth's Dividend Reinvestment and Stock Purchase Plan. The EnergyNorth Dividend Reinvestment and Stock Purchase Plan may be suspended prior to completion of the merger and will be terminated upon the completion of the merger. If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, EnergyNorth common stockholders who have shares held by the plan agent under the EnergyNorth Dividend Reinvestment and Stock Purchase Plan will receive $61.13 in cash in exchange for each share held under such plan. If the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, then EnergyNorth stockholders who have shares held by the plan agent under such plan will have the option to receive cash or Eastern common stock in exchange for their shares held under such plan.

   To the extent that such EnergyNorth stockholders receive shares of Eastern common stock, they will also have the option of holding such shares under the Eastern Dividend Reinvestment and Common Stock Purchase Plan. To the extent EnergyNorth stockholders receive Eastern shares in the merger, they may choose to enroll in Eastern's Dividend Reinvestment and Common Stock Purchase Plan. Further information concerning the Eastern Dividend Reinvestment and Common Stock Purchase Plan will be distributed to EnergyNorth stockholders who receive Eastern shares at a future date.

18. Whom Should I Call if I Have Any Additional Questions?

   You may call EnergyNorth Investor Relations at (603) 625-4000, extension
4270.

19. Are There Any Risks Associated with the Merger?

   The merger does involve some risks. For a discussion of certain risks factors that should be considered in evaluating the merger, see "Risk Factors" beginning on page 21.

                                    SUMMARY

   This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the annexes, and the other documents that we have referred you to. See "Where You Can Find More Information" on page 111. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

                                 The Companies

Eastern

   Eastern is a Massachusetts business trust established and existing under the Eastern Declaration of Trust. Eastern conducts its business through its operating subsidiaries.

   Eastern's principal subsidiaries are:

  . Boston Gas Company, a regulated utility that distributes natural gas in eastern and central Massachusetts, and also sells natural gas for resale in Massachusetts. Boston Gas has been wholly-owned by Eastern since 1929 and has been in business for 177 years making it the second oldest gas company in the United States.

  . Colonial Gas Company, a regulated utility that distributes natural gas in Cape Cod and eastern Massachusetts. Colonial Gas has been in business for 150 years and was purchased by Eastern in August 1999.

  . Essex Gas Company, a regulated utility that distributes natural gas in eastern Massachusetts. Essex Gas has been in business for 146 years and was purchased by Eastern in September 1998.

  . Midland Enterprises Inc., which through its wholly-owned operating subsidiaries is the second largest operator of tow boats and barges on the nation's inland river system, principally on the Ohio River and Mississippi River and their tributaries, the Gulf Intracoastal Waterway and the Gulf of Mexico. Midland has been operating on the nation's inland waterways since 1925 and transports dry bulk commodities, a major portion of which is coal.

  . Transgas Inc., an unregulated energy trucking company, which provides over-the-road transportation of liquefied natural gas, propane and other commodities. Transgas is the nation's largest over-the-road transporter of liquefied natural gas.

  . ServicEdge Partners, Inc., which offers heating, ventilation and air conditioning services primarily to residential customers in eastern Massachusetts.

   Together, Boston Gas, Colonial Gas and Essex Gas are engaged in the purchase, transportation and sale of natural gas to more than 735,000 residential, commercial and industrial customers in Boston and 114 other communities in eastern and central Massachusetts, including Cape Cod. Eastern provides overall corporate management and certain staff services to Boston Gas, Colonial Gas, Essex Gas, Midland, Transgas and ServicEdge.

   Eastern's mailing address is 9 Riverside Road, Weston, Massachusetts 02493 and its general telephone number is (781) 647-2300.

EnergyNorth

   EnergyNorth is a New Hampshire corporation incorporated in 1982. EnergyNorth's principal subsidiaries are:

  . EnergyNorth Natural Gas, Inc., a regulated utility that purchases, sells and transports natural gas to approximately 70,000 residential, commercial and industrial customers in southern and central New Hampshire;

  . EnergyNorth Propane, Inc., which sells propane to more than 15,000 residential, commercial and industrial customers in the New Hampshire area; and

  . ENI Mechanicals, Inc., which owns all of the common stock of Northern
    Peabody Inc. and Granite State Plumbing and Heating, Inc., mechanical contractors that design, construct and service plumbing, heating, air conditioning and ventilation systems for industrial, commercial and institutional customers in northern New England.

   EnergyNorth's mailing address is P.O. Box 329, Manchester, New Hampshire 03105-0329 and its general telephone number is (603) 625-4000.

Merger Subsidiary

   The merger subsidiary is organized as a business corporation under the laws of New Hampshire, and is a wholly-owned subsidiary of Eastern formed solely for the purpose of the merger. In the proposed merger, EnergyNorth will be merged with the merger subsidiary and, as a result, will become a wholly-owned subsidiary of Eastern.

                           The KeySpan-Eastern Merger

   On November 4, 1999, Eastern entered into an agreement of merger with KeySpan Corporation, a New York corporation. KeySpan Corporation is a publicly traded corporation with its shares listed on the New York Stock Exchange under the symbol "KSE." KeySpan Corporation, using its tradename KeySpan Energy, with its subsidiaries, is the fourth largest gas distribution company in the United States, with 1.6 million customers in New York City and on Long Island. It also provides power, electric transmission and distribution services and a broad range of related services in the gas and electric power industries. According to the terms of that agreement, a wholly-owned subsidiary of KeySpan will be merged into Eastern and, as a result, Eastern will become a wholly-owned subsidiary of KeySpan.

   The consummation of the KeySpan-Eastern merger is subject to several conditions, all of which must be satisfied or waived by the parties prior to the effectiveness of that merger. These conditions include receipt of Eastern shareholder approval, receipt of government and regulatory approvals, receipt of third-party consents and the absence of events or conditions having material adverse effects on the transaction. Another condition to the KeySpan-Eastern merger is that either the Eastern-EnergyNorth merger must have taken place prior to, or take place simultaneously with, the KeySpan-Eastern merger, or the Eastern-EnergyNorth merger agreement must have been terminated.

   Even though the KeySpan-Eastern agreement of merger would allow the Eastern-EnergyNorth merger to take place prior to the KeySpan-Eastern merger, the Eastern-EnergyNorth merger agreement provides that as long as the KeySpan-Eastern agreement of merger is in effect, the Eastern-EnergyNorth merger cannot take place any sooner than simultaneously with the KeySpan-Eastern merger.

   It is expected that, unless the KeySpan-Eastern merger agreement is terminated, the Eastern-EnergyNorth merger and the KeySpan-Eastern merger will take place simultaneously.

                         The Eastern-EnergyNorth Merger

Summary of the Transaction (See page 27)

   Eastern and EnergyNorth executed the merger agreement on July 14, 1999. On November 4, 1999, concurrently with the execution of Eastern's merger agreement with KeySpan, Eastern and EnergyNorth amended the merger agreement. The merger agreement, as amended, is attached at the back of this proxy statement/prospectus as Annex A. We encourage you to read the merger agreement as it is the legal document that governs the merger. In the proposed merger, EnergyNorth and Eastern's merger subsidiary will merge and, as a result, EnergyNorth will become a wholly-owned subsidiary of Eastern. If the KeySpan-Eastern merger agreement is not terminated prior to the effective time of the Eastern-EnergyNorth merger, EnergyNorth will survive the merger. If the KeySpan-Eastern merger agreement is terminated, Eastern's merger subsidiary will survive the merger.

   The Eastern-EnergyNorth merger will become effective following the approval of the merger by a majority of the stockholders of EnergyNorth and the satisfaction or waiver of all other conditions to the merger and concurrently with the closing of the KeySpan-Eastern merger. These include approval of the New Hampshire Public Utilities Commission and federal regulatory approvals by the Securities and Exchange Commission and under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 and the filing of articles of merger with the Secretary of the State of New Hampshire.

What Holders of EnergyNorth Common Stock Will Receive in the Merger (See page
55)

   What type of consideration holders of EnergyNorth common stock will receive in the merger will depend on whether the merger agreement between KeySpan and Eastern has been terminated prior to the effective date of the merger of Eastern and EnergyNorth.

  . What Holders of EnergyNorth Common Stock Will Receive If The KeySpan-
    Eastern Merger Agreement Has Not Been Terminated. If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, then in the Eastern-EnergyNorth merger, holders of EnergyNorth common stock will receive $61.13 for each share of EnergyNorth common stock for an aggregate amount of cash equal to approximately $203.1 million, based on the number of shares of EnergyNorth common stock outstanding as of March 7, 2000.

  . What Holders of EnergyNorth Common Stock Will Receive If The KeySpan-
    Eastern Merger Agreement Has Been Terminated. If the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, then in the Eastern-EnergyNorth merger, holders of EnergyNorth common stock will receive cash and common stock of Eastern having an expected aggregate value of approximately $180.7 million, based on the number of shares of EnergyNorth common stock outstanding as of March 7, 2000 and based on the closing share price of Eastern common stock on such date, $57.8125. The actual value will depend on the market price of Eastern common stock and the number of shares of EnergyNorth common stock outstanding on the date the merger is completed. Unless otherwise indicated, the remainder of this section summarizes the cash and stock consideration to be received if the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger.

   Assuming the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, a total of 49.9% of the outstanding shares of EnergyNorth common stock will be exchanged for cash and the remainder will be exchanged for shares of Eastern common stock. The total amount of cash consideration to be paid to the EnergyNorth stockholders will equal approximately $78 million (subject to adjustment for tax purposes as described below) based on the number of shares of EnergyNorth common stock outstanding on March 7, 2000. Each share of EnergyNorth common stock exchanged for cash will entitle the holder to receive $47.00.

   Each share which is not exchanged for cash will entitle the holder to receive that number of shares of Eastern common stock having a value of $47.00 based on the average of the daily per share weighted averages of the trading prices of the Eastern common stock reported in the New York Stock Exchange Composite Transactions over the ten trading day period ending on the third trading day before the effective date of the merger, so long as that weighted average price is not less than $36.00 or higher than $44.00. If this average is less than $36.00, each share of EnergyNorth common stock not exchanged for cash will entitle the holder to receive 1.3056 shares of Eastern common stock. On the other hand, if this average is higher than $44.00, each share of EnergyNorth common stock, not exchanged for cash, will entitle the holder to receive 1.0682 shares of Eastern common stock. Accordingly, if this average is below $36.00 or above $44.00, the actual value of the number of Eastern shares received for an EnergyNorth share would be less than or more than $47.00. As of March 7, 2000, the closing market price of an Eastern share was $57.8125.

   The following charts depict the effects of variations of the average closing price of Eastern common stock used to determine the stock portion of the merger consideration on the number and value of the shares of Eastern common stock to be received in the merger for each share of EnergyNorth common stock.

[CHART]

   In order to permit the merger to qualify as a tax-free reorganization, the mix of cash and Eastern common stock consideration will be adjusted to the extent necessary to ensure that at least 45% of the value of the total consideration paid (including all cash paid in lieu of fractional shares and other payments required to be considered for tax purposes) consists of Eastern common stock. To the extent necessary to maintain this percentage, the percentage of outstanding shares of EnergyNorth common stock which will be converted into the right to receive cash could be reduced to less than 49.9%.

   Eastern will not issue any fractional shares of common stock in the merger. Instead, holders of EnergyNorth common stock will receive cash for any fractional share.

   If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, EnergyNorth stockholders will only be eligible to receive $61.13 in cash in exchange for each share of EnergyNorth common stock.

   If, and only if, the KeySpan-Eastern merger agreement is terminated, EnergyNorth stockholders will be able to indicate at a time closer to the expected effective date of the merger whether they would like to receive cash or Eastern common stock in exchange for each share of EnergyNorth common stock, or to indicate that they have no preference. As a consequence of their elections, the EnergyNorth stockholders may therefore receive a combination of cash and Eastern common stock. If the elections for a particular form of consideration in the aggregate exceed the available amount of that consideration, as is likely to be the case, these elections will be subject to adjustment on a pro rata basis. Accordingly, the consideration actually received by an EnergyNorth stockholder may differ from the preference indicated by that stockholder.

Certain Federal Income Tax Consequences (See page 41)

   The federal income tax consequences of the merger depend upon whether the merger agreement between KeySpan and Eastern is terminated prior to the effective date of the Eastern-EnergyNorth merger.

   If the merger agreement between KeySpan and Eastern is not terminated prior to the effective date of the Eastern-EnergyNorth merger, the stockholders of EnergyNorth would receive solely cash consideration in a fully taxable merger. Each EnergyNorth stockholder would recognize taxable gain or loss equal to the difference between the value of the cash received and the stockholder's adjusted tax basis in the EnergyNorth common stock exchanged.

   If the merger agreement between KeySpan and Eastern is terminated prior to the effective date of the Eastern-EnergyNorth merger, the merger will be structured as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In this case, consummation of the merger will be conditioned on the receipt of tax opinions of counsel to Eastern and to EnergyNorth, each dated as of the time of the merger, that the merger qualifies as a reorganization. Accordingly, no gain or loss will be recognized by the stockholders of EnergyNorth on the exchange of their shares of EnergyNorth common stock solely for shares of Eastern common stock. An EnergyNorth stockholder who receives a combination of cash and Eastern common stock in the merger in exchange for shares of EnergyNorth common stock will not recognize any loss but will recognize gain, if any, in an amount equal to the lesser of the amount of cash received and the total gain realized by such stockholder in the merger. The total gain realized by an EnergyNorth stockholder in the merger will be the difference between such stockholder's tax basis in the EnergyNorth common stock surrendered in the merger and the sum of the cash and the fair market value of Eastern common stock received in exchange. An EnergyNorth stockholder who receives solely cash in the merger generally will recognize gain or loss equal to the difference between such stockholder's tax basis in the EnergyNorth common stock surrendered and the cash received in the merger.

   Because certain tax consequences of the merger will vary depending upon whether the merger agreement between KeySpan and Eastern is terminated prior to the effective date of the Eastern-EnergyNorth merger and upon the particular circumstances of each EnergyNorth stockholder, EnergyNorth stockholders should consult their own tax advisors as to the federal (and any state, local or foreign) tax consequences of the merger in light of their particular circumstances.

                         The EnergyNorth Annual Meeting

Date and Purpose (See page 25)

   The EnergyNorth annual meeting will be held at 10:00 a.m. on Thursday, April 27, 2000 at the Center of New Hampshire Holiday Inn, 700 Elm Street, Manchester, New Hampshire. At the EnergyNorth annual meeting, holders of EnergyNorth common stock will be asked to approve the merger.

EnergyNorth Record Date; Voting Rights (See pages 25 to 26)

   If you owned shares of EnergyNorth common stock as of the close of business on March 24, 2000, the EnergyNorth record date, you are entitled to vote on the approval of the merger.

   On the record date, there were 3,322,903 shares of EnergyNorth common stock outstanding. Holders of EnergyNorth common stock will have one vote at the EnergyNorth annual meeting for each share of EnergyNorth common stock they own on the EnergyNorth record date.

Quorum; Required Vote (See page 25)

   The presence, in person or by proxy, at the EnergyNorth annual meeting of the holders of a majority of the shares of EnergyNorth common stock outstanding and entitled to vote is necessary to constitute a quorum at the EnergyNorth annual meeting.

  . The affirmative vote of the holders of a majority of the outstanding shares of EnergyNorth common stock is required to approve the merger.

  . The affirmative vote of the holders of a majority of the shares of EnergyNorth common stock represented at the meeting is required for the election of directors and to approve the appointment of independent public accountants.

   Your failure to vote or your abstention will have the effect of a vote "AGAINST" approval of the merger. Brokers who hold shares of EnergyNorth common stock as nominees will not have discretionary authority to vote such shares for or against the merger unless you provide them with voting instructions, but they will have discretionary authority to vote for the election of directors and the ratification of independent public accountants.

Recommendation to EnergyNorth Stockholders (See page 29)

   The EnergyNorth board of directors believes that the merger is in the best interests of EnergyNorth stockholders and unanimously recommends that holders of EnergyNorth common stock vote "FOR" approval of the merger. The EnergyNorth board of directors also unanimously recommends that holders of EnergyNorth common stock vote "FOR" the election of directors and the appointment of independent public accountants.

Fairness Opinion of EnergyNorth's Financial Advisor (See page 30)

   In deciding to approve the merger, the EnergyNorth board of directors considered an opinion from its financial advisor, Salomon Smith Barney Inc., as to the fairness, from a financial point of view, of the consideration to be received in the merger by the EnergyNorth stockholders. This opinion is attached as Annex B to this proxy statement/prospectus. We encourage you to read this opinion.

                     Summary of Other Selected Information

Potential Conflicts and Interests of Officers and Directors in the Merger (See page 49)

   Executive officers and directors of EnergyNorth may have interests in the transaction that are different from, or in addition to, those of EnergyNorth stockholders. For example, pursuant to employment agreements and severance plans, the approval of the merger by the stockholders of EnergyNorth will constitute a change in control of EnergyNorth, entitling certain executive officers of EnergyNorth to receive severance benefits under certain circumstances. In addition, certain executive officers of EnergyNorth may enter into new employment agreements with Eastern. If the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, Edward T. Borer, or another member of the EnergyNorth board designated by the EnergyNorth board and reasonably acceptable to Eastern, will be elected to serve on the Eastern board for a term ending with the Eastern 2003 annual meeting. If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, Mr. Borer will receive a cash payment at the effective time of the Eastern-EnergyNorth merger as a pre-payment of consulting fees that would otherwise be payable following the effective time of the Eastern-EnergyNorth merger pursuant to a consulting agreement between Mr. Borer and Eastern.

   The EnergyNorth board of directors was aware of these and other interests and considered them in approving the merger.

   As of January 27, 2000, directors and executive officers of EnergyNorth and its affiliates as a group owned approximately 3.431% of the issued and outstanding shares of EnergyNorth common stock including options exercisable within 60 days of that date.

Regulatory Approvals (See page 47)

   The approvals of the New Hampshire Public Utilities Commission under New Hampshire law, the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as well as the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, are required in order to complete the merger. As of the date of this proxy statement/prospectus, none of the required regulatory approvals has been obtained.

Conditions to the Merger (See page 64)

   Completion of the merger depends on the satisfaction of a number of conditions, including:

  . Approval of the holders of EnergyNorth's common stock.

  . All required approvals of regulatory and governmental agencies.

  . Effectiveness of the registration statement in which this proxy statement/prospectus is included.

  . All required third-party consents and approvals.

Amendment of the Merger Agreement (See page 65)

   The Eastern board of trustees and the EnergyNorth board of directors may amend any of the terms of the merger agreement at any time before or after stockholder approval. No amendment which would materially and adversely affect the rights of such stockholders may be made after the EnergyNorth stockholders have approved the merger without further stockholder approval.

Termination of the Merger Agreement (See page 67)

   Eastern and EnergyNorth may mutually terminate the merger agreement without completing the merger. The merger agreement may also be terminated by either Eastern or EnergyNorth if the merger is not completed by March 31, 2001 (which may be extended by either party to September 30, 2001 in certain circumstances) or in certain other circumstances, including failure of EnergyNorth's stockholders to approve the merger at the EnergyNorth annual meeting or by March 1, 2000 (which date the parties to the merger agreement have agreed to extend to April 1, 2000 and may be extended further by agreement of the parties).

Termination Fees and Expenses (See page 68)

   If the Eastern-EnergyNorth merger agreement is terminated under certain circumstances, EnergyNorth or Eastern may be required to pay the other's out-of-pocket expenses in an amount up to $2 million. If the termination involves an alternative acquisition proposal or a failure of the EnergyNorth board of directors to recommend approval of the merger to the EnergyNorth stockholders, EnergyNorth may be required to pay to Eastern a termination fee of $5.5 million (plus any amount paid on account of out-of-pocket expenses).

Comparative Stockholder Rights (See page 90)

   When the merger is completed, holders of EnergyNorth common stock who receive Eastern common stock in the merger, if any, will be shareholders of Eastern, and their rights will be governed by the Eastern Declaration of Trust and by-laws. Certain differences between the rights of holders of the EnergyNorth common stock and those of holders of Eastern common stock are summarized on pages 90 to 99.

Accounting Treatment (See page 41)

   Eastern will account for the merger as a purchase of a business, which means that the assets and liabilities of EnergyNorth, including intangible assets, will be recorded at their fair value and the results of operations of EnergyNorth will be included in Eastern's results from the date of acquisition.

Statutory Appraisal Rights (See page 45)

   Holders of EnergyNorth common stock who do not vote for the merger will be entitled to appraisal rights. More detailed information regarding these appraisal rights and the procedure to be followed for exercising them is provided under "The Merger--Appraisal Rights" on pages 45 to 46.

Comparative Per Share Common Stock Market Price Information (See page 17)

   Eastern and EnergyNorth common stock are both listed on the New York Stock Exchange. On July 14, 1999, the last full trading day prior to the public announcement of the proposed merger, Eastern common stock closed at $40.00 and EnergyNorth common stock closed at $29.6875. On March 7, 2000, Eastern common stock closed at $57.8125 and EnergyNorth common stock closed at $56.25.

Listing of Eastern Common Stock (See page 46)

   Eastern will list any shares of its common stock to be issued in the merger on the New York Stock Exchange, the Pacific Exchange and the Boston Stock Exchange.

Selected Historical Financial Information of Eastern

   The annual financial information set forth below has been derived from the audited consolidated financial statements of Eastern. The information should be read in connection with, and is qualified in its entirety by reference to, Eastern's financial statements and notes thereto incorporated by reference herein. See "Where You Can Find More Information."

                                           Fiscal Year Ended December 31,
                          -----------------------------------------------------------------
                             1999       1998       1997       1996       1995       1994
                          ---------- ---------- ---------- ---------- ---------- ----------
                                        (in thousands, except per share data)
Statement of Operations:
Operating revenues......  $  978,702 $  935,264 $1,023,740 $1,057,271 $  994,462 $  973,386
Operating earnings......     113,439    100,405    115,317    130,234    121,336    105,022
Earnings from continuing
 operations before
 extraordinary items....      55,093     50,828     55,916     64,501     63,561     42,209
Shares of common stock
 outstanding, weighted
 average diluted........      24,254     22,680     22,498     22,414     22,171     22,626
Basic earnings per share
 from continuing
 operations before
 extraordinary items....        2.28       2.26       2.50       2.90       2.88       1.87
Diluted earnings per
 share from continuing
 operations before
 extraordinary items....        2.27       2.24       2.49       2.88       2.87       1.87
Cash dividends declared
 per common share(1)....        1.69       1.65       1.61       1.51       1.42       1.40
Ratio of earnings to
 fixed charges(2).......         3.0        3.0        2.9        3.3        2.8        2.4
Balance Sheet Data:
Total assets............  $2,019,757 $1,518,370 $1,530,365 $1,514,853 $1,463,924 $1,422,830
                          ========== ========== ========== ========== ========== ==========
Long term debt
 (excluding
 current portion).......  $  515,232 $  385,519 $  371,492 $  367,683 $  379,018 $  387,901
Common stock equity.....     754,630    546,069    484,470    461,013    426,473    403,004
                          ---------- ---------- ---------- ---------- ---------- ----------
Total capitalization....  $1,269,862 $  931,588 $  855,962 $  828,696 $  805,491 $  790,905
                          ========== ========== ========== ========== ========== ==========

--------
(1) Cash dividends declared per common share represent the historical dividends of Eastern for all periods presented.
(2) In computing the ratio of earnings to fixed charges, "earnings" are defined as income before income taxes and fixed charges. "Fixed charges" consist of interest, including the amount capitalized, interest on the obligation under the supplemental fuel inventory trust, amortization of debt expense and the estimated interest portion of rental payments.

   See accompanying Notes to Selected Historical Financial Information and Unaudited Pro Forma Combined Financial Information.

Selected Historical Financial Information of EnergyNorth

   The annual financial information set forth below has been derived from the audited consolidated financial statements of EnergyNorth. The data for the three-month periods ending December 31, 1999 and 1998 have been derived from the unaudited consolidated financial statements of EnergyNorth. The information should be read in connection with, and is qualified in its entirety by reference to, EnergyNorth's financial statements and notes thereto incorporated by reference herein. See "Where You Can Find More Information." The interim data reflects all adjustments that, in the opinion of management of EnergyNorth, are necessary to present fairly such information for the interim periods. The results of operations for the three-month periods are not necessarily indicative of the results expected for a full year or any other interim period.

                                                                                          Three Months
                                     Fiscal Year Ended September 30,                   Ended December 31,
                          ----------------------------------------------------- ---------------------------------
                            1999     1998     1997     1996     1995     1994     1999     1998
                          -------- -------- -------- -------- -------- -------- -------- --------
                                  (in thousands, except per share data)
Statement of Operations:
Operating revenues......  $119,172 $109,926 $105,871 $ 88,954 $ 78,806 $ 97,050 $ 37,162 $ 31,471
Operating earnings......     9,621    8,951    9,547    8,947    7,003    8,739    4,893    4,226
Earnings from continuing
 operations.............     4,537    5,378    6,518    6,078    4,104    5,422    2,711    3,219
Shares of common stock
 outstanding, weighted
 average diluted........     3,319    3,273    3,243    3,216    3,166    3,120    3,341    3,338
Basic earnings per share
 from continuing
 operations.............      1.37     1.64     2.01     1.89     1.30     1.74      .82      .97
Diluted earnings per
 share from continuing
 operations.............      1.36     1.64     2.01     1.89     1.30     1.74      .81      .96
Cash dividends declared
 per common share(1)....      1.37     1.31     1.25     1.19     1.12     1.08      .35     .335
Ratio of earnings to
 fixed charges(2).......       1.5      1.7      2.5      2.5      1.4      2.0     3.82     3.66

Balance Sheet Data:
Total assets............  $168,325 $155,150 $139,445 $132,746 $121,337 $121,019 $181,101 $162,145
                          ======== ======== ======== ======== ======== ======== ======== ========
Long term debt
 (excluding current
 portion)...............  $ 45,679 $ 44,390 $ 45,242 $ 29,571 $ 30,103 $ 33,501 $ 45,633 $ 44,156
Common stock equity.....    50,943   50,890   47,722   45,167   42,114   40,778   52,631   53,061
                          -------- -------- -------- -------- -------- -------- -------- --------
Total capitalization....  $ 96,622 $ 95,280 $ 92,964 $ 74,738 $ 72,217 $ 74,279 $ 98,264 $ 97,217
                          ======== ======== ======== ======== ======== ======== ======== ========

--------
(1) Cash dividends declared per common share represent the historical dividends of EnergyNorth for all periods presented.
(2) In computing the ratio of earnings to fixed charges, "earnings" are defined as income before income taxes and fixed charges. "Fixed charges" consist of interest, including the amount capitalized, interest on the obligation under the supplemental fuel inventory trust, amortization of debt expense and the estimated interest portion of rental payments.

   See accompanying Notes to Selected Historical Financial Information and Unaudited Pro Forma Combined Financial Information.

Summary Combined Unaudited Pro Forma Information

   The following table summarizes unaudited pro forma information of Eastern, presented elsewhere in this proxy statement/prospectus, reflecting the completion of the merger with EnergyNorth assuming the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger and assuming the merger had been effective for the periods indicated. Eastern will account for this transaction using the purchase method of accounting for business combinations.

   Eastern's and EnergyNorth's fiscal years end on different dates. Accordingly, to combine Eastern's and EnergyNorth's financial information:

  . Eastern's audited balance sheet as of December 31, 1999, has been combined, with certain adjustments, with EnergyNorth's unaudited balance sheet as of December 31, 1999;

  . Eastern's unaudited statement of operations for the twelve months ended
    December 31, 1999, as adjusted for an acquisition, has been combined, with certain adjustments, with EnergyNorth's unaudited statement of operations for the twelve months ended December 31, 1999; and

  . Eastern's statement of operations for the year ended December 31, 1998, as adjusted for an acquisition, has been combined, with certain adjustments, with EnergyNorth's unaudited statement of operations for the twelve months ended December 31, 1998.

   For a description of the adjustments made in connection with the preparation of the unaudited pro forma information, see "Combined Unaudited Pro Forma Financial Information" beginning on page 72. For a description of the adjustments made to Eastern's historical financial information to adjust for an acquisition, see "Eastern Unaudited Adjusted Historical Financial Information" beginning on page 79.

   The summary unaudited pro forma information is not necessarily indicative of the results of operations or financial position that would have been reported if the merger actually occurred on the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. We have not included pro forma adjustments that reflect potential effects of (a) the efficiencies that may be obtained by combining the operations of Eastern and EnergyNorth, (b) the costs of restructuring, integrating or consolidating the operations of Eastern and EnergyNorth preliminarily estimated to be $1.2 million (net of tax of $0.8 million) which will be charged to income as incurred or (c) the impact of recording certain liabilities for severance and enhanced benefits totaling $10.5 million expected to be incurred as a result of the merger.

   The summary unaudited pro forma information is derived from the unaudited pro forma financial information and related notes included elsewhere in this proxy statement/prospectus, which you should read in their entirety.

     Eastern Summary Combined Unaudited Pro Forma Condensed Financial Data
                     (in thousands, except per share data)

                                               Year Ended        Year Ended
                                            December 31, 1998 December 31, 1999
                                            ----------------- -----------------
Statements of Operations:
Revenues...................................    $1,228,862        $1,233,840
Operating earnings.........................       136,340           144,398
Earnings from continuing operations before
 extraordinary items available to common
 shareholders..............................        53,118            56,565
Earnings per common share from continuing
 operations before extraordinary items:
  Basic....................................    $     1.87        $     1.97
  Diluted..................................    $     1.85        $     1.96
Cash dividends declared per share..........    $     1.65        $     1.69

                                            December 31, 1998 December 31, 1999
                                            ----------------- -----------------
Balance Sheet Data:
Total assets...............................    $2,233,504        $2,260,514
                                               ==========        ==========
Capitalization:
  Long-term debt (excluding current
   portion)................................    $  631,227        $  597,724
  Shareholders' equity.....................       809,890           832,874
                                               ----------        ----------
Total Capitalization (excluding short-term
 debt).....................................    $1,441,117        $1,430,598
                                               ==========        ==========

   See accompanying Notes to Selected Unaudited Pro Forma Combined Condensed Financial Data.

                           COMPARATIVE PER SHARE DATA

   The following tables set forth certain unaudited historical per share data of Eastern and EnergyNorth and the combined per share data on an unaudited pro forma basis after giving effect to the Eastern-EnergyNorth merger (and assuming the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger) using the purchase method of accounting for business combinations (and including the issuance of approximately 1,778,000 shares of Eastern common stock in the merger in exchange for shares of EnergyNorth common stock (other than shares of EnergyNorth common stock to be exchanged for approximately $77,932,000 of cash consideration in the merger)). This data should be read in conjunction with the selected financial data and the combined unaudited pro forma financial statements included elsewhere in this proxy statement/prospectus and the separate historical financial statements of Eastern and EnergyNorth incorporated by reference herein. The pro forma combined financial data are not necessarily indicative of the operating results or financial position that would have been achieved if the merger had been effective as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of Eastern or EnergyNorth. Pro forma financial information reflecting the completion of the merger assuming the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger is not presented herein.

                                           Fiscal Year Ended  Fiscal Year Ended
                                           December 31, 1998  December 31, 1999
                                           ------------------ ------------------
Eastern--Historical
Earnings per common share before
 extraordinary items:
  Basic...................................       $ 2.26             $ 2.28
  Diluted.................................         2.24               2.27
Cash dividends declared per share.........         1.65               1.69
Book value per share at period end........        24.24              27.83

                                           Fiscal Year Ended  Three Months Ended
                                           September 30, 1998 December 31, 1999
                                           ------------------ ------------------
EnergyNorth--Historical
Earnings per common share before
 extraordinary items:
  Basic...................................       $ 1.64             $  .82
  Diluted.................................         1.64                .81
Cash dividends declared per share.........         1.31                .35
Book value per share at period end........        15.34              15.84

                                               Year Ended     Fiscal Year Ended
                                           December 31, 1998  December 31, 1999
                                           ------------------ ------------------
Eastern/EnergyNorth--Pro Forma Combined
 (1)(4)(5)(6)
Earnings per common share before
 extraordinary items:
  Basic...................................       $ 1.87             $ 1.97
  Diluted.................................         1.85               1.96
Cash dividends declared per share.........         1.65               1.69
Book value per share at period end(2).....        28.40              28.83
                                               Year Ended     Fiscal Year Ended
                                           December 31, 1998  December 31, 1999
                                           ------------------ ------------------
EnergyNorth--Equivalent Pro Forma
Per share data imputed to existing
 stockholders(1)(3)(4)(5)(6)
Earnings per common share before
 extraordinary items:
  Basic...................................       $ 2.00             $ 2.10
  Diluted.................................         1.98               2.09
Cash dividends declared per share.........         1.76               1.80
Book value per share at period end........        30.33              30.79

--------
(1) See "Selected Unaudited Pro Forma Combined Condensed Financial Data."

(2) The book value per share information as of December 31, 1998 and December 31, 1999 is calculated based on the Eastern balance sheet as of December 31, 1998 and December 31, 1999 and the EnergyNorth balance sheets as of December 31, 1998 and December 31, 1999, respectively (assuming Eastern's merger with EnergyNorth was effective as of December 31, 1998 and December 31, 1999, respectively).

(3) The exchange ratio for the stock portion of the merger consideration, if there is a stock portion, will be determined by dividing $47.00 by an amount equal to the average of the daily weighted averages of the trading prices of Eastern common stock on the New York Stock Exchange for the ten trading days ending on the third trading day before the date of consummation of the merger, provided that if such average is less than $36.00, the amount will be fixed at $36.00 and that if such average is more than $44.00, the amount will be fixed at $44.00. Equivalent pro forma share data are calculated by multiplying the respective unaudited pro forma combined data by an assumed exchange ratio of 1.0682 shares of Eastern common stock for each share of EnergyNorth common stock. The assumed exchange ratio is derived using the fixed amount of $44.00 as the average of the daily weighted average price per share of Eastern common stock on the New York Stock Exchange for the ten trading day period ended on January 24, 2000 (which is calculated as if the effective date of the merger were January 27, 2000) because the actual average of the daily weighted average price per share of Eastern common stock for such ten day trading period was above $44.00. If Eastern's average of the daily weighted average share price per share for the ten trading day period ending on the third trading day prior to the effective date of the merger is at either end of the collar ($44.00 or $36.00), then the recalculated combined pro forma earnings per share in the latest fiscal year and interim period would be as follows:

                                           Fiscal Year Ended Twelve Months Ended
                                           December 31, 1998  December 31, 1999
                                           ----------------- -------------------
   Assumed Eastern Stock Price............    44.00    36.00     44.00     36.00
   Basic earnings per share...............     1.87     1.84      1.97      1.94
   Diluted earnings per share.............     1.85     1.83      1.96      1.93

  No pro forma equivalent per share data are provided with respect to EnergyNorth shares exchanged for cash.

(4) Pro forma combined cash dividends declared per share represents the historical dividends of Eastern for all periods presented. Eastern's current cash dividends declared per share is $0.43 per common share per quarter. After giving effect to the number of shares to be outstanding after the merger, assuming an exchange ratio of 1.0682 (see Note 3 above), the pro forma payout ratio of the combined company is approximately 91%. Additionally, the equivalent cash dividend per share of EnergyNorth common stock based upon Eastern's current annual dividend policy is $1.80.

(5) Assuming the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger.

(6) Pro forma financial information reflecting the completion of the merger assuming the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger is not presented herein.

                    COMPARATIVE DIVIDENDS AND MARKET PRICES

Eastern

   Eastern common stock is listed and principally traded on the New York Stock Exchange, the Pacific Exchange and the Boston Stock Exchange under the symbol "EFU". The table below sets forth the dividends declared and the high and low sales prices of Eastern common stock for the fiscal periods indicated as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions. Note that EnergyNorth stockholders will receive shares of Eastern common stock in the merger only if the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger.

   On March 7, 2000, the closing price of Eastern common stock was $57.8125.

                                                                  Price Range
                                                     Dividends -----------------
                                                     Declared    High     Low
                                                     --------- -------- --------
Year Ended December 31, 1997
  First Quarter.....................................   $.40    $36.375  $30.500
  Second Quarter....................................    .40     35.875   30.500
  Third Quarter.....................................    .40     38.188   34.750
  Fourth Quarter....................................    .41     45.375   36.750

Year Ended December 31, 1998
  First Quarter.....................................   $.41    $45.625  $40.375
  Second Quarter....................................    .41     44.750   37.625
  Third Quarter.....................................    .41     43.500   38.250
  Fourth Quarter....................................    .42     44.250   40.000

Year Ended December 31, 1999
  First Quarter.....................................   $.42    $44.000  $36.375
  Second Quarter....................................    .42     40.5625  33.500
  Third Quarter.....................................    .42     47.375   38.0625
  Fourth Quarter....................................    .43     57.4375  46.000

Year Ended December 31, 2000
  First Quarter (through March 7, 2000).............    .43     58.625   56.250

EnergyNorth

   EnergyNorth common stock is listed and principally traded on the New York Stock Exchange under the symbol "EI". The table below sets forth the dividends declared and the high and low sales price of EnergyNorth common stock for the fiscal periods indicated as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions.

   On March 7, 2000, the closing price of EnergyNorth common stock was $56.25.

                                                                  Price Range
                                                     Dividends -----------------
                                                     Declared    High     Low
                                                     --------- -------- --------
Year Ended September 30, 1997
  First Quarter.....................................   $.305   $22.125  $19.000
  Second Quarter....................................    .305    22.250   20.750
  Third Quarter.....................................    .320    22.625   21.250
  Fourth Quarter....................................    .320    23.250   22.000

Year Ended September 30, 1998
  First Quarter.....................................   $.320   $28.8125 $22.750
  Second Quarter....................................    .320    29.0625  27.625
  Third Quarter.....................................    .335    29.750   26.375
  Fourth Quarter....................................    .335    27.625   25.250

Year Ended September 30, 1999
  First Quarter.....................................   $.335   $29.625  $26.1875
  Second Quarter....................................    .335    30.125   27.500
  Third Quarter.....................................    .350    29.250   26.625
  Fourth Quarter....................................    .350    43.750   28.875

Year Ended September 30, 2000
  First Quarter.....................................   $.350   $55.0625 $41.000
  Second Quarter (through March 7, 2000)............    .350    56.250   54.250

   The following table sets forth the market value of EnergyNorth common stock on a historical and equivalent per share basis and the market value of Eastern common stock on a historical basis as of July 13, 1999, the last business day preceding the day that the merger agreement was entered into. The equivalent per share value assumes that Eastern's average of the daily weighted averages of the per share trading prices for the ten trading day period ending on the third trading day before the effective date of the merger is not less than $36.00 or greater than $44.00.

                            Eastern               EnergyNorth        Equivalent
                    ----------------------- ------------------------ Per Share
  Date               High    Low    Closing   High     Low   Closing   Value
  ----              ------ -------- ------- -------- ------- ------- ----------
July 13, 1999...... $39.25 $38.3125 $39.25  $29.5625 $29.375 $29.375   $47.00

   EnergyNorth stockholders are encouraged to obtain current market quotations for Eastern common stock and EnergyNorth common stock.

                                  RISK FACTORS

   In addition to the other information included or incorporated by reference in this proxy statement/prospectus (including the other matters addressed in "Forward-Looking Statements" on page 23), the risk factors described below should be considered carefully by the holders of EnergyNorth common stock in determining whether to vote to approve the merger.

Fixed Merger Consideration Despite Potential Changes in Stock Prices

   If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, each outstanding share of EnergyNorth common stock will be converted into the right to receive $61.13 in cash. The per share amount of $61.13 may be increased if the cash amount to be paid for each share of Eastern common stock in the KeySpan-Eastern merger is increased above $64.00, but is otherwise a fixed amount. This amount will not be adjusted in the event of any increase or decrease in the price of either Eastern common stock or EnergyNorth common stock.

   If the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, each outstanding share of EnergyNorth common stock will be converted into the right to receive cash or Eastern common stock subject to certain limitations. Since a total of 49.9% of the outstanding shares of EnergyNorth common stock will be converted into the right to receive cash, the cash portion of the merger consideration is a fixed amount. This amount will not be adjusted in the event of any increase or decrease in the price of either Eastern common stock or EnergyNorth common stock, except to the extent necessary to permit the merger to satisfy one of the requirements for qualification as a tax-free reorganization.

   The exchange ratio used to determine the stock portion of the merger consideration will be determined based on the average of the daily weighted averages of the per share trading prices of Eastern common stock on the New York Stock Exchange for a ten trading day period ending on the third trading day before the effective date. Unless this average is lower than $36.00 or higher than $44.00, the value of the stock portion of the merger consideration will remain fixed at $47.00 per share of EnergyNorth common stock. Accordingly, within this range the EnergyNorth stockholders will not participate in any appreciation in value of the Eastern common stock and correspondingly, will not have the risk of any decline in value of the Eastern common stock. Should this average fall below $36.00 per share, the EnergyNorth stockholders who receive Eastern shares will receive a lower value in exchange for their EnergyNorth shares. Correspondingly, if this average exceeds $44.00, the EnergyNorth stockholders who receive Eastern common stock will receive a higher value in exchange for their EnergyNorth shares. The effect of the change in the average of the daily weighted averages of the per share trading prices of the Eastern common stock is depicted graphically on page 8.

   The prices of Eastern common stock and EnergyNorth common stock when the merger takes place may vary from their prices at the date of this proxy statement/prospectus and at the date of the annual meeting. For example, during the twelve month period ending on March 7, 2000, (the most recent practicable date prior to the printing of this proxy statement/prospectus), the closing price of Eastern common stock varied from a low of $33.875 to a high of $58.00 and ended that period at $57.8125, and the closing price of EnergyNorth common stock varied from a low of $26.625 to a high of $56.25 and ended that period at $56.25 (see "Comparative Per Share Data" and "Comparative Dividends and Market Prices" for further information). Such variations may be the result of changes in the business, operations and prospects of Eastern, EnergyNorth or the combined company, market assessments of the likelihood that the merger will be completed and the timing of completion, regulatory considerations, general market and economic conditions and other factors. Because the completion of the merger will occur after the EnergyNorth annual meeting, the prices of Eastern common stock and EnergyNorth common stock on the date of the annual meeting may not be indicative of their respective prices at the completion of the merger. At the time of the EnergyNorth annual meeting, EnergyNorth common stockholders will not know the exact value of the Eastern common stock that they may receive when the merger is completed.

   In addition, the exchange ratio used to determine the stock portion of the consideration is a fixed value determined based on the average of the daily weighted averages of the per share trading prices of Eastern common stock over the ten trading day period ending the third trading day before the effective date of the merger. The actual market value of the shares of Eastern common stock will be based on the market value of the shares when received, which may be less than the value used to determine the exchange ratio.

   Holders of EnergyNorth common stock should obtain current market quotations for Eastern common stock and EnergyNorth common stock.

Tax Treatment

   Whether the merger will be a fully taxable transaction or a partially tax-free reorganization depends upon whether the merger agreement between KeySpan and Eastern is terminated prior to the effective date of the Eastern-EnergyNorth merger. If the merger agreement between KeySpan and Eastern is not terminated prior to the effective date of the Eastern-EnergyNorth merger, EnergyNorth stockholders will not be able to defer any taxable gain realized in the merger.

Integration of Operations

   The merger involves the integration of two different companies that have previously operated independently. No assurance can be given that Eastern will be able to integrate the operations of EnergyNorth without encountering difficulties or experiencing the loss of key EnergyNorth employees, customers or suppliers, or that the benefits expected from such integration will be realized. Although Eastern has recently successfully completed the acquisitions of Colonial Gas and Essex Gas and the integration of Essex Gas, additional issues may arise in connection with the integration of EnergyNorth and Colonial Gas into Eastern's business.

Stock Ownership in Eastern

   Upon completion of the merger, some holders of EnergyNorth common stock may become holders of Eastern common stock. Eastern's business and strategy are somewhat different from that of EnergyNorth, and Eastern's results of operations, as well as the price of Eastern common stock, will be affected by various factors different from those affecting EnergyNorth's results of operations and the price of EnergyNorth common stock. In particular, a significant portion of Eastern's operations relate to its Midland barge business, a business in which EnergyNorth is not engaged. See "Forward-Looking Statements" for a summary of many of the key factors that might affect Eastern and the price at which the Eastern common stock may trade from time to time. See "Comparative Per Share Data" and "Comparative Dividends and Market Prices."

Need for Government Approvals

   The consummation of the merger is conditioned upon receiving approval from various governmental regulatory authorities. These include:

  . receipt of all necessary and requested approvals and reviews of the merger and the merger agreement by the New Hampshire Public Utilities Commission.

  . approval by the Securities and Exchange Commission under the Public
    Utility Holding Company Act of 1935.

  . expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

   In addition, other filings with, notifications to and authorizations and approvals of various governmental agencies and third-party consents with respect to the merger must be made or received before the completion of the merger. Eastern and EnergyNorth are seeking to obtain all required approvals and consents, some of which will not be obtained prior to the annual meeting. It is possible that some required approvals and consents will not be obtained or that they will be obtained only with restrictions on the combined company that will not be acceptable or would adversely affect the value of the combined company. See "The Merger--Regulatory Matters."

   Similar governmental approvals are necessary for consummation of the KeySpan-Eastern merger.

                           FORWARD-LOOKING STATEMENTS

   This proxy statement/prospectus and documents which are incorporated by reference, include various forward-looking statements about Eastern, EnergyNorth and the combined company that are subject to risks and uncertainties. Forward-looking statements include the information concerning future financial performance, business strategy, projected costs and plans and objectives of Eastern, EnergyNorth and the combined company set forth under "Questions and Answers About the Merger", "Summary," "--Background of the Merger," "--Common Reasons for the Merger", "--Opinion of Eastern's Financial Advisor," "--EnergyNorth's Reasons for the Merger; Recommendation of the EnergyNorth Board," "--Opinion of EnergyNorth's Financial Advisor" and those preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "estimates" or similar expressions.

   Eastern and EnergyNorth participate in an industry characterized by increasing consolidation, growing deregulation and heightened competition. Since it is possible that the KeySpan-Eastern merger agreement will be terminated and the merger consideration will consist of cash and Eastern common stock, you should understand that the following important factors, among others, in addition to those discussed elsewhere in this proxy statement/prospectus and the documents which are incorporated by reference (see "Where You Can Find More Information"), could affect the future results of Eastern, EnergyNorth and the combined company and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this proxy statement/prospectus:

  . The effect of the merger and Eastern's other possible strategic initiatives on earnings and cash flow.

  . Eastern's ability to successfully integrate its new gas distribution operations.

  . Temperatures deviating significantly from normal in central and eastern
    Massachusetts and central and southern New Hampshire.

  . Changes in market conditions for barge transportation.

  . Adverse weather and operating conditions on the inland waterways.

  . The functionality of programs and systems in the year 2000 and the impact of third parties' Year 2000 issues.

  . Changes in economic conditions, including interest rates and the value of the dollar versus other currencies.

  . Regulatory and court decisions, including the outcome of the appeal by the Massachusetts Attorney General of the rate ruling by the Massachusetts Department of Telecommunications and Energy in Eastern's acquisition of Colonial Gas.

  . Developments with respect to Eastern's and EnergyNorth's previously disclosed environmental liabilities.

  . Anticipating customer demand and estimating the gas distribution needed to meet such demand.

  . Changes in customer preferences on energy sources.

  . Uncertainties regarding the ultimate profitability of ServicEdge
    Partners, Inc.

  . The fact that financial results in any particular fiscal period are not necessarily indicative of results for future periods.

  . Any significant delay in the expected completion of the merger.

  . Cyclical nature of construction business.

  . Changes in cost of propane.

   Most of these factors are difficult to predict accurately and are generally beyond the control of Eastern and EnergyNorth.

                              RECENT DEVELOPMENTS

KeySpan-Eastern Merger

   On November 4, 1999, Eastern entered into an agreement of merger with KeySpan Corporation, a New York corporation. In the proposed merger, a wholly-owned subsidiary of KeySpan will be merged into Eastern and, as a result, Eastern will become a wholly-owned subsidiary of KeySpan. In the merger, each outstanding share of Eastern common stock will be converted into the right to receive $64.00 in cash.

   Several conditions must be satisfied or waived prior to the consummation of the KeySpan-Eastern merger, including the receipt of Eastern shareholder approval of the merger and a related amendment to Eastern's Declaration of Trust, the receipt of approval by the New Hampshire Public Utilities Commission of the EnergyNorth acquisition and the receipt of other governmental and regulatory approvals, the receipt of third-party consents, the absence of events or conditions having material adverse effects on the transaction, and either the prior or simultaneous consummation of the Eastern-EnergyNorth merger or the termination of the Eastern-EnergyNorth merger agreement. There can be no assurance that the KeySpan-Eastern merger will be consummated. Even if the KeySpan-Eastern merger is consummated, no assurance can be given as to all of its effects upon the Eastern-EnergyNorth merger.

Election of Trustee

   In September 1999, Frederic L. Putnam, Jr. was elected to the Board of Trustees of Eastern with a term of office expiring at the 2002 annual meeting of Eastern shareholders. Mr. Putnam is 74 years old and is a graduate of Harvard College and Harvard Law School. Mr. Putnam served Colonial Gas Company as Chairman of its Board of Directors from 1981 to August 1999 and Senior Executive Officer from February 1995 to August 1999. He also served as Chief Executive Officer of Colonial Gas Company from April 1984 to February 1995.

   Eastern acquired Colonial Gas Company on August 31, 1999. In connection with the closing of the Colonial Gas acquisition, Mr. Putnam received a lump sum payment of $692,947 pursuant to the change in control provisions of his employment agreement with Colonial Gas, and also received a lump sum payment of $92,665 under the Colonial Gas Retention Bonus Plan. Following the completion of the Colonial Gas acquisition, Eastern elected Mr. Putnam to serve as a Trustee on the Eastern Board.

Appeal of Colonial Gas Rate Order

   On August 16, 1999, the Massachusetts Attorney General filed a petition with the Supreme Judicial Court of Massachusetts appealing the rate plan ruling by the Massachusetts Department of Telecommunications and Energy regarding Eastern's acquisition of Colonial Gas. It is not certain what the final outcome of this matter will be.

                          MEETINGS, VOTING AND PROXIES

   This proxy statement/prospectus is furnished to the holders of the outstanding shares of EnergyNorth common stock, in connection with the solicitation of proxies by the EnergyNorth board of directors from the holders of EnergyNorth common stock for use at the EnergyNorth annual meeting. EnergyNorth anticipates that the mailing of proxy materials to its stockholders entitled to notice of and to vote at the annual meeting will begin on or about March 28, 2000.

The EnergyNorth Annual Meeting

   General. The purpose of the EnergyNorth annual meeting is to consider and vote upon a proposal to approve the merger, to elect directors and ratify the appointment of independent public accountants, and to consider and vote upon such other matters, if any, as may properly be presented for consideration. Approval of the merger will continue to apply whether the merger consideration actually consists of all cash or a combination of cash and Eastern common stock. The EnergyNorth board does not know, as of the date of mailing of this proxy statement/prospectus, of any other business to be brought before the EnergyNorth annual meeting. The enclosed proxy card authorizes the voting of shares represented by the proxy on all other matters that may properly come before the EnergyNorth annual meeting, and any adjournment or postponement thereof, and the proxy holders intend to take such action in accordance with their best judgment.

   The EnergyNorth board, by a unanimous vote, has approved the merger and recommends that EnergyNorth stockholders vote "FOR" approval of the merger.

   Date, Place and Time; Record Date. The EnergyNorth annual meeting is scheduled to be held on Thursday, April 27, 2000 at the Center of New Hampshire Holiday Inn, 700 Elm Street, Manchester, New Hampshire, at 10:00 a.m. The EnergyNorth board has fixed the close of business on March 24, 2000 as the record date for determining the holders of EnergyNorth common stock entitled to notice of, and to vote at, the EnergyNorth annual meeting. Only holders of record of shares of EnergyNorth common stock at the close of business on the record date will be entitled to notice of, and to vote at, the EnergyNorth annual meeting.

   Voting Rights; Required Vote. At the close of business on March 24, 2000, 3,322,903 shares of EnergyNorth common stock were issued and outstanding. Each share of EnergyNorth common stock outstanding as of the record date is entitled to one vote upon each matter properly submitted at the EnergyNorth annual meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of EnergyNorth common stock is required to approve the merger at the EnergyNorth annual meeting. The affirmative vote of the holders of at least a majority of the shares of EnergyNorth common stock represented at the annual meeting is required to elect the directors and ratify the appointment of independent public accountants.

   The presence in person or by proxy at the EnergyNorth annual meeting of the holders of at least a majority of the outstanding shares of EnergyNorth common stock is necessary to constitute a quorum for the transaction of business at the EnergyNorth annual meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum. In accordance with New York Stock Exchange rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval of the merger but may exercise such discretion with respect to the election of directors and ratification of the appointment of independent public accountants. Accordingly, without specific instructions from the beneficial owner of such shares, brokers and nominees do not have the power to vote such shares with respect to the approval of the merger.

   Therefore, since the affirmative vote in person or by proxy of the holders of a majority of the outstanding shares of EnergyNorth common stock on the EnergyNorth Record Date is required to approve the merger, the failure to vote, abstentions and broker non-votes will have the effect of a vote "AGAINST" the merger.

   As of March 7, 2000, directors and executive officers of EnergyNorth and their affiliates owned beneficially an aggregate of 114,014 shares of EnergyNorth common stock, or 3.431% of the shares of EnergyNorth common stock outstanding on such date.

   Voting and Revocation of Proxies. Shares of EnergyNorth common stock represented by a proxy properly signed and received at or before the EnergyNorth annual meeting, unless later revoked, will be voted in accordance with the instructions thereon.

  If a proxy is signed and returned without indicating any voting instructions, shares of EnergyNorth common stock represented by the proxy will be voted "FOR" approval of the merger, and the election of directors and ratification of the appointment of independent public accountants.

   EnergyNorth proxy holders may in their discretion vote shares voted in favor of approval of the merger to adjourn the EnergyNorth annual meeting to solicit additional proxies in favor of such proposal. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by the filing of an instrument revoking it or filing of a properly executed proxy bearing a later date with the Secretary of EnergyNorth before or at the EnergyNorth annual meeting, or by voting in person at the EnergyNorth annual meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: EquiServe at 150 Royall Street, Canton, MA 02021. Attendance at the EnergyNorth annual meeting will not in and of itself constitute revocation of a proxy.

   The EnergyNorth annual meeting may be adjourned to another date and/or place for any proper purpose including, without limitation, for the purpose of soliciting additional proxies.

   Solicitation of Proxies. In addition to solicitation by mail, directors, officers and employees of EnergyNorth may solicit proxies from the stockholders of EnergyNorth, personally or by telephone, telecopy or telegram or other forms of communication. Officers, directors and employees of EnergyNorth will not be specifically compensated for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

   EnergyNorth will bear its own expenses in connection with the solicitation of proxies for the EnergyNorth annual meeting, except that EnergyNorth and Eastern will share equally costs of filing and printing this proxy statement/prospectus other than fees of accountants and attorneys.

No Vote Required By Eastern Shareholders.

   Under applicable law, no approval of the Eastern-EnergyNorth merger agreement or the transactions contemplated thereunder is required by Eastern's shareholders and no proxies are being solicited from Eastern's shareholders in connection with the Eastern-EnergyNorth merger. Eastern's shareholders, however, must approve the KeySpan-Eastern merger agreement and the transactions contemplated thereunder and a related amendment to the Eastern Declaration of Trust and Eastern will solicit proxies from its shareholders in connection with the KeySpan-Eastern merger.

                                   THE MERGER
                               (Item 1 on Proxy)

   This section of the proxy statement/prospectus, as well as the next section entitled "The Merger Agreement," describes certain aspects of the proposed merger. These sections highlight key information about the merger and the merger agreement, but they may not include all the information that a stockholder would like to know. The merger agreement is attached as Annex A to this proxy statement/prospectus. We urge stockholders to refer to the merger agreement in its entirety.

General Description of the Merger

   EnergyNorth and Merger Sub will merge in accordance with the laws of the State of New Hampshire.

  . Structure of Merger If KeySpan-Eastern Merger Agreement Has Not Been
    Terminated. If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, EnergyNorth will be the surviving company in the merger and will continue as a New Hampshire corporation. On the date on which the Eastern-EnergyNorth merger is consummated, at the time the merger occurs:

     . the articles of incorporation of EnergyNorth, as in effect immediately before the time the merger occurs, will be the articles of incorporation of the surviving company; and

     . the EnergyNorth by-laws, as in effect immediately before the time the merger occurs, will be the by-laws of the surviving company.

  . Structure of Merger If KeySpan-Eastern Merger Agreement Has Been
    Terminated. If the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, Merger Sub will be the surviving company in the merger and will continue as a New Hampshire corporation but will change its name to "EnergyNorth, Inc." If the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, on the date on which the merger is consummated, at the time the merger occurs:

     . the articles of incorporation of Merger Sub, as in effect immediately before the time the merger occurs, will be the articles of incorporation of the surviving company; and

     . the Merger Sub by-laws, as in effect immediately before the time the merger occurs, will be the by-laws of the surviving company.

   It is not anticipated that the Eastern board or management of Eastern will change as a result of the merger, except that if the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, a member of the EnergyNorth board will be elected to serve on the Eastern board.

Background of the Merger

   During the past several years, the EnergyNorth board of directors has regularly considered EnergyNorth's long-term objectives and strategic position, particularly in light of the energy industry's trend toward deregulation and consolidation. That planning assumed a strategy of remaining independent but did not foreclose consideration of other strategic options designed to maximize stockholder value.

   In the past several years, Robert R. Giordano, the President and CEO of EnergyNorth, had been approached informally by a number of energy companies, including Eastern, that expressed interest in transactions with EnergyNorth ranging from joint ventures to complete business combinations. During this same period, Eastern was pursuing strategic initiatives that would help it to take advantage of the increasing deregulation and consolidation in the energy industry. As part of this strategy, Eastern from time to time indicated to EnergyNorth its interest in discussing a business combination.

   During March 1998 and throughout 1998, at several industry conferences and at other events, a number of energy companies, including Eastern, approached Mr. Giordano with informal expressions of interest concerning a potential business combination with EnergyNorth. Mr. Giordano apprised the EnergyNorth board of directors of these contacts.

   On February 3, 1999, at the annual meeting of the EnergyNorth board of directors, the board discussed, among other things, the current state of merger activity in the New England energy industry. The EnergyNorth board of directors considered a report by Mr. Giordano relating to recently announced transactions, including those in the New England gas distribution industry. In particular, the EnergyNorth board of directors reviewed NiSource Inc.'s acquisition of Bay State Gas and Eastern's acquisition of Essex Gas and its announced acquisition of Colonial Gas. At the conclusion of this meeting, it was the consensus of the EnergyNorth board of directors that EnergyNorth should retain a prominent investment banking firm with experience in this industry to advise it and requested that the executive committee of the board of directors proceed to retain such a firm.

   Following the annual meeting, the executive committee of the EnergyNorth board of directors determined to retain Salomon Smith Barney as EnergyNorth's investment bankers and to ask representatives of that firm to attend the April 1999 board meeting to present advice concerning EnergyNorth's strategic alternatives.

   During March and April 1999, management of EnergyNorth, including Mr. Giordano and Michelle Chicoine, Executive Vice President of EnergyNorth, communicated with representatives of a number of energy companies that had expressed interest in a strategic combination with EnergyNorth, including Eastern.

   At the EnergyNorth April 1999 board meeting, Salomon Smith Barney presented its preliminary analysis of EnergyNorth's strategic alternatives. The board then discussed and considered this analysis. At the conclusion of the meeting, the board approved the engagement by EnergyNorth of investment banking advisors to assist EnergyNorth in soliciting and evaluating proposals.

   At a May 1999 gas industry meeting, Mr. Giordano had informal discussions with representatives of several energy companies, including Eastern, that had indicated a strong interest in EnergyNorth. During mid to late May 1999, Eastern indicated to Mr. Giordano a preliminary per share price ranging from $47 to $48, subject to the satisfactory completion of a due diligence review of EnergyNorth. After considering the merits of the Eastern proposal in light of the other expressions of interest, the executive committee of the EnergyNorth board of directors authorized Mr. Giordano to continue more detailed discussions with Eastern while remaining open to superior proposals.

   During early June 1999, Eastern and EnergyNorth exchanged confidentiality agreements and each began a due diligence process with respect to the other.

   On June 10, 1999, the EnergyNorth board of directors met to consider the May 1999 preliminary offer from Eastern and received a briefing from Salomon Smith Barney relating to recent mergers and acquisition activity in the energy sector and the specifics of a business combination with Eastern. Salomon Smith Barney indicated that the preliminary offer from Eastern was attractive given its premium over the then current market price of EnergyNorth's common stock. Following this presentation, the EnergyNorth board of directors authorized Mr. Giordano to continue discussions with Eastern.

   During late June through early July 1999, members of senior management of EnergyNorth, with the assistance of legal counsel and Salomon Smith Barney, in a series of meetings and discussions, began to negotiate the terms of a definitive merger agreement with Eastern and its legal and financial advisors. On July 2, 1999, the executive committee of the EnergyNorth board of directors met and considered the proposed transaction with Eastern as well as other alternatives available to EnergyNorth.

   On July 14, 1999, the EnergyNorth board of directors met to consider the merger agreement. At this meeting, EnergyNorth's legal counsel described the provisions of the merger agreement and the responsibilities of the board of directors. In addition, Salomon Smith Barney presented its opinion as to the fairness of the transaction from a financial point of view to the stockholders of EnergyNorth and the nature of their analysis in arriving at this opinion. The EnergyNorth board of directors unanimously approved the merger agreement and voted to recommend its approval to the stockholders of EnergyNorth.

   Following the meeting of the EnergyNorth board of directors, EnergyNorth and Eastern executed and delivered the final merger agreement and the transaction was announced on the next business day, Thursday, July 15, 1999, prior to the opening of the New York Stock Exchange.

   On August 16, 1999, Eastern publicly announced that it was evaluating strategic alternatives including the sale of all or a portion of the company.

   In September 1999, Eastern advised EnergyNorth that it was considering, among its strategic alternatives, a merger transaction with another company. In late October 1999, representatives of EnergyNorth were advised that an Eastern merger was under negotiation and Eastern began to negotiate Amendment No. 1 with EnergyNorth. The EnergyNorth board of directors met in a telephone meeting on November 2, 1999, which was continued and reconvened on November 3, 1999. At the November 3, 1999 meeting, Salomon Smith Barney delivered its oral opinion, subsequently confirmed in writing on November 4, 1999, as to the fairness of the consideration to be received in connection with the merger agreement as amended by Amendment No. 1 from a financial point of view to the stockholders of EnergyNorth and the EnergyNorth board of directors unanimously approved the amendment and voted to recommend its approval to the stockholders of EnergyNorth.

Common Reasons for the Merger

   Even in the event the KeySpan-Eastern merger agreement has been terminated and the merger consideration will consist of cash and Eastern common stock, Eastern and EnergyNorth believe that the combined company, its stockholders and customers can benefit significantly from the strategic advantages which they expect to result from the merger, which include the following:

  . Customers of Boston Gas, Colonial Gas, Essex Gas and EnergyNorth Natural
    Gas, Inc. should realize long-term benefits as a result of the economies of scale of the combined organization that will enable improved customer service and lower costs.

  . The greater financial and operational resources available to the combined company should strengthen its competitive position in the increasingly deregulated and competitive energy marketplace.

  . Stockholders of both companies will have the opportunity to participate in the upside potential of the consolidation of gas companies and the future growth of the energy industry.

EnergyNorth's Reasons for the Merger; Recommendation of the EnergyNorth Board

   EnergyNorth's Reasons for the Merger. In addition to the anticipated joint benefits described above, EnergyNorth believes that the following are additional reasons a merger in which the merger consideration may consist of cash and shares of Eastern common stock will be beneficial to EnergyNorth and its stockholders and acted upon these beliefs in approving the merger and recommending it to its stockholders:

  . EnergyNorth stockholders' receipt of a substantial premium over EnergyNorth's then current market price;

  . the ability to benefit from Eastern's financial strength and resources and to participate in the future growth of the energy industry;

  . the ability to serve customers in a deregulated environment by taking advantage of the investments in technology made by Eastern; and

  . the opportunity to take advantage of synergies between the companies to lower costs.

   In approving the amendment to the merger agreement that provides for an alternative all-cash payment if the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, EnergyNorth concluded that the following is an additional reason a merger in which the merger consideration may consist of all cash will be beneficial to EnergyNorth and its stockholders:

  . EnergyNorth stockholders' receipt of a substantial additional premium over EnergyNorth's then current market price that EnergyNorth believes outweighs the fully-taxable nature of the transaction to EnergyNorth stockholders.

   The EnergyNorth Board has unanimously approved the merger and the transactions contemplated thereby and believes that the terms of the merger are fair to, and in the best interests of, EnergyNorth and its stockholders. The EnergyNorth board unanimously recommends a vote for the approval and adoption of the merger.

Opinion of EnergyNorth's Financial Advisor

   Salomon Smith Barney was retained to act as financial advisor to EnergyNorth in connection with the merger. Pursuant to Salomon Smith Barney's engagement letter dated May 24, 1999, Salomon Smith Barney rendered an opinion to the EnergyNorth board of directors on July 14, 1999 and rendered an updated opinion dated November 4, 1999 reflecting the terms of Amendment No. 1, each to the effect that, based upon and subject to the considerations set forth in the opinion, Salomon Smith Barney's experience as investment bankers, its work described below and other factors it deemed relevant, as of the date of the opinion, the consideration to be received by the holders of EnergyNorth common stock was fair from a financial point of view to those holders.

   The full text of Salomon Smith Barney's November 4, 1999 opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Annex B to this document. Salomon Smith Barney's November 4, 1999 opinion is substantially identical to its July 14, 1999 opinion except to the extent necessary to reflect the terms of Amendment No. 1 and to reflect the KeySpan-Eastern merger. The summary of Salomon Smith Barney's November 4, 1999 opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Stockholders are urged to read the Salomon Smith Barney opinion carefully and in its entirety.

   In arriving at its opinion, Salomon Smith Barney reviewed the merger agreement and Amendment No. 1 and held discussions with senior officers, directors and other representatives and advisors of EnergyNorth and senior officers and other representatives and advisors of Eastern concerning the business, operations and prospects of EnergyNorth and Eastern. Salomon Smith Barney examined publicly available business and financial information relating to EnergyNorth and Eastern as well as financial forecasts and other information and data for EnergyNorth and Eastern which were provided to or otherwise discussed with Salomon Smith Barney by the managements of EnergyNorth and Eastern, including information relating to strategic implications and operational benefits anticipated to result from the merger. Salomon Smith Barney reviewed the financial terms of the merger as set forth in the amended merger agreement in relation to, among other things:

  . current and historical market prices and trading volumes of the common stock of each of EnergyNorth and Eastern;

  . the historical and projected earnings and other operating data of EnergyNorth and Eastern; and

  . the capitalization and financial condition of EnergyNorth and Eastern.

   Salomon Smith Barney considered, to the extent publicly available, the financial terms of other similar recent transactions that Salomon Smith Barney considered relevant in evaluating the merger and analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of EnergyNorth and Eastern. Salomon Smith Barney also evaluated the pro forma financial impact of the merger on Eastern. In connection with its engagement, Salomon Smith Barney was requested to approach, and it held discussions with, selected third parties to solicit indications of interest in the possible acquisition of all or part of EnergyNorth. In addition, Salomon Smith Barney conducted other analyses and examinations and considered other information and financial, economic and market criteria as it deemed appropriate in arriving at its opinion.

   In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney and further relied on the assurances of management of EnergyNorth that they were not aware of any facts that would make any of that information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with it, Salomon Smith Barney was advised by the managements of EnergyNorth and Eastern that the forecasts and other information and data had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of EnergyNorth and Eastern as to the future financial performance of EnergyNorth and Eastern and the strategic implications and operational benefits anticipated to result from the merger. Salomon Smith Barney expressed no view with respect to the forecasts and other information and data or the assumptions on which they were based.

   Salomon Smith Barney assumed, with the consent of EnergyNorth's board, that the merger will be treated as a tax-free reorganization for federal income tax purposes if it is consummated in accordance with the amended merger agreement following the termination of the KeySpan-Eastern merger agreement. Salomon Smith Barney has not made or been provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of EnergyNorth or Eastern nor did Salomon Smith Barney make any physical inspection of the properties or assets of EnergyNorth or Eastern. Salomon Smith Barney further assumed that the merger will be consummated in accordance with the terms of the amended merger agreement, without waiver of any of the conditions to the merger contained in the amended merger agreement.

   Salomon Smith Barney was not asked to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategy that might exist for EnergyNorth or the effect of any other transaction in which EnergyNorth might engage. Salomon Smith Barney was not asked to consider for the purposes of its opinion, and its opinion does not address, the KeySpan-Eastern merger, except to the extent of its direct impact on the consideration to be received in the Eastern-EnergyNorth merger. Salomon Smith Barney's opinion relates to the consideration to be received in the Eastern-EnergyNorth merger, whether or not the KeySpan-Eastern merger is consummated. Salomon Smith Barney did not express any opinion as to what the value of the Eastern common stock actually will be if and when issued in the merger following a termination of the KeySpan-Eastern merger agreement or the price at which Eastern common stock will trade subsequent to the merger in those circumstances. Salomon Smith Barney's opinion necessarily was based on information available to it, and financial, stock market and other conditions existing and disclosed to Salomon Smith Barney as of the date of the opinion.

   Salomon Smith Barney's advisory services and opinion were provided for the information of EnergyNorth's board of directors in its evaluation of the proposed merger and did not constitute a recommendation of the merger to EnergyNorth or a recommendation to any stockholder as to how that stockholder should vote on any matters relating to the proposed merger or, if applicable following a termination of the KeySpan-Eastern merger agreement, as to what election any stockholder should make with respect to the form of consideration to be received for that stockholder's EnergyNorth common stock.

   In connection with rendering its July 14, 1999 opinion, Salomon Smith Barney made a presentation to the EnergyNorth board of directors on July 14, 1999, with respect to the material analyses performed by Salomon Smith Barney in evaluating the fairness of the consideration to be received by holders of EnergyNorth common stock in the merger. The following is a summary of this presentation. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by Salomon Smith Barney, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to July 12, 1999 and is not necessarily indicative of current or future market conditions.

   Summary of Financial Terms of Merger. Salomon Smith Barney summarized the financial terms of the proposed merger for the EnergyNorth board of directors. For purposes of its analyses, Salomon Smith Barney calculated the estimated present value of the offer to EnergyNorth stockholders, assuming twelve months to closing. Using option pricing models, Salomon Smith Barney estimated the value of the stock component of the consideration to be $22.44, based on a value of $44.79 for $47.00 in Eastern stock to be received in twelve months, subject to a collar of 10% around the $40.00 July 14 price of Eastern stock, for 50.1% of the consideration. Salomon Smith Barney estimated the value of the cash component of the consideration to be $21.32 to $21.91, based on $47.00 in cash discounted at 7% and 10%, for 49.9% of the consideration. Salomon Smith Barney then added $1.33 to $1.35, representing the present value of the four EnergyNorth dividend payments anticipated prior to a closing twelve months later, discounted at 7% and 10%. This resulted in an estimate of the overall present value of the offer ranging from $45.08 to $45.70 per share of EnergyNorth common stock.

   Overview and Valuation of EnergyNorth. Salomon Smith Barney included in its presentation to the EnergyNorth board an overview of EnergyNorth, including historical financial and trading price information. Salomon Smith Barney noted the then current trading price of EnergyNorth common stock, $29.6875, and the range in which the EnergyNorth common stock had traded during the 52-week period prior to July 12, 1999, from a low of $25.25 to a high of $30.13. Salomon Smith Barney noted that the offer price represents a significant premium to these historical trading prices.

   Salomon Smith Barney also performed, and summarized, analyses of the value of EnergyNorth common stock utilizing three methodologies: a comparable company analysis, using market data as of June 8, 1999 and as of July 9, 1999; a comparable transaction analysis; and a discounted cash flow analysis. Salomon Smith Barney performed these analyses on a consolidated basis, utilizing data for all of EnergyNorth, and on a sum-of-the-parts basis in which it applied the methodology separately to data for each component business of EnergyNorth. Each of these analyses was used to generate a reference range for the value of EnergyNorth. The following table shows the summary of these valuations and comparisons. The table should be read together with the more detailed summary of each of these valuation analyses set forth below.

                         EnergyNorth Summary Valuation

                                                                     Reference
                                                                     Range of
     Methodology                                                   Implied Value
     -----------                                                   -------------
Consolidated:
  July 9, 1999 Comparable Companies............................... $29.00-$35.00
  June 8, 1999 Comparable Companies............................... $25.00-$31.00
  Comparable Transactions......................................... $36.00-$48.00
  Discounted Cash Flow............................................ $29.25-$35.25

Sum-of-the-Parts:
  July 9, 1999 Comparable Companies............................... $29.75-$37.75
  June 8, 1999 Comparable Companies............................... $26.75-$34.75
  Comparable Transactions......................................... $37.00-$49.25
  Discounted Cash Flow............................................ $33.25-$40.50

   Each of these reference ranges was then compared to the following:

   . Offer Price.................................................. $47.00
   . Estimated Present Value of Offer and Collar*................. $45.08-$45.70
   . July 14, 1999 Stock Price.................................... $29.6875
   . 52-Week Trading Range........................................ $25.25-$30.13

--------
* Present value of offer assumes closing occurs June 30, 2000. Cash is discounted at 7% and 10%. The present value of the offer includes the value of the stock consideration adjusted for a 10% down, +10% up collar around an Eastern price of $40.00, assuming 20% annual volatility.

   Comparable Company Analysis--Consolidated. Salomon Smith Barney reviewed publicly available financial, operating and stock market information and estimates of future financial results published by I/B/E/S International, an industry service provider of earnings estimates based on an average of earnings estimates published by various investment banking firms, for EnergyNorth and the following seven publicly-traded New England gas utility companies:

  . Berkshire Energy Resources
  . CTG Resources
  . Eastern
  . Fall River Gas
  . Providence Energy
  . Valley Resources
  . Yankee Energy System

CTG Resources and Yankee Energy System were utilized only for the analysis as of June 8, 1999 since each was the target of an acquisition announced after June 8, thus making them inappropriate for inclusion in the analysis as of July 9.

   Salomon Smith Barney considered these companies to be reasonably similar to EnergyNorth insofar as they participate in business segments similar to EnergyNorth's principal business segment, but noted that none of these companies has the same management, makeup, size and combination of businesses as EnergyNorth.

   For EnergyNorth and each of the comparable companies, Salomon Smith Barney calculated and compared, among other things:

  . the ratio of the closing stock price on June 8, 1999 and July 9, 1999 to

     . net income for the latest twelve months, sometimes referred to as "LTM", as of March 31, 1999,

     . 1999 earnings per share estimates and

     . 2000 earnings per share estimates;

  . the ratio of equity value to book value; and

  . the ratio of firm value to

     . latest twelve months earnings before interest, taxes, depreciation and amortization, sometimes referred to as "EBITDA", and

     . latest twelve months earnings before interest and taxes, sometimes referred to as "EBIT".

   The following table sets forth the results of these calculations:

                              Comparable Companies

                                               Range    Mean  Median EnergyNorth
                                            ----------- ----- ------ -----------
As of June 8, 1999:
 Ratio of Closing Price to:
  (a)  LTM net income...................... 14.6x-25.1x 17.8x 16.5x     16.2x
  (b)  1999 earnings per share estimates... 14.1x-21.6x 16.3x 15.3x     13.6x
  (c)  2000 earnings per share estimates... 11.5x-16.4x 13.6x 13.1x     13.6x
 Ratio of equity value to book value....... 1.29x-2.10x 1.59x 1.54x     1.58x
 Ratio of firm value to:
  (a)  LTM EBITDA..........................  6.8x- 9.3x  8.1x  8.4x      7.0x
  (b)  LTM EBIT............................ 10.6x-14.8x 12.7x 13.1x     11.0x
As of July 9, 1999:
 Ratio of Closing Price to:
  (a)  LTM net income...................... 14.0x-26.7x 19.5x 18.7x     17.1x
  (b)  1999 earnings per share estimates... 15.8x-22.9x 18.9x 18.5x     14.3x
  (c)  2000 earnings per share estimates... 13.0x-20.7x 16.0x 15.1x     14.3x
 Ratio of equity value to book value....... 1.57x-2.27x 1.81x 1.72x     1.66x
 Ratio of firm value to:
  (a)  LTM EBITDA..........................  6.5x-10.0x  8.8x  9.7x      7.3x
  (b)  LTM EBIT............................ 10.8x-16.4x 14.0x 14.0x     11.4x

   Salomon Smith Barney utilized a narrower selected range around the median of these ratios for the comparable companies to derive an implied value per share of EnergyNorth common stock r to $31.00, using market data as of June 8, 1999, and from $29.00 to $35.00, using market data as of July 9, 1999.

   Comparable Transactions Analysis--Consolidated. Salomon Smith Barney analyzed publicly available financial, operating and stock market information for thirteen selected completed or pending merger and acquisition transactions in the gas utility industry since 1997. The precedent transactions reviewed were:

    Acquiror                           Target
    --------                           ------
   Energy East........................ CTG Resources, Inc.
   Wisconsin Energy................... WICOR
   Northeast Utilities................ Yankee Energy System
   SIGCORP............................ Indiana Energy
   Southern Union..................... Pennsylvania Enterprises
   Dominion Resources................. Consolidated Natural Gas
   ONEOK.............................. Southwest Gas
   Energy East........................ Connecticut Energy
   SCANA.............................. Public Service Company of North Carolina
   Carolina Power & Light............. North Carolina Natural Gas
   Eastern............................ Colonial Gas
   Eastern............................ Essex County Gas Company
   NIPSCO Industries Inc.............. Bay State Gas Company

   Salomon Smith Barney considered the precedent transactions to be reasonably similar to the merger, but none of these transactions is identical to the merger.

   For each of the precedent transactions, Salomon Smith Barney derived, among other things:

  . the premium of the transaction consideration to:

     . closing price of the acquired stock one day prior to announcement of the transaction,

     . closing price of the acquired stock 5 trading days prior to announcement of the transaction and

     . closing price of the acquired stock one month prior to announcement of the transaction;

  . the ratio of the implied transaction value to:

     . latest twelve months earnings per share, sometimes referred to as "EPS",

     . estimated earnings per share for the fiscal year following announcement of the transaction and

     . estimated earnings per share for the second fiscal year following announcement of the transaction;

  . the ratio of equity value to book value; and

  . the ratio of firm value to

     . net plant and

     . number of customers.

   The following table sets forth the results of these calculations:

                             Precedent Transactions

                                                          Range     Mean  Median
                                                       ------------ ----- ------
Premium of transaction price over:
  . Day Prior Price................................... (6.4)%-47.4% 24.5% 23.0%
  . 5 Day Prior Price................................. (5.3)%-51.0% 31.2% 29.2%
  . One Month Prior Price.............................   0.0%-63.5% 37.4% 35.9%

Ratio of transaction value to:
  . LTM EPS...........................................  15.3x-36.8x 23.6x 22.9x
  . Forward Fiscal Year EPS...........................  13.5x-27.6x 21.0x 21.3x
  . Second Fiscal Year EPS............................  16.4x-25.0x 19.9x 19.5x

Ratio of equity value to book value...................  1.93x-3.03x 2.53x 2.59x

Ratio of firm value to:
  . Net Plant.........................................  1.28x-3.26x 1.84x 1.80x
  . No. of Customers.................................. $ 1584-$4710 $3071 $2970

   In its analysis, Salomon Smith Barney utilized a narrower selected range of the ratios shown above for the precedent transactions to derive an implied value per share of EnergyNorth common stock ranging from $36.00 to $48.00.

   Discounted Cash Flow Analysis--Consolidated. Salomon Smith Barney also performed a discounted cash flow analysis of EnergyNorth using EnergyNorth management projections for the years 1999 through 2003. Salomon Smith Barney calculated the estimated present value of EnergyNorth's unlevered free cash flows for the years 1999 through 2003 and the estimated present value of the terminal value per share of EnergyNorth common stock at the end of the year 2003. For purposes of this analysis, Salomon Smith Barney utilized discount rates ranging from 6.5% to 7.5%, based upon an analysis of the weighted average cost of capital of EnergyNorth, and terminal values based on multiples ranging from 6.3x to 6.9x projected year 2003 EBITDA.

From this analysis, Salomon Smith Barney derived a reference range of implied equity value per share of EnergyNorth common stock of $29.25 to $35.25.

   Comparable Company Analysis--Sum-of-the-Parts. Salomon Smith Barney separately analyzed the natural gas, mechanicals, propane and other businesses of EnergyNorth, and its 49% interest in VGS, as component parts and reviewed publicly available financial, operating and stock market information and estimates of future financial results published by I/B/E/S International and First Call, another industry service provider of earnings estimates based on an average of earnings estimates published by various investment banking firms, for publicly-traded entities in these component sectors.

   For purposes of this analysis, Salomon Smith Barney reviewed the data described above relating to New England gas utility companies in its review of the natural gas business of EnergyNorth. The three comparable companies Salomon Smith Barney used in evaluating the mechanicals business of EnergyNorth were Comfort Systems, Group Maintenance America and Service Experts. The six propane distributors Salomon Smith Barney used in evaluating the propane business of EnergyNorth were AmeriGas Partners, L.P., Cornerstone Propane Partners, L.P., Ferrelgas Partners, L.P., Heritage Propane Partners, L.P., Star Gas Partners, L.P. and Suburban Propane Partners, L.P.

   From this analysis, Salomon Smith Barney derived an implied value per share of EnergyNorth common stock attributable to each of the component businesses. The following table sets forth the results of these analyses:

                            Implied Per Share Value

                                                      Data as of    Data as of
                                                        June 8        July 9
                                                     ------------- -------------
Component Business                                    Low    High   Low    High
------------------                                   ------ ------ ------ ------
Natural Gas......................................... $20.00 $26.00 $23.00 $29.00
Mechanicals.........................................   1.50   2.00   1.50   2.00
Propane.............................................   4.25   5.00   4.25   5.00
49% of VGS..........................................   0.75   1.50   0.75   1.50
Other...............................................   0.25   0.25   0.25   0.25

   Based on this analysis, Salomon Smith Barney derived an overall implied value per share of EnergyNorth common stock ranging from $26.75 to $34.75, using market data for the natural gas business as of June 8, 1999, and from $29.75 to $37.75, using market data as of July 9, 1999.

   Comparable Transactions Analysis--Sum-of-the-Parts. Salomon Smith Barney also analyzed publicly available financial, operating and stock market information for selected merger and acquisition transactions in the industry sectors of each of EnergyNorth's component businesses.

   Salomon Smith Barney utilized the gas utility transactions described above in its review of the natural gas business of EnergyNorth. The pending acquisition of American Residential Services by The ServiceMaster Company was reviewed by Salomon Smith Barney in its analysis of the mechanicals business of EnergyNorth. In its review of the propane business of EnergyNorth, Salomon Smith Barney reviewed the following five merger and acquisition transactions since 1995.

    Acquiror                                           Target
    --------                                           ------
   Columbia Energy.................................... National Propane Partners
   Cornerstone Propane Partners, L.P.................. Propane Continental, Inc.
   Northwestern Growth Corp........................... Empire Energy Corp.
   Ferrelgas Partners, L.P............................ Skelgas Propane, Inc.
   AmeriGas, Inc...................................... Petrolane Inc.

   From this analysis, Salomon Smith Barney derived an implied value per share of EnergyNorth common stock attributable to each of the component businesses. The following table sets forth the results of these analyses.

                            Implied Per Share Value

Component Business                                                  Low    High
------------------                                                 ------ ------
Natural Gas....................................................... $28.00 $38.00
Mechanicals.......................................................   2.00   2.75
Propane...........................................................   5.50   6.25
49% of VGS........................................................   1.25   2.00
Other.............................................................   0.25   0.25

   Based on this analysis, Salomon Smith Barney derived an overall implied value per share of EnergyNorth common stock ranging from $37.00 to $49.25.

   Discounted Cash Flow Analysis--Sum-of-the-Parts. Salomon Smith Barney also performed a sum-of-the-parts discounted cash flow analysis of EnergyNorth using EnergyNorth management projections for each of the component businesses for the years 1999 through 2003. Salomon Smith Barney calculated the estimated present value of the unlevered free cash flows of each business for the years 1999 through 2003 and the estimated present value of the terminal value per share of EnergyNorth common stock attributable to each business at the end of the year 2003. For purposes of this analysis, Salomon Smith Barney utilized discount rates ranging from 6.5% to 7.5% and terminal values based on multiples ranging from 6.4x to 7.0x projected year 2003 EBITDA for the natural gas business; discount rates ranging from 7.5% to 8.5% and terminal values based on multiples ranging from 9.0x to 10.0x projected year 2003 EBITDA for the mechanicals business; and discount rates ranging from 6.5% to 7.5% and terminal values based on multiples ranging from 9.5x to 11.0x projected year 2003 EBITDA for the propane business and VGS. The following table sets forth the results of these analyses:

                            Implied Per Share Value

Component Business                                                  Low    High
------------------                                                 ------ ------
Natural Gas....................................................... $23.50 $28.50
Mechanicals.......................................................   2.50   2.75
Propane...........................................................   5.25   6.75
49% of VGS........................................................   1.75   2.25
Other.............................................................   0.25   0.25

   Based on this analysis, Salomon Smith Barney derived a reference range of implied equity value per share of EnergyNorth common stock ranging from $33.25 to $40.50.

   Overview and Valuation of Eastern. Salomon Smith Barney included in its presentation to the EnergyNorth board an overview of Eastern, including historical financial information, historical trading price information and a summary of the views of Wall Street analysts on Eastern. Salomon Smith Barney noted that Eastern common stock had traded during the prior 52 weeks in a range from a low of $33.25 to a high of $44.25.

   Salomon Smith Barney also performed, and summarized, analyses of the value of Eastern common stock utilizing two methodologies: a comparable company analysis, using market data as of June 8, 1999 and as of July 9, 1999; and a discounted cash flow analysis. Salomon Smith Barney performed these analyses on a consolidated basis, utilizing data for all of Eastern, and on a sum-of-the-parts basis in which it applied the methodology separately to data for each component business of Eastern. Each of these analyses was used to generate a reference range for the value of Eastern common stock. The following table shows the summary of these valuations. The table should be read together with the more detailed summary of each of these valuation analyses set forth below.

                     Eastern Enterprises Summary Valuation

                                                                     Reference
                                                                     Range of
      Methodology                                                  Implied Value
      -----------                                                  -------------
Consolidated:
  July 9, 1999 Comparable Companies............................... $37.00-$45.00
  June 8, 1999 Comparable Companies............................... $32.00-$40.00
  Discounted Cash Flow............................................ $41.50-$49.50
Sum-of-the-Parts:
  July 9, 1999 Comparable Companies............................... $40.50-$47.75
  June 8, 1999 Comparable Companies............................... $36.50-$43.75
  Discounted Cash Flow............................................ $46.75-$55.25

   Each of these reference ranges was then compared to the following:

  .  July 14, 1999 Stock Price.................................... $40.00
  .  52-Week Trading Range........................................ $33.25-$44.25

   Comparable Company Analysis--Consolidated. Salomon Smith Barney reviewed the publicly available financial, operating and stock market information and estimates of future financial results described above for the New England gas utility companies as the comparable companies in its evaluation of Eastern. Salomon Smith Barney considered these companies to be reasonably similar to Eastern insofar as they participate in business segments similar to Eastern's principal business segment, but noted that none of these companies has the same management, makeup, size and combination of businesses as Eastern.

   Utilizing the same narrower selected range around the median of the ratios for the comparable companies, Salomon Smith Barney derived an implied value per share of Eastern common stock ranging from $32.00 to $40.00, using market data as of June 8, 1999, and from $37.00 to $45.00, using market data as of July 9, 1999.

   Discounted Cash Flow Analysis--Consolidated. Salomon Smith Barney also performed a discounted cash flow analysis of Eastern using Eastern management projections for the years 1999 through 2003. Salomon Smith Barney calculated the estimated present value of Eastern's unlevered free cash flows for the years 1999 through 2003 and the estimated present value of the terminal value per share of Eastern common stock at the end of the year 2003. For purposes of this analysis, Salomon Smith Barney utilized discount rates ranging from 6.5% to 7.5%, based upon an analysis of the weighted average cost of capital of Eastern, and terminal values based on multiples ranging from 5.9x to 6.5x projected year 2003 EBITDA. From this analysis, Salomon Smith Barney derived a reference range of implied value per share of Eastern common stock of $41.50 to $49.50.

   Comparable Company Analysis--Sum-of-the-Parts. Salomon Smith Barney separately analyzed the natural gas, marine transportation and mechanicals businesses of Eastern, and its headquarters, as component parts and reviewed publicly available financial, operating and stock market information and estimates of future financial results published by I/B/E/S International and First Call for publicly-traded entities in these component sectors.

   For purposes of this analysis, Salomon Smith Barney reviewed the data described above relating to New England gas utility companies and to the three comparable mechanicals companies in its review of the natural gas business and the mechanicals business, respectively, of Eastern. The eight barge, other shipping or other transportation companies Salomon Smith Barney used in evaluating the marine transportation business of Eastern were Kirby, Alexander & Baldwin, Hvide Marine Incorporated, Maritrans Inc., Omi Corp., Burlington Northern Santa Fe, CSX Corp. and Union Pacific Corp.

   From this analysis, Salomon Smith Barney derived an implied value per share of Eastern common stock attributable to each of the component businesses. The following table sets forth the results of these analyses:

                            Implied Per Share Value

                                                      Data as of    Data as of
                                                        June 8        July 9
                                                     ------------- -------------
Component Business                                    Low    High   Low    High
------------------                                   ------ ------ ------ ------
Natural Gas......................................... $27.00 $32.00 $31.00 $36.00
Marine Transportation...............................   5.00   7.00   5.00   7.00
Mechanicals.........................................   0.00   0.25   0.00   0.25
Headquarters........................................   4.50   4.50   4.50   4.50

   Based on this analysis, Salomon Smith Barney derived an overall implied value per share of Eastern common stock ranging from $36.50 to $43.75, using market data for the natural gas business as of June 8, 1999, and from $40.50 to $47.75, using market data as of July 9, 1999.

   Discounted Cash Flow Analysis--Sum-of-the-Parts. Salomon Smith Barney also performed a sum-of-the-parts discounted cash flow analysis of Eastern using Eastern management projections for each of the component businesses for the years 1999 through 2003. Salomon Smith Barney calculated the estimated present value of the unlevered free cash flows of each business for the years 1999 through 2003 and the estimated present value of the terminal value per share of Eastern common stock attributable to each business at the end of the year 2003. For purposes of this analysis, Salomon Smith Barney utilized discount rates ranging from 6.5% to 7.5% and terminal values based on multiples ranging from 6.5x to 7.1x projected year 2003 EBITDA for the natural gas business; discount rates ranging from 8.5% to 9.5% and terminal values based on multiples ranging from 7.0x to 8.0x projected year 2003 EBITDA for the marine transportation business; and discount rates ranging from 7.5% to 8.5% and terminal values based on multiples ranging from 9.0x to 10.0x projected year 2003 EBITDA for the mechanicals business. The following table sets forth the results of these analyses:

                            Implied Per Share Value

Component Business                                                  Low    High
------------------                                                 ------ ------
Natural Gas....................................................... $29.50 $35.50
Marine Transportation.............................................  11.50  13.75
Mechanicals.......................................................   1.25   1.50
Headquarters......................................................   4.50   4.50

   Based on this analysis, Salomon Smith Barney derived a reference range of implied equity value per share of Eastern common stock ranging from $46.75 to $55.25.

   Historical Trading Analyses. Salomon Smith Barney reviewed the relationship between the daily closing prices of EnergyNorth common stock and Eastern common stock during the following periods, each ending on July 14, 1999:

  . Last two years
  . Last six months
  . Last one month

   Salomon Smith Barney calculated the implied historical exchange ratio determined by dividing the closing price per share of EnergyNorth common stock by the closing price per share of Eastern common stock for each trading day in these periods. The following table shows the results of those calculations.

                           Historical Exchange Ratio

                                                             High   Low  Average
                                                             ----- ----- -------
Period:
  Last Two Years............................................ 0.827 0.567  0.674
  Last Six Months........................................... 0.827 0.690  0.749
  Last One Month............................................ 0.801 0.723  0.751

   Salomon Smith Barney noted that the exchange ratio implied by the latest closing prices of EnergyNorth and Eastern was 0.742. Salomon Smith Barney noted that the proposed merger exchange ratio significantly exceeds the historical trading ratios currently and during each of these periods.

   The preceding discussion is a summary of the material financial analyses furnished by Salomon Smith Barney to the EnergyNorth board of directors but it does not purport to be a complete description of the analyses performed by Salomon Smith Barney or of its presentations to the EnergyNorth board of directors. In connection with its November 4, 1999 opinion, Salomon Smith Barney performed procedures to confirm its analyses described above based upon updated information. Salomon Smith Barney also reviewed the assumptions on which those analyses were based and the factors considered in connection with those analyses. Salomon Smith Barney's review confirmed its opinion in light of the updated information.

   The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Salomon Smith Barney made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above.

   Accordingly, Salomon Smith Barney believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses and of the factors considered by Salomon Smith Barney, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Salomon Smith Barney and its opinion. With regard to the comparable public company analyses summarized above, Salomon Smith Barney selected comparable public companies on the basis of various factors, including the size of the public company and similarity of the line of business; however, no public company utilized as a comparison in these analyses, and no transaction utilized as a comparison in the comparable transaction analyses summarized above, is identical to EnergyNorth or Eastern, any business segment of EnergyNorth or Eastern or the merger. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the comparable companies and other factors that could affect the transaction or public trading value of the comparable companies and transactions to which EnergyNorth and Eastern, the business segments of EnergyNorth and Eastern and the merger are being compared.

   In its analyses, Salomon Smith Barney made numerous assumptions with respect to EnergyNorth, Eastern, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of EnergyNorth and Eastern. Any estimates contained in Salomon Smith Barney's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of EnergyNorth, Eastern, the EnergyNorth board of directors, Salomon Smith Barney or any other person assumes responsibility if future results or actual values differ materially from the estimates.

   Salomon Smith Barney's analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness of the consideration to be received by holders of EnergyNorth common stock in the merger and were provided to the EnergyNorth board of directors in that connection. The opinion of Salomon Smith Barney was one of the factors taken into consideration by the EnergyNorth board of directors in making its determination to approve the merger agreement and the merger.

   Salomon Smith Barney is an internationally recognized investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. EnergyNorth selected Salomon Smith Barney to act as its financial advisor on the basis of Salomon Smith Barney's extensive experience in similar utility transactions. Salomon Smith Barney and its predecessors and affiliates had previously rendered investment banking services to Eastern unrelated to the merger, for which Salomon Smith Barney has received customary compensation and Salomon Smith Barney is currently providing investment banking services to Eastern in connection with the KeySpan-Eastern merger for which Salomon Smith Barney will receive a fee. In the ordinary course of its business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of both EnergyNorth and Eastern for its own account and for the account of customers and, accordingly, may at any time hold a long or short position in these securities. Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may have other business relationships with EnergyNorth, Eastern and KeySpan and their respective affiliates.

   Pursuant to Salomon Smith Barney's engagement letter, EnergyNorth has agreed to pay Salomon Smith Barney a fee for its services equal to $1.9 million plus 2.0% of the consideration received by stockholders of EnergyNorth in excess of $40.00 per share, but less than or equal to $42.50 per share, plus 2.5% of the consideration received by stockholders of EnergyNorth in excess of $42.50 per share, but less than or equal to $45.00 per share, plus 3.0% of the consideration received by stockholders of EnergyNorth in excess of $45.00 per share, one quarter of which has been paid or is payable, an additional one fifth of which will become payable upon approval of the merger by stockholders of EnergyNorth, and the payment of the remainder is contingent upon consummation of the merger. EnergyNorth has also agreed to reimburse Salomon Smith Barney for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and disbursements of its counsel, and to indemnify Salomon Smith Barney against specific liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws.

   As noted under the caption "The Merger--EnergyNorth's Reasons for the Merger; Recommendation of the EnergyNorth Board" the fairness opinion of Salomon Smith Barney was only one of several factors considered by the EnergyNorth board of directors in determining to approve the merger agreement and the merger.

Accounting Treatment

   The merger will be accounted for by Eastern using the purchase method of accounting for a business combination. Under this method of accounting, the assets and liabilities of EnergyNorth, including intangible assets, will be recorded at their fair market values. The results of operations and cash flows of EnergyNorth will be included in Eastern's financials prospectively as of the consummation of the merger.

Certain Federal Income Tax Consequences

   The following is a summary of the material United States federal income tax consequences of the merger. This summary is limited to United States Persons (as defined below) who hold their EnergyNorth common stock as "capital assets" within the meaning of the Internal Revenue Code (the "Code"), and whose "functional currency" is the U. S. dollar. This discussion does not address the U.S. federal income tax consequences to certain persons subject to special treatment under federal income tax laws, including, but not limited to, tax-exempt organizations, dealers in securities or currencies, regulated investment companies, real estate investment trusts, real estate mortgage investment conduits, financial asset securitization investment trusts, financial institutions, persons subject to alternative minimum tax, insurance companies, persons holding their stock as a part of a hedging, conversion, short sale, or integrated transaction or a straddle, or stockholders who acquired their EnergyNorth common stock pursuant to the exercise of an employee stock option or otherwise as compensation. In addition, this summary does not discuss the tax consequences of the merger under state, local, or foreign law.

   "United States Person" means:

  . a citizen or resident of the United States,

  . a corporation or partnership created or organized in or under the laws of the United States or any state thereof, or

  . an estate or trust that is subject to United States federal income taxation without regard to the source of its income.

   This summary is based upon the provisions of law and the regulations, administrative rulings, and judicial decisions thereunder now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. Any such changes could affect the accuracy of the statements and conclusions set forth herein. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision whether to approve the merger. This summary is provided for general information purposes only, and does not constitute, and should not be considered as, legal or tax advice.

  EnergyNorth stockholders should consult their own tax advisors concerning the United States federal income tax consequences of the merger in light of their particular situations, as well as concerning any consequences arising under the laws of any other tax jurisdiction, including any state, local, or foreign jurisdiction, and any estate or gift tax considerations.

   Ropes & Gray, counsel to Eastern, and Hale and Dorr LLP, counsel to EnergyNorth, have each delivered an opinion that the description of the federal income tax consequences of the merger contained in this section fairly and accurately summarizes the material federal income tax consequences of the merger. These opinions, which are exhibits to the registration statement in which this proxy statement/prospectus is included, are based on certain assumptions and subject to certain limitations and qualifications described in such opinions.

   An opinion of counsel only represents counsel's best judgment, and has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the IRS or a court considering the issues. Neither Eastern nor EnergyNorth has requested or will request a ruling from the IRS with regard to any of the federal income tax consequences of the merger.

   Tax Consequences of the Merger. The federal income tax consequences of the merger depend upon whether the merger agreement between KeySpan and Eastern is terminated prior to the effective date of the Eastern-EnergyNorth merger.

   Taxable Merger. If the merger agreement between KeySpan and Eastern is not terminated prior to the effective date of the Eastern-EnergyNorth merger, the stockholders of EnergyNorth will receive solely cash consideration in the merger. Each EnergyNorth stockholder will recognize taxable gain or loss equal to the difference between the value of the cash received and the stockholder's adjusted tax basis in the EnergyNorth common stock exchanged. Such gain or loss generally will be a capital gain or loss, assuming the EnergyNorth common stock is held as a capital asset at the effective time of the merger. In the case of individuals, trusts and estates, such capital gain will be subject to a maximum federal income tax rate of 20% for shares of EnergyNorth common stock held for more than one year prior to the date of disposition.

   Partially Tax-Free Reorganization. If the merger agreement between KeySpan and Eastern is terminated prior to the effective date of the Eastern-EnergyNorth merger, the merger will be structured as a reorganization within the meaning of Section 368(a) of the Code. In this case, consummation of the merger will be conditioned on the receipt of tax options of Ropes & Gray and Hale and Dorr LLP, each dated as of the time of the merger, that the merger qualifies as a reorganization. Such opinions will be based in part on representations made by EnergyNorth, Eastern and Merger Sub as of the effective date of the merger and on certain assumptions and will be subject to certain limitations and qualifications.

   To qualify as a reorganization under Section 368(a) of the Code, the merger must satisfy, in addition to other requirements, a "continuity of interest" test, which requires that the holders of EnergyNorth common stock, as a group, retain a substantial proprietary interest in the EnergyNorth business that Eastern will conduct following the merger. IRS ruling guidelines provide that this requirement will be satisfied if the holders of EnergyNorth common stock, as a group, receive an amount of Eastern common stock in the merger having a value equal to at least 50% of the value of the formerly outstanding EnergyNorth common stock. However, these guidelines only describe the circumstances in which the IRS will issue a favorable ruling in advance of the consummation of a subject transaction, and are not a statement of the substantive law regarding the qualification of a merger as a reorganization under Section 368(a) of the Code. The case law is more liberal than the IRS ruling guidelines in this area and, in one early case, the Supreme Court held that the continuity requirement was satisfied where the stockholders of the acquired company received stock of the acquiring company having a value of less than 45% of the value of the formerly outstanding stock of the acquired company.

   In general, the merger should satisfy the IRS's advance ruling guidelines in this area unless:

  . the market price of a share of Eastern common stock, valued at the average of the daily weighted averages of the per share trading prices of Eastern common stock on the New York Stock Exchange for the ten trading day period ending on the third trading day prior to that date, is $36 or less, or

  . the market price of Eastern common stock on the date on which the merger is consummated is less than $44 and is also less than such ten day average price.

   If the IRS guideline percentage is not satisfied, however, the merger agreement provides that the number of shares of Eastern common stock issued in the merger will be increased to equal at least 45% of the value of the formerly outstanding EnergyNorth common stock and the amount of cash paid will be correlatively reduced. The "continuity of interest" requirement should be satisfied at this 45% level.

   Treatment of stockholders who exchange EnergyNorth common stock solely for Eastern common stock. Except as discussed below with respect to the receipt of cash in lieu of fractional shares, a United States Holder of EnergyNorth common stock who receives solely Eastern common stock in exchange for EnergyNorth common stock in the merger will not recognize gain or loss upon such exchange. The aggregate tax basis of the Eastern common stock received by such holder (including any fractional shares deemed received, as described below) will be equal to the aggregate tax basis of the EnergyNorth common stock surrendered, and the holding period of the Eastern common stock will include the holding period of the EnergyNorth common stock surrendered.

   Treatment of stockholders who exchange EnergyNorth common stock for a combination of Eastern common stock and cash. Except as discussed below with respect to the receipt of cash in lieu of fractional shares, a United States Holder of EnergyNorth common stock who receives a combination of Eastern common stock and cash (other than cash in lieu of fractional shares) in exchange for EnergyNorth common stock in the merger will recognize gain, but not loss, on the exchange. The gain, if any, that the holder will recognize will equal the sum of the cash and the fair market value of the Eastern common stock received in the exchange, minus the tax basis of the EnergyNorth common stock surrendered, but such gain will not exceed the amount of cash received in the merger (excluding cash received in lieu of fractional shares). Any gain in excess of the cash received in the merger will not be recognized for tax purposes.

   The aggregate tax basis of the Eastern common stock received (including any fractional shares deemed received, as described below) will be equal to the aggregate tax basis of the EnergyNorth common stock surrendered in the exchange, decreased by the amount of cash received and increased by the amount of gain recognized. The holding period of the Eastern common stock received will include the holding period of the EnergyNorth common stock surrendered in exchange therefor. Any gain recognized by a holder with respect to the exchange will generally be capital gain if the EnergyNorth common stock is held as a capital asset at the effective time of the merger and will be long-term capital gain if the holding period of the EnergyNorth common stock surrendered in the merger is more than one year. In certain circumstances, however, an EnergyNorth stockholder who actually or constructively owns Eastern stock may be required to treat gain recognized as ordinary dividend income (rather than capital gain). If a holder's percentage of ownership of Eastern common stock is small and the holder exercises no control over the affairs of Eastern, dividend treatment is unlikely to result. Because the attribution rules are complex, each EnergyNorth stockholder who believes these rules may apply should contact his or her own tax advisor.

   Treatment of stockholders who exchange EnergyNorth common stock solely for cash. A United States Holder of EnergyNorth common stock who receives solely cash in exchange for such holder's EnergyNorth common stock in the merger will, except as set forth below, recognize gain or loss equal to the difference between the tax basis of the EnergyNorth common stock surrendered and the amount of cash received therefor. Generally, such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the holding period of the EnergyNorth common stock surrendered in the merger is more than one year as of the date on which the merger is consummated. If such a holder owns Eastern common stock actually or constructively immediately after the merger, however, it is possible that such holder could be treated as receiving a dividend taxable as ordinary income. Because the attribution rules are complex, each EnergyNorth stockholder who believes these rules may apply should contact his or her own tax advisor.

   Receipt of cash in lieu of fractional shares. A United States Holder of EnergyNorth common stock who receives cash in lieu of fractional shares of Eastern common stock will be treated as having received such fractional shares pursuant to the merger and then as having exchanged such fractional shares for cash in a redemption by Eastern. The holder will recognize gain or loss on this deemed redemption in an amount equal to the difference between the portion of the tax basis of the holder's EnergyNorth common stock surrendered in the merger that is allocated to such fractional shares and the cash received in lieu thereof. Such gain or loss generally will be capital gain or loss if the EnergyNorth common stock is held as a capital asset at the effective time of the merger, and will be long-term capital gain or loss if the holding period of the EnergyNorth common stock surrendered in the merger is more than one year.

   Backup Withholding. Unless a holder of EnergyNorth common stock complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury regulations, cash payments in exchange for such holder's EnergyNorth common stock in the merger may be subject to "backup withholding" at a rate of 31% for federal income tax purposes. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's federal income tax liability, provided the required information is furnished to the IRS.

   The above summary is not intended to constitute a complete analysis of all of the U. S. federal income tax consequences of the merger. This discussion is included for general information purposes only and may not apply to a particular stockholder in light of such stockholder's particular circumstances. Stockholders should consult their own tax advisors as to the particular tax consequences to them of the merger, including the application of state, local, and foreign tax laws.

Appraisal Rights

   New Hampshire law allows stockholders of EnergyNorth common stock who object to the merger to dissent from participating in the merger and obtain fair value (as defined below) for their EnergyNorth shares. Fair value for stockholders asserting their dissenters' right is determined in accordance with New Hampshire law and not necessarily with reference to the amount offered by Eastern. This section summarizes the terms of the relevant provisions of New Hampshire law regarding dissenters' rights. Because this summary does not address all of the details a stockholder may be interested in knowing, all stockholders are encouraged to consult those sections in their entirety. As required by the New Hampshire Revised Statutes Annotated, Chapter 293-A,
Section 13.20, a copy of the dissenters' rights statute New Hampshire Revised Statutes Annotated, Chapter 293-A, Sections 13.01-13.31 is included as Annex C to this proxy statement/prospectus.

   Stockholders who wish to exercise dissenters' rights must deliver to EnergyNorth written notice of their intent to demand payment for their shares if the merger is effectuated. This notice must be delivered prior to the votes approving the merger. Stockholders who wish to exercise dissenters' rights must not vote their shares in favor of approving the merger.

   If the merger is approved by EnergyNorth stockholders, EnergyNorth must deliver no later than 10 days after the consummation of the merger a written notice to all stockholders who have satisfied the requirements set forth in the preceding paragraph. This dissenters' notice must, among other things, inform dissenting stockholders where they should send their demand for payment and where and when their stock certificates should be deposited. The dissenters' notice must also set a date by which EnergyNorth must receive the demand for payment. This date must not be less than 30 days and not more than 60 days after the date the dissenters' notice is delivered. EnergyNorth must also provide a form for demanding payment which includes the date of the first announcement to news media or to stockholders of the terms of the merger agreement.

   A stockholder receiving a dissenters' notice must certify whether the stockholder acquired ownership of the shares prior to the specified date, and deposit his or her share certificates in accordance with the dissenters' notice. The stockholder otherwise retains all other rights of a stockholder until the time these rights are canceled when the merger is consummated. A stockholder who fails to demand payment or deposit his or her shares in accordance with the dissenters' notice will lose his or her rights to payment for his or her shares pursuant to the New Hampshire dissenters' rights statute.

   Except as described below, the notice of intent to demand payment and the written demand for payment must be made by or for the stockholder of record of the shares for which dissenters' rights are being asserted. Accordingly, such notice and demand should be executed by or for such stockholder of record, fully and correctly as such stockholder's name appears on the certificate(s) formerly representing the shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the notice of intent to demand payment and the demand for payment should be made in such capacity. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the notice of intent to demand payment and the demand for payment should be executed by or for all joint owners.

   An authorized agent, including one of two or more joint owners, may execute the notice of intent to demand payment and the demand for payment for a stockholder of record. However, the agent must identify the record owner or owners and must expressly disclose that, in executing the notice and the demand, the agent is acting as agent for the record owner(s). A beneficial stockholder may assert dissenters' rights as to shares held on his or her behalf only if :

  . he or she submits to EnergyNorth the record owner's written consent to the dissent not later than the time the beneficial stockholder asserts dissenters' rights, and

  . he or she does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

   Following the consummation of the merger, or upon receipt of a demand for payment, EnergyNorth will pay each dissenting stockholder who has complied with the statutory notice provisions the fair value of the stockholder's shares, plus interest. "Fair value" means the value of the shares immediately before the consummation of the merger, excluding any appreciation or depreciation in anticipation of the merger, unless such exclusion would be inequitable. The payment will be accompanied by, among other things, an EnergyNorth balance sheet, income statement, changes in stockholder equity and any interim financial information as well as an explanation of how the interest was calculated.

   If EnergyNorth's written dissenters' notice is delivered prior to the merger and if the proposed merger with Eastern is not consummated within 60 days after the date set for demanding payment and depositing share certificates, EnergyNorth must return the deposited certificates. If after returning deposited certificates EnergyNorth takes the proposed action, it must send a new dissenters' notice and repeat the payment demand procedure.

   Under New Hampshire Revised Statutes Annotated, Chapter 293-A, Section 13.28, a dissenting stockholder may notify EnergyNorth in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment in the amount of such estimate, less any payment already received from EnergyNorth, or reject EnergyNorth's offer and demand payment of the fair value of his or her shares and interest due, if:

  . The dissenting stockholder believes that the amount paid or offered is less than the fair value of his or her shares or that the interest due was incorrectly calculated;

  . EnergyNorth fails to make payment for the shares within 60 days after the date set for demanding payment; or

  . EnergyNorth, having failed to consummate the merger, does not return the deposited certificates within 60 days after the date set for demanding payment.

   A dissenting stockholder waives the right to demand payment under New Hampshire law unless the stockholder notifies EnergyNorth in writing of his or her demand within 30 days after EnergyNorth made or offered payment for the stockholder's shares.

   If a demand for payment under New Hampshire Revised Statutes Annotated, Chapter 293-A, Section 13.28 remains unsettled, EnergyNorth will commence a court proceeding within 60 days after receiving the payment demand and petition the New Hampshire Superior Court for Hillsborough County to determine the fair value of the shares and accrued interest. If EnergyNorth does not commence such a proceeding within 60 days, it will pay each dissenter whose demand remains unsettled the amount demanded. The court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against EnergyNorth, except that the court may assess costs against all or some of the dissenters who are parties, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for the services should not be assessed against EnergyNorth, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to dissenters who were benefited.

Stock Exchange Listing of Eastern Common Stock

   If the KeySpan-Eastern merger agreement has been terminated and the merger consideration will consist of cash and Eastern common stock, applications will be made for the listing on the New York Stock Exchange, the Pacific Exchange and the Boston Stock Exchange of the shares of Eastern common stock to be issued in the merger. So long as Eastern continues to meet the requirements of the New York Stock Exchange, the Pacific Exchange and the Boston Stock Exchange, Eastern common stock will continue to be listed on the New York Stock Exchange, the Pacific Exchange and the Boston Stock Exchange through the time the merger occurs.

Federal Securities Law Consequences

   If the KeySpan-Eastern merger agreement has been terminated and the merger consideration consists of cash and shares of Eastern common stock, any shares of Eastern common stock received by EnergyNorth stockholders in the merger will be freely transferable, except that shares of Eastern common stock received by individuals and entities who are deemed to be "affiliates" defined under the Securities Act of 1933, as amended of EnergyNorth before the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 under the Securities Act, in the case of individuals and entities who become affiliates of Eastern) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of EnergyNorth or Eastern generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

   This proxy statement/prospectus does not cover resales of Eastern common stock received by any person who may be deemed to be an affiliate of EnergyNorth.

Regulatory Matters

   The following is a summary of the material regulatory requirements affecting the merger. Although Eastern and EnergyNorth have not yet filed for all of the required approvals from the agencies discussed, it is anticipated that all regulatory approvals will be received by middle to late 2000, although it is possible they will not be received until early 2001.

   State Approvals and Related Matters. EnergyNorth, EnergyNorth Natural Gas, Inc., Eastern and KeySpan made a joint filing on December 3, 1999 with the New Hampshire Public Utilities Commission pursuant to applicable New Hampshire law regarding the proposed transaction between EnergyNorth and Eastern and the proposed transaction between KeySpan and Eastern. Under the applicable statutes, the New Hampshire Public Utilities Commission must determine that the EnergyNorth acquisition will not have an adverse effect on rates, terms, service, or operation of EnergyNorth Natural Gas, Inc. and is lawful, proper and in the public interest. The New Hampshire Public Utilities Commission has, in prior cases, approved mergers where there is no net harm to the public as a result of the merger. In addition, New Hampshire law establishes a time-frame within which the New Hampshire Public Utilities Commission must take action regarding the proposed EnergyNorth acquisition. In accordance with that time frame, the New Hampshire Public Utilities Commission must issue a final order within approximately 180 days. The New Hampshire Public Utilities Commission has set May 1 as the expected date for the issuance of its order in this matter.

   Public Utility Holding Company Act of 1935. As a result of the Eastern-EnergyNorth merger, Eastern, which already owns all of the outstanding common stock of Boston Gas, Colonial Gas and Essex Gas, will acquire all EnergyNorth common stock. Under the Public Utility Holding Company Act of 1935, as amended, Eastern must obtain the approval of the SEC before acquiring the EnergyNorth common stock. Eastern is currently and will continue to be a "holding company" as defined in the Public Utility Holding Company Act, but is exempt from registration and from regulation generally under the Public Utility Holding Company Act because Eastern and its material utility subsidiaries are "predominantly intrastate in character". In other words, each material subsidiary is organized under Massachusetts law and carries on its utility activities predominantly in Massachusetts. Eastern expects to continue to be exempt on the same basis after consummation of the merger, based on applicable precedent. Eastern has filed with the SEC an application for approval of the acquisition under the Public Utility Holding Company Act and for confirmation that Eastern's "intrastate" exemption will continue in effect. Consummation of the Eastern-EnergyNorth merger is conditioned upon the SEC's approving Eastern's application and Eastern remaining exempt from registration under the Public Utility Holding Company Act.

   In connection with the KeySpan-Eastern merger, in accordance with the Public Utility Holding Company Act of 1935, as amended, KeySpan must obtain the approval of the SEC before acquiring Eastern common stock, because as a result of the KeySpan-Eastern merger KeySpan will hold all of Eastern's common stock. KeySpan is currently and will continue to be a "holding company" as defined in the Public Utility Holding Company Act, but is currently exempt from registration and from most regulation under the Public Utility Holding Company Act because among other requirements for such exemption, KeySpan and its material utility subsidiaries are "predominantly intrastate in character". As a result of the acquisition of Eastern's Common Stock, KeySpan will likely no longer qualify for an exemption from registration, and KeySpan intends to register as a holding company under the Public Utility Holding Company Act of 1935.

   Antitrust Considerations. Under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, and the rules, and regulations adopted under the Hart-Scott-Rodino Anti-Trust Improvements Act, the merger may not be consummated until the requisite notifications and report forms have been filed with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and the specified Hart-Scott-Rodino Anti-Trust Improvements Act waiting period requirements have been satisfied. The Hart-Scott-Rodino Anti-Trust Improvements Act waiting period is thirty days from the date both parties have filed their notification and report form unless terminated earlier or extended by the Federal Trade Commission or the Department of Justice issuing a request for additional information or documentary materials. Thereafter, the waiting period may be extended only by court order or with the parties' consent. The expiration or earlier termination of the Hart-Scott-Rodino Anti-Trust Improvements Act waiting period does not preclude the Department of Justice or the Federal Trade Commission from challenging the merger on antitrust grounds either before or after consummation of the merger. Private parties and state attorneys general may also bring legal action under federal or state antitrust laws under certain circumstances.

   If the merger is not consummated within twelve months after the expiration or earlier termination of the Hart-Scott-Rodino Anti-Trust Improvements Act waiting period, Eastern and EnergyNorth would be required to submit new filings to the Department of Justice and the Federal Trade Commission, and a new Hart-Scott-Rodino Anti-Trust Improvements Act waiting period would have to expire or be earlier terminated before the merger could be consummated. Eastern and EnergyNorth intend to file their pre-merger notification and report forms pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act at such time as they believe there is a high degree of certainty that the merger will be consummated within twelve months after the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act. The Federal Trade Commission and the Department of Justice frequently scrutinize the legality under the antitrust laws of transactions such as the proposed transaction. Neither Eastern nor EnergyNorth believes that the merger will violate federal antitrust laws. Nevertheless, there can be no assurance that a challenge to the proposed transaction will not be made on antitrust grounds or, if such a challenge is made, what the result would be.

   In connection with the KeySpan-Eastern merger, KeySpan and Eastern must also file the requisite notifications and report forms under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, and the related rules and regulations, and satisfy the specified waiting period requirements. KeySpan and Eastern intend to file their pre-merger notification and report forms pursuant to the Hart-Scott-Rodino Antitrust Improvements Act at such time as they believe there is a high degree of certainty that the KeySpan-Eastern merger will be consummated within twelve months after the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The KeySpan-Eastern merger may not be consummated until the requisite notifications and report forms have been filed and the specified Hart-Scott-Rodino Anti-Trust Improvements Act waiting period requirements have been satisfied.

   General. Under the merger agreement, Eastern and EnergyNorth have agreed to use their best efforts to obtain all necessary material permits, licenses, franchises and other governmental authorizations needed to consummate the transactions contemplated by the merger agreement. Various parties may seek intervention in the proceedings associated with the regulatory approval process in an attempt to oppose the merger or to have conditions imposed upon the receipt of the necessary approvals. Although EnergyNorth and Eastern believe that they will receive the requisite regulatory approvals for the merger, the timing of their receipt cannot be determined. It is a condition to the consummation of the merger that final non-appealable orders approving the merger be obtained from the various federal and state commissions described above.

Potential Conflicts and Interests of Certain Persons in the Merger

   You should be aware of the interests that executive officers and directors of EnergyNorth have in the merger. These interests are different from and in addition to your and their interests as stockholders. These include, among other things:

  . eliminating forfeiture and transferability restrictions on restricted stock grants;

  . accelerated vesting of certain retirement benefits;

  . accelerated vesting of stock options;

  . employment and consulting agreements and severance agreements; and

  . indemnification and directors' and officers' liability insurance.

   Ownership of Restricted Stock. Certain employees of EnergyNorth have been awarded shares of restricted EnergyNorth common stock under EnergyNorth's Key Employee Performance and Equity Incentive Plan. In addition, in 1998 EnergyNorth awarded Mr. Robert Giordano 1,350 shares of restricted stock outside of this plan. Shares awarded under the plan have been held in escrow, and certain forfeiture provisions, whereby a participant would have to return award shares to EnergyNorth, and restrictions on transfer, which prevented a participant from selling or assigning award shares, applied. However, on July 2, 1999, the executive committee of the EnergyNorth board of directors voted to waive the forfeiture and nontransferability provisions of all restricted stock awards, which vote was reported to and approved by the compensation committee of the EnergyNorth board of directors on the date of the signing of the merger agreement. In addition, shares were awarded pursuant to the Plan on November 18, 1999 and the forfeiture and nontransferability provisions on those shares were immediately waived.

   The following table sets forth the ownership of stock by EnergyNorth executive officers as of July 14, 1999 and shares awarded on November 18, 1999 affected by the above-mentioned waiver by the compensation committee of the EnergyNorth board:

                                                                     Total No.
                                                                     of Shares
                                                                     from which
                                                                    restrictions
   Name                                 Date of Award No. of Shares were removed
   ----                                 ------------- ------------- ------------
Robert R. Giordano.....................     11/96         1,019
                                            11/97           884
                                            07/98         1,350
                                            11/98           694
                                            11/99           654        4,601

Michelle L. Chicoine...................     11/96           371
                                            11/97           387
                                            11/98           296
                                            11/99           370        1,424

Frank L. Childs........................     11/96           380
                                            11/97           371
                                            11/98           296
                                            11/99           229        1,276

Kenneth M. Margossian..................     11/98           294
                                            11/99           229          523

David A. Skrzysowski...................     11/96           303
                                            11/97           261
                                            11/98           202
                                            11/99           143          909

   Acceleration of Vesting Under EnergyNorth's Supplemental Executive Retirement Plan. Certain executive officers participate in EnergyNorth's Supplemental Executive Retirement Plan. Participants in the plan become vested after 10 years of service with EnergyNorth. However, the plan provides that upon a "change in control," as defined in the documents which govern the plan, participant vesting will be accelerated from 10 years to five years of service. There are two executive officers, Michelle L. Chicoine and Frank L. Childs, who are participating in EnergyNorth's Supplemental Executive Retirement Plan who currently have at least five years of service, but less than 10 years of service. There is no present value of future benefits related to the potential accelerated vesting for Ms. Chicoine or Mr. Childs.

   Acceleration of Exercisability of EnergyNorth Stock Options. Certain executive officers participate in EnergyNorth's 1998 Stock Option Plan. Under the Plan any unexercisable options will become immediately and fully exercisable for a period of six months following approval of the merger agreement by EnergyNorth's stockholders.

   The following table sets forth the outstanding options held by EnergyNorth executive officers which are currently not exercisable:

   Name                               Date of Grant No. of Shares Exercise Price
   ----                               ------------- ------------- --------------
Robert R. Giordano...................   11/19/98       11,429         $28.00
Michelle L. Chicoine.................   11/19/98        7,500         $28.00
Frank L. Childs......................   11/19/98        3,750         $28.00

   Severance Agreements. The following executive officers are parties with EnergyNorth to management continuity agreements:

  . Robert R. Giordano
  . Michelle L. Chicoine
  . Frank L. Childs
  . David A. Skrzysowski

   These management continuity agreements provide that if, during a period between 24 and 36 months following the change in control of EnergyNorth, such officer is terminated without cause or terminates his or her own employment as a result of certain adverse actions by EnergyNorth, as more fully set forth in such management continuity agreements, such officer receives:

  . a severance amount which may consist of several components;

  . any other benefits or amounts payable, such as deferred compensation, sick pay or bonuses; and

  . in the case of Mr. Giordano and Ms. Chicoine, continuation of certain welfare plan benefits at no cost.

   Additionally, each of the above executive officers may, at his or her option, in the thirty day period following the first anniversary of the change of control of EnergyNorth, terminate his or her employment for any reason and still receive severance benefits under the management continuity agreements.

 Robert R. Giordano and Michelle L. Chicoine

   The severance amount of Mr. Giordano, president and chief executive officer, consists of four components, and the severance amount of Ms. Chicoine, executive vice president, consists of three components. In addition, Mr. Giordano and Ms. Chicoine receive a 36-month extension of welfare benefits at no additional cost under their agreements and are eligible for payments equal to the present value of those benefits if EnergyNorth cannot provide them on an individual basis. Mr. Giordano also receives a 36-month extension of certain fringe benefits. The payments to which Mr. Giordano and Ms. Chicoine are entitled are equal to the following:

     (1) The greater of three times his or her salary in effect either immediately prior to the change of control or on the date of termination, including deferrals, plus

      . the greater of either three times the prior three-year average annual incentive compensation award under the applicable plan, or three times the target level of incentive compensation for the year when termination occurs, plus

      . any interest on delayed payments at a rate of 150% of the prime rate posted by BankBoston or its successor entity;

     (2) a proration of his or her target level of incentive compensation for the termination year, plus any interest on delayed payments at a rate of 150% of the prime rate posted by BankBoston or its successor entity; and

     (3) an amount equivalent to any excise tax or comparable tax to which any payments or distributions to him or her may be subject, plus an amount equal to income taxes and excise or comparable taxes resulting from the payment of such third amount.

   Mr. Giordano is also entitled to a payment equal to the difference between:

     (a) the aggregate benefit payable under the EnergyNorth, Inc. Retirement Plan for Salaried Employees and the EnergyNorth, Inc. Supplemental Executive Retirement Plan, if benefits under these plans were calculated as if Mr. Giordano continued to be employed for the 36 months following termination; and

     (b) the benefits actually due to him under these plans at the time of termination.

   In addition, Mr. Giordano, except to the extent prohibited under the EnergyNorth, Inc. Retirement Plan for Salaried Employees and the EnergyNorth, Inc. Supplemental Executive Retirement Plan, may, within 90 days of termination, retire under such plans and under EnergyNorth policies entitling retired employees to post-retirement health and life insurance benefits.

 Frank L. Childs

   Mr. Childs, EnergyNorth's senior vice president and chief financial officer, would receive a severance payment equal to

  . 2.95 times the sum of salary plus the prior three-year average annual incentive compensation award under the applicable plan, plus any interest on delayed payments at a rate of 150% of the prime rate posted by BankBoston or its successor entity. This salary amount includes deferrals such as deferred compensation benefits.

 David A. Skrzysowski

   The severance payment of Mr. Skrzysowski, vice president and controller of EnergyNorth, equals the greater of

  . an amount equal to 2.0 times salary (for this purpose, "salary" includes the prior three-year average annual incentive compensation award under the applicable plan); or

  . 275% of the average aggregate compensation paid by EnergyNorth or its subsidiaries to him which was includible by him in his gross income for federal tax purposes for the five tax years ending immediately prior to the change of control.

   The following table sets forth the names, positions and estimated cash value of benefits that may be received under the management continuity agreements for each of the executive officers who are entitled to such benefits, based on compensation levels as of December 31, 1999 and assuming that the Eastern-EnergyNorth merger occurs on July 1, 2000. The benefits payable to the individuals set forth below in the event of termination have been reduced as appropriate, except with regard to Mr. Giordano and Ms. Chicoine, to the amounts that may be paid without causing the payments to constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. In the event that payments to either Mr. Giordano or Ms. Chicoine constitute excess parachute payments, their management continuity agreements provide that they will be paid an amount necessary to pay all excise or comparable taxes associated with this payment, plus any additional income or excise taxes resulting from payment of that amount, which amounts equal $742,700 for Mr. Giordano and $408,600 for Ms. Chicoine.

   Name                                 Position                Estimated Amount
   ----                                 --------                ----------------
Robert R. Giordano....... President and Chief Executive Officer    $2,254,500
Michelle L. Chicoine..... Executive Vice President                 $  865,500
Frank L. Childs.......... Senior Vice President and CFO            $  449,500
David A. Skrzysowski..... Vice President and Controller            $  309,600

   Consulting Agreements. Mr. Giordano's employment with EnergyNorth will terminate on the first day of the first month after the closing of the merger, as a result of which Mr. Giordano will receive severance payments under his management continuity agreement. EnergyNorth and Eastern have entered into a three-year consulting agreement with Mr. Giordano which will become effective upon termination of his employment, pursuant to which he will advise EnergyNorth and Eastern on various matters regarding their business operations, including business development, participation in legal and regulatory proceedings and community involvement.

   The consulting agreement provides for Mr. Giordano to:

  . provide up to 75 and 25 business days of consulting, respectively, during each of the first year and the second year of the agreement, for which he will receive payment of approximately $8,333 per month;

  . receive $2,000 for any business day worked in excess of 100 days in the aggregate during the first two years of the agreement, as well as for any day worked during the third year, during which he is obligated to be available to consult up to 25 additional days; and

  . barring any violation of certain non-competition and confidentiality covenants, receive an additional $29,000 per year during the term of the agreement.

   Eastern has entered into a consulting agreement with Edward T. Borer, Chairman of the EnergyNorth board of directors, which provides that if the KeySpan-Eastern merger agreement has not been terminated or expired prior to the effective date of the Eastern-EnergyNorth merger, Mr. Borer will receive $100,000 as a pre-payment of consulting fees payable upon the closing of the Eastern-EnergyNorth merger. Mr. Borer has agreed to provide consulting services to Eastern for a period of six months following the closing of the Eastern-EnergyNorth merger, at mutually agreed upon times and places, for up to one day per month.

   Defense, Indemnification and Insurance for EnergyNorth Directors and Officers. Eastern and EnergyNorth have agreed to use their best efforts to defend all current and former directors and officers of EnergyNorth and its subsidiaries against any claims, proceedings or investigations arising before or after the time the merger occurs as a result of

  . the person being or having been a director or officer of EnergyNorth or its subsidiaries or their respective predecessors; or

  . the merger and related transactions.

   Eastern has further agreed after the closing of the merger to indemnify each indemnified person, to the fullest extent allowed under applicable law and the charter and bylaws of the relevant entity, against any losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual claim, action, suit, investigation or proceeding.

   EnergyNorth's obligation to defend the indemnified persons continues for six years after the effective time of the merger, not including time necessary to reach a final disposition on any claim brought within this period.

   Eastern has also agreed to cause the surviving EnergyNorth entity to

  . honor EnergyNorth's indemnification obligations under EnergyNorth's
    Articles of Incorporation and Bylaws as in effect before the effective time of the merger; and

  . maintain for a period of six years after the effective time of the merger a directors' and officers' liability insurance policy covering the persons covered by EnergyNorth's current policy and providing comparable coverage to EnergyNorth's current policy.

   Amendments to Benefit Plan Documents. The executive committee of EnergyNorth's board of directors voted to amend the Grantor Trust Agreement for the EnergyNorth, Inc. Supplemental Executive Retirement Plan to provide for the holding of funds for the purpose of paying benefits under all of EnergyNorth's deferred compensation plans. The Grantor Trust Agreement previously provided for the holding of funds solely for the purpose of paying benefits under EnergyNorth's Supplemental Executive Retirement Plan. EnergyNorth plans to borrow funds to make a contribution to the Grantor Trust Agreement in an amount sufficient to provide the Grantor Trust Agreement with assets to pay the benefits accrued by officers under the deferred compensation plans.

   Election of EnergyNorth Representative to the Eastern Board. The merger agreement provides that, if the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, then following the effective time of the Eastern-EnergyNorth merger, Eastern will elect Edward T. Borer or another director of EnergyNorth designated by the board of directors of EnergyNorth who is reasonably satisfactory to Eastern, to serve on the Eastern board for an initial term ending at the 2003 Eastern annual meeting of stockholders.

   Advisory Board. EnergyNorth Natural Gas, Inc. will maintain an advisory board consisting of a minimum of five persons following the time that the merger occurs for a period of at least 3 years to provide it with consultation with respect to regulatory and legislative matters and community affairs in its New Hampshire service territory. This advisory board will be chaired by Robert
R. Giordano, Chairman and Chief Executive Officer of EnergyNorth, and membership will be offered to all current members of EnergyNorth's board of directors who are New Hampshire residents and who are not employees of the surviving company. Meetings of the advisory committee will be held no less than quarterly. Members of this advisory board will receive a meeting fee of $1,500, and will be reimbursed for reasonable out of pocket expenses. Pursuant to a letter agreement dated November 3, 1999 between Eastern and EnergyNorth, Eastern has agreed that following the merger of Eastern and EnergyNorth it will make every reasonable effort to enable members of the advisory board to defer their meeting fees on terms similar to those upon which EnergyNorth directors are currently entitled to defer director retainers and fees.

Management and Other Information

   If the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, then after the Eastern-EnergyNorth merger, Eastern will continue to be managed by the same board of trustees and officers of Eastern as before the merger except that Eastern will elect Edward T. Borer, or another person designated by the EnergyNorth board, to serve on the Eastern board. If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, then upon the effectiveness of the KeySpan-Eastern merger, Eastern will be managed by a new board of trustees but initially by the same officers as before the KeySpan-Eastern merger. Certain information relating to the management, executive compensation, voting securities, certain relationships and related transactions and other related matters pertaining to Eastern and EnergyNorth is set forth in or incorporated by reference in their respective Annual Reports on Form 10-K for the year ended December 31, 1998 and September 30, 1998 respectively. These Annual Reports are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information."

                                MERGER AGREEMENT

   The description of the merger agreement set forth below highlights the material terms of the merger agreement. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A. This description may not include all the information that interests you. We urge you to read the merger agreement carefully and in its entirety.

Structure of the Merger

   If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, then Merger Sub will merge with and into EnergyNorth and EnergyNorth shall continue as the surviving company. If the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, EnergyNorth will merge with and into Merger Sub. After the merger, Merger Sub will continue as the surviving company under the name "EnergyNorth, Inc."

Merger Consideration

   The type of consideration to be received by EnergyNorth stockholders in the merger will depend on whether the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger.

  . Consideration To Be Paid If The KeySpan-Eastern Merger Agreement Has Not
    Been Terminated. If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, then as a result of the Eastern-EnergyNorth merger, each outstanding share of EnergyNorth common stock shall be automatically converted into the right to receive $61.13 in cash, without interest. The $61.13 amount is subject to increase if for any reason the consideration to be paid for each share of Eastern common stock in the KeySpan-Eastern merger is increased above $64.00. Under such circumstances, the $61.13 amount to be paid for each share of EnergyNorth common stock would be increased by an amount equal to the per share amount of the increase over $64.00 to be paid in the KeySpan-Eastern merger multiplied by 0.589.

  . Consideration To Be Paid If The KeySpan-Eastern Merger Agreement Has Been
    Terminated. If the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, then as a result of the merger, each outstanding share of EnergyNorth common stock shall be automatically converted into the right to receive one of the following:

    . $47.00 in cash, without interest; or

    . a number of shares of Eastern common stock determined by dividing
      $47.00 by an amount equal to the average of the daily weighted averages of the trading prices of Eastern common stock on the New York Stock Exchange for the ten trading days ending on the third trading day before the date of consummation of the merger, provided that if such average is less than $36.00, the amount will be fixed at $36.00 and that if such average is more than $44.00, the amount will be fixed at $44.00.

   If the KeySpan-Eastern merger agreement has been terminated, each holder of EnergyNorth common stock will be able to elect the number of shares of EnergyNorth common stock, if any, that it wishes to exchange for cash, the number it wishes to exchange for Eastern common stock, or to indicate no preference, by completing and returning a form to be provided for this purpose closer to the date on which the merger is anticipated to be consummated as described below. If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, then holders of EnergyNorth common stock will only be entitled to receive the cash payment of $61.13 per share and it will not be necessary for EnergyNorth stockholders to make elections.

   If the KeySpan-Eastern merger agreement has been terminated, the holders of EnergyNorth common stock may indicate the preferred form of payment for their shares. This election will be subject to the following limitations. The total number of shares of EnergyNorth common stock that may be converted into the right to receive cash will be 49.9% of the total number of outstanding shares of EnergyNorth common stock and the remaining shares of EnergyNorth common stock will be converted into Eastern common stock. The total amounts of cash and Eastern common stock payable in the merger will, therefore, be fixed at amounts which may differ from the total amounts indicated in the elections. In that case, the amount of cash and Eastern common stock payable will be determined as follows:

  . If, based on the elections received, the holders of more than 49.9% of the outstanding shares of EnergyNorth common stock indicate a preference for cash consideration then:

     . all shares for which elections have been submitted which indicate a preference for Eastern common stock will be converted into Eastern common stock;

     . all shares for which elections have been submitted which indicate no preference as to the form of consideration, or for which no election has been received, will be converted into Eastern common stock; and

     . all shares for which elections have been submitted which indicate a preference for cash consideration will be converted into:

              . cash based on the proportion that the maximum number of shares of EnergyNorth common stock which may be converted into cash bears to the total number of shares of EnergyNorth common stock for which a preference for cash is so indicated, and

              . shares of Eastern common stock based on the applicable
                exchange ratio to the extent that the maximum amount of cash consideration is exceeded.

  . If, based on the elections received, the holders of more than 50.1% of the outstanding shares of EnergyNorth common stock indicate a preference for stock consideration then:

     . all shares for which elections have been submitted which indicate a preference for cash consideration will be converted into cash consideration;

     . all shares for which elections have been submitted which indicate no preference as to the form of consideration, or for which no election has been received, will be converted into cash consideration; and

     . all shares for which elections have been submitted which indicate a preference for Eastern common stock will be converted into:

              . shares of Eastern common stock based on the proportion that the maximum number of shares of EnergyNorth common stock which may be converted into Eastern common stock bears to the total number of shares of EnergyNorth common stock for which a preference for Eastern common stock is indicated; and

              . cash equal to $47.00 per share to the extent that the maximum number shares of EnergyNorth common stock which may be converted into Eastern common stock is exceeded.

  . If, based on the elections received, the holders of EnergyNorth common stock do not indicate a preference for consideration in the form of cash or Eastern common stock which would exceed the maximum amount of either form of consideration payable in the merger, then:

     . all shares for which elections have been submitted which indicate a preference for cash consideration will be converted into cash consideration;

     . all shares for which elections have been submitted which indicate a preference for Eastern common stock will be converted into Eastern common stock; and

     . all shares for which elections have been submitted which indicate no preference, or for which no election has been received, will be converted into cash and Eastern common stock proportionately so that a total of 49.9% of the number of outstanding shares of EnergyNorth common stock will be converted into cash and the remainder converted into Eastern common stock.

   If the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, then in order to permit the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, the merger agreement also provides that, if necessary, the mix of cash and Eastern common stock will be adjusted to ensure that at least 45% of the value of the total consideration paid (including all cash paid in exchange for fractional shares and other payments required to be considered for tax purposes) consists of Eastern common stock.

   Shares of EnergyNorth common stock held by EnergyNorth as treasury stock or by a wholly-owned direct or indirect subsidiary of EnergyNorth will be canceled and not converted into merger consideration.

   No fractional shares of Eastern common stock will be issued in the merger. Instead of fractional shares, holders will receive cash in an amount equal to the value of their fractional shares based on the average closing price of Eastern common stock on the New York Stock Exchange for the ten trading days ending on and including the date on which the merger is consummated. After that date, the outstanding shares of EnergyNorth common stock will not represent any ownership interest in EnergyNorth but will only represent the right to receive a portion of the merger consideration.

   If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, then each share of common stock of Merger Sub outstanding immediately prior to the effectiveness of the Eastern-EnergyNorth merger will be converted into one share of common stock of the surviving company. If the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, then each share of common stock of Merger Sub outstanding immediately prior to the effectiveness of the Eastern-EnergyNorth merger will continue to be outstanding following the merger.

Procedure for Filing Elections and Converting EnergyNorth Common Stock into Merger Consideration

   If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, EnergyNorth stockholders will only be entitled to receive cash in exchange for each share of EnergyNorth common stock and it will not be necessary for EnergyNorth stockholders to make elections as to the form of consideration they will receive. Under such circumstances, promptly after the effective time of the Eastern-EnergyNorth merger, a letter of transmittal will be sent to EnergyNorth stockholders with instructions on how to exchange their shares of EnergyNorth common stock for the cash payment to which they are entitled. EnergyNorth stockholders will be asked to submit their certificates with their letter of transmittal.

   If the KeySpan-Eastern merger agreement has been terminated, then at least thirty days before the date on which the Eastern-EnergyNorth merger is anticipated to be consummated, a form of election will be mailed to each record holder of EnergyNorth common stock as of the date of the EnergyNorth annual meeting. A form of election will also be mailed to each person who becomes a holder of record of EnergyNorth common stock between the record date and the date seven calendar days before the date on which the merger is anticipated to be consummated. A form of election will also be made available to all persons who become holders of EnergyNorth common stock after that time. To be effective, a form of election must:

  . be properly completed and signed by the holder of record;

  . be accompanied by the certificates for the shares of EnergyNorth common stock for which the election is being made or by an appropriate guaranty of delivery by

     . a member of a registered national securities exchange or the National Association of Securities Dealers or

     . a bank, trust company or other financial institution that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guaranty Program or the Stock Exchange Medallion Program; and

  . be delivered to BankBoston, N.A. (the "Exchange Agent") by no later than the close of business on the last business day before the date on which the merger is consummated.

   If shares of EnergyNorth common stock are held on behalf of a holder by a nominee, trustee or other representative, such representative may submit an election on the holder's behalf so long as it covers all of the shares held by the representative on such holder's behalf.

   Holders may revoke their elections by filing a written revocation with the Exchange Agent before the deadline for submitting elections.

   If a form of election is not received by the Exchange Agent before the deadline, or if a form of election is determined by the Exchange Agent or Eastern to be not properly made, the holder submitting such form of election will be treated as if such holder indicated no preference as to the form of consideration to be received.

   If the KeySpan-Eastern merger agreement has been terminated, then promptly after the effective time of the Eastern-EnergyNorth merger the Exchange Agent will mail the following materials to each person who held shares of EnergyNorth common stock as of the time the merger occurred:

  . a letter of transmittal to be used by the holder to surrender his, her or its shares to the Exchange Agent to be exchanged for the merger consideration (if the holder has not already done so in connection with submitting a form of election); and

  . instructions explaining what the holder has to do to effect the exchange of shares of EnergyNorth common stock for the merger consideration.

   If the holder has not already submitted all of his, her or its certificates for shares of EnergyNorth common stock to the Exchange Agent in connection with submitting a form of election, such holder should complete and sign the letter of transmittal and return it to the Exchange Agent in accordance with the instructions provided by the Exchange Agent, together with any certificates for EnergyNorth common stock held by such holder.

   If certificates for any shares of EnergyNorth common stock have been lost, stolen or destroyed, the holder must submit an affidavit to that effect to the Exchange Agent. The Exchange Agent may prescribe the form of affidavit required and Eastern may require the holder to deliver a bond in an amount reasonably required to indemnify Eastern and the Exchange Agent against claims with respect to the lost certificates.

   If a record holder of EnergyNorth common stock at the time the merger occurs wishes the merger consideration to be paid to some other person, then, before the merger consideration can be issued to the designated recipient, the Exchange Agent must be provided with the following documentation:

  . a properly endorsed certificate for the shares of EnergyNorth common stock being exchanged;

  . properly completed and signed originals of any other documents required by the Exchange Agent to show that the transfer occurred; and

  . evidence that any transfer taxes resulting from the issuance of a certificate(s) for Eastern common stock to a person(s) other than the record holder of EnergyNorth common stock have been or will be paid.

   To the extent that the merger consideration is payable in Eastern common stock, holders of EnergyNorth common stock exchanged in the merger will be entitled to receive dividends and other distributions with respect to Eastern common stock that they receive in the merger that are declared or made with a record date after the time the merger occurs. No such dividends or other distributions will be paid to any former holder of EnergyNorth common stock, however, until such holder surrenders his, her or its shares of EnergyNorth common stock to the Exchange Agent.

   After six months following the time the merger occurs, the Exchange Agent will return to Eastern any merger consideration which has not been exchanged for EnergyNorth common stock. After the return of the merger consideration to Eastern, Eastern will act as the Exchange Agent and any former holders of EnergyNorth common stock who have not exchanged their shares for merger consideration shall surrender their certificates to Eastern. Once Eastern has assumed the role of Exchange Agent, former holders of EnergyNorth common stock, to the extent permitted under applicable law, shall look to Eastern as a general creditor only for payment of the merger consideration.

   Holders of EnergyNorth Common Stock Should Not Send in Their Stock Certificates Until They Receive a Form of Election or Transmittal Letter.

Representations and Warranties

   EnergyNorth and Eastern. EnergyNorth and Eastern have each made customary representations and warranties to the other in the merger agreement. These representations and warranties relate to such matters as:

  . their organization, the organization of their subsidiaries and similar corporate matters

  . their capital structure

  . authorization, execution, delivery and performance of the merger agreement and the absence of any conflicts, violations or defaults under their respective organizational documents and other agreements and documents or conflicts with or violations of any laws as a result of executing the merger agreement

  . governmental consents and filings

  . reports and financial statements filed with the SEC and the accuracy of the information contained in such reports and financial statements

  . absence of any change, event or effect that is materially adverse to the business, assets (including intangible assets), prospects, financial condition or results of operations of such party and its respective subsidiaries taken as a whole and certain other events since March 31, 1999

  . their regulation as utilities

  . compliance with applicable laws and agreements and maintenance of licenses and permits

  . absence of certain litigation

  . the accuracy of information provided for inclusion in the registration statement on Form S-4 and proxy statement/prospectus to be filed in connection with the merger

  . compliance with environmental laws and environmental matters.

   EnergyNorth. In addition to the representations and warranties described above, EnergyNorth has made representations and warranties to Eastern as to the following matters:

  . that EnergyNorth has taken all actions so that the restrictions of any anti-takeover laws in the State of New Hampshire and any similar provisions in its charter and by-laws will not apply to the merger or the merger agreement

  . that the rights agreement dated as of June 18, 1990 between EnergyNorth and State Street Bank and Trust Company has been amended so that it will not apply to the execution of the merger agreement

  . the filing of tax returns and the payment of taxes

  . title to its properties

  . ownership, use and non-infringement of intellectual property rights

  . brokers' and finders' fees incurred in connection with the merger

  . employee benefit plans maintained by EnergyNorth

  . compliance with governmental regulations concerning employees and relations with employees

  . disclosure of material agreements and commitments

  . delivery of a fairness opinion by Salomon Smith Barney

  . maintenance of insurance coverage

  . the compliance status of the computer systems of EnergyNorth and its third party service providers with respect to the "Year 2000" date recognition problem; and

  . disclosure of and compliance with natural gas and propane price risk management policies.

   Eastern. In addition to the representations and warranties described above, Eastern has represented and warranted to EnergyNorth in the merger agreement as to the following matters:

  . it does not beneficially own any shares of EnergyNorth common stock

  . the organization and capitalization of Merger Sub, and

  . the business activities of Merger Sub.

Certain Covenants

   Interim Operations of EnergyNorth. From the date of the execution of the merger agreement until the time the merger occurs, EnergyNorth has agreed to carry on its business and the businesses of its subsidiaries in the usual, regular and ordinary course consistent with past practice. EnergyNorth has also agreed to use commercially reasonable efforts consistent with past practice to preserve intact the business organization of EnergyNorth and its subsidiaries, keep available the services of their officers and employees, maintain their properties and assets, in the aggregate, in good condition, normal wear and tear excepted, and to preserve their relationships with third parties. These obligations are subject to certain exceptions provided in the merger agreement and any other exceptions that are agreed to in writing by Eastern. In particular, during the period before the time the merger occurs, EnergyNorth will not do or permit its subsidiaries to do or agree to do any of the following:

  . make any filings with governmental authorities regarding rates, charges, standards of service, accounting matters or services except in the ordinary course of business or as required by law

  . declare or pay any dividends or make any distribution with respect to its capital stock (except for regular quarterly cash dividends on EnergyNorth common stock in a manner and amount consistent with past practice and dividends payable by subsidiaries to EnergyNorth) or split, combine or reclassify, repurchase or acquire any shares of its capital stock, other than in connection with the adoption of a replacement stockholder rights plan or in connection with any redemption under its current rights plan

  . repurchase or otherwise acquire, directly or indirectly, any shares of capital stock

  . issue, deliver, sell, authorize or propose the issuance, delivery or sale of any capital stock or securities convertible into capital stock or any rights to acquire any such securities, or authorize the issuance of any other securities in lieu of such securities, except for issuances in the normal course consistent with past practices under the EnergyNorth stock plans

  . make, permit or propose any amendments to its articles of incorporation or by-laws except in connection with the adoption of a new stockholder rights plan

  . acquire or agree to acquire (by business combination with or a purchase of any equity interest in or a material portion of the assets of or by any other manner) any business organization or acquire any material amount of operating assets, or enter into any partnership or joint development agreements or strategic alliances, or sell, lease, encumber or otherwise dispose of any properties or assets of EnergyNorth which alone or taken together are material to its business

  . incur or guaranty any indebtedness for borrowing money, issue or sell any debt securities or any rights to acquire debt securities or warrants, or guarantee the indebtedness of others

  . adopt or amend any employee benefit, stock purchase or option plan, enter into any amendment contract with or pay any special bonus, remuneration, or grant any severance or termination pay to any director, officer or employee (except under previously disclosed arrangements or agreements), adopt any new severance plan, or, except in accordance with past practices or as required by law, increase the salaries or wage rates of its officers or employees

  . pay, discharge or satisfy any claim, liability or obligation in amounts greater than $150,000 or make any individual or series of related capital expenditures or commitments exceeding $150,000 except in the ordinary course of business or pursuant to existing contracts disclosed in the merger agreement, and

  . take any action that will cause the merger agreement to become subject to any anti-takeover law.

   Interim Operations of Eastern. From the date of the execution of the merger agreement until the time the merger occurs, Eastern has agreed to carry on its business and the business of its material subsidiaries in the usual, regular and ordinary course and consistent with past practice. Eastern has also agreed to use commercially reasonable efforts consistent with past practices to preserve intact the business organization of Eastern and its subsidiaries, keep available the services of their officers and employees, maintain their properties and assets, in the aggregate, in good condition, normal wear and tear excepted, and to preserve their relationships with third parties. These obligations are subject to certain exceptions provided in the merger agreement and any other exceptions that are agreed to in writing by EnergyNorth.

   EnergyNorth Stockholders Meeting; Recommendations of the EnergyNorth
Board. EnergyNorth has agreed, in accordance with applicable New Hampshire law and its articles of incorporation and by-laws, to cause an EnergyNorth stockholders meeting to be held as promptly as practicable after the signing of the merger agreement, but not later than sixty days after the declaration of the effectiveness of the registration statement in which this proxy statement/prospectus is included, for the purpose of considering the approval of the merger agreement. EnergyNorth has agreed, subject to the fiduciary duties of its board of directors, to use its best efforts to solicit from EnergyNorth stockholders proxies in favor of the approval of the merger agreement and to take all other actions necessary or advisable to secure the vote or consent of the EnergyNorth stockholders required to obtain such approval.

   Defense, Indemnification and Insurance for EnergyNorth Directors and Officers. Eastern and EnergyNorth have agreed to use their best efforts to defend the directors and officers of EnergyNorth against any claims, proceedings or investigations arising before or after the time the merger occurs as a result of the following:

  . such indemnified party's position with EnergyNorth or its subsidiaries, or

  . the merger and related transactions.

   Eastern has further agreed after the time the merger occurs to indemnify each indemnified party, to the fullest extent allowed under applicable law and the charter and by-laws of the relevant entity, against any losses, liabilities or expenses (including attorneys' fees for not more than one separate counsel) paid in connection with any such claim, investigation or proceeding. EnergyNorth's obligation to defend the indemnified parties continues for six years after the time the merger occurs. Eastern has also agreed to cause the surviving company to:

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

  . honor EnergyNorth's indemnification obligations under EnergyNorth's articles of incorporation and by-laws as in effect before the time the merger occurs, and

  . maintain for a period of six years after the time the merger occurs a directors' and officers' liability insurance policy covering the persons covered by EnergyNorth's current policy and providing comparable coverage to EnergyNorth's current policy.

   See "The Merger--Potential Conflicts and Interests of Certain Persons in the Merger" on page 49.

   Certain Other Covenants. The merger agreement contains certain mutual covenants of the parties, including covenants relating to: public announcements; notifications of certain matters; access to information; qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code (if the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger); best efforts and further assurances; obtainment of third party consents; compliance with legal requirements and cooperation in connection with certain governmental and regulatory filings and in obtaining consents and approvals, including antitrust matters; and confidential treatment of non-public information.

   The merger agreement also contains covenants by EnergyNorth to:

  . declare and pay a dividend on EnergyNorth common stock for the period beginning on the most recent record date for the payment of a regular quarterly dividend on EnergyNorth common stock and ending on the effective date of the Eastern-EnergyNorth merger, such dividend per share to be equal to a fraction, the numerator of which equals $0.35 multiplied by the number of days in such dividend period and the denominator of which is 90, if the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, and if the effective date of the Eastern-EnergyNorth merger does not fall on a record date for a regular quarterly dividend on EnergyNorth common stock,

  . coordinate with Eastern regarding the payment of dividends on the EnergyNorth common stock and Eastern common stock, if the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, and

  . redeem all outstanding rights under its current rights agreement not later than immediately prior to the time the merger occurs.

   The merger agreement also contains certain covenants of Eastern including covenants requiring Eastern to:

  . use its best efforts to list any Eastern common stock to be issued in connection with the merger on the New York Stock Exchange, the Pacific Exchange and the Boston Stock Exchange before the time the merger occurs

  . cause Edward T. Borer or another candidate recommended by the EnergyNorth board to be elected as a member of the Eastern board until the 2003 annual meeting of Eastern as of the effective time of the merger, if the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger,

  . locate the headquarters of the surviving company initially in Manchester, New Hampshire

  . continue to make or cause the surviving company to continue to make charitable contributions and maintain community involvement as carried on by EnergyNorth and its subsidiaries in New Hampshire in recent years, and

  . establish an advisory board to EnergyNorth Natural Gas, Inc. to be chaired by Robert Giordano, for at least three years after the merger occurs. See "The Merger--Potential Conflicts and Interests of Certain Persons in the Merger" on page 49.

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

   Certain Employee Benefits Matters. Eastern has agreed to honor all EnergyNorth collective bargaining agreements and other contracts pertaining to employees or directors of EnergyNorth that are disclosed in the merger agreement. This agreement will not prevent Eastern from exercising any of its rights under these contracts to amend, modify, suspend, revoke or terminate these contracts.

   For all employees of EnergyNorth who continue as employees of Eastern after the merger and whose employment is not governed by a collective bargaining agreement, Eastern has agreed as follows:

  . to provide such employees for a period of one year after the time the merger occurs, with benefits substantially comparable in the aggregate to the benefits provided under EnergyNorth's welfare and tax qualified pension benefit plans, other than individual agreements disclosed in the merger agreement,

  . not to impose any pre-existing condition limitation on such employees' participation in Eastern's benefit plans other than to the extent such limitation is applied under the comparable EnergyNorth plan, and

  . to recognize such employees' service at EnergyNorth for purposes of meeting eligibility and vesting requirements under Eastern's benefit plans.

   EnergyNorth may establish a retention pool of up to a maximum of $650,000 in order to retain the services of certain officers and employees through and following the date of consummation of the merger. Eastern must approve the list of individuals proposed to be covered and their respective retention payments.

   The merger agreement provides that, if the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, and if the KeySpan-Eastern merger has been closed prior to or simultaneously with the effective time of the Eastern-EnergyNorth merger, then at the effective time of the Eastern-EnergyNorth merger, each outstanding option to purchase shares of EnergyNorth common stock under EnergyNorth's stock option plans will be assumed by KeySpan. Such options will continue to be subject to the terms and conditions in the applicable option plan and option certificate immediately prior to the time the merger occurs, except that:

  . each such assumed option will be exercisable for that number of whole shares of KeySpan common stock determined by multiplying the number of shares of EnergyNorth common stock subject to the EnergyNorth option by a fraction, the numerator of which is the product of 1.175 and $64.00 and the denominator of which is the average closing price per share of KeySpan common stock on the New York Stock Exchange, as reported in The Wall Street Journal, for the 10 trading days immediately before the effectiveness of the Eastern-EnergyNorth merger, and then rounding such number down to the nearest whole number of shares of KeySpan common stock, provided that the $64.00 amount used in this calculation will be increased by the amount of any increase in the cash consideration to be paid for each share of Eastern common stock in the KeySpan-Eastern merger above $64.00; and

  . the per share exercise price for the shares of KeySpan common stock issuable upon exercise of such assumed options will be determined by dividing the quotient of the exercise price set forth in the EnergyNorth option and 1.175 by the quotient of $64.00 and the average closing price per share of KeySpan common stock on the New York Stock Exchange, as reported in The Wall Street Journal, for the 10 trading days immediately before the effectiveness of the Eastern-EnergyNorth merger, provided that the $64.00 amount used in this calculation will be increased by the amount of any increase in the cash consideration to be paid for each share of Eastern common stock in the KeySpan-Eastern merger above $64.00.

   If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, and if the KeySpan-Eastern merger has not been closed prior to or simultaneously with the effective time of the Eastern-EnergyNorth merger, then at the effective time of the Eastern-EnergyNorth merger, each outstanding option to purchase shares of EnergyNorth common stock under EnergyNorth's stock option plans will be assumed by Eastern. Such options will continue to be subject to the terms and conditions in the applicable option plan and option certificate immediately prior to the time the merger occurs, except that:

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

  . each such assumed option will be exercisable for that number of whole shares of Eastern common stock determined by multiplying the number of shares of EnergyNorth common stock subject to the EnergyNorth option by 1.175, and then rounding such number down to the nearest whole number of shares of Eastern common stock; and

  . the per share exercise price for the shares of Eastern common stock issuable upon exercise of such assumed options will be determined by dividing the exercise price set forth in the EnergyNorth option by 1.175.

   The merger agreement further provides that if the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, then at the effective time of the Eastern-EnergyNorth merger, each outstanding option to purchase shares of EnergyNorth common stock under EnergyNorth's stock option plans will be assumed by Eastern. Such options will continue to be subject to the terms and conditions in the applicable option plan and option certificate immediately prior to the time the merger occurs, except that:

  . each such assumed option will be exercisable for the number of whole shares of Eastern common stock the holder would have received in the merger if the option had been exercised in full immediately prior to the time the merger occurs (whether or not fully exercisable), rounded down to the nearest whole number of shares of Eastern common stock; and

  . the per share exercise price for the shares of Eastern common stock issuable upon exercise of such assumed options will be equal to the aggregate exercise price per share under the original option divided by the number of shares of Eastern common stock deemed purchasable pursuant to the merger agreement, rounded up to the nearest whole cent.

   Regardless of whether the EnergyNorth options are assumed by KeySpan or Eastern, it is intended that such options shall qualify after the time the merger has occurred as incentive stock options as defined in Section 422 of the Code to the extent they so qualified immediately prior to the time the merger occurs. Each of KeySpan and Eastern has agreed to file a registration statement on Form S-8 within 10 business days after the time the merger has occurred covering such options assumed by it.

Conditions to the Merger

   Conditions to Each Party's Obligations to Effect the Merger. The obligation of Eastern, EnergyNorth and Merger Sub to consummate the merger are subject to the satisfaction of the following conditions:

  . the approval of the merger by the holders of EnergyNorth common stock

  . the merger, the merger agreement and related transactions having received all required or requested approvals or reviews from the New Hampshire Public Utilities Commission on terms and conditions which, with respect to rates and recovery of costs associated with the merger, are not less favorable than those contained in the New Hampshire Public Utilities Commission's order dated July 20, 1998, entitled In Re: Northern Utilities, Inc., and do not otherwise have or constitute a material adverse effect on the surviving company, EnergyNorth Natural Gas, Inc. or on Eastern's other gas distribution subsidiaries, and such approval shall be final, nonappealable and not under appeal

  . the merger having been approved by the SEC under the Public Utility
    Holding Company Act of 1935 on terms that do not and cannot reasonably be expected to have an Eastern Material Adverse Effect (as defined below) and are not materially burdensome to Eastern (including a requirement for Eastern to register under the Public Utility Holding Company Act of 1935 or divest any of its or the surviving company's operations)

  . the registration statement of which this proxy statement/prospectus is a part having become effective under the Securities Act and not being subject to any stop order or related proceedings by the SEC

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

  . no applicable law or regulation, judgment, injunction, order or decree of a court of competent jurisdiction prohibiting or enjoining the consummation of, or having a material adverse affect on, the merger

  . if the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, EnergyNorth and Eastern having each received substantially identical opinions from their legal counsel that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code

  . the applicable waiting periods under the Hart-Scott-Rodino Antitrust
    Improvements Act of 1976 relating to the merger having expired or been terminated, and

  . all other third party consents and approvals required to be obtained by EnergyNorth having been obtained.

   "Material adverse effect" for the purposes of the merger agreement means any change, event or effect that is materially adverse to the business, assets (including intangible assets), prospects, financial condition or results of operations of Eastern or EnergyNorth and their respective subsidiaries, taken as a whole. This would not include changes that are the effect of economic factors affecting the economy as a whole other than interest rate changes, or changes that are the effect of factors generally affecting the specific markets in which Eastern or EnergyNorth and their respective subsidiaries compete. This would also not include any adverse effect primarily attributable to the merger or the announcement of the merger or the transactions contemplated by the merger agreement (other than effects arising out of or resulting from actions by any state or federal regulatory authority with respect to the merger agreement and the transactions contemplated by the merger agreement).

   Conditions to the Obligations of Eastern and Merger Sub. The obligations of Eastern and Merger Sub to effect the merger are further subject to the satisfaction of the following conditions:

  . the representations and warranties of EnergyNorth contained in the merger agreement being true in all material respects at and as of the time the merger occurs as if made at and as of such time, and

  . the performance in all material respects by EnergyNorth of its obligations under the merger agreement at or prior to the time the merger occurs.

   Conditions to the Obligations of EnergyNorth. The obligation of EnergyNorth to effect the merger is further subject to the satisfaction of the following conditions:

  . the representations and warranties of Eastern and Merger Sub contained in the merger agreement being true in all material respects at and as of the time the merger occurs as if made at and as of such time

  . the performance in all material respects by Eastern and Merger Sub of their respective obligations under the merger agreement at or prior to the time the merger occurs, and

  . any shares of Eastern common stock to be issued in the merger having been authorized for listing on the New York Stock Exchange, the Pacific Exchange and the Boston Stock Exchange.

Amendments; Waivers

   Any provisions of the merger agreement may be amended or waived before the time the merger occurs only if the amendment or waiver is in writing and signed, in the case of an amendment, by Eastern, Merger Sub and EnergyNorth and, in the case of a waiver, by the party against whom the waiver is to be effective.

No Solicitation by EnergyNorth

   EnergyNorth has agreed in the merger agreement that, from the date of execution of the merger agreement until the merger occurs or any earlier termination of the merger agreement, EnergyNorth and its subsidiaries will not, and EnergyNorth and its subsidiaries will instruct their respective officers, directors, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly:

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

  . solicit or encourage any Acquisition Proposal (as defined below) from,

  . participate in negotiations or discussions with,

  . disclose any nonpublic information relating to EnergyNorth or any subsidiary of EnergyNorth to,

  . afford access to the properties, books or records of EnergyNorth or any subsidiary of EnergyNorth to, or

  . otherwise assist or facilitate or enter into any agreement or understanding with,

any person, entity or group other than Eastern and its affiliates in connection with an Acquisition Proposal, or to take any other action that constitutes or may reasonably be expected to lead to an Acquisition Proposal.

   "Acquisition Proposal" means any offer or proposal for:

  . a merger, consolidation or other business combination involving
    EnergyNorth or any subsidiary of EnergyNorth or a substantial portion of the assets of EnergyNorth or any subsidiary of EnergyNorth, other than the transactions contemplated by the merger agreement

  . a sale of 20% or more of the outstanding capital stock of EnergyNorth, or

  . the acquisition by any person of beneficial ownership of or the right to beneficially own or the formation of a group that beneficially owns or has the right to acquire 20% or more of the outstanding capital stock of EnergyNorth, or the public announcement of any proposal, plan or intention to do any transaction described above.

   EnergyNorth also agreed to immediately cease all negotiations or discussions with any parties conducted prior to the date of the merger agreement with respect to the above and to use reasonable efforts to obtain the return of any confidential information. EnergyNorth has agreed to notify Eastern:

  . promptly of any inquiry or proposal made or any request made for access or information relating to any Acquisition Proposal or potential Acquisition Proposal, and

  . within one (1) business day of the receipt of an Acquisition Proposal, the identity of the person making the Acquisition Proposal and the terms of such Acquisition Proposal or any modification to such terms or any proposed agreement relating to such Acquisition Proposal.

   EnergyNorth has also agreed not to make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any party other than Eastern.

   Notwithstanding the foregoing, EnergyNorth may, to the extent that the EnergyNorth board determines in good faith, after consultation with outside legal counsel and its financial advisor, that its fiduciary duties under applicable law require it to do so:

  . participate in negotiations with, or

  . disclose information relating to EnergyNorth and any of its subsidiaries to,

any person who has made an Acquisition Proposal to EnergyNorth which the EnergyNorth board has determined would result in a transaction more favorable to the stockholders of EnergyNorth than the merger and has been made by a person, entity or group that is financially capable of consummation of the Acquisition Proposal.

   If EnergyNorth receives an Acquisition Proposal and the EnergyNorth board determines in good faith, after consultation with outside legal counsel and its financial advisor, that its fiduciary duties under applicable law require it to do so, EnergyNorth may, subject to the terms of the merger agreement:

  . approve such Acquisition Proposal

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

  . recommend approval of such Acquisition Proposal to EnergyNorth's stockholders, or

  . withdraw, modify or refrain from recommending approval of the merger agreement.

   Before withdrawing, modifying or refraining from recommending the merger agreement, the EnergyNorth board has agreed to give Eastern at least three business days' prior notice to allow Eastern to make a counterproposal and has agreed to consider any counterproposal made by Eastern and shall itself and shall cause its financial and legal advisors to negotiate on its behalf with Eastern with respect to the terms and conditions of such counterproposal. EnergyNorth may not provide any non-public information to a third party unless such information is provided subject to a non-disclosure agreement with terms comparable to the confidentiality agreement dated June 9, 1999 with Eastern and such information has previously been provided to Eastern.

Termination of the Merger Agreement

   The merger agreement may be terminated at any time before the time the merger occurs, whether before or after approval of the merger by EnergyNorth's stockholders or the New Hampshire Public Utilities Commission:

  . by mutual written consent of Eastern and EnergyNorth.

  . by either EnergyNorth or Eastern:

     . if the merger has not been consummated by March 31, 2001 (which date may be extended by either EnergyNorth or Eastern to September 30, 2001 if certain regulatory conditions have not been satisfied); provided, however, that neither Eastern nor EnergyNorth may terminate if its breach is the reason that the merger has not been consummated; and provided further that if the deadlines for the consummation of the KeySpan-Eastern merger are extended, then the March 31, 2001 and September 30, 2001 deadlines described in this paragraph may either be extended to be the same as those in the KeySpan-Eastern agreement of merger, or the Eastern-EnergyNorth merger agreement may be terminated by EnergyNorth.

     . if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission has issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree or ruling is final, nonappealable and not under appeal;

     . if the EnergyNorth stockholders do not approve the merger agreement by March 1, 2000 (which date the parties to the merger agreement have agreed to extend to April 1, 2000 and may be extended further by agreement of the parties) or if the required vote is not obtained at the EnergyNorth annual meeting or any adjournment thereof; provided, however, that EnergyNorth or Eastern, as appropriate, will not have the right to terminate the merger agreement for this reason if the failure to obtain the approval of EnergyNorth's stockholders was caused by EnergyNorth's or Eastern's respective breach of the merger agreement;

     . if EnergyNorth has accepted or approved an Acquisition Proposal (as defined above under "--No Solicitation by EnergyNorth") or if the EnergyNorth board recommends an Acquisition Proposal to EnergyNorth's stockholders.

  . By Eastern:

     .  if the EnergyNorth board has:

              . failed to convene the EnergyNorth annual meeting;

              . failed to recommend any required approval of the merger
                agreement and the merger in this proxy statement/prospectus or has withheld, withdrawn or modified in a manner adverse to Eastern its recommendation in favor of any required approval of the merger (or resolved to do so); or

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

              . approved or recommended an Acquisition Proposal;

     . upon a breach of any representation, warranty, covenant or agreement on the part of EnergyNorth set forth in the merger agreement, if:

              . as a result of such breach the conditions set forth in the representations and warranties or the agreements and covenants would not be satisfied as of the time of such breach; and

              . such breach has not been cured by EnergyNorth within ten business days following receipt by EnergyNorth of written notice of such breach from Eastern; or

     . if any event or condition that constitutes a material adverse effect with respect to EnergyNorth has occurred since the date of the merger agreement, which condition or event shall not have been ameliorated such that it is no longer a material adverse effect with respect to EnergyNorth within ten business days following receipt by EnergyNorth of notice from Eastern.

  . By EnergyNorth:

     . upon a breach of any representation, warranty, covenant or agreement on the part of Eastern set forth in the merger agreement, if:

              . as a result of such breach, the representations and warranties or covenants and agreements would not be satisfied as of the time of such breach; and

              . such breach shall not have been cured by Eastern within ten business days following receipt by Eastern of written notice of such breach from EnergyNorth; or

     . if any event or condition that constitutes a material adverse effect with respect to Eastern has occurred since the date of the merger agreement, which condition or event shall not have been ameliorated such that it is no longer a material adverse effect with respect to Eastern within ten business days following receipt by Eastern of notice from EnergyNorth.

   If the merger agreement is validly terminated, no provision of the merger agreement shall survive (except for the provisions relating to expenses, termination fees and miscellaneous provisions of general application). The confidentiality agreements entered into between Eastern and EnergyNorth as of June 9, 1999 and June 11, 1999 will continue in effect notwithstanding termination of the merger agreement.

Termination Fees and Expenses

   Payment of Expenses of the Merger Generally. Except as described below and for fees and expenses (other than attorneys' and accountants' fees and expenses) incurred in connection with the printing and filing of this proxy statement/prospectus and the registration statement (which will be shared equally by EnergyNorth and Eastern), all fees and expenses incurred in connection with the merger will be paid by the party incurring such expenses.

   Payment of Eastern Expenses by EnergyNorth. EnergyNorth has agreed to pay up to $2 million of Eastern's out-of-pocket expenses and fees incurred in connection with the merger or the transactions contemplated by the merger agreement if:

  . EnergyNorth has committed a breach of a representation, warranty, covenant or agreement under the merger agreement and as a result the merger agreement is terminated by Eastern under the circumstances described in "--Termination of the Merger Agreement."

  . EnergyNorth has accepted or approved an Acquisition Proposal or its board of directors recommends an Acquisition Proposal to the EnergyNorth stockholders and as a result the merger agreement is terminated under the circumstances described in "--Termination of the Merger Agreement".

  . The EnergyNorth board

     . has failed to convene the EnergyNorth annual meeting or to recommend approval of the merger,

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

     . withholds, withdraws or modifies such recommendation in a manner adverse to Eastern, or

     . recommends or approves an Acquisition Proposal

     and as a result the merger agreement is terminated by Eastern under the circumstances described in "--Termination of the Merger
     Agreement".

  . The stockholders of EnergyNorth fail to approve the merger and as a result the merger agreement is terminated under the circumstances described in "--Termination of the Merger Agreement" and,

     . at the time of such failure to approve the merger, an Alternative
       Transaction (as defined below) has been announced, commenced or occurred and EnergyNorth has either:

             . executed an agreement to engage in the Alternative Transaction
               or

             . the EnergyNorth board has not recommended against such
               Alternative Transaction affirmatively, or has made and withdrawn such a recommendation against the Alternative Transaction, or has modified such negative recommendation in a manner adverse to Eastern; or

     . at the time of such failure to approve the merger, an Alternative
       Transaction has been announced, commenced or occurred with a third party and within twelve months of the failure of the EnergyNorth stockholders to approve the merger, EnergyNorth has either:

             . engaged in, or entered into an agreement to engage in, an
               Alternative Transaction with the third party initially involved at the time of the announcement or commencement, or an affiliate of such third party, or with another third party who announces or commences an Alternative Transaction or with whom an Alternative Transaction occurs while another Alternative Transaction is pending (a "competing party"), or

             . the EnergyNorth board has recommended an Alternative
               Transaction with the third party initially involved in such Alternative Transaction, or an affiliate of such party, or with a competing party.

  . EnergyNorth has committed a willful breach of the merger agreement and as a result the merger agreement is terminated by Eastern under the circumstances described in "--Termination of the Merger Agreement" and, either before such termination or within twelve months thereafter, EnergyNorth has entered into an agreement to engage in or has engaged in an Alternative Transaction.

   "Alternative Transaction", when used to describe a transaction involving EnergyNorth, means either:

  . a transaction pursuant to which any person (or group of persons) other than Eastern or its affiliates, acquires 33% or more of the outstanding shares of EnergyNorth common stock, pursuant to a tender offer or exchange offer or otherwise,

  . a merger, consolidation or combination involving EnergyNorth, in which the holders of EnergyNorth common stock do not own at least a majority of the equity of the surviving entity,

  . any other transaction pursuant to which any third party other than Eastern or its affiliates acquires control of assets of EnergyNorth, having a fair market value (as determined in good faith by the EnergyNorth board of directors) equal to more than 33% of the fair market value of all the assets of EnergyNorth immediately prior to such transaction, or

  . any public announcement by EnergyNorth of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

   Payment of EnergyNorth Expenses by Eastern. Eastern has agreed to pay up to $2 million of EnergyNorth's out-of-pocket expenses and fees incurred in connection with the merger or the transactions contemplated by the merger agreement if:

  . Eastern has committed a breach of a representation, warranty, covenant or agreement under the merger agreement and as a result the merger agreement is terminated by EnergyNorth under the circumstances described in "-- Termination of the Merger Agreement."

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   EnergyNorth Termination Fee. EnergyNorth has agreed to pay Eastern an amount equal to $5.5 million (plus the amount of any out-of-pocket expenses of Eastern required to be paid by EnergyNorth under the merger agreement) if:

  . EnergyNorth accepts or approves an Acquisition Proposal or the EnergyNorth board recommends approval of an Acquisition Proposal to the EnergyNorth stockholders and as a result the merger agreement is terminated under the circumstances described in "--Termination of the Merger Agreement."

  . The EnergyNorth board

     . has failed to convene the EnergyNorth annual meeting or to recommend approval of the merger,

     . withholds, withdraws or modifies such recommendation in a manner adverse to Eastern, or

     . recommends or approves an Acquisition Proposal

     and as a result the merger agreement is terminated by Eastern under the circumstances described in "--Termination of the Merger
     Agreement".

  . The stockholders of EnergyNorth fail to approve the merger and as a result the merger agreement is terminated under the circumstances described in "--Termination of the Merger Agreement" and,

     . at the time of such failure to approve the merger, an Alternative
       Transaction has been announced, commenced or occurred and EnergyNorth has either:

              . executed an agreement to engage in the Alternative Transaction
                or

              . the EnergyNorth board has not recommended against such
                Alternative Transaction affirmatively, or has made and withdrawn such a recommendation against the Alternative Transaction, or has modified such negative recommendation in a manner adverse to Eastern; or

     . at the time of such failure to approve the merger, an Alternative
       Transaction has been announced, commenced or occurred with a third party and within twelve months of the failure of the EnergyNorth stockholders to approve the merger, EnergyNorth has either:

              . engaged in, or entered into an agreement to engage in, an
                Alternative Transaction with the third party initially involved at the time of the announcement or commencement, or an affiliate of such third party, or with a competing party, or

              . the EnergyNorth board has recommended an Alternative
                Transaction with the third party initially involved in such Alternative Transaction, or an affiliate of such party, or with a competing party.

  . EnergyNorth has committed a willful breach of the merger agreement and as a result the merger agreement is terminated by Eastern under the circumstances described in "--Termination of the Merger Agreement" and, either before such termination or within twelve months thereafter, EnergyNorth has entered into an agreement to engage in or has engaged in an Alternative Transaction.

   Payment of Termination Fees and Expenses of the Other Party; No Limitation on Recovering for Willful Breach. Amounts payable by EnergyNorth to Eastern as a termination fee or amounts payable by EnergyNorth or Eastern to the other party for out-of-pocket expenses of the other party will be paid by wire transfer within three business days after the event giving rise to such payment. EnergyNorth and Eastern, however, will not be required to pay any expenses or termination fees to the other party if, immediately prior to the termination of the merger agreement, the other party was in material breach of any of its material obligations under the merger agreement. If a party does not promptly pay any fee due under the merger agreement, that party will also be liable for the costs and expenses of the other party incurred in recovering such fee, as well as interest on any late payment amount. In addition, if the merger agreement is terminated by a party as a result of a willful breach by the other party (except under circumstances of willful breach of the merger agreement of EnergyNorth as described in "--Termination of Fees and Expenses--EnergyNorth Termination Fee" in which case Eastern may exercise and enforce its rights and remedies as described in this paragraph until and unless EnergyNorth engages in an Alternative Transaction, in which event the provisions described in "-- Termination of Fees and Expenses--EnergyNorth Termination Fee" will apply), the terminating party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $2,000,000), be entitled to retain such additional amounts as the terminating party may be entitled to receive at law or in equity; provided, however, no party shall be responsible for any special, consequential or incidental damages. Eastern shall not be entitled to payment for both willful breach of EnergyNorth as described in this paragraph and a termination fee for willful breach of the merger agreement by EnergyNorth as described in "--Termination of Fees and Expenses--EnergyNorth Termination Fee".

               COMBINED UNAUDITED PRO FORMA FINANCIAL INFORMATION

   The following combined condensed unaudited financial information of Eastern and EnergyNorth reflects the completion of the merger assuming the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, and accordingly that the merger consideration consists of cash and shares of Eastern common stock, and assuming the merger had been effective for the periods indicated, which we refer to as "pro forma" information. Eastern will account for this transaction using the purchase method of accounting for business combinations. Pro forma financial information reflecting the completion of the merger assuming the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger is not presented herein.

   Eastern's and EnergyNorth's fiscal years end on different dates. Accordingly, to combine Eastern's and EnergyNorth's financial information:

  . Eastern's audited balance sheet as of December 31, 1999 has been combined, with certain adjustments, with EnergyNorth's unaudited balance sheet as of December 31, 1999;

  . Eastern's unaudited statement of operations for the twelve months ended
    December 31, 1999, as adjusted for an acquisition, has been combined, with certain adjustments, with EnergyNorth's unaudited statement of operations for the twelve months ended December 31, 1999; and

  . Eastern's unaudited statement of operations for the year ended December
    31, 1998, as adjusted for an acquisition, has been combined, with certain adjustments, with EnergyNorth's unaudited statement of operations for the twelve months ended December 31, 1998.

   The combined unaudited pro forma balance sheet as of December 31, 1999 includes the effect of this merger as if the merger had occurred on December 31, 1999.

   The combined unaudited statements of operations for the twelve months and year ended December 31, 1999 and December 31, 1998 include the effect of this merger as if this merger had occurred on January 1, 1998.

   The combined unaudited pro forma financial information is not necessarily indicative of our results of operations or financial position that would have been reported if the merger actually occurred on the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. We have not included pro forma adjustments that reflect potential effects of (a) the efficiencies that may be obtained by combining the operations of Eastern and EnergyNorth or (b) the costs of restructuring, integrating or consolidating the operations of Eastern and EnergyNorth preliminarily estimated to be $1.2 million (net of tax of $0.8 million) which will be charged to income as incurred or (c) the impact of recording certain liabilities for severance, enhanced benefits and a contract cancellation all totaling $10.5 million expected to be incurred as a result of the merger. The combined unaudited pro forma financial information should be read in conjunction with the respective consolidated historical financial statements of both Eastern and EnergyNorth which are incorporated herein by reference.

               EASTERN COMBINED UNAUDITED PRO FORMA BALANCE SHEET

                             DECEMBER 31, 1999
                                 (in thousands)

                            Eastern        EnergyNorth       Pro Forma      Pro Forma
                           Historical  (As Reclassified)(2) Adjustments    Balances(1)
                           ----------  -------------------- -----------    -----------
         ASSETS
CURRENT ASSETS
 Cash and short-term
  investments............  $   44,332        $    372        $ 44,704 (5)  $      --
 Receivables, less
  reserves of $18,669....     135,409          20,578             --          155,987
 Inventories.............      74,555          10,641             --           85,196
 Deferred gas costs......      64,503           5,237             --           69,740
 Other current assets....       5,008           2,850             --            7,858
                           ----------        --------        --------      ----------
  Total current assets...     323,807          39,678          44,704         318,781
PROPERTY AND EQUIPMENT,
 AT COST.................   2,197,156         178,430             --        2,375,586
 Less--accumulated
  depreciation...........     906,953          57,347             --          964,300
                           ----------        --------        --------      ----------
 Net property and
  equipment..............   1,290,203         121,083             --        1,411,286
OTHER ASSETS
 Excess of cost over fair
  value of acquired
  assets, less
  amortization...........     247,137             --          107,176 (3)     354,313
 Deferred post-retirement
  health care costs......      72,760                             --           72,760
 Investments.............      14,671           1,119             --           15,790
 Deferred charges and
  other costs, less
  amortization...........      71,179          16,405             --           87,584
                           ----------        --------        --------      ----------
  Total other assets.....     405,747          17,524         107,176         530,447
                           ----------        --------        --------      ----------
   TOTAL ASSETS..........  $2,019,757        $178,285        $ 62,472      $2,260,514
                           ==========        ========        ========      ==========
     LIABILITIES AND
  STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Current debt............  $  123,251        $ 23,628                      $  146,879
 Accounts payable........      75,770          13,536             --           89,306
 Accrued expenses........      37,516           4,118             --           41,634
 Other current
  liabilities............      50,234           3,011             --           53,245
                           ----------        --------        --------      ----------
  Total current
   liabilities...........     286,771          44,293             --          331,064
GAS INVENTORY FINANCING..      54,020          10,139             --           64,159
LONG-TERM DEBT...........     515,232          45,633          36,859 (5)     597,724
RESERVES AND OTHER
 LIABILITIES
 Deferred income taxes...     179,426          24,160             --          203,586
 Post-retirement health
  care...................     100,016                             --          100,016
 Preferred stock of
  subsidiary.............      26,454                             --           26,454
 Other reserves..........     103,208           1,429             --          104,637
                           ----------        --------        --------      ----------
  Total reserves and
   other liabilities.....     409,104          25,589             --          434,693
COMMITMENTS AND
 CONTINGENCIES
STOCKHOLDERS' EQUITY
 Common stock,
  authorized;
 Eastern--50 million,
 EnergyNorth--10 million
 issued and outstanding;
 Adjusted Historical
  Eastern--27.1 million;
  28.9 million pro forma..     27,131                           1,778 (4)      28,909
 EnergyNorth--3.3
  million................         --            3,323          (3,323)(4)         --
 Capital in excess of
  par....................     244,449          32,643          43,823 (4)     320,915
 Retained earnings.......     483,710          16,665         (16,665)(4)     483,710
 Accumulated other
  comprehensive..........         (77)            --              --              (77)
 Treasury stock..........        (583)            --              --             (583)
                           ----------        --------        --------      ----------
  Total stockholders'
   equity................     754,630          52,631          25,613         832,874
                           ----------        --------        --------      ----------
   TOTAL LIABILITIES AND
    STOCKHOLDERS'
    EQUITY...............  $2,019,757        $178,285        $ 62,472      $2,260,514
                           ==========        ========        ========      ==========

 See accompanying notes to Combined Unaudited Pro Forma Financial Information.

          EASTERN COMBINED UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                   TWELVE MONTHS ENDED DECEMBER 31, 1999
                     (in thousands, except per share data)

                           Eastern
                           Adjusted       EnergyNorth       Pro Forma    Pro Forma
                          Historical  (As Reclassified)(2) Adjustments   Results(1)
                          ----------  -------------------- -----------   ----------
Revenues................  $1,108,977        $124,863         $   --      $1,233,840
Operating costs and
 expenses:
  Operating costs.......     744,007          83,879                        827,886
  Selling, general and
   administrative
   expenses.............     137,089          20,980          (1,869)(3)    156,200
  Depreciation and
   amortization.........      94,832           7,845           2,679 (3)    105,356
                          ----------        --------         -------     ----------
Operating earnings......     133,049          12,159            (810)       144,398
Other income (expense):
  Interest income.......       2,017              76          (2,459)(6)       (366)
  Interest expense......     (45,876)         (4,915)         (3,041)(6)    (53,832)
  Other, net............       9,170             449             --           9,619
                          ----------        --------         -------     ----------
Earnings from continuing
 operations before
 income taxes...........      98,360           7,769          (6,310)        99,819
Provision for income
 taxes..................      41,439           3,740          (1,925)(8)     43,254
                          ----------        --------         -------     ----------
Net earnings from
 continuing operations..  $   56,921        $  4,029         $(4,385)    $   56,565
                          ==========        ========         =======     ==========
Basic earnings per share
 from continuing
 operations(4)..........  $     2.11        $   1.21                     $     1.97
                          ==========        ========                     ==========
Diluted earnings per
 share from continuing
 operations(4)..........  $     2.10        $   1.21                     $     1.96
                          ==========        ========                     ==========
Weighted average number
 of common
 shares outstanding:
  Basic.................      26,920           3,320                         28,698
                          ==========        ========                     ==========
  Diluted...............      27,063           3,339                         28,841
                          ==========        ========                     ==========


 See accompanying notes to Combined Unaudited Pro Forma Financial Information.

          EASTERN COMBINED UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998
                     (in thousands, except per share data)

                           Eastern
                           Adjusted       EnergyNorth       Pro Forma    Pro Forma
                          Historical  (As Reclassified)(2) Adjustments   Results(1)
                          ----------  -------------------- -----------   ----------
Revenues................  $1,118,357        $110,505         $   --      $1,228,862
Operating costs and
 expenses:
  Operating costs.......     752,497          74,645                        827,142
  Selling, general and
   administrative
   expenses.............     143,660          18,102                        161,762
  Depreciation and
   amortization.........      94,118           6,821           2,679 (3)    103,618
                          ----------        --------         -------     ----------
Operating earnings......     128,082          10,937          (2,679)       136,340
Other income (expense):
  Interest income
   (expense)............       1,024              19          (2,459)(6)     (1,416)
  Interest expense......     (44,445)         (4,956)         (3,041)(6)    (52,442)
  Other, net............       6,438           1,016                          7,454
                          ----------        --------         -------     ----------
Earnings from continuing
 operations before
 income taxes...........      91,099           7,016          (8,179)        89,936
Provision for income
 taxes..................      36,182           2,561          (1,925)(8)     36,818
                          ----------        --------         -------     ----------
Net earnings from
 continuing operations
 before extraordinary
 items..................  $   54,917        $  4,455         $(6,254)    $   53,118
                          ==========        ========         =======     ==========
Basic earnings per share
 from continuing
 operations before
 extraordinary
 items(4)...............  $     2.06        $   1.35                     $     1.87
                          ==========        ========                     ==========
Diluted earnings per
 share from continuing
 operations before
 extraordinary
 items(4)...............  $     2.04        $   1.35                     $     1.85
                          ==========        ========                     ==========
Weighted average number
 of common
 shares outstanding:
  Basic.................      26,693           3,291                         28,470
                          ==========        ========                     ==========
  Diluted...............      26,899           3,291                         28,676
                          ==========        ========                     ==========


 See accompanying notes to Combined Unaudited Pro Forma Financial Information.

          NOTES TO COMBINED UNAUDITED PRO FORMA FINANCIAL INFORMATION

(1) The Merger

   The merger will be accounted for under the purchase method of accounting for business combinations. The combined unaudited pro forma financial information does not give effect to (a) the efficiencies that may be obtained by combining the operations of Eastern and EnergyNorth or (b) the costs of restructuring, integrating or consolidating the operations of Eastern and EnergyNorth preliminarily estimated to be $1.2 million (net of tax of $0.8 million) which will be charged to income as incurred or (c) the impact of recording certain liabilities for severance, enhanced benefits and a contract cancellation all totaling $10.5 million expected to be incurred as a result of the merger. Eastern is currently in the process of developing its plan to integrate the operations of EnergyNorth. There were no intercompany transactions between Eastern and EnergyNorth during the periods presented that require elimination.

(2) Reclassifications

   These columns represent historical results of operations and financial position of the respective companies. Certain reclassifications have been made to the historical balance sheet and statements of operations of EnergyNorth to conform with Eastern's historical financial statement presentation.

(3) Purchase Price Allocation

   The fair value of the consideration exchanged to acquire EnergyNorth common stock will be determined at the closing date and will be allocated to the assets and liabilities of EnergyNorth based on their estimated fair value. A preliminary allocation of the purchase price has been presented in the unaudited pro forma combined financial information in which the fair value of the identifiable net assets of EnergyNorth is assumed to equal the net book value of such assets. The excess of consideration over the fair value of the identifiable net assets for EnergyNorth has been preliminarily allocated to goodwill as follows (in thousands, except price per share):

   Shares of EnergyNorth common stock outstanding on December 31,
    1999.............................................................    3,323
   Consideration per EnergyNorth share (a)........................... $  47.00
                                                                      --------
   Consideration exchanged for EnergyNorth common stock.............. $156,176
   Plus: estimated transaction costs (b).............................    3,631
                                                                      --------
   Total estimated purchase price....................................  159,807
   Less: estimated fair value of EnergyNorth's identifiable net
    assets (net book value) on December 31, 1999.....................   52,631
                                                                      --------
   Total estimated goodwill due to merger............................ $107,176
                                                                      ========

--------
(a) The estimated consideration and purchase price allocation used for pro forma purposes is based on a value of $47.00 per share of EnergyNorth common stock.

(b) Transaction costs primarily consist of investment banking fees and other professional fees. Transaction costs related to the EnergyNorth acquisition are estimated to be $5.5 million but are presented herein net of $1.9 million of costs previously expensed by EnergyNorth in the accompanying historical statements of operations.

(c) A pro forma adjustment has been made for the twelve months ended December 31, 1999 and the twelve months ended December 31, 1998 to reflect incremental amortization expense on the goodwill created by the merger. Goodwill is amortized over a 40-year life.

(4) Stock Consideration

   (a) EnergyNorth--Assuming the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, the merger consideration consists of both cash and Eastern common stock. Under the agreement, 50.1% of the common stock of EnergyNorth will be converted into Eastern common stock and 49.9% of the common stock of EnergyNorth will be converted into cash. Shares of EnergyNorth common stock which are not exchanged for cash consideration will be converted into a number of shares of Eastern common stock based on the exchange ratio. The exchange ratio for the stock portion of the consideration will be determined in the manner described in Note 7 below. Based on the average of the daily weighted average price per share of Eastern common stock on the New York Stock Exchange for the ten trading day period (which is the period used to calculate the exchange ratio under the merger agreement, as discussed in Note 7 below) ended on January 24, 2000 which was above $44.00, Eastern would issue approximately 1.778 million shares in the transaction (based on the number of shares of EnergyNorth common stock outstanding on December 31, 1999). The unaudited pro forma net earnings per share reflect the weighted average number of Eastern common shares that would have been outstanding if the merger occurred at the beginning of the periods presented upon the conversion of each outstanding share of EnergyNorth common stock not exchanged for cash into 1.0682 shares of Eastern common stock, as provided in the merger agreement.

   (b) Pro forma adjustments have been made as of December 31, 1999 to reflect the issuance of approximately 1.778 million shares of Eastern common stock ($1.00 par value per share) to be exchanged together with cash of $78 million for all of the outstanding shares of EnergyNorth common stock (based on the number of shares of EnergyNorth common stock outstanding on December 31, 1999) and to eliminate the stockholders' equity accounts of EnergyNorth.

(5) Cash Consideration

   (a) Pro forma adjustments have been made to reflect the funding of the cash portion of the purchase price of EnergyNorth common stock plus an additional $4.3 million for estimated transaction costs for the merger. The cash consideration will be comprised of borrowings, available on-hand cash and short-term investments.

   Shares of EnergyNorth common stock outstanding on December 31,
    1999...........................................................    3,323
   Fixed percentage to be exchanged for cash.......................     49.9%
                                                                    --------
   Shares of EnergyNorth common stock to be exchanged for cash.....    1,658
   Consideration per EnergyNorth share............................. $  47.00
                                                                    --------
   Cash consideration.............................................. $ 77,932
   Merger costs....................................................    3,631
                                                                    --------
   Total expected cash outlay......................................   81,563
   less cash on-hand...............................................  (44,704)
                                                                    --------
   Expected borrowings............................................. $ 36,859
                                                                    ========

(6) Interest Income/Expense

   (a) A pro forma adjustment has been made to reflect reduced interest income resulting from the use of cash more fully described in 5(a) above as if such funding had occurred on January 1, 1998, assuming a weighted average annual interest rate of 5.5%.

   (b) A pro forma adjustment has been made to reflect increased interest expense resulting from the incremental borrowings more fully described in 5(b) above as if such borrowings had occurred on January 1, 1998, assuming an incremental borrowing rate of 8.25%.

(7) Exchange Ratio

   EnergyNorth--As provided for in the merger agreement, assuming the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger, EnergyNorth stockholders will be permitted to elect either Eastern common stock or cash, subject to a limitation of 50.1% of the common stock of EnergyNorth converted into Eastern common stock and 49.9% of the common stock of EnergyNorth converted into cash. Under the merger agreement's collar mechanism, if Eastern's average of the daily weighted average price per share for the ten trading day period ending on the third trading day prior to the date on which the merger is consummated is either higher than $44.00 or lower than $36.00, the portion of the purchase price payable in Eastern shares would be determined based upon a fixed exchange ratio calculated at such prices. Based upon the average of the daily weighted average price per share of Eastern common stock on the New York Stock Exchange for the ten trading day period ended on January 24, 2000 (which is calculated as if the date on which the merger is consummated was January 27, 2000) which was above $44.00, the assumed exchange ratio would be derived using the fixed amount of $44.00. The fixed exchange ratio would be 1.0682 shares of Eastern common stock for each share of EnergyNorth common stock (other than shares of EnergyNorth common stock to be exchanged for an aggregate $78 million cash consideration in the merger) and Eastern would issue approximately 1.778 million shares in this transaction based on the number of shares of EnergyNorth common stock outstanding as of December 31, 1999.

   Any increase in the exchange ratio will cause a corresponding decrease in the pro forma combined per share amounts and any decrease in the exchange ratio will cause a corresponding increase in the pro forma per share amounts. For example, if Eastern's stock price was at $44.00, or $36.00, the recalculated combined pro forma earnings per share in the latest fiscal year and interim period would be as follows:

                                                Year Ended        Year Ended
                                             December 31, 1998 December 31, 1999
                                             ----------------- -----------------
   Eastern stock price...................... $  44.00 $  36.00 $  44.00 $  36.00
                                             ======== ======== ======== ========
   Earnings per share:
     Basic.................................. $   1.85 $   1.82 $   0.94 $   0.92
     Diluted................................ $   1.83 $   1.81 $   0.93 $   0.92

(8) Income Taxes

   A pro forma adjustment has been made for the twelve months ended December 31, 1999 and the twelve months ended December 31, 1998 to reflect the tax effect of the pro forma adjustments using Eastern's incremental tax rate of 35%. Goodwill created by the merger is nondeductible for tax purposes because the transaction is expected to be tax-free.

                     EASTERN UNAUDITED ADJUSTED HISTORICAL
                             FINANCIAL INFORMATION

   Eastern completed its acquisition of Colonial Gas on August 31, 1999 and is accounting for this transaction under the purchase method of accounting for business combinations.

   The Eastern unaudited adjusted historical statements of operations for the years ended December 31, 1999 and 1998 include the effect of this acquisition, as if the acquisition had occurred on January 1, 1998.

   The Eastern unaudited adjusted historical financial information is not necessarily indicative of the results of operations which would have been reported if the acquisition had occurred on the indicated dates nor is it necessarily indicative of the future operating results of the combined company. Furthermore, the adjusted historical financial information does not give effect to the efficiencies that may be obtained by combining the operations of Eastern and Colonial Gas and the costs incurred for restructuring, integrating and consolidating the operations of Eastern and Colonial Gas preliminarily estimated at $5.0 million (net of tax of $3.4 million) which will be charged to income as incurred. In the opinion of management, all adjustments necessary to present fairly such adjusted historical statement of operations have been made.

   The Eastern unaudited historical financial information should be read in conjunction with the historical consolidated financial statements of Eastern which are incorporated by reference into this proxy statement/prospectus and the historical consolidated financial statements of Colonial Gas.

         EASTERN UNAUDITED ADJUSTED HISTORICAL STATEMENT OF OPERATIONS

                       YEAR ENDED DECEMBER 31, 1999
                     (in thousands, except per share data)

                                                                             Eastern
                             Eastern           Colonial        Pro Forma     Adjusted
                          As Reported(2) (As Reclassified)(2) Adjustments   Historical
                          -------------- -------------------- -----------   ----------
Revenues................     $921,460          $187,517         $   --      $1,108,977
Operating costs and
 expenses:
  Operating costs.......      631,660           120,371                        744,007
  Selling, general and
   administrative
   expenses.............      113,654            23,435          (8,024)(4)    137,089
  Depreciation and
   amortization.........       74,608            17,644           2,580 (3)     94,832
                             --------          --------         -------     ----------
Operating earnings......      101,538            26,067           5,444        133,049
Other income (expense):
  Interest income.......        7,962               --           (5,945)(5)      2,017
  Interest expense......      (35,528)          (10,348)            --         (45,876)
  Other, net............        8,587               583             --           9,170
                             --------          --------         -------     ----------
Earnings from continuing
 operations before
 income taxes...........       85,559            16,302            (501)        98,360
Provision for income
 taxes..................       32,352             7,766           1,321 (6)     41,439
                             --------          --------         -------     ----------
Net earnings from
 continuing operations
 before extraordinary
 items..................     $ 50,207          $  8,536         $(1,822)    $   56,921
                             ========          ========         =======     ==========
Basic earnings per share
 from continuing
 operations(4):.........     $   2.21                                       $     2.11
                             ========                                       ==========
Diluted earnings per
 share from continuing
 operations(4):.........     $   2.20                                       $     2.10
                             ========                                       ==========
Weighted average number
 of common
 shares outstanding:
  Basic.................       22,701                                           26,920
                             ========                                       ==========
  Diluted...............       22,844                                           27,063
                             ========                                       ==========

   See accompanying notes to Eastern Unaudited Adjusted Historical Financial
                                  Information.

         EASTERN UNAUDITED ADJUSTED HISTORICAL STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998
                     (in thousands, except per share data)

                                                                               Eastern
                              Eastern            Colonial        Pro Forma     Adjusted
                          (As Reported)(2) (As Reclassified)(2) Adjustments   Historical
                          ---------------- -------------------- -----------   ----------
Revenues................      $935,264           $183,093         $   --      $1,118,357
Operating costs and
 expenses:
  Operating costs.......       640,792            111,705                        752,497
  Selling, general and
   administrative
   expenses.............       118,546             28,795          (3,681)(4)    143,660
  Depreciation and
   amortization.........        75,521             14,727           3,870 (3)     94,118
                              --------           --------         -------     ----------
Operating earnings......       100,405             27,866            (189)       128,082
Other income (expense):
  Interest income.......         7,582              2,360          (8,918)(5)      1,024
  Interest expense......       (33,584)           (10,861)                       (44,445)
  Other, net............         5,591                847                          6,438
                              --------           --------         -------     ----------
Earnings from continuing
 operations before
 income taxes...........        79,994             20,212          (9,107)        91,099
Provision for income
 taxes..................        29,166              7,910            (894)(6)     36,182
                              --------           --------         -------     ----------
Net earnings from
 continuing operations
 before extraordinary
 items..................      $ 50,828           $ 12,302         $(8,213)    $   54,917
                              ========           ========         =======     ==========
Basic earnings per share
 from continuing
 operations before
 extraordinary
 items(4):..............      $   2.26           $   1.40                     $     2.06
                              ========           ========                     ==========
Diluted earnings per
 share from continuing
 operations before
 extraordinary
 items(4):..............      $   2.24           $   1.40                     $     2.04
                              ========           ========                     ==========
Weighted average number
 of common
 shares outstanding:
  Basic.................        22,474              8,781                         26,693
                              ========           ========                     ==========
  Diluted...............        22,680              8,781                         26,899
                              ========           ========                     ==========

   See accompanying notes to Eastern Unaudited Adjusted Historical Financial
                                  Information.

      NOTES TO EASTERN UNAUDITED ADJUSTED HISTORICAL FINANCIAL INFORMATION

(1) The Acquisition

   The acquisition was accounted for under the purchase method of accounting for business combinations. The adjusted historical financial information does not give effect to (a) the efficiencies that may be obtained by combining the operations of Eastern and Colonial Gas, (b) the costs incurred for restructuring, integrating and consolidating the operations of Eastern and Colonial Gas preliminarily estimated at $8.4 million ($5.0 million net of tax) which will be charged to income as incurred.

   On September 30, 1998, Eastern completed a merger with Essex Gas which was accounted for as a pooling-of-interests. Accordingly, the accompanying unaudited pro forma combined financial data include in Eastern the accounts of Essex Gas for all periods presented.

(2) Reclassifications

   These columns represent historical results of operations and financial position of the respective companies. Certain reclassifications have been made to the historical balance sheet and statements of operations of Colonial Gas to conform with Eastern's historical financial statement presentation.

(3) Depreciation and Amortization

   (a) A pro forma adjustment has been made for the twelve months ended December 31, 1999 and the twelve months ended December 31, 1998 to reflect incremental amortization expense on the goodwill created by the acquisition. Goodwill is principally amortized over a 40-year life.

   (b) A pro forma adjustment has been made to reverse previously expensed depreciation for the twelve months ended December 31, 1999 and the twelve months ended December 31, 1998. These depreciation charges relate to assets not given value in purchase accounting on the date of acquisition.

(4) Selling, General and Administrative Expenses

     (a) A pro forma adjustment has been made to reverse previously expensed transaction costs for the twelve months ended December 31, 1999 and the twelve months ended December 31, 1998. These costs are non-recurring and relate directly to the acquisition.

     (b) A pro forma adjustment has been made for the twelve months ended December 31, 1999 and the twelve months ended December 31, 1998 to reflect recurring recoveries and expenses previously recorded through regulatory assets which were not given value as a direct result of the acquisition.

(5) Interest Income

   A pro forma adjustment has been made to reflect reduced interest income resulting from the use of cash more fully described in 5(a) above as if such funding had occurred on January 1, 1998, assuming a weighted average annual interest rate of 5.5%.

(6) Income Taxes

   A pro forma adjustment has been made for the twelve months ended December 31, 1999 and the twelve months ended December 31, 1998 to reflect the tax effect of the pro forma adjustments using Eastern's incremental tax rate of 35%. Goodwill created by the acquisition is nondeductible for tax purposes because the transaction is tax-free.

                             PRINCIPAL STOCKHOLDERS

Beneficial Owners Of More Than 5% Of Eastern's Outstanding Securities

   The following table shows, as of December 31, 1999, any person who is known by Eastern to be the beneficial owner of more than 5% of its common stock.

                                      Amount and
                                      Nature of   Percent
           Name and Address of        Beneficial    of
           Beneficial Owner          Ownership(s)  Class
           -------------------       ------------ -------
           GAMCO Investors, Inc.,     1,653,466    6.12%
           Gabelli Funds, LLC and
            others (b)
           One Corporate Center
           Rye, New York 10580

--------
(a) According to Schedule 13D/A filed with the SEC on December 23, 1999.
(b) Nine entities and two individuals were included in the 13D/A filing with the SEC. In addition, to the entities listed above, Gabelli Associates Fund, Gabelli Associates Limited, Gabelli Fund, LDC, Gabelli Securities, Inc., Gabelli & Company, Inc., Gabelli Group Capital Partners, Inc., Gabelli Asset Management Inc., Marc J. Gabelli and Mario J. Gabelli were included. No single entity or individuals is the beneficial owner of more than five percent of the voting securities of Eastern. In the aggregate, these entities and individuals exceed the five percent threshold.

Beneficial Owners Of More Than 5% Of EnergyNorth's Outstanding Securities

   EnergyNorth knows of no person that owns more than 5% of its common stock.

EnergyNorth Management Ownership

   The following table sets forth:

  . the number of shares of EnergyNorth common stock beneficially owned by each of EnergyNorth's directors and executive officers and by all of EnergyNorth's directors and executive officers as a group, as of March 7, 2000, and

  . the percentage which such shares bear to the total number of outstanding shares as of that date.

                                             Number of Shares    Percentage of
                                           Beneficially Owned(6) Common Stock
                                           --------------------- -------------
Roger C. Avery(1).........................         34,837           1.0481
Edward T. Borer(2)........................         15,639                *
Michelle L. Chicoine......................          5,778                *
Frank L. Childs...........................          2,821                *
Richard B. Couser.........................            763                *
Joan P. Cudhea(3).........................         14,202                *
Sylvio L. Dupuis..........................          1,402                *
Robert R. Giordano(4).....................         21,842                *
Constance B. Girard-diCarlo...............            703                *
Andrew E. Lietz...........................          1,452                *
N. George Mattaini(5).....................         11,912                *
David A. Skrzysowski......................          1,863                *
John E. Tulley II.........................            800                *
All directors and executive officers as a
 group (15 in number at March 7, 2000)....        114,014            3.431

--------
 *  Less than 1.0%.
(1) Includes 12,879 shares held by Mr. Avery solely in a fiduciary capacity and in which he disclaims beneficial ownership.
(2) Includes 963 shares held by Mr. Borer's spouse, in which he disclaims beneficial ownership.
(3) Includes 1,690 shares held by Ms. Cudhea's daughter-in-law, in which she disclaims beneficial ownership and over which she shares investment power only.
(4) Includes 430 shares held by Mr. Giordano's spouse, in which he disclaims beneficial ownership.
(5) Includes 7,404 shares held by Mr. Mattaini's spouse in which he disclaims beneficial ownership.
(6) Beneficial ownership includes shares that the following persons have a right to acquire upon exercise of options: Mr. Giordano, 3,571; Ms. Chicoine, 2,500; Mr. Childs, 1,250; and each director who is not also an employee, 250.

                      DESCRIPTION OF EASTERN CAPITAL STOCK

General

   This section summarizes the terms of Eastern's capital stock. Because this summary does not address all of the details a shareholder may be interested in knowing, all shareholders are encouraged to read Eastern's Declaration of Trust and Bylaws in their entirety. Note that EnergyNorth stockholders will receive Eastern common stock in the merger only if the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger. See "Where You Can Find More Information."

Authorized and Outstanding Capital Stock

   Eastern is authorized to issue up to 50,000,000 shares of Eastern common stock. On March 7, 2000, there were 27,137,772 shares of Eastern common stock issued and outstanding.

   Shares of Eastern common stock are entitled to one vote per share in person or by proxy on any question, except the election of trustees. Trustees are elected by cumulative voting. This means that each holder of Eastern common stock will be entitled to as many votes as will equal the number of such holder's shares multiplied by the number of trustees to be elected. A holder may cast all of its votes for a single candidate or distribute them among any two or more candidates, at its election.

   Eastern shareholders are entitled to receive dividends only when and if declared by the Eastern board out of the earned surplus of Eastern.

   If Eastern is terminated, the trustees will sell and convert into money or securities the whole or any part of the trust estate, and will apportion the proceeds, and any property that is part of the trust estate that is not sold, among all the shareholders in accordance with their respective rights.

   Eastern shareholders have no preemptive, redemption or conversion rights. All issued and outstanding shares of Eastern common stock are, and the shares that Eastern will issue in connection with the merger will be (when authorized, approved, issued and delivered subject to the terms of the merger agreement), fully-paid and non-assessable.

Common Stock Purchase Rights

   Eastern has adopted a rights plan that is designed to protect shareholders from coercive or unfair tactics. To implement the plan, on July 22, 1998, the Eastern Board declared a dividend of one common stock purchase right for each outstanding share of Eastern common stock. The dividend was payable on February 18, 2000 to the shareholders of record on that date. This section summarizes the terms of the rights agreement. Because this summary does not address all of the details a shareholder may be interested in knowing, all shareholders are encouraged to consult the rights agreement in its entirety. A copy of the agreement may be obtained from Eastern. See "Where You Can Find More Information."

   Under the plan, each outstanding share of Eastern common stock, whether issued before or after adoption of the plan, carries with it a right which permits its holder to purchase one share of Eastern common stock at a price of $160, subject to adjustment as described below. Unless otherwise determined by a majority of the Eastern Board then in office, the Eastern rights will separate from the underlying Eastern common stock and are exercisable only on the earliest to occur of:

  . the 10th business day following the later of the date of a public announcement that a person, together with affiliates or associates of such person has acquired, or obtained the rights to acquire, beneficial ownership of 10% or more of the outstanding shares of Eastern common stock or the date on which an executive officer of Eastern had actual knowledge of such beneficial ownership; or

  . the 10th business day following the commencement of a tender offer or exchange offer that would result in any person or its affiliates and associates owning 10% or more of the outstanding shares of Eastern common stock.

   If one of these events occurs, Eastern will mail separate certificates evidencing the rights to holders of record for the Eastern common stock. Until one of these events occurs, the rights will transfer with the underlying shares of Eastern common stock whenever shares are sold or otherwise transferred. Any shares of Eastern common stock issued after adoption of the plan will contain a notation that the shares incorporate and are subject to the terms of the rights plan. In any event, the Eastern Board may delay the distribution of the certificates.

   The Eastern rights will expire on July 22, 2008, or upon their earlier redemption.

   Each Eastern right may also allow the holder to purchase shares of Eastern common stock, or shares of stock of any entity that has engaged in certain specified transactions with Eastern, at a discount upon the occurrence of certain events:

  . If Eastern is acquired in a merger or other business combination transaction or 25% or more of its consolidated assets or earning power are sold, each holder of an Eastern right other than an acquiring person or disqualified transferee will have the right to receive the number of shares of common stock of the acquiring company that have a market value of two times the exercise price of the Eastern right.

  . If any person or group of affiliated or associated persons other than Eastern or its affiliates has acquired or obtained the right to acquire the beneficial ownership of 10% or more of the outstanding Eastern common stock, each holder of an Eastern right other than an acquiring person or any disqualified transferee will have the right to receive the number of shares of Eastern common stock which have a market value of two times the exercise price of the Eastern right.

   The Eastern board may, at its option, at any time after any person has acquired or obtained the right to acquire beneficial ownership of 10% or more of the outstanding Eastern common stock, exchange all or part of the then outstanding and exercisable Eastern rights for shares of Eastern common stock at an exchange ratio of one share of Eastern common stock per Eastern right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of declaration of the Eastern rights. The Eastern board may not effect an exchange at any time after any person, together with all affiliates of such person, becomes the beneficial owner of 50% or more of the outstanding Eastern common stock.

   Purchase Price of Eastern Rights. The purchase price payable, and the number of whole or fractional shares of the Eastern common stock or other securities or property issuable, upon exercise of the Eastern rights are subject to adjustment from time to time to prevent dilution if any of the following occurs:

  . a stock dividend on, or a subdivision, combination or reclassification, of Eastern common stock,

  . the grant to holders of Eastern common stock of certain rights or warrants to subscribe for shares of Eastern common stock or convertible securities at less than the current market price of Eastern common stock, or

  . the distribution to holders of Eastern common stock of evidences of indebtedness or assets excluding cash dividends paid out of the earnings or retained earnings of Eastern or of subscription rights or warrants other than those referred to above.

   With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such price.

   Redemption of the Rights. At any time prior to the earlier of:

  . the 10th business day following the later of the date of a public announcement that a person, together with affiliates or associates of such person has acquired, or obtained the rights to acquire, beneficial ownership of 10% or more of the outstanding shares of Eastern common stock or the date on which an executive officer of Eastern had actual knowledge of such beneficial ownership; or

  . the 10th business day following the commencement of a tender offer or exchange offer that would result in any person or its affiliates and associates owning 10% or more of the outstanding shares of Eastern common stock; or

  . the close of business on July 22, 2008

Eastern, by a majority vote of the trustees then in office, may redeem the Eastern rights at a price of $.01 per Eastern right. Immediately upon the action of the Eastern board electing to redeem the Eastern rights, the right to exercise the Eastern rights will terminate and the only right of the holders of Eastern rights will be to receive the redemption price of $.01 per Eastern right. A holder of a right will have no rights as a shareholder of Eastern until a right is exercised, including, without limitation, the right to vote or to receive dividends.

   Amendment of Rights Agreement. Before the rights are distributed, the Eastern board may amend the rights agreement without the approval of the holders of the Eastern rights. After distribution of the rights, the rights agreement may be amended without the approval of the holders of the Eastern rights in order to cure any ambiguity, correct any defective or inconsistent provisions, make changes that do not adversely affect the interests of the holders of the Eastern rights, or change any time period for redemption or any other time period under the agreement.



Massachusetts Law; Anti-Takeover Effects

   Anti-Takeover Statute. Eastern is subject to Chapter 110F of the Massachusetts General Laws, an anti-takeover law. Under Chapter 110F, a Massachusetts corporation, or business trust that controls a gas utility organized under Chapter 164 of the Massachusetts General Laws, with more than 200 shareholders may not engage in a "business combination" with an "interested shareholder" for a period of three years after the date of the transaction in which the person becomes an interested shareholder, unless:

  . the interested shareholder obtains the approval of the board of directors
    (or board of trustees in the case of Eastern) prior to becoming an interested shareholder

  . the interested shareholder acquires 90% of the outstanding voting stock of the corporation excluding shares held by certain affiliates of the corporation at the time it becomes an interested shareholder or

  . the business combination is approved by both the board of directors and the holders of two-thirds of the outstanding voting stock of the issuer excluding shares held by the interested shareholder.

   An "interested shareholder" is a person who, together with affiliates and associates, owns (or, in certain cases, at any time within the prior three years did own) 5% or more of the outstanding voting stock of the issuer. A "business combination" includes a merger, certain stock or asset sales, and certain other specified transactions resulting in a financial benefit to the interested shareholder.

   Control Share Acquisition Statute. The Eastern by-laws include a provision excluding Eastern from the applicability of Chapter 110D of the Massachusetts General Laws, which regulates the acquisition of so-called "control shares." A control share acquisition is the acquisition of shares that, when added to shares already owned, would (but for Chapter 110D) entitle the acquiring person to vote at least 20% of an entity's stock. Shares acquired in such a transaction would, under Chapter 110D, have no voting rights unless a majority of non-interested shareholders voted to grant such voting rights. In general, the person acquiring such shares, officers of Eastern and those trustees of Eastern who are also employees, are not permitted to vote on whether such voting rights shall be granted. The Eastern board may amend the Eastern by-laws at any time to subject Eastern to Chapter 110D prospectively.

Certain Charter and By-Law Provisions

   Exculpation and Indemnification of Certain Persons. Eastern's Declaration of Trust generally exempts the trustees, officers and agents of Eastern from liability for acts or failures to act to the extent permitted by the Massachusetts Business Corporation Law if Eastern were a Massachusetts business corporation. In addition, Eastern must indemnify each of its trustees and officers against all liabilities and expenses, including reasonable fees of counsel, they may incur because of any suit or other proceeding threatened or resulting from their service to Eastern.

   Eastern will not indemnify any trustee or officer if there has been an adjudication that they acted in bad faith or did not act in good faith and in the reasonable belief that their actions were in the best interests of Eastern or in the best interests of the participants or beneficiaries of Eastern's employee benefit plans, as the case may be.

   Under Eastern's Declaration of Trust, as to any matter disposed of by a compromise payment by such trustee or officer pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses will be provided unless such compromise shall be approved as in the best interests of Eastern, after notice that it involves such indemnification:

  . if no change of control has occurred,

     . by a disinterested majority of the trustees then in office or

     . by a majority of the disinterested trustees then in office or

     . by the shareholders of Eastern,

   provided that Eastern shall have received a written opinion of independent legal counsel to the effect that such trustee or officer appears to have acted in good faith in the reasonable belief that such trustee's or officer's action was in the best interests of Eastern; or

  . if a change of control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such trustee or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of Eastern.

   A trustee will not be liable to Eastern or any Eastern shareholder for monetary damages for breach of his or her fiduciary duties, except where under applicable law he or she has been adjudicated:

  . to have breached his or her duty of loyalty to Eastern or its shareholders,

  . to have acted not, or omitted to act, in good faith,

  . to have knowingly violated the law,

  . to have intentionally engaged in misconduct, or

  . to have derived any improper personal benefit from a transaction.

   Trustees, officers and agents of Eastern will also not be held liable for any act or failure to act in good faith, which is required, authorized or approved by any order issued pursuant to the Public Utility Holding Company Act of 1935 or any other federal or state statute regulating Eastern or any of its subsidiaries by reason of its being a public utility holding company or their being public utilities. Under Eastern's Declaration of Trust, shareholders, trustees, officers and agents of Eastern have no liability for the payment or satisfaction of all obligations and liabilities incurred in carrying on the business of Eastern, and the trust estate of Eastern only is liable. shareholders are indemnified out of the trust estate if held personally liable in any event, except for payments due upon shares of Eastern.

   Special Meetings of Shareholders. The trustees or the President of Eastern at any time may, and the President or Secretary of Eastern shall upon written request of a majority of the trustees or of the holders of one-tenth of the outstanding shares of Eastern and carrying the right to vote upon any question to be presented to a meeting of shareholders, call a special meeting of shareholders. A special meeting will be held at the principal place of business of Eastern or such other place (within the Commonwealth of Massachusetts) as the trustees shall designate. Every such request shall state the purpose of the meeting and shall be delivered at the principal office of Eastern addressed to the President or Secretary. If the President or Secretary refuses or fails for fourteen days after the request has been delivered to call or cause to be called the meeting to be held within 60 days after the delivery of the request, the person or persons signing the request or any three of them may call the meeting and will be given access to the principal share register of Eastern.

   The shareholders of Eastern may not take any action without a meeting.

Transfer Agent and Registrar

   The transfer agent and registrar for the Eastern common stock is BankBoston, N.A.

                  COMPARATIVE RIGHTS OF HOLDERS OF ENERGYNORTH
                            AND EASTERN COMMON STOCK

   Rights of stockholders of EnergyNorth are currently governed by the New Hampshire Business Corporation Act and New Hampshire law generally, EnergyNorth's articles of incorporation and the EnergyNorth by-laws. Rights of shareholders of Eastern are currently governed by the Massachusetts Business Corporation Law, Eastern's Declaration of Trust, and the Eastern by-laws. Upon consummation of the merger, some EnergyNorth stockholders may become shareholders of Eastern and their rights as shareholders of Eastern would be governed by Eastern's Declaration of Trust, the Eastern by-laws and the Massachusetts Business Corporation Law. There are a number of differences between the rights of EnergyNorth stockholders and the rights of Eastern shareholders. The following is a brief summary of certain differences between the rights of Eastern shareholders and the rights of EnergyNorth stockholders, and is qualified in its entirety by reference to the relevant provisions of relevant New Hampshire law, Eastern's Declaration of Trust and the Eastern by-laws, EnergyNorth's articles of incorporation and the EnergyNorth by-laws. Note that EnergyNorth stockholders will receive Eastern common stock in the merger only if the KeySpan-Eastern merger agreement has been terminated prior to the effective time of the Eastern-EnergyNorth merger.

Authorized Capital Stock

   EnergyNorth. EnergyNorth is authorized to issue 10,000,000 shares of common stock, par value $1.00 per share. On March 7, 2000, there were 3,322,903 shares of EnergyNorth common stock issued and outstanding.

   Eastern. Eastern is authorized to issue up to 50,000,000 shares of Eastern common stock. On March 7, 2000, there were 27,137,772 shares of Eastern common stock issued and outstanding.

Boards of Directors/Trustees

   EnergyNorth. The EnergyNorth by-laws provide that the number of directors shall be ten, effective as of the 2000 annual meeting of the EnergyNorth stockholders. Directors hold office for three-year terms and until the election and qualification of their successors or until their earlier resignation, death or removal from office. The EnergyNorth board of directors is divided into three classes having staggered terms of three years each. Current directors' staggered terms expire as follows:

  . four expire at the 2002 annual meeting of EnergyNorth stockholders;

  . three have terms expiring at the 2001 annual meeting of EnergyNorth stockholders; and

  . four have terms expiring at the 2000 annual meeting of EnergyNorth stockholders.

   Each outstanding share of EnergyNorth common stock eligible to vote is entitled to one vote in person or by proxy for the election of directors.

   Eastern. The Eastern board is divided into three classes having staggered terms of three years each. Eastern's Declaration of Trust provides that the number of trustees shall be fixed from time to time by the trustees but shall not be less than three or more than twenty. The total number of trustees is currently fixed at ten. Four of the trustees now in office have terms expiring at the 2002 annual meeting of Eastern shareholders, three have terms expiring at the 2001 annual meeting of Eastern shareholders and three have terms expiring at the 2000 annual meeting of Eastern shareholders.

   Shares of Eastern common stock which are entitled to vote upon a given question are entitled to one vote per share in person or by proxy on such question. Eastern's Declaration of Trust provides, however, the election of trustees by the holders of Eastern common stock shall be by cumulative voting, namely, each holder of Eastern common stock will be entitled to as many votes as will equal the number of such holder's shares multiplied by the number of trustees to be elected, and such holder may cast all of such votes for a single candidate or distribute them among any two or more candidates as such holder shall elect.

Removal of Directors/Trustees

   EnergyNorth. Under the EnergyNorth articles of incorporation, the removal of a director or the removal of the entire EnergyNorth board, with or without cause, requires the affirmative vote of 75% of the then issued and outstanding EnergyNorth common stock.

   Eastern. Under Eastern's Declaration of Trust, a trustee may be removed without cause only by the affirmative vote of the holders of 80% of the combined voting power of the then-outstanding shares of beneficial interest entitled to vote generally in the election of trustees, voting together as a single class.

Special Meetings of Stockholders; Stockholder Action Without Meeting

   EnergyNorth. Under the EnergyNorth by-laws, special meetings of the stockholders:

  . may be called by the president or by the EnergyNorth Board; and

  . shall be called by the president at the request of the holders of not less than 10% of all the issued and outstanding shares of the EnergyNorth common stock entitled to vote at the meeting.

   Under the EnergyNorth by-laws and New Hampshire corporate law, stockholders of EnergyNorth may take action without a meeting if:

  . all stockholders entitled to vote on the matter consent to the action in writing; and

  . the written consents are delivered to EnergyNorth for inclusion in the minutes or filing with the corporate records.

   Eastern. The trustees or the President at any time may, and the President or Secretary shall upon written request of a majority of the trustees then in office or of the holders of one-tenth of all the shares of Eastern at the time outstanding and carrying the right to vote upon any question to be presented at a meeting of shareholders, call a special meeting of the shareholders having the right to vote upon any such question, and in case the President or Secretary shall refuse or fail for fourteen days after the request shall have been so delivered to call or cause to be called such meeting to be held within sixty days after the delivery of the request, such meeting may be called by the person or persons signing such request or by any three of them.

   The shareholders of Eastern may not take any action without a meeting.

Stockholder Proposals and Nominations

   EnergyNorth. Stockholder proposals intended to be presented at any annual meeting of stockholders must be received at EnergyNorth's principal executive offices no later than 120 days prior to the date of the proxy statement released to the stockholders for the immediately preceding annual meeting.

   The board of directors does not have a nominating committee. The board of directors elects members of board committees and officers.

   Eastern. The Nominating Committee of the Eastern board is responsible for nominating trustees, members of committees of the Eastern board and officers, among other things. The Nominating Committee will consider nominees for the Eastern board recommended by shareholders of Eastern. Written recommendations together with supporting information should be directed to Eastern not later than forty-five days prior to the anniversary of the date of the immediately preceding annual meeting. This notice should set forth the following:

  . the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

  . a representation that the shareholder is a holder of record of Eastern entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

  . a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

  . such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

  . the consent of each nominee to serve as a trustee if so elected.

   The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

   Shareholder proposals intended to be presented at any annual meeting of shareholders must be received at Eastern's principal executive offices no later than 120 days prior to the date of the proxy statement released to shareholders for the immediately preceding annual meeting.

Dissenters' Rights

   EnergyNorth. New Hampshire corporate law provides EnergyNorth stockholders dissenters' rights in the event of the consummation of a plan of merger. These rights are described in greater detail under the heading "The Merger--Appraisal Rights."

   Eastern. Eastern's Declaration of Trust provides that in the event of a merger or consolidation of Eastern with another entity, the governing agreement for such transaction must provide that the shareholders of Eastern are entitled to the rights of dissent available under Massachusetts law as if Eastern were a Massachusetts business corporation.

Charter Amendments

   EnergyNorth. Amendments to EnergyNorth's articles of incorporation require the affirmative vote of at least a majority of the outstanding EnergyNorth common stock except:

  . no amendment or repeal of the article pertaining to the liabilities of directors and officers may be approved which would retroactively impair any rights or protections of the directors and officers created by the article; and

  . any amendment to the article pertaining to a business combinations must be approved by a majority of the outstanding EnergyNorth common stock, exclusive of the shares which are beneficially owned by a controlling person, and any amendment to or repeal of the portion of the article pertaining to the election and removal of directors must be approved by the affirmative vote of 75% of the issued and outstanding EnergyNorth common stock.

   Under New Hampshire law, certain minor amendments may be effected by the EnergyNorth board without stockholder consent.

   Eastern. Eastern's Declaration of Trust may be amended by vote of at least a majority of the outstanding Eastern common stock; provided that:

  . no change shall be made to the article pertaining to the liabilities of the trustees, officers and agents of Eastern which would impair the relief from personal liability provided therein,

  . any provision requiring a higher percentage than a majority shall be amended only by such higher percentage and

  . the Eastern Declaration of Trust may be amended for the purpose of changing the name of Eastern, supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained in Eastern's Declaration of Trust by the trustees without authorization by shareholder vote.

Dividends and Stock Repurchases

   EnergyNorth. Under the EnergyNorth by-laws, the board of directors may, from time to time, declare and EnergyNorth may pay dividends on its outstanding shares in cash, securities or property as allowed under New Hampshire law. New Hampshire law allows EnergyNorth to acquire its own shares and the shares so acquired would constitute authorized but unissued shares.

   Eastern. The trustees, in their discretion, may from time to time declare dividends payable at any date fixed by them out of the earned surplus of Eastern, determined in accordance with sound accounting practice, in cash, securities or property, and may declare dividends in securities of Eastern and for that purpose may authorize the issuance of certificates and scrip and may capitalize all or any part of the earned or capital surplus and may determine the number of dollars per share so capitalized and may determine that shares held in the treasury of Eastern shall be entitled to all or part of any such dividend declared in securities of Eastern but in no event shall such treasury shares be entitled to any cash payment made in connection with such dividend, whether or not made in lieu of fractional securities; but no shareholder shall have any right to any dividends whether in cash, securities or property of Eastern except when and as notice shall have been given that the same have been declared as aforesaid, and no shareholder, trustee, officer of agent of Eastern shall be liable personally therefor, and every shareholder entitled thereto shall look only to Eastern's trust estate for the payment of any such dividend.

   Pursuant to Eastern's Declaration of Trust, shares of Eastern purchased, redeemed or otherwise acquired by Eastern may, in the discretion of the trustees, be canceled and the number of shares issued thereby be reduced, or such shares may, in the discretion of the trustees, be held in the treasury and may be sold or otherwise disposed of by the trustees at such time or times, to such party or parties and for such consideration and on such terms as the trustees may determine, but such shares while so held in the treasury shall not be entitled to any voting rights nor to dividends (except for dividends payable in securities of Eastern, at the discretion of the trustees) or right of subscription or purchase and shall not be deemed outstanding in computing proportions or percentages of shares or shareholders under Eastern's Declaration of Trust. Shares canceled pursuant to Eastern's Declaration of Trust shall have the status of authorized but unissued shares.

Fair Price Charter Provisions

   EnergyNorth. EnergyNorth's articles of incorporation require a higher affirmative vote for the approval of certain business transactions with a person or entity that holds 10% or more of the outstanding EnergyNorth common stock. This higher vote is required for the approval of any transaction involving an entity which owns 10% or more of the outstanding EnergyNorth common stock, if the transaction will result in:

  . an involuntary sale;

  . redemption;

  . cancellation; or

  . other termination of ownership

of any shares of EnergyNorth common stock owned by stockholders who do not vote in favor of, or consent in writing to, the transaction.

   In any such case, approval of the transaction requires the affirmative vote of a majority of the issued and outstanding EnergyNorth common stock, exclusive of the shares of the involved party that owns 10% or more of the outstanding stock. This provision does not apply to any such transaction if the cash or fair value of the consideration to be received by the affected stockholders is at least equal to a minimum price per share as defined in the EnergyNorth articles of incorporation and a proxy statement that meets the requirements of the Securities Exchange Act is provided to stockholders in order to secure their approval of the proposed transaction.

   Eastern. Eastern's Declaration of Trust contains certain "anti-Greenmail" provisions in the case of certain stock repurchases from interested security holders. Any direct or indirect purchase or other acquisition by Eastern or any majority owned subsidiary of any shares of capital stock of Eastern from any "interested security holder" (generally defined as any holder (with certain exceptions) of 5% or more of the outstanding shares of voting stock of Eastern or an affiliate of Eastern who at any time within the two-year period immediately prior to the date in question was the beneficial owner of 5% or more of all outstanding shares of voting stock of Eastern) who has been the beneficial owner of such shares for less than two years prior to the date of such purchase or other acquisition or any agreement in respect thereof, for aggregate consideration greater than the then "fair market value" (as defined in Eastern's Declaration of Trust) of such shares shall, except as expressly provided, require the affirmative vote of the holders of voting stock representing shares equal to the sum of:

  . a majority of the then-outstanding voting stock, excluding voting stock of which such interested security holder is the beneficial owner, plus

  . the number of shares of voting stock of which such interested security holder is the beneficial owner, voting together as a single class.

   The foregoing provisions do not apply to any purchase or other acquisition of securities made as part of a tender or exchange offer to purchase securities of the same class made on the same terms to all holders of such securities, or made as part of an open market purchase program approved by a majority of the disinterested trustees of Eastern provided that such purchase is effected on the open market and is not the result of a privately negotiated transaction.

   Eastern's Declaration of Trust further provides for a higher affirmative vote in connection with certain business transactions with interested security holders or their affiliates or associates, including:

  . any merger or consolidation of Eastern or any majority owned subsidiary with any interested security holder or any other company which is or after such merger or consolidation would be an affiliate or associate of an interested security holder;

  . any sale, lease, exchange, mortgage, pledge, transfer or other disposition involving any assets or securities of Eastern having an aggregate fair market value in excess of 5% of the total consolidated book assets of Eastern and its majority owned subsidiaries;

  . the adoption of any plan or proposal for the termination, liquidation or dissolution of Eastern proposed by or on behalf of an interested security holder or any affiliate or associate;

  . any reclassification of securities (including any reverse stock split), or recapitalization of Eastern or any merger or consolidation of Eastern with any of its majority owned subsidiaries or any other transaction that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of capital stock of Eastern, or any securities convertible into capital stock of Eastern or into equity securities of any majority owned subsidiary, that is beneficially owned by an interested security holder or any affiliate or associate;

  . any tender offer or exchange offer made by Eastern for shares of capital stock of Eastern that may have the effect of increasing an interested security holder's percentage beneficial ownership so that following the completion of the tender offer or exchange offer such interested security holder's percentage beneficial ownership of the outstanding capital stock of Eastern may exceed 110% of its percentage beneficial ownership immediately prior to the commencement of such tender offer or exchange offer; or

  . any agreement, contract or other arrangement providing for any one or more of the actions specified above.

   In any such case, the affirmative vote is required of the holders of voting stock representing shares equal to the sum of (a) a majority of the then outstanding voting stock, excluding voting stock of which such interested security holder is the beneficial owner, plus (b) the number of shares of voting stock of which such interested security holder is the beneficial owner, voting together as a single class. The foregoing provisions are not applicable to any direct or indirect purchase or other acquisition of Eastern capital stock by Eastern or any majority owned subsidiary from any interested security holder, or to any particular transaction referred to above if approved by a majority of the disinterested trustees.

Stockholder Rights Plans

   EnergyNorth. On June 6, 1990, the EnergyNorth board declared a dividend distribution of one right for each outstanding share of EnergyNorth common stock. The distribution was payable on June 18, 1990 to the stockholders of record on that date.

   On June 6, 1990, the EnergyNorth board of directors declared a dividend of one right for each outstanding share of EnergyNorth common stock. These rights will not be exercisable until a person or group of affiliated or associated persons:

  . acquires 10% or more of EnergyNorth's common stock, or

  . announces an intention to make a tender offer for 20% or more of EnergyNorth's common stock.

   Unless these rights are redeemed by EnergyNorth or expire before one of these events occurs, after either of these events occurs, each right entitles its holder to acquire from EnergyNorth one share of EnergyNorth common stock for an exercise price of $48.

   In the event that:

  . EnergyNorth is acquired in a merger or other business combination or 50% or more of its assets or earning power is transferred;

  . any person or entity acquires 15% or more of the outstanding EnergyNorth common stock; or

  . any person or entity that owns 15% or more of EnergyNorth common stock engages in a self-dealing transaction;

then each right entitles the holder to purchase at the exercise price the number of shares of common stock of EnergyNorth or the acquiring company equal to two times the value of the exercise price. Any rights held by a person that owns 10% or more of EnergyNorth's common stock or that has announced its intention to make a tender offer for 20% or more of EnergyNorth's common stock will be terminated following the occurrence of any such events.

   Before the expiration of the rights and except in certain instances, EnergyNorth may redeem all of the rights by paying $.01 per right. The rights do not entitle the holder to vote or receive dividends. The rights expire on June 18, 2000 unless extended or redeemed.

   Eastern. Pursuant to the Eastern rights agreement, one Eastern right was payable as a dividend on February 18, 2000 for each outstanding share of Eastern common stock to shareholders of record on that date. Each Eastern right entitles the holder to purchase one share of Eastern common stock for $160, subject to adjustment, upon the occurrence of certain events. Each Eastern right may also allow the holder to purchase shares of Eastern common stock, or shares of stock of any entity that has engaged in certain specified transactions with Eastern, at a discount upon the occurrence of certain events. The rights will expire on July 22, 2008, or upon their earlier redemption. See "Description of Eastern Capital Stock--Common Stock Purchase Rights."

Business Combination Statutes

   EnergyNorth. There is no statute in New Hampshire governing business combinations with stockholders who may have an interest in the combination or transaction, nor is there a statute in New Hampshire that protects collective bargaining agreements following a business combination.

   Eastern. Chapter 110F of the Massachusetts Business Corporation Law prohibits any business combination with an "interested shareholder" (defined generally as a person owning 5% of more of a corporation's outstanding voting stock) for three years after that person becomes an interested shareholder unless:

  . the board gives prior approval to the 5% purchase of the proposed business combination;

  . upon consummation of the transaction that resulted in the person becoming an interested shareholder, the interested shareholder owns at least 90% of the voting stock of the corporation, excluding certain shares; or

  . subsequent to the acquiror's becoming an interested shareholder, the board of directors and two-thirds of the noninterested shares approve the business combination.

   Eastern has not opted out of Chapter 110F and the provisions of Chapter 110F apply to an acquisition of Eastern.

   Section 20E of Chapter 149 of the Massachusetts Business Corporation Law prohibits the termination or impairment of collective bargaining agreements following a business combination until the negotiated termination date of the agreement or until the parties to the agreement negotiate a new termination date.

Control Share Statute

   EnergyNorth. EnergyNorth is normally subject to the filing requirements of the New Hampshire Security Takeover Disclosure Act. However, the current transaction is entitled to an exclusion from the filing requirements of this statute, because EnergyNorth and Eastern are public utility holding companies under the Public Utility Holding Company Act of 1935, as amended, and the transaction is subject to approval by the Securities and Exchange Commission.

   Eastern. Chapter 110D of the Massachusetts Business Corporation Law provides that, once a potential acquiror notifies a company of its intention to purchase 30% or more of a corporation, a shareholders meeting must be held within 50 days, at the acquiror's expense, to vote on whether the control shares may exercise voting rights. Without approval of a majority of the outstanding shares not owned by the acquiror, or by officers or directors of the target, the control shares do not receive voting rights. The Eastern by-laws provide that the provisions of Chapter 110D shall not apply to control share acquisitions of beneficial shares of Eastern.

Proper Factors for Consideration in Evaluating Business Combinations

   EnergyNorth. Under the New Hampshire Business Corporation Act, in performing his or her duties, an EnergyNorth director or officer is entitled to rely upon:

  . information;

  .  opinions;

  . reports; or

  . statements, including financial statements and other financial data;

if prepared or presented by:

  . one or more officers or employees of the corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented;

  . legal counsel, public accountants or other persons as to matters which the director or officer reasonably believes are within the person's professional or expert competence; or

  . in the case of a director, a committee of the EnergyNorth Board of which he or she is not a member, if the director reasonably believes the committee merits confidence.

However, the director or officer shall not be acting in good faith if he or she has knowledge concerning the matter in question that makes such reliance unwarranted.

   Directors and officers who perform their duties:

  . in good faith;

  . with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

  . in a manner that he or she reasonably believes to be in the best interests of the corporation shall not be liable for any action taken as a director or officer, or any failure to take any action.

   Eastern. Eastern's Declaration of Trust provides that in discharging his or her duties, when acting in good faith, any trustee or officer of Eastern shall be fully entitled to rely upon information, opinion, reports or records, including financial statements, books of account, and other financial records, in each case, presented or prepared by, or under the supervision of:

  . one or more officers or employees of Eastern (or of another organization in which he or she serves as contemplated by Article 19 of Eastern's Declaration of Trust, including all directors, officers and trustees of wholly owned subsidiaries of Eastern) whom the trustee or officer reasonably believes to be reliable and competent in the matters presented

  . counsel, public accountants or other persons as to matters which the trustee or officer reasonably believes to be within such person's professional or expert competence, or

  . in the case of a trustee, a duly constituted committee of trustees (or similar governing body of such other organization) upon which he or she does not serve, as to matters within its delegated authority, which committee the trustee reasonably believes to merit confidence but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The fact that a trustee or officer so relied shall be a complete defense to any claim asserted against him or her, except as expressly provided by statute, by reason of his or her being or having been a trustee or officer of Eastern (or such other organization).

Form of Consideration for Capital Stock

   EnergyNorth. Pursuant to the New Hampshire corporate law, the EnergyNorth board may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation.

   Eastern. Eastern's Declaration of Trust provides that authorized shares of the trust may be issued either for money, services, stock, property or other value, or by way of a stock dividend or in exchange for other shares or securities of Eastern and par for par in exchange for stock of another company irrespective of the dividend rate or the then-market value of such stock. Shares may not be issued at less than par in the case of shares with a par value.

Limitation of Director Liability

   EnergyNorth. New Hampshire law provides that a director will not be liable for any action taken as a director, or for any failure to take any action, provided that he or she performs the duties of his or her office in compliance with the standard of conduct set forth under New Hampshire corporate law.

   EnergyNorth's articles of incorporation further provide that to the fullest extent permitted by law, no director shall be personally liable to the corporation or its stockholders for any breach of fiduciary duty as a director. No amendment or repeal of this provision of EnergyNorth's articles of incorporation will have any effect on any right or protection of any director with respect to acts or omissions that occurred prior to the amendment or repeal.

   Eastern. Eastern's Declaration of Trust provides that no trustee shall be liable except for acts or failures to act which at the time would impose liability on him or her if Eastern were a Massachusetts business corporation and he or she were a director thereof.

   Eastern's Declaration of Trust further provides that the trustees of Eastern will not personally be liable to Eastern or its shareholders for monetary damages for certain breaches of fiduciary duty as trustees, unless they violated their duty of loyalty to Eastern or its shareholders, acted not, or omitted to act, in good faith, knowingly or intentionally violated the law, intentionally misconducted themselves, or derived an improper benefit from their actions as trustees. Trustees, officers and agents of Eastern will also not be held liable for any act or failure to act in good faith, that is required, authorized or approved by an order issued pursuant to PUHCA or any other federal or state statute regulating Eastern or any of its subsidiaries by reason of its being a public utility holding company or their being public utilities. Eastern's Declaration of Trust also provides that shareholders, trustees, officers and agents of Eastern will have no liability for the payment or satisfaction of obligations and liabilities incurred in carrying on the business of Eastern and that the trust estate of Eastern only shall be liable.

Indemnification

   EnergyNorth. The EnergyNorth by-laws provide that it will indemnify officers and directors, and such other employees or agents of the corporation as the EnergyNorth board may authorize, to the fullest extent now or in the future permitted by the New Hampshire Business Corporation Act.

   Under the relevant provisions of the New Hampshire Business Corporation Act, EnergyNorth may indemnify any individual who is made a party to a proceeding because he or she was a director, if the individual has met the standard of conduct set forth under New Hampshire law. Generally, this standard of conduct requires a director to have acted in good faith and to have reasonably believed that his or her conduct was in the best interests of EnergyNorth or, if the action related to an employee benefit plan, in the best interests of the participants in or beneficiaries of the plan. However, EnergyNorth may not indemnify a director in connection with any proceeding which finds the director to be liable to the corporation or in connection with any other proceeding in which the director is adjudged to have received improper personal benefit. The New Hampshire Business Corporation Act also authorizes EnergyNorth to indemnify officers, employees or agents of EnergyNorth who are not directors, to the same extent and on the same terms as offered to directors.

   The EnergyNorth by-laws further provide that its provisions for the indemnification of directors and officers are not exclusive of any other rights that individuals seeking indemnification may be entitled to exercise under any other by-law, agreement, vote of stockholders or disinterested directors, or as mandated by any court of competent jurisdiction. The indemnification provided under the EnergyNorth by-laws will continue with respect to any individual who ceases to be a director, officer, employee or agent and will inure to the benefit of that individual's heirs, executors and administrators. In addition, the EnergyNorth by-laws state that if EnergyNorth is merged into or consolidated with another corporation and is not the surviving corporation in the transaction, then the surviving corporation will be required to assume the indemnification obligation set forth in the by-laws with respect to actions or suits arising out of events or facts which occurred prior to the date of the merger or consolidation. Under the EnergyNorth by-laws, EnergyNorth may pay in advance the expenses, including attorneys' fees, incurred by any officer or director, or any other employee or agent authorized by the board, in defending against any threatened or pending action under certain circumstances. Finally, the EnergyNorth by-laws authorize the corporation to purchase and maintain insurance on behalf of any officer, director, employee or agent of the corporation or any individual serving at the request of the corporation in a similar capacity with another corporation, partnership, joint venture or other enterprise, whether or not EnergyNorth would have the power or obligation to indemnify the individual against such liability under the EnergyNorth by-laws.

   Eastern. Eastern's Declaration of Trust provides that Eastern indemnify each of its trustees and officers against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including, but not limited to, derivative suits (to the extent permitted by law), in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, except with respect to any matters as to which he or she shall have been adjudicated to have acted in bad faith or not to have acted in good faith in the reasonable belief that his or her action was in the best interests of Eastern or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such plan; provided, however, that as to any matter disposed of by a compromise payment by such trustee or officer pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of Eastern, after notice that it involves such indemnification:

  . if no change of control has occurred, (a) by a disinterested majority of the trustees then in office or (b) by a majority of the disinterested trustees then in office or by the shareholders of Eastern, provided that Eastern shall have received a written opinion of independent legal counsel to the effect that such trustee or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of Eastern; or

  . if a change of control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such trustee or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of Eastern. No trustee or officer may satisfy any rights of indemnity or reimbursement granted pursuant to Eastern's Declaration of Trust or to which he or she may be otherwise entitled except out of the trust estate of Eastern.

                             ELECTION OF DIRECTORS
                               (Item 2 on Proxy)

                               BOARD OF DIRECTORS

   The Board of Directors of EnergyNorth met six times during the most recent fiscal year. Each director attended 75% or more of the aggregate of the total number of Board meetings and total number of meetings of Committees on which the director served.

   The Compensation Committee of the Board consists of Sylvio L. Dupuis, Chairman, Roger C. Avery, Andrew E. Lietz and John E. Tulley II. This Committee reviews the compensation of the officers and directors of EnergyNorth and makes recommendations to the Board of Directors with respect to those matters. The Compensation Committee held five meetings during the fiscal year.

   The following information concerning the name, age at December 31, 1999, and business experience of the three persons to be nominated for election as directors and the seven directors whose terms do not expire in 2000 has been furnished to EnergyNorth by the nominees and directors. The election of each nominee will require the affirmative votes of the holders of a majority of the shares of Common Stock present at the meeting and entitled to vote. Where proxies are marked "withhold authority," such shares are included in determining the number of shares present and voting. "Broker non-votes" on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting for directors will be counted as a vote for each nominee.

   Each person nominated, if elected, will hold office until the annual meeting to be held in the year in which his or her term expires and until his or her successor is duly elected.

                 NOMINEES FOR ELECTION FOR TERM OF THREE YEARS
                                EXPIRING IN 2003

Name and position         Director        Principal occupation or employment
with the Registrant   Age  since                during last five years
-------------------   --- --------        ----------------------------------
Roger C. Avery         60   1984   President and Chief Executive Officer, Illinois
                                    Gas Company; Adjunct Associate Professor, Brown
                                    University

Robert R. Giordano     61   1988   Chairman and Chief Executive Officer of
 President and Chief                EnergyNorth Natural Gas, Inc.; formerly (until
 Executive Officer                  1998) President and Chief Executive Officer of
                                    EnergyNorth Natural Gas, Inc.; Chairman of
                                    EnergyNorth Propane, Inc.; Chairman, President
                                    and Chief Executive Officer of ENI Mechanicals,
                                    Inc.

John E. Tulley II      45   1997   President and Chief Executive Officer, Tulley
                                    Buick Pontiac Company, Inc.

          DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 2001

Name and position            Director        Principal occupation or employment
with the Registrant      Age  since                during last five years
-------------------      --- --------        ----------------------------------
Joan P. Cudhea..........  67   1984   Certified Financial Planner(R) Practitioner and
                                       Registered Investment Advisor

Sylvio L. Dupuis........  65   1982   Optometrist; President, Notre Dame College;
                                       formerly (until 1999) Executive Director of
                                       McLane, Graf, Raulerson & Middleton,
                                       Professional Association law firm; formerly
                                       (until 1996) Commissioner of Insurance--State
                                       of New Hampshire

Andrew E. Lietz.........  61   1998   President, Chief Executive Officer and Director
                                       (until 1995, Vice President and Chief Operating
                                       Officer) of Hadco Corporation, a manufacturer
                                       of printed circuit boards

          DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 2002

Name and position            Director        Principal occupation or employment
with the Registrant      Age  since                during last five years
-------------------      --- --------        ----------------------------------
Edward T. Borer (1).....  61   1982   Chairman (and, until 1996, Chief Executive
 Chairman of the Board                 Officer; and, until 1995, President) of
                                       Philadelphia Corporation for Investment
                                       Services, a registered securities broker/dealer
                                       and investment advisor

Michelle L. Chicoine....  43   1999   President and Chief Operating Officer of
 Executive Vice                        EnergyNorth Natural Gas, Inc.; formerly (1998)
 President                             Senior Vice President, Treasurer and Chief
                                       Financial Officer, (1997-1998) Vice President,
                                       Treasurer and Chief Financial Officer and
                                       (1993-1997) Vice President and Treasurer of
                                       EnergyNorth Natural Gas, Inc.

Richard B. Couser.......  58   1985   Attorney with Orr & Reno, Professional
                                       Association

Constance B. Girard-      52   1994   Retired; formerly (until 1999) President,
 diCarlo................               Healthcare Support Services, a division of
                                       ARAMARK Corporation, which manages support
                                       service departments in the healthcare industry

--------
(1) Mr. Borer is a director of Philadelphia Corporation for Investment Services, First Financial Bank and Chester Valley Bancorp Inc., a NASDAQ traded company. Chester Valley Bancorp Inc. is a 100% owner of Philadelphia Corporation for Investment Services and First Financial Bank.

Compensation of the Directors

   The Chairman of the Board of Directors receives an annual retainer of $40,000 and the Vice Chairman receives an annual retainer of $20,000. All other directors receive annual retainers of $10,500. Committee chairmen receive additional annual retainers of $2,500. Incentive compensation in the amount of 100 shares of EnergyNorth's $1.00 par value Common Stock is awarded to each director annually, provided that EnergyNorth has achieved certain fiscal year earnings and shareholder return objectives. The Chairman and directors receive fees of $750 for each board meeting attended and $650 for each committee meeting attended. The Vice Chairman and committee chairmen receive fees of $750 for each board and committee meeting attended. Multiple meetings of the board of directors held on the day of the annual meeting of the board of directors are considered one meeting. Directors who are employees receive no annual retainers, director incentive compensation, or meeting fees.

   Directors may elect to have portions of their retainers and fees credited each year to a deferred compensation account pursuant to a plan that provides for accrual of interest and distribution of the deferral accounts in lump sum amounts or in equal installments over ten years, at the option of each director, beginning on a date designated by the director.

   In fiscal 1999, each non-employee director was granted an option to purchase 1,000 shares of EnergyNorth's Common Stock in accordance with the 1998 Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires that each director and certain officers of EnergyNorth file reports of initial beneficial ownership and changes in beneficial ownership of EnergyNorth's common stock with the Securities and Exchange Commission. To EnergyNorth's knowledge, during 1999, all directors and officers filed all such required notices except that Mr. Margossian, a former Senior Vice President, filed a Form 5 with respect to the acquisition of 200 shares four days late.

                             EXECUTIVE COMPENSATION

   The following Summary Compensation Table shows compensation paid by EnergyNorth for services rendered in all capacities during the fiscal years ended September 30, 1999, 1998 and 1997 to the Chief Executive Officer and the four other executive officers of EnergyNorth whose salary and cash incentive and bonus award for the 1999 fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                           Long-term
                                Annual compensation       compensation
                             ---------------------------- ------------
                                                           Restricted
Name and Principal                                           Stock         All Other
Position                Year Salary(1)  Bonus      Other   Awards(2)    Compensation(3)
------------------      ---- --------- --------    ------ ------------  ---------------
Robert R. Giordano..... 1999 $266,738  $109,543(4) $2,864       --          $18,254
 President and CEO      1998  229,902    56,832     2,656   $55,136(5)       16,170
                        1997  210,797    61,217     2,234    20,403          12,132

Michelle L. Chicoine... 1999 $175,000  $ 62,023(4) $  --        --          $ 7,687
 Executive Vice
  President             1998  126,667    34,342(5)  1,593    $8,078           7,303
                        1997  111,595    26,832     1,350     8,932           6,013

Frank L. Childs........ 1999 $140,000  $ 38,417(4) $  --        --           $8,569
 Senior Vice President  1998  115,883    44,342(5)    --     $8,078           7,260
 and CFO                1997  107,417    25,695       --      8,563           3,571

Kenneth M.
 Margossian(6)......... 1999 $132,123  $ 38,417(4) $  --        --           $7,372
 Senior Vice President  1998  115,853    29,085(5)    --     $8,023           1,499

David A. Skrzysowski... 1999  $90,946  $ 24,014(4) $1,494       --           $6,063
 Vice President and     1998   87,227    16,538     1,681    $5,513           5,245
 Controller             1997   82,424    18,133     1,531     6,024           4,693

--------
(1) Includes amounts earned and deferred without election by the officer and amounts deferred pursuant to Deferred Compensation Agreements and EnergyNorth's 401(k) plan.
(2) There are no shares of restricted stock holdings of the above-named officers as of September 30, 1999.
(3) All other compensation paid in 1999 includes: Employer contributions to EnergyNorth's 401(k) plan for Mr. Giordano ($5,063), Ms. Chicoine ($5,287), Mr. Childs ($6,213), Mr. Margossian ($5,187), and Mr. Skrzysowski ($4,438); value of term life insurance premiums paid for Mr. Giordano ($2,400), Ms. Chicoine ($2,400), Mr. Childs ($2,356), Mr. Margossian ($2,185), and Mr. Skrzysowski ($1,625); portion of interest earned in a deferred compensation account by Mr. Giordano in excess of 120% of federal long-term rate ($10,791).
(4) Includes cash and stock incentive awards.
(5) Includes an award of 1,350 shares of restricted stock that are subject to forfeiture and nontransferability until July 16, 2000 for Mr. Giordano ($36,197) and cash bonus award for Ms. Chicoine ($10,000), Mr. Childs ($20,000) and Mr. Margossian ($5,000) for 1998 acquisition activities.
(6) Mr. Margossian joined EnergyNorth on September 29, 1997 and resigned on November 19, 1999.

Stock Options

   In November 1998, EnergyNorth adopted the EnergyNorth, Inc. 1998 Stock Option Plan (Plan) to provide for grants of options to officers, directors and key employees to purchase common stock of EnergyNorth. The maximum exercise period for any option is ten years.

   Options granted under the Plan have been entirely incentive stock options with the exception of options granted to directors. The option price per share for options granted under the Plan was determined at 100% of the fair market value of the average closing price for the common stock, as reported on the New York Stock Exchange, during the ten trading days immediately preceding the date of grant. All options that have been granted under the Plan become exercisable over a four-year period beginning in 1999, except for options granted to Mr. Giordano, which become exercisable over five years. All options will become fully exercisable for a six-month period in connection with the Eastern-EnergyNorth merger.

   The following table sets forth certain information regarding stock options granted under the Plan during the fiscal year ended September 30, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               Individual Grants

                         Number of   % of total
                         securities   options    Exercise
                         underlying  granted to    price
                          options   employees in per share Expiration Grant date
Name                     granted(#) fiscal year   ($/sh)      date      value
----                     ---------- ------------ --------- ---------- ----------
Robert R. Giordano......   15,000       34.1      $28.00   11/19/2008  $75,532
Michelle L. Chicoine....   10,000       22.7       28.00   11/19/2008   50,355
Frank L. Childs.........    5,000       11.4       28.00   11/19/2008   25,177
Kenneth M. Margossian...    5,000       11.4       28.00   11/19/2008   25,177
All directors as a
 group..................    9,000       20.4       28.00   11/19/2008   45,319

   The following table provides information with respect to options to purchase shares of EnergyNorth's common stock exercised in fiscal 1999 and the value of unexercised options granted during the fiscal year under the Plan to the named executive officers in the Summary Compensation Table and all directors as a group and held by them as of September 30, 1999. EnergyNorth has no compensation plan under which SARs are granted.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   Number of securities    Value of unexercised in-
                                                  Underlying unexercised     the-money options at
                           Shares                 options at fiscal year            fiscal
                          Acquired                          end                   year end(1)
                             on         Value    ------------------------- -------------------------
Name                     exercise(#) realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
Robert R. Giordano......     --          --         3,571       11,429      $ 48,208     $154,292
Michelle L. Chicoine....     --          --         2,500        7,500        33,750      101,250
Frank L. Childs.........     --          --         1,250        3,750        16,875       50,625
Kenneth M. Margossian...     --          --         1,250        3,750        16,875       50,625
All directors as a
 group..................     --          --         2,250        6,750        30,375       91,125

--------
(1) Represents the difference between the exercise price of the options and the closing price of $41.50 for EnergyNorth's common stock as quoted by the New York Stock Exchange on September 30, 1999 times the number of options held.

Noncontributory Retirement Plan

   The following Pension Plan table sets forth estimated combined annual benefits payable under EnergyNorth's Retirement Plan and Supplemental Executive Retirement Plan (SERP) at age 65 to persons in specified compensation and years of service classifications. The combined annual benefits shown in the table do not reflect offsets for benefits of Social Security and for retirement benefits received from other employers.

                               PENSION PLAN TABLE

     Average annual earnings
       during highest five        15 years of       25 years of       35 years of
              years                 service           service           service
     -----------------------      -----------       -----------       -----------
       $125,000                    $ 93,750          $ 93,750          $ 93,750
        150,000                     112,500           112,500           112,500
        175,000                     131,250           131,250           131,250
        200,000                     150,000           150,000           150,000
        250,000                     187,500           187,500           187,500
        300,000                     225,000           225,000           225,000
        350,000                     262,500           262,500           262,500
        400,000                     300,000           300,000           300,000

   All full-time salaried employees, including officers and certain part-time employees, are eligible to participate in EnergyNorth's Retirement Plan, provided an employee has reached the age of 21 and has completed one year of service. The SERP is a noncontributory plan intended to supplement benefits of the Retirement Plan for certain named executive officers, effective January 1, 1985. Under both plans normal retirement is at age 65 with a provision for early retirement. Benefits under the Retirement Plan vest after five years of service and under the SERP vest after ten years of service. Earnings under the plans for the executive officers named in the Summary Compensation Table consist of regular annual compensation, excluding bonuses or severance pay, and are the same, except for bonuses and "Other", as the Annual Compensation and Long-Term Compensation shown in the Summary Compensation Table. Mr. Giordano has 34 credited years of service under the plans, Ms. Chicoine 9 years, Mr. Childs 4 years, Mr. Margossian 2 years and Mr. Skrzysowski 22 years.

   Funding of the Retirement Plan is based on actuarial computations and results in a pool of assets held in trust that is unallocated with respect to any particular individual. Benefits payable under the Retirement Plan are calculated on the basis of straight life annuity amounts, accrued over a 25-year period and are not subject to any deduction for Social Security Benefits or other offset.

   Benefits under the SERP are unfunded, accrue over a 15-year period and once they are fully vested do not vary with years of service, except that SERP participants who are included in the plan after September 30, 1995 will have benefits reduced if they retire prior to the normal retirement date under the Retirement Plan. For an individual retiring at age 65, benefits are calculated on the basis of 75% of the average of the five highest consecutive years' earnings, less any amounts receivable for benefits of Social Security, the Retirement Plan, and other qualified plans of EnergyNorth and other employers.

Employment Agreements

   EnergyNorth has employment agreements with Mr. Giordano and Ms. Chicoine under which EnergyNorth has agreed to employ Mr. Giordano through March 31, 2003 and Ms. Chicoine for a two-year period, which may be extended annually for an additional year. If EnergyNorth terminates the employment of either of these individuals other than for breach of the agreement or misconduct, it is required to continue salary payments including average or target incentive compensation, deferred compensation and amounts the employee has elected to defer, through the term of the agreement. Such termination payments will not be made following any termination of employment that gives rise to payments under the management continuity agreements described below.

Management Continuity Agreements

   For a discussion of the management continuity agreements between EnergyNorth and certain of its executive officers, see "Severance Agreements" under the section "Potential Conflicts and Interests of Certain Persons in the Merger" on pages 51 to 52.

                               PERFORMANCE GRAPH

   The following graph compares the performance of EnergyNorth's common stock to the S&P 500 Index and a natural gas industry peer group, consisting of 48 companies published by Media General Financial Services, Inc., for the last five years. The graph assumes an investment of $100 at September 30, 1994 with all dividends reinvested.

                                    [GRAPH]

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The compensation program for executive officers of EnergyNorth is administered by the Compensation Committee of the Board of Directors. The Committee's philosophy is to link executive compensation to improvements in corporate performance and enhanced profitability and shareholder value. The compensation program objectives are to (1) provide a competitive, market-based total compensation package that enables EnergyNorth to attract and retain key executives; (2) integrate all compensation programs with EnergyNorth's annual and long-term business objectives and focus executive efforts on the fulfillment of those objectives; and (3) provide variable compensation opportunities that are directly linked with the performance of EnergyNorth and that align executive remuneration with the interests of shareholders and utility subsidiary ratepayers.

Base Salary

   The base salary component of executive compensation reflects the first objective stated above of attracting and retaining qualified executives. The salary range for each executive officer ("officer") position, including the Chief Executive Officer ("CEO"), and the actual base salary of each officer is reviewed annually. The salary ranges are based upon independent regional and industry salary surveys, including peer groups, for comparable positions. These surveys are reviewed and analyzed by EnergyNorth's Human Resources Department with the assistance of outside consultants from time to time. Specific salary levels are established through an evaluation of each officer's performance relating to duties and individual achievements. For fiscal year 1999, the salary range and specific officer salary recommendations were reviewed and approved by the Compensation Committee.

   In establishing the CEO's 1999 base salary, the Compensation Committee reviewed the competitive market data and also reviewed performance relating to EnergyNorth's earnings level and return on equity, cost containment efforts, involvement in community and industry leadership activities and development of relations with customers. The Committee's evaluation of the CEO's success in meeting these goals resulted in the determination of his base salary. The Compensation Committee recommended a base salary, which was approved by the Board of Directors.

Key Employee Incentive Plan

   Each officer participates in EnergyNorth's Key Employee Performance and Equity Incentive Plan. The Plan is intended to compensate key employees based upon performance standards and objectives and to reward performance with share ownership in EnergyNorth. EnergyNorth seeks to align the interests of key employees with the interests of shareholders and utility customers. In 1999 the annual performance criteria which determined eligibility for awards under the plan were (1) earnings levels compared to forecast, (2) total shareholder return over a rolling three-year period compared to a peer group of comparable natural gas distribution companies, (3) operations and maintenance expenses per customer benchmarks compared to inflation, and (4) evaluation of individual performance. Success in meeting these goals determines the amount of annual incentive compensation an officer will receive. Targeted awards for the CEO under the program ranged up to 45% of the midpoint of the market interval, up to 32.5% for the executive vice president and up to 30% for other participating officers. Three-quarters of the Incentive Plan award is paid in cash and one-quarter is paid in the form of awards of Company Common Stock that are subject to forfeiture and restrictions on transferability for a period of three years. All forfeiture and restrictions on transferability with respect to shares granted under the Plan have been waived by the Board of Directors.

Stock Option Plan

   Officers will be eligible to receive grants of stock options under EnergyNorth's 1998 Stock Option Plan. Grants under the plan are intended to provide officers with long-term incentives which appreciate in value with the continued favorable performance of EnergyNorth. The Plan is described in detail in the section of this proxy statement entitled "Adoption of the 1998 Stock Option Plan."

Bonus Awards

   From time-to-time, EnergyNorth may determine that special recognition is appropriate for one or more officers for an extraordinary level of performance. Any bonus awards granted for this reason are intended to be non-recurring in nature. During 1999, no such bonus awards were granted.

Conclusion

   The Compensation Committee believes that the total compensation program for executives of EnergyNorth is competitive with the compensation programs provided by similarly sized utilities. The Compensation Committee believes that any amounts paid under the annual incentive plan are appropriately related to corporate and individual performance, yielding awards that are directly linked to annual financial and operational results of EnergyNorth.

                             Compensation Committee
                           of the Board of Directors

                           Sylvio L. Dupuis, Chairman
                                 Roger C. Avery
                                Andrew E. Lietz
                               John E. Tulley II

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                               (Item 3 on Proxy)

   Subject to stockholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has reappointed Arthur Andersen LLP to serve as independent public accountants for EnergyNorth for the year 2000. Arthur Andersen LLP were EnergyNorth's principal accountants in 1999. Ratification of the appointment of independent public accountants will require the affirmative votes of the holders of a majority of the shares of Common Stock present at the meeting and entitled to vote. Where proxies are marked "withhold authority," such shares are included in determining the number of shares present and voting. "Broker non-votes" on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting for directors will be counted as a vote for each nominee. The Board of Directors recommends that the stockholders vote for such ratification. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

                                 LEGAL MATTERS

   Certain legal matters relating to Eastern in connection with the merger, including, among other things, certain legal matters with respect to the validity of the securities to be issued, will be passed upon for Eastern by Ropes & Gray, Boston, Massachusetts.

   Certain legal matters relating to EnergyNorth in connection with the merger will be passed upon for EnergyNorth by Hale and Dorr LLP, Boston, Massachusetts and McLane, Graf, Raulerson & Middleton, Professional Association, Manchester, New Hampshire.

                                    EXPERTS

   The EnergyNorth consolidated financial statements as of September 30, 1999 and 1998, and for each of the three years in the period ended September 30, 1999, incorporated by reference in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

   Representatives of Arthur Andersen LLP are expected to be present at the EnergyNorth annual meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

   The Eastern consolidated financial statements and schedule as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, incorporated by reference in this proxy statement/prospectus and elsewhere in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                    FUTURE ENERGYNORTH STOCKHOLDER PROPOSALS

   Assuming the timing of the consummation of the merger contemplated in the merger agreement requires EnergyNorth to hold an annual meeting in 2001, stockholders may submit proposals to be considered for stockholder action at the 2001 annual meeting if they do so in accordance with appropriate regulations of the Securities and Exchange Commission. The deadline for submitting a stockholder proposal for inclusion in the

EnergyNorth proxy materials for the 2001 annual meeting will be November 27, 2000. With respect to any proposal that a stockholder does not seek to have included in the EnergyNorth proxy materials, the proxyholders named in management's proxy will be entitled to exercise their discretionary authority on that proposal if EnergyNorth does not receive proper notice of the matter proposed before February 12, 2001. If proper notice is timely received, the proxyholders named in management's proxy may nevertheless exercise discretionary authority to the extent permitted by appropriate regulations of the Securities and Exchange Commission. In any event, EnergyNorth may have no obligation to include such proposals submitted after November 27, 2000 on the agenda of the 2001 annual meeting.

                                 OTHER MATTERS

   EnergyNorth does not presently intend to bring before the EnergyNorth annual meeting, any matters other than those specified and EnergyNorth has no knowledge of any other matters which may be brought up by other persons. However, if any other matters not now known properly come before the EnergyNorth annual meeting or any adjournments thereof, the persons named in the enclosed forms of EnergyNorth proxy, including any substitutes, will vote such proxies in accordance with their judgment on such matters.

                      WHERE YOU CAN FIND MORE INFORMATION

   Eastern and EnergyNorth file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661- 2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Eastern's and EnergyNorth's SEC filings should also be available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http:// www.sec.gov.

   In addition, material and information concerning Eastern and EnergyNorth can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, 7th Floor, New York, New York 10005, on which exchange the Eastern common stock and the EnergyNorth common stock are listed, and material and information concerning Eastern can also be inspected at the Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104, and the Boston Stock Exchange, on which exchanges the Eastern common stock is also listed.

   The SEC allows Eastern and EnergyNorth to "incorporate by reference" information into this proxy statement/prospectus, which means that Eastern and EnergyNorth can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that were previously filed with the SEC by Eastern (File No. 1-2297) or EnergyNorth (File No. 001-11441). These documents contain important information about Eastern and EnergyNorth and their financial condition.

 Regarding Eastern:

  . Eastern's Annual Report on Form 10-K for the fiscal year ended December
    31, 1999.




  . The description of Eastern common stock contained in its Form 8, filed on May 23, 1991, amending its Registration Statement on Form 8-A dated November 6, 1950.

  . The description of the Eastern rights contained in Eastern's Registration
    Statement on Form 8-A filed on March 1, 1990, as amended.

  . The description of Eastern's new rights contained in Eastern's
    Registration Statement on Form 8-A filed on July 29, 1998.

 Regarding EnergyNorth:

  . EnergyNorth's Annual Report on Form 10-K for the year ended September 30,
    1999.

  . EnergyNorth's Quarterly Report on Form 10-Q for the quarter ended
    December 31, 1999.

  . EnergyNorth's Current Report on Form 8-K dated July 20, 1999.

  . EnergyNorth's Current Report on Form 8-K dated November 10, 1999.

   Eastern and EnergyNorth may be required by the SEC to file other documents pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the time this proxy statement/prospectus is sent and the date the EnergyNorth annual meeting is held. These documents will be deemed to be incorporated by reference in this proxy statement/prospectus and to be a part of it from the date they are filed with the SEC.

   If you are a stockholder, Eastern and EnergyNorth may have sent you some of the documents incorporated by reference, but you can obtain any of them through Eastern and EnergyNorth, the SEC or the SEC's Internet web site as described above. Documents incorporated by reference are available from Eastern and EnergyNorth without charge, excluding all exhibits except for exhibits which have been specifically incorporated by reference as an exhibit in this proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

   Eastern Enterprises          EnergyNorth, Inc.
   9 Riverside Road             1260 Elm Street
   Weston, Massachusetts 02493  P. O. Box 329
   (781) 647-2300               Manchester, New Hampshire 03105
                                (603) 625-4000

   If you would like to request documents from Eastern or EnergyNorth, please do so promptly in order to receive them before the EnergyNorth annual meeting.

   All information contained in or incorporated by reference into this proxy statement/prospectus with respect to Eastern has been provided by Eastern. All information contained in or incorporated by reference into this proxy statement/prospectus with respect to EnergyNorth has been provided by EnergyNorth. Neither Eastern nor EnergyNorth assumes any responsibility for the accuracy or completeness of the information provided by the other party.

  You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the merger. Neither Eastern nor EnergyNorth has authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus.

  This proxy statement/prospectus is dated March 28, 2000. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of Eastern's common stock in the merger shall create any implication to the contrary.

                               ----------------

   The name "Eastern Enterprises" refers to the trustees under Eastern's Declaration of Trust as trustees and not personally; and no trustee, shareholder, officer or agent of Eastern Enterprises shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate only is liable. A copy of Eastern's Declaration of Trust is on file with the SEC as Exhibit 3.1 to Eastern's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989.

                                                                         Annex A

                      AGREEMENT AND PLAN OF REORGANIZATION

   This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of July 14, 1999 is by and among Eastern Enterprises (the "Parent"), EE Acquisition Company, Inc., a New Hampshire corporation ("Merger Sub"), and EnergyNorth, Inc. (the "Company"), a New Hampshire corporation.

                                    Recitals

   A. Upon the terms and subject to the conditions of this Agreement and in accordance with the laws of the State of New Hampshire, the Parent and the Company will enter into a business combination transaction pursuant to which the Company will merge with and into Merger Sub, a wholly-owned subsidiary of Parent.

   B. The Board of Trustees of the Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Parent and fair to, and in the best interests of, the Parent and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

   C. The Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, subject to approval of the Merger by the stockholders of the Company.

   D. The Parent and the Company and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

   E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

   NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I. THE MERGER

   1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of New Hampshire law, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

   1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing the Articles of merger (the "Articles of Merger") with the Secretary of the State of New Hampshire in accordance with the relevant provisions of New Hampshire law (the time of such filing, or such later time as may be agreed in writing by the parties and specified in the Articles of Merger, being the "Effective Time," and the date on which the Effective Time occurs being the "Effective Date") as soon as practicable on the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Articles of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Ropes & Gray, at a time and date to be specified by the parties, which shall be no later than the 35th day after the satisfaction or waiver of the conditions set forth in
Article 6 (other than delivery of items to be delivered at Closing), or at such other time, date and location as the parties hereto agree in writing (the "Closing Date"). At the Closing, (a) the Company shall deliver to the Parent the various Articles and instruments required under
Article 6, (b) the Parent and Merger Sub shall deliver to the Company the various Articles and instruments required under Article 6, and (c) the Company and Merger Sub shall execute and file with the Secretary of the State of New Hampshire the Articles of Merger.

   1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of New Hampshire law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the estate, property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and obligations of the Company and Merger Sub shall become the debts, liabilities and obligations of the Surviving Corporation.

   1.4 Articles of Incorporation; Bylaws.

   (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "EnergyNorth, Inc." Subject to the foregoing, the additional effects of the Merger shall be as provided in NH RSA 293-A: 11.06 (the "NHBCA").

   (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

   1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

   1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

     (a) Conversion of Company Common Stock. Each share of Common Stock, $1.00 par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c)) will be canceled and extinguished and automatically converted (subject to Section 1.6(f) and (h)) into the right to receive the following (the "Merger Consideration") at the Effective Time:

       (i) (A) $47.00 in cash, without interest (the "Per Share Cash Amount"), (B) a number of shares of Common Stock, $1.00 par value, of the Parent (the "Parent Common Stock") equal to the Per Share Cash Amount divided by the Market Value (as defined below) of Parent Common Stock (the "Exchange Ratio"), or (C) a combination of cash and shares of Parent Common Stock determined in accordance with this Section 1.6. For purposes of this Agreement, "Market Value" of Parent Common Stock means the average of the Daily Per Share Prices (as hereinafter defined) of Parent Common Stock for the ten consecutive trading days ending on the third trading day prior to the Effective Date. The "Daily Per Share Price" for any trading day means the weighted average of the per share selling prices of the Parent Common Stock on the New York Stock Exchange (the "NYSE"), as reported in the NYSE Composite Transactions, for that day. Notwithstanding the foregoing, if the Market Value of Parent Common Stock is less than $36.00 per share, Market Value for purposes of this Section 1.6(a)(i) shall mean $36.00 and if the Market Value of Parent Common Stock is greater than $44.00 per share, Market Value for purposes of this Section 1.6(a)(i) shall mean $44.00.

       (ii) The number of shares of Company Common Stock to be converted into the right to receive cash in the Merger will, subject to Section 1.6(a)(vii), be 49.9% of outstanding shares (the "Cash Election Number"). The remaining shares of Company Common Stock outstanding immediately prior to the Effective Time (the "Stock Election Number") will be converted into the right to receive Parent Common Stock in the Merger.

       (iii) Subject to the allocation and election procedures set forth in this Section 1.6, each record holder of shares of Company Common Stock immediately prior to the Effective Time will be entitled in respect of each such share (i) to elect to receive cash for such share (a "Cash Election"), (ii) to elect to receive Parent Common Stock for such share (a "Stock Election"), or (iii) to indicate that such record holder has no preference as to the receipt of cash or Parent Common Stock for such share (a "Non-Election"). All such elections will be made on a form designed for that purpose (a "Form of Election").

       (iv) If the aggregate number of shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Company Common Stock covered by Non-Elections (the "Non-Election Shares") will be converted into the right to receive Parent Common Stock, and the Cash Election Shares will be converted into the right to receive Parent Common Stock and cash in the following manner:

         Each Cash Election Share will be converted into the right to receive (A) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction (the "Cash Fraction"), the numerator of which will be the Cash Election Number and the denominator of which will be the total number of Cash Election Shares, and (B) a number of shares of Parent Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

       (v) If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares will be converted into the right to receive cash, and all Stock Election Shares will be converted into the right to receive Parent Common Stock and cash in the following manner:

         Each Stock Election Share will be converted into the right to receive (A) a number of shares of Parent Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction (the "Stock Fraction"), the numerator of which will be the Stock Election Number and the denominator of which will be the total number of Stock Election Shares, and (B) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction equal to one minus the Stock Fraction.

       (vi) In the event that neither subparagraph (iv) nor subparagraph
    (v) above is applicable, all Cash Election Shares will be converted into the right to receive cash, all Stock Election Shares will be converted into the right to receive Parent Common Stock, and all Non-Election Shares will be converted into the right to receive Parent Common Stock and the right to receive cash on a proportionate basis so that the Stock Election Number and the Cash Election Number equal their respective percentages of the number of shares of Company Common Stock outstanding as closely as possible.

       (vii) In the event that the Parent Common Stock (excluding fractional shares to be paid in cash pursuant to Section 1.6(f)) to be issued in the Merger in exchange for shares of Company Common Stock, valued at the lesser of (i) the Market Value and (ii) the average of the high and low trading prices as reported on the NYSE for the Effective Date, minus the aggregate discount, if any, due to trading restrictions on the Parent Common Stock to be issued in the Merger (the "Parent Common Stock Value") is less than 45% of the total consideration to be paid in exchange for the shares of Company Common Stock (including without limitation the amount of cash to be paid in lieu of fractional shares pursuant to Section 1.6(f), plus the number of Dissenting Shares (as defined below) multiplied by the Per Share Cash Consideration and any other payments required to be considered in determining whether the continuity of interest requirement applicable to reorganizations under Section 368 of the Code has been satisfied) (the "Total Consideration"), then the Cash Election Number shall be reduced, and the Stock Election Number shall be correspondingly increased, to the extent necessary so that the Parent Common Stock Value is 45% of the Total Consideration.

     (b) Cash Election Procedure.

       (i) The Parent and the Company will each use its reasonable best efforts to cause a Form of Election to be mailed not less than thirty
    (30) days prior to the anticipated Effective Time to all holders of record of shares of Company Common Stock as of the record date for the Company Stockholders' Meeting (as hereinafter defined) and to all persons who become holders of Company Common Stock during the period between the record date for the Company Stockholders' Meeting and 5:00 p.m., New York time, on the date seven calendar days prior to the anticipated Effective Time and to make the Form of Election available to all persons who become holders of Company Common Stock subsequent to such time. Elections will be made by holders of Company Common Stock by mailing to the Exchange Agent a Form of Election. Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by each Representative for a particular beneficial owner. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of Company Common Stock as to which the election is being made (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD") or a bank, trust company, credit union, savings association, broker, dealer or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the NYSE Medallion Signature Guaranty Program or the Stock Exchange Medallion Program). The Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of the Parent (or the Exchange Agent) in such matters will be conclusive and binding. Neither the Parent nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent will also make computations contemplated by this Section 1.6 and all such computations will be conclusive and binding on the holders of Company Common Stock.

       (ii) For the purposes hereof, a holder of Company Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (as defined herein) will be deemed to have made a Non-Election. If the Parent or the Exchange Agent determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election will be deemed to be of no force and effect and the stockholder making such purported election will for purposes hereof be deemed to have made a Non-Election.

       (iii) A Form of Election must be received by the Exchange Agent by the close of business on the last business day prior to the Effective Time (the "Election Deadline") in order to be effective. All elections may be revoked until the Election Deadline in writing by holders submitting the Forms of Election.

     (c) Cancellation of Certain Shares. Each share of Company Common Stock held in the treasury of the Company or owned by Merger Sub, the Parent or any direct or indirect wholly owned subsidiary of the Company or of the Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     (d) Capital Stock of Merger Sub. Each share of Common Stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue to be outstanding following, and shall be unaffected by, the Merger.

     (e) Adjustment of Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock, occurring after the date hereof and having a record date prior to the Effective Time.

     (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from the Parent an amount of cash (rounded to the nearest whole cent), without interest thereon, equal to the product of (i) such fraction, multiplied by (ii) the Average Closing Price. The "Average Closing Price" shall mean the average of the per share closing prices of Parent Common Stock as reported on the NYSE for the ten trading days ending on and including the Effective Date.

     (g) At the Effective Time, all options to purchase Company Common Stock then outstanding under the EnergyNorth, Inc. 1998 Stock Option Plan shall be assumed by Parent in accordance with Section 5.20 hereof.

     (h) Dissenting Shares. Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by applicable law; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for payment for shares or lose the right to payment for shares, in either case pursuant to the NHBCA, shall be deemed to be converted into, as of the Effective Time, the right to receive cash pursuant to Section 1.6(a) in the same manner as if such shares were Cash Election Shares. The Company shall give Parent prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

   1.7 Surrender of Certificates.

   (a) Exchange Agent. The Parent shall select a bank or trust company reasonably acceptable to the Company, which may be the Parent's existing transfer agent, to act as the exchange agent (the "Exchange Agent") in the Merger.

   (b) The Parent to Provide Merger Consideration. Promptly after the Effective Time, the Parent shall make available to the Exchange Agent for exchange in accordance with this Article 1, certificates for the shares of Parent Common Stock issuable, and cash payable, pursuant to Section 1.6(a) in exchange for outstanding shares of Company Common Stock and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

   (c) Exchange Procedures. Promptly after the Effective Time, the Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration, together with any cash payable pursuant to Section 1.6(f) and
Section 1.7(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Parent may reasonably specify, provided that risk of loss and title shall already have passed with respect to Certificates previously surrendered in connection with Section 1.6(b)(i)) and
(ii) instructions for effecting the exchange of the Certificates for the Merger Consideration, together with any cash payable pursuant to Section 1.6(f) and
Section 1.7(d). Upon surrender of a Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration, together with any cash payable pursuant to Section 1.6(f) and
Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to
Section 1.7(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Parent Common Stock and the aggregate Per Share Cash Amount into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

   (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, there shall be delivered to the record holder thereof Certificates representing whole shares of Parent Common Stock and the aggregate Per Share Cash Amount issuable and payable in exchange therefor, without interest, along with payments of the amount of dividends or other distributions with a record date after the Effective Time then payable with respect to such whole shares of Parent Common Stock and cash in lieu of any fractional shares in accordance with Section 1.6(f).

   (e) Transfers of Ownership. If any Certificates for shares of Parent Common Stock is to be issued in a name other than that in which the Certificates surrendered in exchange therefor is registered or if any of the other Merger Consideration is to be payable to a person other than the person to whom such Certificates is registered, it will be a condition of the issuance and payment thereof that the Certificates so surrendered will be properly endorsed, accompanied by any documents required to evidence and effect such transfer and otherwise in proper form for transfer and that the person requesting such exchange will have paid to the Parent or any agent designated by it any applicable transfer taxes required by reason of the issuance of a Certificates for shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or shall provide evidence that any applicable transfer taxes have been paid.

   (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, neither the Exchange Agent, the Parent, the Surviving Corporation nor any other party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (g) Termination of Exchange Agent. Any Merger Consideration made available to the Exchange Agent pursuant to Section 1.7(b) and not exchanged within six months after the Effective Time pursuant to this Section 1.7 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent, and thereafter any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of any funds to which such holder may be due, subject to applicable law.

   1.8 No Further Ownership Rights in Company Common Stock. The Merger Consideration, together with any cash payable pursuant to Sections 1.6(f) and 1.7(d) issued and paid in exchange for shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

   1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; provided, however, that the Parent may, in its discretion and as a condition precedent to such delivery, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

   1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

   1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to the Parent, subject to the exceptions set forth in the disclosure schedule supplied by the Company to the Parent (the "Company Disclosure Schedule"), as follows:

   2.1 Organization of the Company. The Company and each of its Subsidiaries and joint ventures (as defined below) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite corporate or similar power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation or other legal entity in each jurisdiction in which the failure to be so qualified, when taken with all other such failures, would have a Company Material Adverse Effect (as defined below). Included in the Company Disclosure Schedule is a true and complete list of all of the Company's Subsidiaries and joint ventures, together with the jurisdiction of incorporation or organization of each Subsidiary and joint venture and the Company's equity interest therein. The Company has delivered or made available to the Parent a true and correct copy of the Articles of Incorporation and Bylaws of the Company and similar governing instruments of each of its Subsidiaries and joint ventures, each as amended to date. The minute books of the Company and its Subsidiaries and joint ventures made available to the Parent are the only minute books of the Company and its Subsidiaries and joint ventures in the Company's possession, and such minutes contain a reasonably accurate record of all actions taken in all meetings of directors (or committees thereof) and stockholders or actions by written consent since January 1, 1994. The term "Company Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), prospects, financial condition or results of operations of the Company and its Subsidiaries taken as a whole (other than changes that are the effect of economic factors (other than interest rate changes) affecting the economy as a whole or changes that are the effect of factors generally affecting the specific markets in which the Company and its Subsidiaries compete); provided, however, that a Company Material Adverse Effect shall not include any adverse effect primarily attributable to the Merger or the announcement thereof or the transactions contemplated by this Agreement

(other than effects arising out of or resulting from actions by any state or federal regulatory authority with respect to this Agreement and the transactions contemplated hereby). "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. The term "joint venture" of a party shall mean any corporation or other entity (including partnerships and other business associations) that is not a Subsidiary of such party, in which such party or one or more of its Subsidiaries owns an equity interest (other than money market accounts and other short term investments), other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or equity of any such entity. Except as set forth in the Company Disclosure Schedule, none of the Company's Subsidiaries is a "public utility company," a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

   2.2 The Company Capital Structure.

   (a) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $1.00 par value, of which, as of June 30, 1999, there were 3,319,718 shares issued and outstanding and no shares in treasury. No shares of Company's capital stock have been issued since that date except shares of Company Common Stock issued in the normal course and consistent with past practice pursuant to the (i) 1998 Stock Option Plan, (ii) Employee Performance and Equity Incentive Plan, (iii) Director Incentive Compensation Plan, and (iv) Dividend Reinvestment and Stock Purchase Plan (the "Company Stock Plans"). All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. As of June 30, 1999, an aggregate of 520,000 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

   (b) The Company Disclosure Schedule includes a true and complete list of all outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from the Company any shares of the capital stock or any other security of the Company, and all outstanding securities of any kind convertible into or exchangeable for such securities. True and complete copies of all instruments (or other forms of such instruments) referred to in this Section 2.2(b) have been previously furnished to the Parent. There are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the outstanding shares of capital stock of the Company to which the Company is a party.

   (c) Except for securities the Company owns directly or indirectly through one or more Subsidiaries, there are no equity securities of any class of any Subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding.

   2.3 Authority.

   (a) Subject to approval by its stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of this

Agreement and the Merger by the Company's stockholders and any necessary or requested review or approval of this Agreement and the Merger by the State of New Hampshire Public Utilities Commission ("NHPUC") and the filing and recording of the Articles of Merger pursuant to the laws of the State of New Hampshire. This Agreement has been duly executed and delivered by the Company. Assuming the due authorization, execution and delivery by the Parent and Merger Sub, upon execution by the Company this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company or the equivalent organizational documents of any of its Subsidiaries or joint venture, (ii) subject to obtaining the approval by the Company's stockholders of this Agreement as contemplated in Section 5.2 and of the NHPUC in accordance with New Hampshire law and compliance with the other requirements set forth in Section 2.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or joint venture or by which its or any of their respective properties is bound, or (iii) subject to obtaining any third party consents referred to in the final sentence of this
Section 2.3(a), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of the Company or any Subsidiary or joint venture or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries or joint venture pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Company Material Adverse Effect. The Company Disclosure Schedule lists all consents, waivers and approvals under any of the Company's or any of its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, except for those the absence of which would not have a Company Material Adverse Effect.

   (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental or regulatory body or authority or instrumentality ("Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Secretary of State of New Hampshire, (ii) the filing of the Proxy Statement (as defined in Section 2.18) with the United States Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the filing of a Current Report on Form 8-K with the SEC, (iv) the filing with the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") of such forms as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the termination or expiration of all applicable waiting periods thereunder, (v) approval of the Merger and the related transactions contemplated hereunder by NHPUC in accordance with New Hampshire law and any required filing thereof with the Secretary of State of New Hampshire, (vi) the approval of the Merger by the SEC pursuant to PUHCA, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (viii) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Company Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the Merger.

   2.4 Takeover Laws; Rights Plans.

   (a) The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws and regulations (collectively, "Takeover Laws") of the State of New Hampshire, including NH RSA 421-A and under any similar provisions included in the Company's charter and by-laws.

   (b) The Company has (1) duly entered into an appropriate amendment to the Company's Rights Agreement dated as of June 18, 1990 (the "Rights Agreement") between the Company and State Street Bank and Trust Company, which amendment has been provided to Parent, and (2) taken all other action necessary or appropriate so that the entering into of this Agreement does not and will not result in the ability of any person to exercise any Rights under the Rights Agreement or enable or require the Rights issued thereunder to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable or redeemable.

   (c) No "Distribution Date" or "Triggering Event" (as such terms are defined in the Rights Agreement) has occurred.

   2.5 SEC Filings; Company Financial Statements.

   (a) Each of the Company and EnergyNorth Natural Gas, Inc. has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1996. All such required forms, reports and documents (including those that the Company or EnergyNorth Natural Gas, Inc. may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were or will be prepared in compliance in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not or will not at the time they were or are filed (or if amended or superseded by a filing prior to the Closing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. None of the Company's Subsidiaries, other than EnergyNorth Natural Gas, Inc., is required to file any forms, reports or other documents with the SEC.

   (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials"), including any Company SEC Reports filed after the date hereof until the Closing, (i) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was or will be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Company contained in the Company's SEC Report as of March 31, 1999 is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Company Disclosure Schedule and except for obligations under this Agreement, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, except liabilities (i) provided for in the Company Balance Sheet and the related notes or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices or (iii) incurred in connection with the transactions contemplated hereby.

   2.6 Absence of Certain Changes or Events. Since March 31, 1999, there has not occurred any Company Material Adverse Effect and there has not been, occurred or arisen any:

     (a) transaction by the Company or its Subsidiaries except in the ordinary course of business as conducted on the date of the Company Balance Sheet and consistent with past practices;

     (b) except as permitted by this Agreement, amendments or changes to the Articles of Incorporation or Bylaws of the Company;

     (c) individual capital expenditure or commitment, or series of related capital expenditure or commitments, by the Company or its Subsidiaries outside the ordinary course of business exceeding $150,000;

     (d) destruction of, damage to or loss of any assets material to the business of the Company and its Subsidiaries taken as a whole (whether or not covered by insurance);

     (e) any cancellation or termination or written notice of cancellation or termination by any customer that is material to the Company and its Subsidiaries, taken as a whole, of its relationship or a portion of its relationship with the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any decrease, not in the ordinary course of business, in the usage or purchase of the products or services of the Company or any of its Subsidiaries by any such customer that is material to the Company and its Subsidiaries, taken as a whole, or any by-pass transaction involving any such customer of the Company, other than any of the foregoing that is primarily the result of weather factors;

     (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action that is reasonably likely to have a Company Material Adverse Effect;

     (g) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

     (h) material revaluation by the Company or its Subsidiaries of any of its significant assets;

     (i) except as permitted by this Agreement, declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company (other than regular quarterly dividends in accordance with past practice), or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

     (j) except as permitted by this Agreement, increase in the salary or other compensation payable or to become payable to any of its officers or directors or, other than in the ordinary course of business and consistent with past practices, any of its employees or advisors, or the declaration, payment or contractually binding commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except for increases, payments or commitments in the ordinary course of business and consistent with past practices;

     (k) sale, lease, license or other disposition of any assets or properties material to the Company and its Subsidiaries, taken as a whole, except in the ordinary course of business;

     (l) except as would not reasonably be expected to result in a Company Material Adverse Effect, amendment or termination of any material contract, agreement or license to which the Company or any of its Subsidiaries is a party or by which it is bound except for amendments in the ordinary course of business or scheduled expiration pursuant to the terms of the contract, agreement or license and not as a result of any breach;

     (m) except in the ordinary course of business and consistent with past practices or as permitted by this Agreement, loan by the Company or any of its Subsidiaries to any person or entity, incurring by the Company or any Subsidiary of any indebtedness (except for indebtedness incurred in the ordinary course under existing credit lines or arrangements set forth in the Company Disclosure Schedule), guaranteeing by the Company or any Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or any Subsidiary or guaranteeing of any debt securities of others;

     (n) waiver or release of any right or claim material to the Company and its Subsidiaries, taken as a whole, including any write-off or other compromise of any account receivable of the Company or any Subsidiary, other than in the ordinary course of business and consistent with past practices;

     (o) adoption, material amendment or modification, or termination of any Plan (as defined in Section 2.14) by the Company or any of its Subsidiaries;

     (p) regulatory decision by the NHPUC that would have a material adverse impact on the Surviving Corporation; or

     (q) contractually binding commitment, understanding or agreement by the Company or any of its Subsidiaries thereof to do any of the things described in the preceding clauses (a) through (o) (other than this Agreement).

   2.7 Tax Matters.

   (a) The Company and its Subsidiaries have filed all material tax reports and returns required to be filed by them and have paid or will timely pay all material taxes and other charges shown as due on such reports and returns. Neither the Company nor any of its Subsidiaries is delinquent in the payment of any material tax assessment or other governmental charge (including without limitation applicable withholding taxes). Any provision for taxes reflected in the Company Balance Sheet has been properly reflected in accordance with GAAP. There are no tax liens on any assets of the Company or its Subsidiaries except for current taxes not yet due and other non-material tax amounts.

   (b) There has not been any audit of any tax return filed by the Company or any of its Subsidiaries for any period beginning on or after January 1, 1994 and no audit of any tax return filed by the Company or any of its Subsidiaries is in progress and neither the Company nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending. Neither the Company nor any Subsidiary has received any claim in writing from any tax authority concerning any tax liability for any period for which tax returns have been filed. No extension of time with respect to any date on which a tax return was or is to be filed by the Company or any of its Subsidiaries is in force, and no waiver or agreement by the Company or any of its Subsidiaries is in force for the extension of time for the assessment or payment of any tax. For purposes of this Agreement, the term "tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty, franchise, payroll, withholding, property and import taxes and any interest or penalties applicable thereto.

   (c) Neither the Company nor any of its Subsidiaries has any liability for any taxes of any person other than the Company and its Subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise. Neither the Company nor any of its Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations Section 1.1502-13, or its predecessors, for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Closing Date.

   (d) Neither the Company nor any of its Subsidiaries has agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

   (e) Each agreement, contract or arrangement to which the Company or any of its Subsidiaries is a party that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code is set forth in Section 2.7 of the Company Disclosure Schedule.

   (f) No indebtedness of the Company or any of its Subsidiaries is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code. To the best knowledge of the Company, no foreign person owns or has owned beneficially more than five percent of the total fair market value of Company Common Stock during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

   (g) Neither the Company nor any of its Subsidiaries has constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the past 24 month period or in a distribution which could otherwise constitute part of a "plan" or a series of "related transactions" (within the meaning of Code Section 355(e)).

   (h) Section 2.7 of the Company Disclosure Schedule lists all examination reports and statements of deficiencies asserted, assessed against or agreed to by or on behalf of the Company or any Subsidiary received or agreed to with respect to any tax period beginning on or after January 1, 1994. No claim has ever been made by any tax authority that the Company or any Subsidiary is or may be subject to taxation in a jurisdiction where it does not file tax returns.

   2.8 Regulation as a Utility.

   (a) The Company is a "holding company" exempt from registration under
Section 3(a)(1) of PUHCA.

   (b) The Company is not subject to regulation as a natural gas distribution utility by the State of New Hampshire. The Company's subsidiary, EnergyNorth Natural Gas, Inc., is subject to regulation as a natural gas distribution utility by the NHPUC.

   (c) Neither the Company nor any of its Subsidiaries is currently subject to regulation by the Federal Energy Regulation Commission under the Federal Power Act or as a "natural gas company" under the Natural Gas Act or is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States other than New Hampshire or in any foreign country.

   2.9 Title to Properties; Absence of Liens and Encumbrances.

   (a) The Company and its Subsidiaries have good and valid title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) owned by them and material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as such business is now being conducted, except for easements granted in the ordinary course of business. Neither the Company's nor any of its Subsidiaries' ownership of or leasehold interest in any such property is subject to any mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exception or restriction or claim or charge of any kind ("Encumbrances"), except for such Encumbrances as are set forth in the Company Disclosure Schedule or the Company Financials or are not in the aggregate reasonably likely to have a Company Material Adverse Effect. Such property is, in the aggregate, in condition and repair, normal wear and tear excepted, adequate in all material respects for the continued conduct of the business of the Company and its Subsidiaries, taken as whole, in the manner in which it is currently conducted, except to the extent that the condition of any property is not in the aggregate reasonably likely to have a Company Material Adverse Effect.

   (b) The Company and its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible personal properties and assets, used or held for use in their business, and such properties and assets, as well as all other properties and assets of the Company and its Subsidiaries, whether tangible or intangible, are free and clear of any Encumbrances, except for such Encumbrances as are set forth in the Company Disclosure Schedule or the Company Financials or are not in the aggregate reasonably likely to have a Company Material Adverse Effect. Such property is, in the aggregate, in condition and repair, normal wear and tear excepted, adequate in all material respects for the continued conduct of the business of the Company and its Subsidiaries, taken as a whole, in the manner in which it is currently conducted, except to the extent that the condition of any property is not in the aggregate reasonably likely to have a Company Material Adverse Effect.

   2.10 Intellectual Property. The Company and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, schematics, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are required for the conduct of business of the Company or its Subsidiaries as currently conducted, the absence of which would have a Company Material Adverse Effect (collectively, the "Company Intellectual Property Rights"). All of the Company Intellectual Property Rights are owned or licensed by the Company or one of its Subsidiaries, free and clear of any and all Encumbrances, except for those Encumbrances under or set forth in applicable license agreements or that would not, individually or in the aggregate, have a Company Material Adverse Effect, and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has forfeited or otherwise relinquished any Company Intellectual Property Rights which forfeiture would have a Company Material Adverse Effect. To the knowledge of the Company, the use of the Company Intellectual Property Rights by the Company and its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill (including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor) of any other person, and neither the Company nor any of its Subsidiaries has received notice of any claim or otherwise knows that any of the Company Intellectual Property Rights is invalid, conflicts with the asserted rights of any other person, has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Company Intellectual Property Rights, except for such conflicts, infringements, violations, interferences, claims, invalidity, abandonments, cancellations or unenforceability that would not, individually or in the aggregate, have a Company Material Adverse Effect.

   2.11 Compliance; Permits; Restrictions.

   (a) Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that are not reasonably likely to have a Company Material Adverse Effect.

   (b) The Company and its Subsidiaries hold all consents, permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of the Company and its Subsidiaries taken as a whole (collectively, the "Company Permits"). The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply is not reasonably likely to have a Company Material Adverse Effect.

   2.12 Litigation. There is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company or any of its Subsidiaries, or any of their respective properties, officers or directors, in their respective capacities as such (i) in which injunctive or other equitable relief or damages in excess of $150,000 are or are reasonably likely to be sought against the Company or any Subsidiary or that otherwise are reasonably likely to result in a Company Material Adverse Effect or (ii) that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. To the Company's knowledge, there is no investigation pending or threatened against the Company or any of its Subsidiaries, their respective properties or any of their respective officers or directors by or before any Governmental Entity that is reasonably likely to have a Company Material Adverse Effect.

   2.13 Brokers' and Finders' Fees. Except for fees payable to Salomon Smith Barney Inc. and disclosed to the Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   2.14 Employee Benefit Plans. The Company Disclosure Schedule sets forth a complete list of all pension, profit sharing, retirement, deferred compensation, employment, welfare, insurance, disability, incentive bonus, stock option, restricted stock, stock incentive, phantom stock, vacation pay, severance pay, fringe benefits and similar plans, programs, agreements or arrangements, benefiting more than one individual, including without limitation all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company or its Subsidiaries or to which Company or any of its Subsidiaries are parties or are required to contribute or under which the Company or any of its Subsidiaries is or may be required to provide benefits other than any multiemployer plan as defined in Section 4001(a)(3) of ERISA or any other plans or arrangements sponsored and maintained by a union (and not by the Company or its Subsidiaries) (the "Plans"). The Company has delivered or made available to the Parent current, accurate and complete copies of (i) each Plan that has been reduced to writing, together with all amendments; (ii) a summary of the material terms of each Plan that has not been reduced to writing, as amended;
(iii) the summary plan description for each Plan subject to ERISA and, in the case of each other Plan, any similar employee summary (including employee handbook description) of the Plan; (iv) for each Plan intended to be qualified and each Plan-related funding arrangement intended to be exempt under Section 401(a), Section 501(a) or Section 501(c)(9) of the Code, the most recent determination letter or exemption determination issued by the Internal Revenue Service ("IRS"); (v) for each Plan with respect to which a Form 5500 series annual report is required to be filed, the most recently filed such annual report and the annual report for the two preceding years, together with all schedules and exhibits; (vi) all insurance contracts, administrative services contracts, trust agreements, investment management agreements or similar agreements maintained in connection with the Plans or any of them; and (vii) copies of any correspondence with the IRS, the Department of Labor ("DOL") or other U.S. government agency or department relating to an audit or an asserted or assessed penalty with respect to a Plan or relating to requested relief from any liability or penalty (including, but not limited to, any correspondence relating to the IRS's EPRSC, VCR or CAP programs, or the DOL's amnesty programs for late filers and non-filers). No employee benefit handbook or similar employee communication relating to any Plan nor any communication of benefits under such Plan from an administrator thereof describes the terms of such Plan in a manner that is materially inconsistent with the documents and summary plan descriptions relating to such Plan that have been delivered pursuant to the foregoing sentence. The Company Disclosure Schedule identifies each "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and any arrangement sponsored and maintained by a union (and not by the Company or its subsidiaries) which the Company or any Subsidiary maintains or is obligated to maintain or to which the Company or any Subsidiary contributes or is obligated to contribute. No deficiency in funding levels or other circumstance exists and no event has occurred that has resulted or that could result in a liability to Company or any Subsidiary under Subtitle E of Title IV of ERISA, except for such liabilities which, individually and in the aggregate, would not result in a Company Material Adverse Effect, and the consummation of the transactions contemplated by this Agreement will not result in any withdrawal liability under such Subtitle. Except for PBGC premiums paid in the ordinary course, neither the Company nor any Subsidiary has incurred any liability under Title IV of ERISA which has not been satisfied in full nor, except for such liabilities which, individually and in the aggregate, would not result in a Company Material Adverse Effect has any event occurred that could result in any such liability. Each Plan maintained by the Company or a Subsidiary and each related fund which is intended to be qualified or exempt under Section 401(a),
Section 501(a) or 501(c)(9) of the Code is so qualified or exempt except where the failure to be so qualified or exempt would not result in a Company Material Adverse Effect. Without limiting the generality of the immediately preceding sentence, each Plan, if any, containing an account described in Section 401(h) of the Code has been maintained in accordance with Section 401(h) of the Code and the limitations described therein and in applicable regulations. Each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of all applicable statutes, orders or governmental rules or regulations, and nothing has been done or omitted to be done with respect to any Plan or related fund that has resulted or could result in any material liability on the part of the Company or a Subsidiary under Title I of ERISA or Chapter 43 of the Code. All reports required to be filed with respect to each Plan, including without limitation Form 5500 series annual reports, have been timely filed. No "reportable event" as defined in Section 4043 of ERISA, other than any such event for which the notice period has been waived, has occurred with respect to any Plan subject to Title IV of ERISA. Except to the extent specified in the Company Disclosure Schedule, each Plan that is subject to Title IV of ERISA is fully funded on a termination basis. All contributions required to be made to any Plan by applicable law or regulation or by any Plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financials. All claims for welfare benefits incurred by employees and their eligible dependents on or before the Closing are or prior to the Closing will be fully insured under fully paid up third-party insurance policies or, if self-funded, have been adequately reserved for on the Company Financials. Except for benefit claims in the ordinary course, there are no pending or, to the best knowledge of the Company, threatened claims with respect to any Plan. Except for continuation of health coverage to the extent required under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA or applicable state law or as otherwise set forth in the Company Disclosure Schedule, no Plan that is a "welfare plan" as defined in Section 3(1) of ERISA provides for any benefits following retirement or other termination of employment. Except as set forth in the Company Disclosure Schedule, each Plan can be amended, terminated or modified prospectively on and after the Effective Time without advance notice to or consent by any employee, former employee or beneficiary, except as required by law. Except as set forth in the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated funding, vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its Subsidiaries.

   2.15 Employment Matters.

   (a) The Company and each of its Subsidiaries (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations that are material to the Company and its Subsidiaries, taken as a whole, respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

   (b) No material work stoppage or labor strike against the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries is involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including without limitation charges of unfair labor practices or discrimination complaints, that have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act that is reasonably likely to, in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is presently a party to or bound by any collective bargaining agreement or union contract with respect to employees other than as set forth in the Company Disclosure Schedule and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. To the knowledge of the Company, no union organizing campaign or activity with respect to non-union employees of the Company or any of its Subsidiaries is ongoing, pending or threatened.

   2.16 Environmental Matters.

   (a) Except as would not have a Company Material Adverse Effect, no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, hazardous or otherwise to pose an unreasonable danger to human health or the environment, including without limitation all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), is present as a result of the actions of the

Company or any of its Subsidiaries in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased, and to the knowledge of the Company, no Hazardous Materials are present in, on or under such property, including the improvements, ground water and surface water thereof, as a result of the conduct of other parties. To the knowledge of the Company, the Company Disclosure Schedule lists all locations that the Company or any of its Subsidiaries formerly owned or leased where Hazardous Materials are present in a volume or concentration that would reasonably be expected to have a Company Material Adverse Effect.

   (b) Except as would not have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has generated, transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of, or in a manner which could give rise to liabilities under, any law in effect prior to or as of the date hereof, nor
(ii) has the Company or any of its Subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

   (c) The Company and its Subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "Company Environmental Permits") necessary for the conduct of the Company's and its Subsidiaries' Hazardous Material Activities and other businesses of the Company and its Subsidiaries, taken as a whole, as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Company Material Adverse Effect.

   (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Company Environmental Permit, Hazardous Material in, on or under any property owned or leased at any time by the Company or any of its Subsidiaries or any Hazardous Materials Activity of the Company or any of its Subsidiaries, in which injunctive or other equitable relief or damages in excess of $150,000 is or is reasonably likely to be sought against the Company or any Subsidiary or that otherwise would have a Company Material Adverse Effect.

   2.17 Agreements, Contracts and Commitments. Except as identified in the Company Disclosure Schedule or listed in the Exhibit Index to the Company's Form 10-K for the year ended September 30, 1998 (the "Company 10-K"), neither the Company nor any of its Subsidiaries is a party to or is bound by:

     (a) any agreement, contract or contractually binding commitment containing any covenant materially limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any person;

     (b) any agreement, contract or contractually binding commitment relating to capital expenditures and involving future obligations in excess of $150,000 and not cancelable without penalty;

     (c) any agreement, contract or contractually binding commitment currently in force relating (i) to the disposition or acquisition of assets material to the Company and its Subsidiaries, taken as a whole, not in the ordinary course of business or (ii) any ownership interest in any corporation, partnership, joint venture or other business enterprise (other than the Company's wholly-owned subsidiaries and money market accounts and other short term investments);

     (d) any mortgages, indentures, loans or credit agreements or security agreements relating to assets material to the Company and its Subsidiaries, taken as a whole, or other agreements or instruments relating to the borrowing of money or extension of credit involving more than $150,000;

     (e) any other agreement, contract, binding commitment or lease which requires annual payments by the Company or any of its Subsidiaries of $150,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

     (f) any consulting arrangements and contracts for professional, advisory and other services involving payments of more than $150,000 in any year, including contracts under which the Company or any of its Subsidiaries performs services for others;

     (g) any material contracts relating to the source or supply of gas, propane and other raw materials essential to the conduct of the business of the Company and its Subsidiaries, taken as a whole, and any financial derivatives master agreements, confirmations, or futures account opening agreements and/or brokerage statements evidencing financial hedging or other trading activities with respect to the foregoing;

     (h) any contracts, agreements or contractually binding commitments relating to the employment, engagement, compensation or termination of directors, officers, employees or agents of the Company or any of its Subsidiaries not included under Plans (as defined in Section 2.14);

     (i) any collective bargaining agreements;

     (j) any agreement, contract or instrument (including amendments thereto) to which the Company or any of its Subsidiaries is a party or by which any of them is bound that is required to be included in the Company 10-K; and

     (k) any other contracts made other than in the usual or ordinary course of business of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries is obligated and material to the Company and its Subsidiaries, taken as a whole.

Neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any other party to a Company Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which the Company or any Subsidiary is a party or by which it is bound of the type described in clauses (a) through (k) above (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek damages, in either case, which would have a Company Material Adverse Effect.

   2.18 Statements; Proxy Statement/Prospectus. The information to be supplied by the Company for inclusion in the Registration Statement on Form S-4 to be filed to register under the Securities Act Parent Common Stock issuable pursuant to Section 1.6 (the "Registration Statement") shall not at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the approval of this Agreement (the "Company Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented, including any joint proxy statement, is referred to herein as the "Proxy Statement") shall not, on the dates the Proxy Statement is first mailed to the Company's stockholders and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier written communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. The Proxy Statement utilized by the Company will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, or which is required to be disclosed to the Company's stockholders so that the information made available to them in connection with electing the form of Merger Consideration is not false or misleading in any material respect, the Company shall promptly inform the Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Parent or Merger Sub that is contained in any of the foregoing documents.

   2.19 Fairness Opinion. The Company has received an opinion from Salomon Smith Barney Inc. dated as of the date hereof, to the effect that as of the date hereof, the consideration to be received by the Company's stockholders in the Merger is fair from a financial point of view and will deliver to the Parent a copy of such written opinion.

   2.20 Insurance. The Company and each of its Subsidiaries are, and have been continuously since January 1, 1994, insured for a minimum amount of $25,000,000 (subject to deductibles stated in such policies) against such risks and losses as are customary in all material respects for companies conducting the business as conducted by the Company and its Subsidiaries during such time period. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any insurance policy material to the Company and its Subsidiaries, taken as a whole. The insurance policies material to the Company and its Subsidiaries are, taken as a whole, to the Company's knowledge, valid and enforceable policies in all material respects.

   2.21 Year 2000. The Company Disclosure Schedule identifies each "Year 2000" audit, report or investigation that has been performed by or on behalf of the Company with respect to its business and operations. Except as set forth in such audits, reports and investigations, (i) the Company has not been informed by any customer, vendor or service provider with which the Company or any of its Subsidiaries transacts business of an inability on the part of such third party to be Year 2000 Compliant and (ii) to the knowledge of the Company, there is and will be no failure of the Company's computer hardware or software systems to be Year 2000 Compliant, which inability or failure is reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, "Year 2000 Compliant" means, with respect to each system referred to in the prior sentence that is intended to perform date-related functions, that such system, when used properly in accordance with its documentation, is capable of correctly receiving, processing and providing date data before, on, between and after December 31, 1999 and January 1, 2000; provided that all applications, hardware and other systems used in conjunction with such system correctly exchange data with or provided data to such system.

   2.22 Commodity Derivatives and Credit Exposure Matters. The Company has provided the Parent copies of the Company's and its Subsidiaries' natural gas and propane price risk management policies listed in Schedule 2.22 of the Company Disclosure Schedules. At all times since March 31, 1999, the Company and its Subsidiaries taken as a whole have been in material compliance with such policies, and no failure to comply with such policies by the Company and its Subsidiaries taken as a whole has resulted in a Company Material Adverse Effect.

III. REPRESENTATIONS AND WARRANTIES OF THE PARENT

   The Parent represents and warrants to the Company, subject to the exceptions set forth in the disclosure schedule supplied by the Parent to the Company (the "Parent Disclosure Schedule"), as follows:

   3.1 Organization of the Parent. The Parent and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite corporate or similar power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation or other legal entity in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect (as defined below). The Parent has delivered or made available a true and correct copy of the Declaration of Trust and Bylaws of the Parent, each as amended to date, to the Company. The term "Parent Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), prospects, financial condition or results of operations of the Parent and its

Subsidiaries taken as a whole (other than changes that are the effect of economic factors (other than interest rate changes) affecting the economy as a whole or changes that are the effect of factors generally affecting the specific markets in which the Parent and its Subsidiaries compete); provided, however, that a Parent Material Adverse Effect shall not include any adverse effect primarily attributable to the Merger or the announcement thereof or the transactions contemplated by this Agreement (other than effects arising out of or resulting from actions by any state or federal regulatory authority with respect to this Agreement and the transactions contemplated hereby).

   3.2 The Parent Capital Structure. The authorized capital stock of the Parent consists of 50,000,000 shares of Common Stock, $1.00 par value, of which there were 22,638,996 shares issued and outstanding as of June 30, 1999. As of the date hereof, except for an aggregate of 1,142.410 shares of Parent Common Stock reserved for issuance under various stock option and other stock plans of the Parent, there is no outstanding right, subscription, warrant, call, preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Parent any shares of the capital stock or any other security of the Parent and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. Since March 31, 1999, no shares of Parent Common Stock have been issued except pursuant to the stock option and other stock plans of the Parent. All outstanding shares of Parent Common Stock are duly authorized, validly issued, and fully paid and non-assessable and are not subject to preemptive rights created by statute, the Declaration of Trust or Bylaws of the Parent or any agreement or document to which the Parent is a party or by which it is bound. All of the shares of Parent Common Stock to be issued in the Merger will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

   3.3 Merger Sub.

   (a) Merger Sub is duly organized, validly existing and in good standing as a New Hampshire corporation, with the requisite corporate power to own, lease and operate the property and carry on the business as now being conducted by the Company.

   (b) All of the capital stock of Merger Sub has been duly authorized, and is validly issued, fully paid and nonassessable and owned of record and beneficially by the Parent.

   (c) Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any other business activities.

   3.4 Authority.

   (a) The Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent and Merger Sub, respectively. This Agreement has been duly executed and delivered by the Parent and Merger Sub, respectively, and, assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes and will constitute the valid and binding obligation of the Parent and Merger Sub, respectively, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement by the Parent and Merger Sub do not, and the performance of this Agreement by the Parent and Merger Sub will not, (i) conflict with or violate the charter or bylaws of the Parent or Merger Sub, (ii) subject to obtaining the approval of the NHPUC in accordance with New Hampshire law and compliance with the other requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Parent or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) subject to obtaining the third party consents referred to in the final sentence of this Section 3.4(a), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Parent's rights or alter the rights or obligation of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Parent or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Parent Material Adverse Effect. The Parent Disclosure Schedule lists all consents, waivers and approvals under any of the Parent's or any of its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, except for those the absence of which would not have a Parent Material Adverse Effect.

   (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to the Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing and effectiveness of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Articles of Merger with the Secretary of State of New Hampshire, (iii) the filing of a Current Report on Form 8-K with the SEC, (iv) the filing with the Antitrust Division and the FTC of such forms as may be required by the HSR Act and the termination or expiration of all applicable waiting periods thereunder, (v) the listing of Parent Common Stock issuable pursuant to Section
1.6 on the NYSE, the Pacific Exchange and the Boston Stock Exchange, (vi) the approval of the Merger, the related transactions contemplated hereunder by the NHPUC and any required filing thereof with the Secretary of State of New Hampshire; (vii) the approval of the Merger by the SEC pursuant to PUHCA;
(viii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country; and (ix) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parent to consummate the Merger.

   3.5 SEC Filings; the Parent Financial Statements.

   (a) Each of the Parent and each of its Subsidiaries has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1996. All such required forms, reports and documents (including those that the Parent or its Subsidiaries may file after the date hereof until the Closing) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were or will be prepared in compliance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not and will not at the time they were or are filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), including any Parent SEC Reports filed after the date hereof until the Closing, (i) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Parent contained in the Parent SEC Reports as of March 31, 1999 is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent

Disclosure Schedule and except for obligations under this Agreement, neither the Parent nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Parent and its Subsidiaries taken as a whole, except liabilities (i) provided for in the Parent Balance Sheet or the related notes, (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices, or (iii) incurred in connection with the transactions contemplated hereby.

   3.6 Absence of Certain Changes and Events. Since March 31, 1999, there has not occurred, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have any Parent Material Adverse Effect and there has not been, occurred or arisen any:

     (a) material damage, destruction, or loss to the business or properties of the Parent and its Subsidiaries taken as a whole (whether or not covered by insurance);

     (b) declaration, setting aside, or payment of any dividend or other distribution in respect of the Parent's capital stock (other than regular quarterly dividends in accordance with past practice); or

     (c) change in the capital stock or in the number of shares or classes of the Parent's authorized capital stock as described in Section 3.2.

   3.7 Litigation. There is no action, suit, proceeding or investigation pending or to the Parent's knowledge, threatened against the Parent or any of its Subsidiaries that would have a Parent Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

   3.8 Registration Statement; Proxy Statement/Prospectus. The information supplied by the Parent for inclusion in the Registration Statement (as defined in Section 2.18) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Parent for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders' Meeting, and the information made available to the Company's stockholders in connection with their election as to the form of Merger Consideration, shall not, on the date the Proxy Statement is first mailed to the Company's stockholders and at the time of the Company Stockholders' Meeting, as the case may be, and at the time such information is made available to the Company's stockholders in connection with such election, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier written communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. The Registration Statement and the Proxy Statement used by the Parent will comply as to form in all material respects with applicable provisions of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to the Parent or any of its affiliates, officers or directors should be discovered by the Parent that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement or as part of the information made available to the Company's stockholders so that the information made available to them in connection with electing the form of Merger Consideration is not false or misleading in any material respect, the Parent shall promptly inform the Company. Notwithstanding the foregoing, the Parent makes no representation or warranty with respect to any information supplied by the Company that is contained in any of the foregoing documents.

   3.9. Compliance; Permits; Restrictions.

   (a) Neither the Parent nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Parent or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that would not have a Parent Material Adverse Effect.

   (b) The Parent and its Subsidiaries hold all consents, permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of the Parent and its Subsidiaries taken as a whole (collectively, the "Parent Permits"). The Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply would not have a Parent Material Adverse Effect.

   3.10. Regulation as a Utility. As of the date of this Agreement, the Parent is a holding company exempt from registration under Section 3(a)(1) of the PUHCA.

   3.11. Ownership of the Company Common Stock. As of the date of this Agreement, the Parent does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Company Common Stock.

   3.12. Environmental Matters.

   (a) Except as would not have a Parent Material Adverse Effect, no amount of any Hazardous Material is present as a result of the actions of the Parent or any of its Subsidiaries in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Parent or any of its Subsidiaries has at any time owned, operated, occupied or leased, and the Company is not aware that any Hazardous Materials are present in, on or under such property as a result of the conduct of other parties. To the knowledge of the Parent, the Parent Disclosure Schedule lists all locations that the Parent or any Subsidiary formerly owned or leased where Hazardous Materials are present in a volume or concentration that would reasonably be expected to have a Parent Material Adverse Effect.

   (b) Except as would not have a Parent Material Adverse Effect, (i) neither the Parent nor any of its Subsidiaries has generated, transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of, or in a manner which could give rise to liabilities under, any law in effect prior to or as of the date hereof, nor
(ii) has the Parent or any of its Subsidiaries engaged in Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

   (c) The Parent and its Subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents ("Parent Environmental Permits") necessary for the conduct of the Parent's and its Subsidiaries' Hazardous Material Activities and other businesses of the Parent and its Subsidiaries, taken as a whole, as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Parent Material Adverse Effect.

   (d) No actions, proceedings, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Parent's knowledge, threatened concerning any Parent Environmental Permit, Hazardous Material in, and or under any property owned or leased at any time by the Parent or any of its Subsidiaries or any Hazardous Materials Activity of the Parent or any of its Subsidiaries, in which injunction or other equitable relief or damages in excess of $1,000,000 is or is reasonably likely to be sought against the Parent or any Subsidiary or that otherwise would have a Parent Material Adverse Effect.

IV. CONDUCT PRIOR TO THE EFFECTIVE TIME

   4.1. Conduct of Business by the Company and the Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company (which for the purposes of this Article 4 shall include the Company and each of its Subsidiaries) and the Parent (which for the purposes of this Article 4 shall include the Parent and each of its Subsidiaries) agree, except (i) in the case of the Company as provided in Article 4 of the Company Disclosure Schedule,
(ii) in the case of the Parent (x) as provided in Article 4 of the Parent Disclosure Schedule or (y) as would not have a material adverse effect on the ability of the Parent to consummate the Merger or materially delay the Effective Date, (iii) as otherwise contemplated by this Agreement, or (iv) to the extent that the other party shall otherwise consent in writing, to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees, maintain its properties and assets, in the aggregate, in good condition and repair, normal wear and tear excepted, and preserve its relationships with customers, suppliers, distributors, and others with which it has business dealings.

   4.2. Certain Actions by the Company. In addition, except as is set forth in
Article 4 of the Company Disclosure Schedules notwithstanding Section 4.1 above, without the prior written consent of the Parent, which consent will not be unreasonably withheld or delayed, the Company shall not do any of the following, nor shall the Company permit its Subsidiaries to do any of the following:

     (a) Enter into any partnership arrangements, joint development agreements or strategic alliances;

     (b) Grant any severance or termination pay to any officer or employee except payments pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the Parent, or adopt any new severance plan;

     (c) Make any filings with any government authority regarding its rates or charges, standards of service, accounting matters or services it provides, except in the ordinary course of business consistent with past practices or as required by law;

     (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, other than the declaration and payment of regular quarterly cash dividends on the Company Common Stock with record and payment dates consistent with past practice and at rates not in excess, in any fiscal year, of the dividends for the prior fiscal year increased at a rate consistent with past practice, and dividends payable by a Subsidiary to the Company, other than a dividend or distribution in connection with the adoption of a replacement shareholders rights plan or in connection with any redemption under the Rights Plan;

     (e) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock;

     (f) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of Company capital stock or any securities convertible into shares of Company capital stock, or subscriptions, rights, warrants or options to acquire any shares of Company capital stock or any securities convertible into shares of Company capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than pursuant to the Company Plans consistent with past practice;

     (g) Cause, permit or propose any amendments to its Articles of Incorporation or Bylaws, except as contemplated by this Agreement and in connection with adopting a new shareholder rights plan;

     (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest (other than money market accounts and other short-term investments) in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material amount of operating assets;

     (i) Sell, lease, encumber or otherwise dispose of any properties or assets that are material, individually or in the aggregate, to the business of the Company, except for easements granted in the ordinary course of business;

     (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness (or enter any other guarantee, keep-well, capital maintenance or other similar agreement) or issue or sell any debt securities or warrants or rights to acquire debt securities of the Company or guarantee any debt securities of others;

     (k) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director, officer or employee other than pursuant to existing agreements, plans and arrangements identified in the Company Disclosure Schedule, or increase the salaries or wage rates, other than in the ordinary course of business and consistent in timing and amount with past practice or as required by law, of its officers or employees;

     (l) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business or in an amount, in any individual case, of less than $150,000, other than any payments made under any of the contracts, agreements or binding commitments listed in the Company Disclosure Schedule, in accordance with their respective terms;

     (m) Make any individual capital expenditure or commitment, or series of related capital expenditures or commitments, outside the ordinary course of business, exceeding $150,000;

     (n) Take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law or fail to take all necessary steps within its control to exempt (or ensure the exemption of) the transactions contemplated by this Agreement from any applicable Takeover Law, including NH RSA 421-A; or

     (o) Agree in writing or otherwise to take any of the actions described in this Section.

V. ADDITIONAL AGREEMENTS

   5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings. As promptly as practicable after the execution of this Agreement, the Company will prepare and file with the SEC the Proxy Statement, and the Parent will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of the Company and the Parent will respond to any comments of the SEC and will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, the Company and the Parent will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. From and after the date of this Agreement until the Effective Time, the Parent and the Company shall file with the SEC when due all reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act, and the Parent shall make available to the Company's stockholders such information as may be required in connection with their election as to the form of Merger Consideration. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing or to be made available to the Company's stockholders in connection with such election, the Company or the Parent, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment, supplement or information. The Proxy Statement will also include the recommendations of the Board of Directors of the Company in favor of approval of this Agreement (except that the Board of the Company may withdraw, modify or refrain from making such recommendation to the extent that the Board determines in good faith, after consulting with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so).

   5.2 Meetings of Stockholders.

   The Company will take all action necessary in accordance with applicable New Hampshire law and its Articles of Incorporation and Bylaws to convene the Company Stockholders' Meeting to be held as promptly as practicable, and in any event within 60 days after the declaration of effectiveness of the Registration Statement, and in any event will use all commercially reasonable efforts to convene the Company Stockholders' Meeting prior to December 31, 1999, for the purpose of considering the approval of this Agreement. Unless otherwise required by the fiduciary duties of the Company's Board of Directors, the Company will use its best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required to obtain such approval.

   5.3 Access to Information; Confidentiality.

   (a) Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify or waive any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

   (b) The parties acknowledge that the Company and the Parent have previously executed Confidentiality Agreements dated June 9 and June 11, 1999 (the "Confidentiality Agreements"), which Confidentiality Agreements will continue in full force and effect in accordance with its terms, except as is necessary to comply with the terms of this Agreement.

   5.4 No Solicitation.

   (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement, the Company and its Subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or encourage or facilitate submission of, any proposals or offers (or anything that is reasonably likely to lead to a proposal or offer) by any person, entity or group (other than the Parent and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company or any of its Subsidiaries to, or afford any access to the properties, books or records of the Company or any of its Subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than the Parent and its affiliates, agents and representatives), in connection with any Acquisition Proposal, or that constitute or may reasonably be expected to lead to an Acquisition Proposal, with respect to the Company. For the purposes of this Agreement, an "Acquisition Proposal" means (x) any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets of the Company or similar transactions involving the Company or any Subsidiary (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement),

(ii) sale of 20% or more of the outstanding shares of capital stock of the Company (including without limitation by way of a tender offer or an exchange offer), or (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) that beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of the Company (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (y) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will use reasonable efforts to obtain the return of any confidential information furnished to any such parties. The Company will
(i) notify the Parent promptly if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) notify the Parent within one business day of the receipt thereof of the identity of the person making the Acquisition Proposal and the applicable terms and conditions of such Acquisition Proposal and of any modification thereof or any proposed agreement. In addition, subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement, the Company and its Subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than the Parent); provided, however, that nothing herein shall prohibit the Company's Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or any other disclosure required by law.

   (b) Notwithstanding the provisions of paragraph (a) above but subject to compliance with the notification requirements thereof, the Company may, to the extent the Board of Directors of the Company determines, in good faith, after consultation with its outside legal counsel and financial advisors, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (c) below, furnish information to any person, entity or group after such person, entity or group has delivered to the Company in writing an Acquisition Proposal that the Board of Directors of the Company determines in good faith, (i) would result in a transaction more favorable to the stockholders of the Company than the Merger and (ii) has been made by a person, entity or group that is financially capable of consummating the Acquisition Proposal. In addition, notwithstanding the provisions of paragraph (a) above, in connection with a possible Acquisition Proposal, the Company shall refer any third party to this Section 5.4 or make a copy of this Section 5.4 available to a third party. In the event the Company receives an Acquisition Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of the Company from approving such Acquisition Proposal, or recommending such Acquisition Proposal to the Company's stockholders, if the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of the Company may withdraw, modify or refrain from making its recommendation concerning the approval of this Agreement, provided that the Company provides Parent with at least three business days' prior notice thereof, during which time the Parent may make, and in such event the Company shall consider, a counterproposal to such Acquisition Proposal, and shall itself and shall cause its financial and legal advisors to negotiate on its behalf with the Parent with respect to the terms and conditions of such counterproposal. Nothing in this Section 5.4 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Section 7.1 hereof), (y) permit the Company to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement of the type referred to below)) or (z) affect any other obligation of the Company under this Agreement.

   (c) Notwithstanding anything to the contrary in this Section 5.4, the Company will not provide any non-public information to a third party unless (i) the Company provides such non-public information pursuant to a nondisclosure agreement with terms comparable to the terms in the Confidentiality Agreement dated June 9, 1999 protecting confidential information of the Company and (ii) such non-public information has previously been delivered or made available to the Parent.

   5.5 Public Disclosure. The Parent will consult with the Company, and the Company will consult the Parent, and each will get the approval of the other (which will not be unreasonably withheld or delayed), before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation and approval, except as may be required by law or any listing agreement with or rule of a national securities exchange.

   5.6 Legal Requirements.

   (a) Each of the Parent, Merger Sub and the Company will take all reasonable actions necessary or desirable to comply promptly with all legal requirements that may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. The Parent will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company will use its commercially reasonable efforts to assist the Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

   (b) As soon as practicable after execution of this Agreement or as otherwise mutually agreed by the parties, each of the Parent and the Company shall file with the Antitrust Division and the FTC a premerger notification form and any supplemental information (other than privileged information) which may be requested in connection therewith pursuant to the HSR Act, which filings and supplemental information will comply in all material respects with the requirements of the HSR Act. Each of the Parent and the Company shall cooperate fully with the other in connection with the preparation of such filings and shall use its best efforts to respond to any requests for supplemental information from the Antitrust Division or the FTC and to obtain early termination of any waiting period applicable to the Merger under the HSR Act without any materially burdensome conditions or any divestiture. Filing fees required to be paid in connection with the premerger notification pursuant to the HSR Act shall be borne and paid by the Parent.

   (c) As soon as practicable after execution of this Agreement, to the extent applicable, the Parent shall file with the SEC an application for approval under Section 9(a)(2) of PUHCA and such other applications and information (other than privileged information) which may be requested by the SEC in connection therewith pursuant to PUHCA and the rules of the SEC thereunder, which filings and information will comply in all material respects with the requirements of PUHCA and such rules. The Parent will diligently prosecute such applications and, subject to the understanding set forth in clause (ii) of
Section 6.1(d) below, take such actions as may reasonably be necessary to obtain the requisite SEC approval under PUHCA.

   5.7 Third Party Consents. As soon as practicable following the date hereof, each of the Company and the Parent will use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its Subsidiaries' agreements, contracts, licenses, leases or franchises required to be obtained in connection with the consummation of the transactions contemplated hereby, it being understood that neither Company nor Parent shall be required to make materially burdensome payments in connection with fulfillment of its obligations under this Section 5.7.

   5.8 Notification of Certain Matters. The Parent will give prompt notice to the Company, and the Company will give prompt notice to the Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of the Parent and Merger Sub or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

   5.9 Best Efforts and Further Assurances. Subject to the respective rights and obligations of the Parent and the Company under this Agreement, each of the parties to this Agreement will and the Parent will cause Merger Sub to, use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will, and the Parent will cause Merger Sub to, execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Agreement shall require the Parent to agree to any materially burdensome condition or any divestiture in order to obtain any clearance for the Merger under the HSR Act or in connection with any other regulatory order or approval.

   5.10 Certain Employee Agreements. Parent and the Surviving Corporation and its Subsidiaries shall honor in accordance with their terms all contracts, agreements, collective bargaining agreements and commitments of the Company and its Subsidiaries prior to the date hereof which apply to any current or former employee or current or former director of the Company and which are disclosed in the Company Disclosure Schedule; provided, however, that the foregoing shall not prevent Parent or the Surviving Corporation from administering and enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment. It is the present intention of Parent and the Company that following the Effective Time, if any reductions in workforce in respect of employees of the Company or any of its Subsidiaries become necessary they shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, and qualifications, without regard to whether employment prior to the Effective Time was with the Company or its Subsidiaries or Parent or its Subsidiaries, and that any employees whose employment is terminated or jobs are eliminated by Parent, the Surviving Corporation or any of their respective Subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by Parent, the Surviving Corporation or any of their respective subsidiaries, subject in each case to the provisions of any labor agreements that may be applicable. Any workforce reductions carried out following the Effective Time by Parent or the Surviving Corporation and their respective subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, to the extent applicable, and any comparable applicable state or local law.

   5.11 Corporate Offices. The corporate headquarters of the Surviving Corporation shall initially be located in Manchester, New Hampshire.

   5.12 Community Involvement. Subsequent to the Effective Time, Parent will, or will cause the Surviving Corporation to, continue to make charitable contributions to the communities served by the Company and its Subsidiaries and otherwise maintain a level of involvement in community activities in the State of New Hampshire at a level as generous as established practice carried on in recent years by the Company and its Subsidiaries.

   5.13 Advisory Board. Following the Effective Time, EnergyNorth Natural Gas, Inc. shall maintain an advisory board (the "Advisory Board") consisting of not less than five members and to be chaired by Mr. Giordano, for a period of at least three years following the Closing Date. Membership on the Advisory Board shall be offered to Mr. Giordano and all current members of the Company's Board of Directors who are residents of the State of New Hampshire and who are not employees of the Surviving Corporation and all such persons who join the Advisory Board shall be referred to as "Company Designees". Any vacancy on the Advisory Board which arises after the Effective Time (including any shortfall in Advisory Board membership arising from the failure of at least five eligible members of the Company's Board of Directors to elect to join the Advisory Board) shall be filled by Parent with the advice of the then remaining Company Designees (and such replacement person shall be deemed a "Company Designee" for all purposes hereunder). Meetings of the Advisory Board shall be called by EnergyNorth Natural Gas, Inc. and shall be held no less frequently than quarterly, and EnergyNorth Natural Gas, Inc. shall consult with the Advisory Board with respect to regulatory and legislative matters and community affairs of EnergyNorth Natural Gas, Inc. in EnergyNorth Natural Gas, Inc.'s current service area (including consultations with the Advisory Board in which the Advisory Board may review and make recommendations consistent with Section 5.12 with respect to the civic, charitable and business and customer development activities of EnergyNorth Natural Gas, Inc. in such area). Company Designees shall receive a fee of $1,500 per meeting attended for serving on the Advisory Board, and shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with their service on the Advisory Board. The members of the Advisory Board shall be committed to the advancement of the affairs of the Surviving Corporation, EnergyNorth Natural Gas, Inc., and the Parent in the State of New Hampshire. The Surviving Corporation shall provide to Company Designees indemnification rights to the same extent as provided to Surviving Corporation's directors pursuant to the Surviving Corporation's Articles of Incorporation and bylaws.

   5.14 Representation on Parent Board. The Parent shall take such action as may be necessary to cause the number of Trustees comprising of the Parent's Board of Trustees at the Effective Time to be sufficient to permit one director of the Company to serve thereon and shall elect Edward T. Borer or another director of the Company designated by the Board of Directors of the Company who is reasonably satisfactory to the Parent. The Parent shall, as of the Effective Time, appoint such director to serve on the Parent's Board of Trustees for an initial term ending at the 2003 Annual Meeting of Shareholders of the Parent.

   5.15 Employee Benefit Matters.

   (a) For a period of 12 months after the Closing Date, and subject to applicable law, the Parent shall provide to continuing employees who were employees of the Company and its Subsidiaries immediately prior to the Effective Time (for purposes of this Section 5.15, "affected employees") benefits under welfare plans (as that term is defined in Section 3(1) of ERISA) and tax-qualified pension plans (as that term is defined in Section 3(2) of ERISA) that are substantially comparable in the aggregate to the welfare and tax-qualified pension benefits provided under the Company's Plans (as defined in Section 2.14), other than individual agreements, disclosed in the Company Disclosure Schedule as in effect on the Closing Date. Such employee benefits shall be made available to such employees without regard to preexisting condition limitations other than any such condition or limitation (including without limitation preexisting condition exclusions, waiting periods, actively-at-work requirements and other similar exclusions and conditions) as to which the relevant corresponding Plan of the Company or its Subsidiaries provided only a conditional waiver and as to which the employee (or his or her spouse or dependents) had not, as of the Closing Date, satisfied the relevant conditions for such waiver. For purposes of each employee benefits plan of the Parent or its Subsidiaries (a "Parent plan") that determines an individual's eligibility to become a participant in the Parent plan (an "eligibility requirement") or the extent of a participant's nonforfeitable right to benefits otherwise accrued under the Parent plan (a "vesting requirement") by reference to service for the Parent and its Subsidiaries, the Parent plan's eligibility and vesting requirements shall be applied to the extent permitted by law by taking into account for each affected employee such services of such employee for the Company or its subsidiaries prior to the Effective Time as would have been taken into account for purposes of the Parent's plan's eligibility and vesting requirements had such services been performed for the Parent and its Subsidiaries. The provisions of this Section 5.15 shall not apply to affected employees whose terms and conditions of employment are governed by a collective bargaining agreement.

   (b) The Company may establish a retention pool of up to a maximum of $650,000 in order to retain the services of certain officers and employees through and following the Effective Date. A listing of the individuals proposed to be covered and their respective retention amounts shall be provided by the Company to the Parent for its approval within 90 days following the date of this Agreement, such approval not to be unreasonably withheld. The amounts shall be payable to the individuals, as approved by the Parent pursuant to the immediately preceding sentence, 90 days following the Closing if such individuals have remained employed with the Surviving Corporation or its Subsidiaries through such date, except as set forth in Schedule 5.15(b) of the Parent Disclosure Schedules.

   5.16 Indemnification; D&O Insurance.

   (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including without limitation any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of the Company, any of its Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, the Parent shall indemnify and hold harmless, as and to the fullest extent permitted by law and the charter and by-laws of the relevant entity, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Parent; provided, however, that (i) the Parent shall have the right to assume the defense thereof and upon such assumption the Parent shall not be liable to any Indemnified Party in connection with the defense thereof, except that if the Parent elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between the Parent and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Parent, and the Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (ii) the Parent shall be obligated pursuant to this paragraph to pay for only one counsel in any jurisdiction for all Indemnified Parties, (iii) the Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (iv) the Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 5.16 upon learning of any such claim, action, suit, proceeding or investigation shall notify the Parent thereof, provided that the failure to so notify shall not affect the obligations of the Parent under this Section 5.16 except to the extent such failure to notify materially prejudices the Parent. The Company's obligations under this Section 5.16(a) shall continue in full force and effect for a period of six (6) years from the Effective Time, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

   (b) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the indemnification obligations of the Company pursuant to the provisions of the Articles of Incorporation and the Bylaws of the Company as in effect immediately prior to the Effective Time.

   (c) For a period of six (6) years after the Effective Time, the Parent shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to the Parent) with coverage in amount and scope at least as favorable as the Company's existing coverage (which coverage may be an endorsement extending the period in which claims may be made under such existing policy); provided that in no event shall the Parent or the Surviving Corporation be required to expend per year under this Section 5.16(c) more than an aggregate of 150% of the current annual premium expended by the Company to provide such coverage; and, further provided that if the premium for such coverage exceeds such amount, the Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the current annual premium.

   (d) In the event the Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Parent assume the obligations set forth in this Section 5.16.

   (e) The provisions of this Section 5.16 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any Indemnified Party and his or her heirs and representatives may have under the Bylaws of the Company or any of its Subsidiaries, any contract or applicable law.

   5.17 Tax-Free Reorganization. The Parent and the Company will each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code, and neither party will take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of the parties shall report the Merger for income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code (and any comparable state or local tax statute). The Parent and the Company will each make available to the other party and their respective legal counsel copies of all tax returns as may be requested by the other party. Each of the Parent and the Company will make and will use its best efforts to obtain from its affiliates such reasonable representations as may be requested by legal counsel for the purpose of rendering the opinions contemplated by Section 6.1(f).

   5.18 Listing. The Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, the Pacific Exchange and the Boston Stock Exchange prior to the Effective Time.

   5.19 Dividend Record Date. The Company agrees to coordinate with the Parent in establishing the record date for the payment of any dividends on the Company Common Stock in order to assure that the holders of record of Company Common Stock (i) are entitled to receive a dividend on either Company Common Stock or Parent Common Stock received in the Merger in the quarter in which the Closing occurs, and (ii) are not entitled to receive a dividend on both Company Common Stock and Parent Common Stock received in the Merger in the quarter in which the Closing occurs.

   5.20 Stock Options and Employee Benefits.

   (a) At the Effective Time, each outstanding option to purchase shares of the Company Common Stock (each a "Company Stock Option") under the Company Stock Option Plans, whether or not exercisable, will be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan and option certificate immediately prior to the Effective Time (including, without limitation, any existing repurchase rights or vesting provisions other than any provision providing for accelerated vesting in connection with the Merger, which provisions shall not apply with respect to the Merger), except that (i) each Company Stock Option will be exercisable for that number of whole shares of Parent Common Stock as the holder would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, without taking into account whether or not such option is in fact then exercisable and all shares of Company Common Stock issuable upon the exercise of such option were converted into Parent Common Stock pursuant to Section 1.6, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the number of shares of Parent Common Stock deemed purchasable, in accordance with the terms of this Section, pursuant to such Company Common Stock Option, rounded up to the nearest whole cent. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of options assumed by Parent pursuant to this Section. As soon as practicable after the Effective Time, Parent shall deliver to each holder of a Company Stock Option an appropriate notice setting forth such holder's rights pursuant thereto.

   (b) It is intended that the Company Stock Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent the Company Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.20 shall be applied consistent with such intent.

   (c) Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options within 10 business days after the Effective Time and shall use its reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

   5.21 Rights Plan Redemption. Not later than immediately prior to the Effective Time, the Company shall redeem all outstanding rights under the Rights Agreement so that the Rights Agreement will not apply to the consummation of the transactions contemplated hereby.

VI. CONDITIONS TO THE MERGER

   6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

     (a) Stockholder Approval. This Agreement shall have been approved by the requisite vote under the Company's charter and bylaws, applicable laws of the State of New Hampshire and the rules and regulations of the NYSE, as and to the extent required.

     (b) NHPUC Approval. The Merger, the Merger Agreement and the related transactions contemplated hereunder shall have received all required or requested approvals or reviews from the NHPUC pursuant to applicable New Hampshire law on terms and conditions which (i) with respect to rates and recovery of costs, including without limitation transaction, premium and integration costs, associated with the Merger, are not less favorable to the Surviving Corporation or EnergyNorth Natural Gas, Inc. or Parent than those contained in the order of the NHPUC, dated July 20, 1998, In Re Northern Utilities, Inc. (DF-040, Order No. 22,983), and (ii) do not otherwise have or constitute a material adverse effect on the business, assets (including intangible assets), prospects, financial condition or results of operations of the Surviving Corporation or EnergyNorth Natural Gas, Inc. or the other gas distribution Subsidiaries of the Parent, and such approval shall be final, nonappealable and not under appeal.

     (c) Registration Statement Effective. The SEC shall have declared the Registration Statement effective, and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

     (d) PUHCA Approval. The requisite approval of the SEC under PUHCA shall have been obtained on terms and conditions that (i) do not have and cannot reasonably be expected to have a Parent Material Adverse Effect and (ii) are not otherwise materially burdensome to the Parent, it being understood that any requirement that the Parent register as a non-exempt "holding company" under PUHCA or divest any of its or the Surviving Corporation's operations shall be deemed to be materially burdensome for purposes of this provision unless such requirement arises as a result of any other transaction or transactions engaged in by Parent or its Subsidiaries after the date of this Agreement and not solely as a result of the transactions contemplated by this Agreement.

     (e) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal, otherwise prohibiting consummation of the Merger or having a material adverse effect on the Merger.

     (f) Tax Opinions. The Parent and the Company shall each have received substantially identical written opinions from their counsel, Ropes & Gray and Hale and Dorr LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided that if the respective counsel to the Parent or the Company does not render such opinion, this condition shall nonetheless be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party.

     (g) HSR and Similar Compliance. Any applicable waiting period relating to the consummation of Merger under the HSR Act shall have expired or been terminated by the reviewing agency.

     (h) Required Approvals. All consents and approvals referred to in
  Section 6.1(h) of the Company Disclosure Schedule (or in the applicable Disclosure Schedule with respect thereto) shall have been obtained.

   6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

     (a) Representations and Warranties. The representations and warranties of the Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time (without regard to any updates to the Parent Disclosure Schedule, unless otherwise agreed by the Company), except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, where the failure to be so true and correct (without regard to any materiality or knowledge qualifications contained therein) would not have a Parent Material Adverse Effect, and the Company shall have received a certificate to such effect signed on behalf of the Parent by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Parent.

     (b) Agreements and Covenants. The Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of the Parent by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Parent.

     (c) Listing. The shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement shall have been authorized for listing on the NYSE, the Pacific Exchange and the Boston Stock Exchange.

   6.3 Additional Conditions to the Obligations of the Parent and Merger
Sub. The obligations of the Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Parent:

     (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time (without regard to any updates to the Company Disclosure Schedule, unless otherwise agreed by the Parent), except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, where the failure to be so true and correct (without regard to any materiality or knowledge qualifications contained therein) would not have a Company Material Adverse Effect, and the Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company.

     (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company.

VII. TERMINATION

   7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of the Company or the NHPUC:

     (a) by mutual written consent duly authorized by the Board of Trustees of the Parent and the Board of Directors of the Company;

     (b) by either the Company or the Parent if the Merger shall not have been consummated by July 14, 2000 (which date may be extended at the written request of either the Parent or the Company to January 14, 2001 to the extent necessary to satisfy the condition set forth in Section 6.1(b),
  (d) or (g) and so long as all other conditions have been or shall be capable of being fulfilled); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

     (c) by either the Company or the Parent if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order is final, nonappealable and not under appeal;

     (d) by either the Company or the Parent if the required approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained on or before March 1, 2000 or by reason of the failure to obtain the required vote upon a vote taken at a duly held meeting of the Company's stockholders duly convened therefor or at any adjournment thereof (a "Company Stockholder Approval Failure Event"); provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain Company stockholder approval shall have been caused by the action or failure to act of the Company in breach of this Agreement and shall not be available to Parent where such failure is caused by a breach of this Agreement by Parent;

     (e) by either the Company or the Parent, if the Company shall have accepted or approved an Acquisition Proposal or if the Company's Board of Directors recommends an Acquisition Proposal to the stockholders of the Company as permitted by Section 5.4(b);

     (f) by the Parent, if the Board of Directors of the Company shall have
  (i) failed to convene the Company Stockholders' Meeting, as required by
  Section 5.2, (ii) failed to recommend approval of this Agreement in the Proxy Statement or withheld, withdrawn or modified in a manner adverse to the Parent such recommendation or resolved to do so, or (iii) approved or recommended an Acquisition Proposal;

     (g) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement, if (i) as a result of such breach the conditions set forth in
  Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach and (ii) such breach shall not have been cured by the Parent within ten (10) business days following receipt by the Parent of written notice of such breach from the Company;

     (h) by the Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, if (i) as a result of such breach the conditions set forth in
  Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach and (ii) such breach shall not have been cured by the Company within ten (10) business days following receipt by the Company of written notice of such breach from the Parent;

     (i) by the Parent, if there shall have occurred any event or condition that constitutes a Company Material Adverse Effect since the date of this Agreement which condition or event shall not have been ameliorated such that it is no longer a Company Material Adverse Effect within ten (10) business days following receipt by the Company of notice from the Parent; or

     (j) by the Company, if there shall have occurred any event or condition that constitutes a Parent Material Adverse Effect since the date of this Agreement, which condition or event shall not have been ameliorated such that it is no longer a Parent Material Adverse Effect within ten (10) business days following receipt by the Parent of notice from the Company.

   7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in
Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (General Provisions), each of which shall survive the termination of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreements, all of which obligations shall survive termination of this Agreement in accordance with their terms.

   7.3 Fees and Expenses.

   (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that the Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

   (b) The Company shall pay to the Parent an amount equal to all out-of-pocket expenses and fees incurred by the Parent, including without limitation fees and expenses payable to all legal, accounting, financial and other professional advisors, relating to the Merger or the transactions contemplated by this Agreement not exceeding $2,000,000 in the aggregate upon the termination of this Agreement by the Parent pursuant to 7.1(h) or upon any termination of this Agreement as to which subparagraph (i), (ii) or (iii) of Section 7.3(c) is applicable.

   (c) The Company shall pay the Parent a termination fee of $5,500,000 (plus all amounts payable pursuant to Section 7.3(b)), upon the earliest to occur of the following events:

     (i) the termination of this Agreement pursuant to Section 7.1(e) or (f);

     (ii) the termination of this Agreement pursuant to Section 7.1(d) if, at the time of the Seller Stockholder Approval Failure Event:

       (A) there shall have been announced, commenced or occurred an Alternative Transaction (as defined in Section 7.3(g)) and the Company shall have either (x) executed an agreement to engage in the same or
    (y) the Company's Board of Directors shall not have recommended against such Alternative Transaction affirmatively or, if the Company's Board of Directors has recommended against such Alternative Transaction, the Company's Board of Directors shall have withdrawn such recommendation against such Alternative Transaction or modified such recommendation in a manner adverse to the Parent; or

       (B) there shall have been announced, commenced or occurred an Alternative Transaction with a Third Party (as defined in Section 7.3(g)) and (x) the Company shall have engaged in, or entered into an agreement to engage in, an Alternative Transaction with such Third Party or any affiliate thereof or with a Competing Party (as defined in Section 7.3(g)) within 12 months of the date of the Company Stockholder Approval Failure Event or (y) the Company's Board of Directors shall have recommended an Alternative Transaction with such Third Party or any affiliate thereof or with a Competing Party within 12 months after the date of the Company Stockholder Approval Failure Event; or

     (iii) the termination of this Agreement by the Parent pursuant to
  Section 7.1(h) after a willful breach by the Company of this Agreement, if before such termination or within twelve months thereafter the Company shall have entered into an agreement to engage in or shall have engaged in an Alternative Transaction.

   (d) The Parent shall pay to the Company an amount equal to all out-of-pocket expenses and fees incurred by the Company, including without limitation fees and expenses payable to all legal, accounting, financial and other professional advisors, relating to the Merger or the transactions contemplated by this Agreement not exceeding $2,000,000 in the aggregate upon the termination of this Agreement by the Company pursuant to Section 7.1(g).

   (e) The amounts payable pursuant to Section 7.3(b), (c) or (d) shall be paid by wire transfer within three business days after the event giving rise to such payment; provided that in no event shall the Company or the Parent be required to pay any expenses or termination fees to the other party if, immediately prior to the termination of this Agreement, the other party was in material breach of any of its material obligations under this Agreement. If one party fails to promptly pay to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of BankBoston, N.A. from the date such fee was required to be paid.

   (f) As used in this Agreement, (A) "Alternative Transaction" means either
(i) a transaction pursuant to which any person (or group of persons) other than the Parent or its Affiliates (a "Third Party"), acquires 33% or more of the outstanding shares of Company Common Stock, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation or combination involving the Company in which the holders of Company Common Stock do not own at least a majority of the equity of the surviving entity, or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 33% of the fair market value of all the assets of the

Company immediately prior to such transaction, or (iv) any public announcement by the Company of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, and (B) "Competing Party" shall mean any person other than the Parent or its affiliates who announces or commences an Alternative Transaction, or with whom an Alternative Transaction occurs, while an Alternative Transaction with a Third Party is pending.

   (g) If this Agreement is terminated by a party as a result of a willful breach by the other party (other than under the circumstances described in Section 7.3(c)(iii) above, provided that under such circumstances Parent may exercise and enforce its rights and remedies under this paragraph (g) until and unless the Company engages in an Alternative Transaction, in which event the provisions of Section 7.3(c)(iii) shall thereupon apply), the terminating party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $2,000,000), be entitled to retain such additional amounts as the terminating party may be entitled to receive at law or in equity; provided, however, no party shall be responsible for any special, consequential or incidental damages hereunder, it being understood and agreed that no party shall be entitled to payment under both this Section 7.3(g) and
Section 7.3(c)(iii).

VIII. GENERAL PROVISIONS

   8.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company, the Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

   8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

     (a) if to the Parent or Merger Sub, to:

       Eastern Enterprises
       9 Riverside Road
       Weston, Massachusetts 02493
       Attention:J. Atwood Ives
                  Chairman and Chief Executive Officer

       Telephone:(781) 647-2302
       Facsimile:(781) 647-2350

      with a copy to:

       Eastern Enterprises
       9 Riverside Road
       Weston, Massachusetts 02493
       Attention:L. William Law, Jr., Esq.
                  Senior Vice President and General Counsel

       Telephone:(781) 647-2313
       Facsimile:(781) 647-2398

     (b) if to the Company, to:

       EnergyNorth, Inc.
       1260 Elm Street
       Manchester, New Hampshire 03101
       Attention:Robert R. Giordano
                  President and Chief Executive Officer

       Telephone:(603) 668-3779
       Facsimile:(603) 621-2982

      with a copy to:

       Hale and Dorr LLP
       60 State Street
       Boston, Massachusetts 02109
       Attention:David E. Redlick, Esq.

       Telephone:(617) 526-6484
       Facsimile:(617) 526-5000

   8.3 Interpretation; Knowledge. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. References to the "knowledge of the Company," or any similar expression shall mean the actual knowledge of any executive officer of the Company.

   8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   8.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Parent Disclosure Schedule (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreements shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (ii) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

   8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   8.7 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

   8.8 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

   8.9 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

   8.11 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the of the other parties.

   8.12 Parties in Interest. Except for rights of Indemnified Parties as set forth in Sections 5.13, 5.14 and 5.16, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

   8.13 Waiver of Jury Trial. EACH OF THE PARENT, MERGER SUB AND COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARENT, THE MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

   8.14 Reference is hereby made to the declaration of trust establishing Eastern Enterprises (formerly Eastern Gas and Fuel Associates) dated July 18, 1929, as amended, a copy of which is on file inthe office of the Secretary of the Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the trustees under said declaration as trustees and not personally; and no trustee shareholder, officer or agent of Eastern Enterprises shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate only is liable.

   IN WITNESS WHEREOF, Eastern Enterprises, EE Acquisition Company, Inc. and EnergyNorth, Inc. have caused this Agreement to be signed as a sealed instrument by their duly authorized respective officers, all as of the date first written above.

                                          EASTERN ENTERPRISES

                                                    /s/ J. Atwood Ives
                                          By: _________________________________
                                               Chairman and Chief Executive
                                                          Officer

                                          EE ACQUISITION COMPANY, INC.

                                                  /s/ Walter J. Flaherty
                                          By: _________________________________
                                                         President

                                          ENERGYNORTH, INC.

                                                  /s/ Robert R. Giordano
                                          By: _________________________________
                                               President and Chief Executive
                                                          Officer

            AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION

   This is AMENDMENT NO. 1 dated as of November 4, 1999 (the "Amendment") to the AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of July 14, 1999 by and among Eastern Enterprises (the "Parent"), EE Acquisition Company, Inc., a New Hampshire corporation ("Merger Sub"), and EnergyNorth, Inc., a New Hampshire corporation (the "Company").

   1. The parties entered into the Agreement to provide for a business combination pursuant to which the Company would merge with and into Merger Sub. On the date of this Amendment, Parent entered into an Agreement and Plan of Merger (the "Parent Merger Agreement") with KeySpan Corporation, a New York corporation (the "Parent Acquiror"), providing for a business combination (the "Parent Merger") pursuant to which ACJ Acquisition LLC, a wholly-owned subsidiary of Parent Acquiror and a Massachusetts limited liability company, would merge with and into Parent, with the Parent as the survivor of the Parent Merger. The purpose of this Amendment is to set forth certain agreements by and among Parent, Merger Sub and the Company to amend the Agreement as a consequence of the execution and delivery of the Parent Merger Agreement by Parent. Accordingly, Parent, Merger Sub and the Company agree as set forth below in this Amendment. Capitalized terms used in this Amendment that are not defined herein shall have the respective meanings ascribed to them in the Agreement. Capitalized terms used in this Amendment that are not defined in the Agreement shall be deemed included in the Agreement with the respective meanings ascribed to them in this Amendment.

   2. Recital A of the Agreement is hereby amended to read in its entirety as follows:

     "A. Upon the terms and subject to the conditions of this Agreement and in accordance with the laws of the State of New Hampshire, the Parent and the Company will enter into a business combination transaction (the "Merger") pursuant to which Merger Sub will merge with and into the Company with the Company as the surviving corporation of the Merger or, if the Parent Merger Agreement is terminated or has expired prior to the Effective Time of the Merger, the Company will merge with and into Merger Sub with Merger Sub as the surviving corporation of the Merger."

   3. Recital E of the Agreement is hereby amended to read in its entirety as follows:

     "E. If the Parent Merger Agreement is terminated prior to the Effective Time, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code")."

   4. Article I of the Agreement is hereby amended by inserting the following new Section 1.12:

     "1.12 Alternative Merger Structure.

     (a) If the Parent Merger Agreement has not been terminated prior to the Effective Time, then the Merger shall be effected as provided in this
  Section 1.12 (the "Alternative Merger")."

     (b) The following provisions shall apply to the Alternative Merger:

       (i) Section 1.1 of this Agreement shall be deemed to read in its entirety as follows:

         "1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of New Hampshire law, the Merger Sub shall be merged with and into the Company, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

       (ii) Sections 1.4(a) and (b) of this Agreement shall be deemed to read in their entirety as follows:

              "(a) At the Effective Time, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation. Subject to the foregoing, the additional effects of the Merger shall be as provided in NH RSA 293-A: 11.06 (the "NHBCA")."

              "(b) The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended."

       (iii) Section 1.6(a) of this Agreement shall be deemed to read in its entirety as follows:

              "(a) Conversion of Company Common Stock. Each share of Common Stock, $1.00 par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c)) will be canceled and extinguished and automatically converted into the right to receive $61.13 in cash, without interest (the "Merger Consideration") at the Effective Time."

       (iv) Section 1.6(b) of this Agreement shall be deemed to be deleted.

       (v) Section 1.6(d) of this Agreement shall be deemed to read in its entirety as follows:

              "(d) Capital Stock of Merger Sub. Each share of Common Stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non assessable share of Common Stock, $1.00 par value, of the Surviving Corporation."

       (vi) Section 1.6(f) of this Agreement shall be deemed to be deleted.

       (vii) Section 1.6(g) of this Agreement shall be amended to add the following sentence at the end thereof:

              "If the Parent Merger shall have closed prior to or simultaneously with the Effective Time, all options to purchase Company Common Stock then outstanding under the EnergyNorth, Inc. 1998 Stock Option Plan shall be assumed by Parent Acquiror pursuant to Section 5.20(b)."

       (viii) Section 1.10 of this Agreement shall be deemed to be deleted.

       (ix) The provisions of Sections 5.14, 5.17 and 5.18 of this Agreement shall not be applicable to the Alternative Merger.

       (x) Section 5.19 of this Agreement shall be deemed to read in its entirety as follows:

              "If the Effective Time occurs on a date other than the record date for a regular quarterly dividend on the Company Common Stock, the Company shall, unless prohibited by law, declare and establish a record date, set aside funds for payment of a dividend and pay or cause to be paid a dividend for the period commencing on the most recent record date for the payment of a regular quarterly dividend by the Company on the Company Common Stock and ending on the Effective Date (the "Partial Period"). The amount of the dividend (the "Partial Dividend") per share of Company Common Stock for the Partial Period shall equal a fraction (x) the numerator of which equals (a) $.35, multiplied by (b) the number of days comprising the Partial Period and (y) the denominator of which is 90."

       (xi) Section 5.20 of this Agreement shall be deemed to read in its entirety as follows:

         "5.20   Stock Options and Employee Benefits.

                 (a) If the Parent Merger shall not have been closed prior to or simultaneously with the Effective Time, then at the Effective Time each outstanding option to purchase shares of the

              Company Common Stock (each a "Company Stock Option") under the Company Stock Option Plans, whether or not exercisable, will be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan and option agreement immediately prior to the Effective Time, except that each Company Stock Option will be exercisable for that number of whole shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option by 1.175, at a purchase price per share of Parent Common Stock determined by dividing the option exercise price per share of Company Common Stock provided in such Company Stock Option by 1.175. The number of shares of Parent Common Stock that may be purchased on the exercise of such Company Stock Option shall not include any fractional shares but shall be rounded down to the next lower whole share of Parent Common Stock. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of options assumed by Parent pursuant to this Section 5.20(a). As soon as practicable after the Effective Time, Parent shall deliver to each holder of a Company Stock Option an appropriate notice setting forth such holder's rights pursuant hereto. Any Company Stock Options assumed by the Parent pursuant to this Section 5.20(a) shall be treated in the same manner as other "Company Stock Options" (as defined in the Parent Merger Agreement) under Section 7.10 of the Parent Merger Agreement.

                 (b) If the Parent Merger shall have been closed prior to or simultaneously with the Effective Time, then at the Effective Time, each outstanding Company Stock Option under the Company Stock Option Plans, whether or not exercisable, will be assumed by Parent Acquiror. Each Company Stock Option so assumed by Parent Acquiror under this Agreement will continue to have and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan and option agreement immediately prior to the Effective Time, except that each Company Stock Option will be exercisable for that number of whole shares of Parent Acquiror common stock determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option by a fraction the numerator of which is the product of (x) 1.175 times (y) $64.00 and the denominator of which is the average closing price per share of Parent Acquiror's common stock on the NYSE, as report in The Wall Street Journal, for the 10 NYSE trading days immediately preceding the Effective Time, at a purchase price per share of common stock of Parent Acquiror determined by dividing the quotient of (I) such option exercise price per share of Company Common Stock provided in such Company Stock Option and (II)
              1.175 by the quotient of (x) $64.00 and (y) the average closing price per share of Parent Acquiror's common stock on NYSE, as reported in The Wall Street Journal, for the 10 NYSE trading days immediately preceding the Effective Time. The number of shares of Parent Acquiror common stock that may be purchased on the exercise of such Company Stock Option shall not include any fractional shares but shall be rounded down to the next lower whole share of Parent Acquiror common stock. Parent Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Acquiror common stock for delivery upon exercise of options assumed by Parent Acquiror pursuant to this Section 5.20(b). As soon as practicable after the Effective Time, Parent Acquiror shall deliver to each holder of a Company Stock Option an appropriate notice setting forth such holder's rights pursuant hereto.

                 (c) It is intended that the Company Stock Options assumed by
              Parent under Section 5.20(a) or the Parent Acquiror under
              Section 5.20(b) shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Stock Options qualified as incentive stock options immediately prior to the Effective Time. The provisions of this Section 5.20 shall be applied consistent with such intent.

                 (d)(i) Parent agrees to file a registration statement on Form
              S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options, and (ii) Parent Acquiror agrees to file a registration statement on Form S-8 for the shares of Parent Acquiror common stock issuable with respect to assumed Company Stock Options, in each case within 10 business days after the Effective Time, and to use its reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding."

       (xii) The conditions set forth in Section 6.1(f) and 6.2(c) of this Agreement shall not be applicable to the Alternative Merger.

       (xiii) All references in this Agreement to the Surviving Corporation shall be deemed references to the Company as the Surviving Corporation in the Alternative Merger.

       (xiv) All references in this Agreement to the Merger shall be deemed references to the Alternative Merger as provided in this Section 1.12.

       (xv) All other provisions of this Agreement shall be deemed amended as appropriate to reflect that the Alternative Merger is being effected as the Merger so that, among other things, neither the Company nor the Parent shall be deemed to have breached its representations, warranties or covenants set forth in this Agreement solely by reason of effecting the Alternative Merger".

   5. Section 8.11 of the Agreement is hereby amended to read in its entirety as follows:

    "8.11 Assignment. Except as hereinafter set forth, no party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Upon the closing of the Parent Merger, the Parent Acquiror agrees to cause Parent to consummate the Alternative Merger in accordance with the terms and conditions of this Agreement and in such event the Parent Acquiror will be a third party beneficiary of this Agreement."

   6. Parent shall not agree to any amendment or modification of Section 7.10 of the Parent Merger Agreement which adversely affects holders of Company Stock Options (including the rights that they would have as holders of options to purchase Parent Common Stock upon the effectuation of Section 5.20(a) of the Agreement at the Effective Time) without the Company's prior written consent. If the per share merger consideration set forth in the Parent Merger Agreement (the "Parent Merger Consideration") or any amendment or modification thereof is increased for any reason above $64.00 (including any increase in the "Merger Consideration" in the Parent Merger Agreement pursuant to the last sentence of
Section 2.01(c) of the Parent Merger Agreement and disregarding for this purpose the reduction set forth in the proviso at the end of such sentence),
(i) the amounts set forth in Paragraph 4 of this Amendment with reference to
Section 1.12(b)(iii) of the Agreement (which amends Section 1.6(a) of the Agreement) will be increased by an amount equal to (x) the per share amount of the increase in the Parent Merger Consideration times (y) 0.589 and (ii) the amounts set forth in Paragraph 4 of this Amendment with reference to the $64.00 amounts in Section 1.12(b)(xi) of the Agreement (which adds new Section 5.20(b) of the Agreement) will be increased by the full amount of the per share increase in the Parent Merger Consideration.

   7. Section 5.20(a) of the Agreement shall be amended to delete the parenthetical contained in the second sentence thereof.

   8. All per share amounts in this Amendment and the exchange ratios set forth herein of 1.175 and .589 shall be subject to appropriate adjustment in the case of stock splits, stock dividends or other similar events affecting the common stock of the Company, Parent or the Parent Acquiror, as applicable.

   9. Section 7.1(b) of this Agreement shall be amended to provide for the substitution of the dates March 31, 2001 and September 30, 2001 for July 14, 2000 and January 14, 2001, respectively. If the dates set forth in Section 9.01(b) of the Parent Merger Agreement are extended, Parent shall promptly notify the Company and the Company shall have the option of either (x) extending the dates set forth in Section 7.1(b) of the Agreement to be coterminous with the analogous dates in Section 9.01(b) of the Parent Merger Agreement (as so extended) or (y) terminating the Agreement pursuant to Section 7.1(b) of the Agreement.

   10. If the Parent Merger Agreement has not been terminated prior to the Effective Time, Section 1.2 of this Agreement shall be amended (x) to provide for the substitution of the words "the second business day" for the words "the thirty-fifth day" in the third sentence thereof, and (y) to add "but in no event sooner than simultaneously with the Closing provided for in the Parent Merger Agreement" immediately after the second parenthetical thereof.

   11. The parties acknowledge that the reference to "Company Plans" contained in Section 4.2(f) of the Agreement means "Company Stock Plans".

   12. Parent and Parent Acquiror represent that they have presented the Company with a true copy of the Parent Merger Agreement in connection with the execution of this Amendment.

   IN WITNESS WHEREOF, Eastern Enterprises, EE Acquisition Company, Inc. and EnergyNorth, Inc. have caused this Amendment to be signed as a sealed instrument by their duly authorized respective officers, all as of the date first written above.

                                          EASTERN ENTERPRISES

                                                    /s/ J. Atwood Ives
                                          By: _________________________________
                                               Chairman and Chief Executive
                                                          Officer

                                          EE ACQUISITION COMPANY, INC.

                                                  /s/ Walter J. Flaherty
                                          By: _________________________________
                                                         President

                                          ENERGYNORTH, INC.

                                                  /s/ Robert R. Giordano
                                          By: _________________________________
                                               President and Chief Executive
                                                          Officer

   The undersigned agrees to its obligations set forth in Sections 5.20 and
8.11 of the Agreement.

                                          KEYSPAN CORPORATION

                                                   /s/ Robert B. Catell
                                          By: _________________________________
                                               Chairman and Chief Executive
                                                          Officer

                                                                         Annex B

                   [Letterhead of Salomon Smith Barney Inc.]

November 4, 1999

The Board of Directors
EnergyNorth, Inc.
1260 Elm Street
Manchester, NH 03105-0329

Ladies and Gentlemen:

   You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock, $1.00 par value (the "Company Common Stock"), of EnergyNorth, Inc. (the "Company"), of the consideration to be received by such holders in connection with the proposed merger (the "Merger") contemplated by the Agreement and Plan of Reorganization (the "Agreement") dated as of July 14, 1999 by and among Eastern Enterprises ("Parent"), EE Acquisition Company, Inc. ("Merger Sub") and the Company, as amended by Amendment No. 1 to Agreement and Plan of Reorganization ("Amendment No. 1"), dated as of November 4, 1999. Amendment No. 1 was executed in connection with Parent's execution of an Agreement and Plan of Merger (the "Parent Merger Agreement") with KeySpan Corporation ("KeySpan") contemplating the merger of a subsidiary of KeySpan with and into Parent (the "Parent Merger"). The Agreement, as amended by Amendment No. 1, is referred to herein as the "Amended Agreement."

   As more specifically set forth in the Amended Agreement, and subject to the terms and conditions thereof, if the Parent Merger Agreement has not been terminated, in the Merger, Merger Sub will merge with and into the Company and each outstanding share of Company Common Stock (other than shares held in the treasury of the Company or owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of the Company or of Parent and other than Dissenting Shares (as defined in the Amended Agreement) (collectively, "Excluded Shares")) will be converted into the right to receive $61.13 in cash, without interest, subject to adjustment.

   If the Parent Merger Agreement has been terminated, subject to the terms and conditions of the Amended Agreement, the Merger will proceed as provided in the Amended Agreement, and the Company will merge with and into Merger Sub and each outstanding share of Company Common Stock (other than Excluded Shares) will be converted (at the election of the holder of such share) into the right to receive (i) $47.00 in cash, without interest (the "Original Per Share Cash Amount"), (ii) a number of shares of common stock, $1.00 par value (the "Parent Common Stock"), of Parent equal to the Original Per Share Cash Amount divided by the Market Value (as defined in the Amended Agreement) of Parent Common Stock, or (iii) a combination of cash and shares of Parent Common Stock. Notwithstanding the foregoing, if the Market Value of Parent Common Stock is less than $36.00 per share, Market Value shall mean $36.00 and if the Market Value of Parent Common Stock is greater than $44.00 per share, Market Value shall mean $44.00. The Amended Agreement provides that 49.9% of the outstanding shares of Company Common Stock (subject to adjustment pursuant to the Amended Agreement) will be converted into the right to receive cash in the Merger. The remaining Company Common Stock will be converted into the right to receive Parent Common Stock in the Merger. Holders of Company Common Stock will receive cash in lieu of fractional shares of Parent Common Stock. The actual consideration received by each individual holder of Company Common Stock will depend upon such holder's election and the application of pro rationing provisions contained in the Amended Agreement.

   In arriving at our opinion, we reviewed the Agreement and Amendment No. 1, and held discussions with certain senior officers, directors and other representatives and advisors of the Company and certain senior officers and other representatives and advisors of Parent concerning the businesses, operations and prospects of the Company and Parent. We examined certain publicly available business and financial information relating to the Company and Parent as well as certain financial forecasts and other information and data for the Company and Parent which were provided to or otherwise discussed with us by the managements of the Company and Parent, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Amended Agreement in relation to, among other things: current and historical market prices and trading volumes of Company Common Stock and Parent Common Stock; the historical and projected earnings and other operating data of the Company and Parent; and the capitalization and financial condition of the Company and Parent. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected that we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Company and Parent. We also evaluated the pro forma financial impact of the Merger on Parent. In connection with our engagement, we were requested to approach, and we held discussions with, selected third parties to solicit indications of interest in the possible acquisition of all or a part of the Company. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

   In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make any of such information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of the Company and Parent that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and Parent as to the future financial performance of the Company and Parent and the strategic implications and operational benefits anticipated to result from the Merger. We express no view with respect to such forecasts and other information and data or the assumptions on which they were based. We have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes if it is consummated in accordance with the Amended Agreement following the termination of the Parent Merger Agreement. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Parent nor have we made any physical inspection of the properties or assets of the Company or Parent. We have further assumed that the Merger will be consummated in accordance with the terms of the Amended Agreement, without waiver of any conditions precedent to the Merger contained in the Amended Agreement.

   We were not requested to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We have not been asked to consider for the purposes of this opinion, and this opinion does not address, the Parent Merger, except to the extent of its direct impact on the consideration to be received in the Merger, and our opinion, as expressed herein, relates to the consideration to be received in the Merger, whether or not the parent Merger is consummated. We are not expressing any opinion as to what the value of the Parent Common Stock actually will be if and when issued in the Merger following a termination of the Parent Merger Agreement or the price at which the Parent Common Stock will trade subsequent to the Merger in those circumstances. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

   Salomon Smith Barney Inc. is acting as financial advisor to the Company in connection with the proposed Merger and will receive a fee for our services, a portion of which was payable upon the execution of the Agreement, a second portion of which is payable upon approval of the Merger by the holders of Company Common Stock and the remainder of which is contingent upon consummation of the Merger. We have in the past provided investment banking services to Parent unrelated to the Merger, for which we have received compensation, and we are currently providing investment banking services to Parent in connection with the Parent Merger for which we will receive a fee. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company and Parent for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney Inc. and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company, Parent and KeySpan and their respective affiliates.

   Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the proposed Merger and our opinion is not intended to be and does not constitute a recommendation of the Merger to the Company or a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the proposed Merger or, if applicable following a termination of the Parent Merger Agreement, as to what election such stockholder should make with respect to the form of consideration to be received for such stockholder's Company Common Stock.

   Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders.

                                          Very truly yours,

                                          SALOMON SMITH BARNEY INC.

                                                                         Annex C

               NEW HAMPSHIRE REVISED STATUTES ANNOTATED, CHAPTER
                  293-A NEW HAMPSHIRE BUSINESS CORPORATION ACT
                               DISSENTERS' RIGHTS

(S) 293-A:13.01. Definitions

   In this subdivision:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation or other entity by merger, share exchange, or conversion of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RSA 293-A:13.02 and who exercises that right when and in the manner required by RSA 293-A:13.20 through 293-A:13.28.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

(S) 293-A:13.02. Right to Dissent

   (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     (1) Consummation of a plan of merger to which the corporation is a party:

       (i) If shareholder approval is required for the merger by RSA 293-A:11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

       (ii) If the corporation is a subsidiary that is merged with its parent under RSA 293-A:11.04.

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

     (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

     (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

       (i) Alters or abolishes a preferential right of the shares.

       (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

       (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

       (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

       (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RSA 293-A:6.04.

     (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (6) Consummation of a plan of conversion to which the corporation is a party converting to another entity.

   (b) A shareholder entitled to dissent and obtain payment for his shares under this subdivision shall not challenge the corporate action creating his entitlement, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(S) 293-A:13.03. Dissent by Nominees and Beneficial Owners

   (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

   (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

     (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

(S) 293-A:13.20. Notice of Dissenters' Rights

   (a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this subdivision and be accompanied by a copy of this subdivision.

   (b) If corporate action creating dissenters' rights under RSA 293-A:13.02 is taken without a vote of shareholders or by consent pursuant to RSA 293-A:7.04, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RSA 293-A:13.22.

(S) 293-A:13.21. Notice of Intent to Demand Payment

   (a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

     (1) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

     (2) Shall not vote his shares in favor of the proposed action.

   (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this subdivision.

(S) 293-A:13.22. Dissenters' Notice

   (a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RSA 293-A:13.21.

   (b) The dissenters' notice shall be sent no later than 10 days after corporate action was taken, and shall:

     (1) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited.

     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

     (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date.

     (4) Set a date by which the corporation shall receive the payment demand, which date shall not be fewer than 30 nor more than 60 days after the date the notice is delivered.

     (5) Be accompanied by a copy of this subdivision.

(S) 293-A:13.23. Duty to Demand Payment

   (a) A shareholder sent a dissenters' notice described in RSA 293-A:13.22 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth, in the dissenters' notice pursuant to RSA 293-A:13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

   (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

   (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this subdivision.

(S) 293-A:13.24. Share Restrictions

   (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under RSA 293-A:13.26.

   (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(S) 293-A:13.25. Payment

   (a) Except as provided in RSA 293-A:13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with RSA 293-A:13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

   (b) The payment shall be accompanied by:

     (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (2) A statement of the corporation's estimate of the fair value of the shares;

     (3) An explanation of how the interest was calculated;

     (4) A statement of the dissenter's right to demand payment under RSA 293-A:13.28; and

     (5) A copy of this subdivision.

(S) 293-A:13.26. Failure to Take Action

   (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

   (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under RSA 293-A:13.22 and repeat the payment demand procedure.

(S) 293-A:13.27. After-Acquired Shares

   (a) A corporation may elect to withhold payment required by RSA 293-A:13.25 from a dissenter, unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

   (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RSA 293-A:13.28.

(S) 293-A:13.28. Procedure if Shareholder Dissatisfied With Payment or Offer

   (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under RSA 293-A:13.25, or reject the corporation's offer under RSA 293-A:13.27 and demand payment of the fair value of his shares and interest due, if:

     (1) The dissenter believes that the amount paid under RSA 293-A:13.25 or offered under RSA 293-A:13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

     (2) The corporation fails to make payment under RSA 293-A:13.25 within 60 days after the date set for demanding payment; or

     (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

   (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within 30 days after the corporation made or offered payment for his shares.

(S) 293-A:13.30. Court Action

   (a) If a demand for payment under RSA 293-A:13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   (b) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation or other entity without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or converted into or whose shares were acquired by the foreign corporation or other entity was located.

   (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

   (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decisions on the question of their value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

   (e) Each dissenter made a party to the proceeding is entitled to judgment:

     (1) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or,

     (2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under RSA 293-A:13.27.

(S) 293-A:13.31. Court Costs and Counsel Fees

   (a) The court in an appraisal proceeding commenced under RSA 293-A:13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RSA 293-A:13.28.

   (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RSA 293-A:13.20 through RSA 293-A:13.28.

     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subdivision.

   (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Trustees and Officers.

  The Declaration of Trust of the Registrant (the "Registrant's Charter") provides that the Trustees, officers and agents of the Registrant generally shall not be liable except for acts or failures to act which at the time would impose liability on such party if the Registrant were a Massachusetts business corporation and such person was a director, officer or agent thereof. The Registrant's Charter provides that it shall indemnify each of its Trustees and officers against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including but not limited to derivative suits (to the extent permitted by law), in which such person may be involved or with which such person may be threatened, while in office or thereafter, except with respect to any matters as to which such person shall have been adjudicated to have acted in bad faith or not to have acted in good faith in the reasonable belief that such person's action was in the best interests of the Registrant or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such plan. The Registrant's Charter provides, however, that as to any matter disposed of by a compromise payment by such Trustee or officer pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification: (a) if no change of control has occurred, (i) by a disinterested majority of the Trustees then in office or (ii) by a majority of the disinterested Trustees then in office or by the stockholders of the Registrant, provided that the Registrant shall have received a written opinion of independent legal counsel to the effect that such Trustee or officer appears to have acted in good faith in the reasonable belief that such person's action was in the best interests of the Registrant; or (b) if a change of control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such Trustee or officer appears to have acted in good faith in the reasonable belief that such person's action was in the best interests of the Registrant. The rights accruing to any Trustee or officer under the foregoing provisions do not exclude any other right to which such Trustee or officer may be lawfully entitled; provided, however, that no Trustee or officer may satisfy any rights of indemnity or reimbursement granted pursuant to the Registrant's Charter or to which he may be otherwise entitled except out of the trust estate of the Registrant.

  The Registrant's Charter further provides that notwithstanding any provision of law or any other provision of the Registrant's Charter, a Trustee shall not be liable to the Registrant or any shareholder of the Registrant for monetary damages for breach of such Trustee's fiduciary duties as a Trustee, except with respect to any matter as to which such liability is imposed by applicable law and such Trustee shall have been adjudicated (a) to have breached such Trustee's duty of loyalty to the Registrant or its stockholders, (b) to have acted (or omitted to act) not in good faith, (c) to have knowingly violated the law, (d) to have intentionally engaged in misconduct, or (e) to have derived any improper personal benefit from a transaction. Trustees, officers and agents of the Registrant will also not be held liable for any act or failure to act in good faith, that is required, authorized or approved by an order issued pursuant to the Public Utility Holding Company Act of 1935 or any other federal or state statute regulating the Registrant or any of its subsidiaries by reason of its being a public utility holding company or their being public utilities. In the event that the foregoing provisions of the preceding sentence are found by a court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiffs, each such Trustee, officer, and agent (and his or her legal representatives) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or her or imposed on him or her in connection with any such action, suit or proceeding; provided, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the Registrant as provided in the Registrant's Charter. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs, and attorneys' fees.

  The Registrant's Charter provides that in discharging his or her duties, when acting in good faith, any Trustee or officer shall be fully entitled to rely upon information, opinion, reports or records, including financial statements, books of account and other financial records, in each case presented or prepared by, or under the supervision of, (a) one or more officers or employees of the Registrant (or of another organization in which such party serves as contemplated by Article 19 of the Registrant's Charter, including all directors, officers and trustees of wholly-owned subsidiaries of the Registrant) whom the Trustee or officer reasonably believes to be reliable and competent in the matters presented, (b) counsel, public accountants or other persons as to matters which the Trustee or officer reasonably believes to be within such person's professional or expert competence, or (c) in the case of a Trustee, a duly constituted committee of Trustees (or similar governing body of such other organization) upon which such Trustee does not serve, as to matters within its delegated authority, which committee the Trustee reasonably believes to merit confidence, but such Trustee shall not be considered to be acting in good faith if such Trustee has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The fact that a Trustee or officer so relied shall be a complete defense to any claim asserted against such party, except as expressly provided by statute, by reason of such party being or having been a Trustee or officer of the Registrant (or such other organization).

  The Registrant maintains an insurance policy that insures its Trustees and officers against certain liabilities.

  The Agreement and Plan of Merger between KeySpan Corporation and the Registrant provides that from and after the closing of the KeySpan-Eastern merger, KeySpan and Eastern (as the surviving corporation of the merger) are required, to the fullest extent permitted by applicable law, to indemnify, defend and hold harmless each person who was at the time of signing of the KeySpan-Eastern merger agreement, or had been at any time prior to the date of signing of the KeySpan-Eastern merger agreement, or who becomes prior to the closing of the KeySpan-Eastern merger, an officer, Trustee, director or employee of Eastern or any of its subsidiaries against (1) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the closing of the merger (and whether asserted or claimed prior to, at or after the closing) that are, in whole or in part, based on or arising out of the fact that such person is or was a Trustee, director, officer or employee of Eastern or a subsidiary of Eastern and (2) all such indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the KeySpan-Eastern merger agreement. KeySpan has also agreed to pay the reasonable fees and expenses of counsel to any indemnified parties in connection with any such indemnification. The KeySpan-Eastern merger agreement also requires KeySpan, for a period of six years after the closing of the KeySpan-Eastern merger, to keep in effect policies of Trustees' and officers' liability insurance for the benefit of those persons who were at the time of signing of the KeySpan-Eastern merger agreement covered by such policies of Eastern on terms no less favorable than the terms of such prior insurance coverage. KeySpan may substitute policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring at or prior to the closing of the KeySpan-Eastern merger to the extent such liability insurance can be maintained annually at a cost to KeySpan not greater than 200 percent of the annual premiums of the policies maintained by Eastern for their Trustees' and officers' liability insurance at the time of signing of the KeySpan-Eastern merger agreement. Alternatively, KeySpan may provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the closing of the KeySpan-Eastern merger on terms no less favorable than the terms of such current insurance coverage. If such insurance cannot be maintained or obtained at such cost, KeySpan shall maintain or obtain a policy providing the best coverage available, for a premium not exceeding 200 percent of the aggregate annual premiums paid by Eastern for their Trustees' and officers' liability insurance and other indemnity agreements at the time of signing of the KeySpan-Eastern merger agreement. If KeySpan or any of its successors or assigns (1) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (2) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provisions must be made so that the successors and assigns of KeySpan shall assume the indemnity obligations described above. After the closing of the KeySpan-Eastern merger, all rights to indemnification in favor of the employees, agents, Trustees, directors and officers of Eastern and its subsidiaries with respect to their activities as such prior to the closing of the merger, as provided in Eastern's respective charter document, by-laws or otherwise in effect on the date of the KeySpan-Eastern merger agreement will survive the closing of the KeySpan-Eastern merger and will continue in full force and effect for a period of not less than six years from such closing. The above-described indemnity provisions are intended to be for the benefit of, and shall be enforceable by, each indemnified party, his or her heirs and his or her representatives.

Item 21. Exhibits and Financial Statement Schedules.

 (a) Exhibits

 Number                             Title of Exhibit
 ------                             ----------------
   2.1.  Agreement and Plan of Reorganization dated as of July 14, 1999, by and among Eastern Enterprises, Merger Sub and EnergyNorth, Inc., including
         Amendment No. 1 dated as of November 4, 1999 (attached as Annex A to the Proxy Statement/Prospectus contained in this Registration
         Statement).

   4.1.  Declaration of Trust of Eastern Enterprises, as amended, filed as
         Exhibit 3.1 to the Eastern Enterprise Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, Commission File No 1-2297, incorporated by reference herein.

   4.2. By-laws of Eastern Enterprises, as amended, filed as Exhibit 3.1 to the Eastern Enterprise Annual Report on Form 10-K for the year ended
         December 31, 1998, Commission File No. 1-2297, incorporated by reference herein.

   4.3. Specimen copy of common stock certificate for Eastern Enterprises, filed as Exhibit A-1 to the Eastern Enterprise Form U-1 dated March
         31, 1998, Commission File No. 070-09195, incorporated by reference herein.

   4.4. Common Stock Rights Agreement between Eastern Enterprises and the Bank of New York dated as of February 22, 1990, filed as Exhibit 1 to the Eastern Enterprise Form 8-K dated March 1, 1990, Commission File No.1-
         2297, incorporated by reference herein.

  4.4.1. Agreement between Eastern and the First National Bank of Boston dated
         January 30, 1995, filed as Exhibit 4.1.1. to the Eastern Enterprise
         Annual Report on Form 10-K for the year ended December 31, 1994,
         Commission File No. 1-2297, incorporated by reference herein.

  4.4.2. Amendment No. 2 to Common Stock Rights Agreement dated as of July 22,
         1998, between Eastern Enterprises and BankBoston, N.A., filed as
         Exhibit 99.1 to the Eastern Enterprises Form 8-K dated July 28, 1998,
         Commission File No. 1-2297, incorporated by reference herein.

  4.4.3. Rights Agreement dated as of July 22, 1998, between Eastern
         Enterprises and BankBoston, N.A., filed as Exhibit 99.2 to the Eastern
         Enterprises Form 8-K dated July 28, 1998, Commission File No. 1-2297, incorporated by reference herein.

  *5.1.  Opinion of Ropes & Gray as to the legality of the shares being issued.

  *8.1.  Opinion of Ropes & Gray as to certain tax matters.

  *8.2.  Opinion of Hale and Dorr LLP as to certain tax matters.

  12.1.  Statement re: computation of ratio of earnings to fixed charges.

  23.1.  Consent of Salomon Smith Barney Inc.

  23.2.  Consent of Ropes & Gray (included in Exhibits 5.1. and 8.1.).

  23.3.  Consent of Hale and Dorr LLP (included in Exhibit 8.2.).

  23.4.  Consent of Arthur Andersen LLP with respect to the Registrant.

  23.5.  Consent of Arthur Andersen LLP with respect to EnergyNorth, Inc.

  24.1.  Power of Attorney (included on signature page to Registration
         Statement previously filed).

  99.1.  Form of proxy card to be used in soliciting EnergyNorth shareholders.

 (b) Financial Statement Schedules.

   Schedule II. Valuation and Qualifying Accounts and Reserves.

 (c) Fairness Opinion.

   Included in Part I as Annex B to the Proxy Statement/Prospectus contained in this Registration Statement.
--------

 * Previously filed.

Item 22. Undertakings.

   (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10 (a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

   (g) The undersigned Registrant hereby undertakes:

     1. To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (h) The undersigned Registrant hereby undertakes that:

     1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston, State of Massachusetts, on the 10th day of March, 2000.

                                          EASTERN ENTERPRISES

                                          By:    /s/ Walter J. Flaherty
                                            -----------------------------------
                                            Name:Walter J. Flaherty
                                            Title: Executive Vice President
                                                   and Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,       March 10, 2000
______________________________________  Chief Executive Officer
            J. Atwood Ives              and Trustee

                  *                    President and Chief          March 10, 2000
______________________________________  Operating Officer
            Fred C. Raskin

        /s/ Walter J. Flaherty         Executive Vice President     March 10, 2000
______________________________________  and Chief Financial
          Walter J. Flaherty            Officer

                  *                    Vice President and           March 10, 2000
______________________________________  Controller (Chief
           James J. Harper              Accounting Officer)

                                       Trustee                      March 10, 2000
______________________________________
           James R. Barker

                  *                    Trustee                      March 10, 2000
______________________________________
          Richard R. Clayton

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Trustee                      March 10, 2000
______________________________________
         John D. Curtin, Jr.

                  *                    Trustee                      March 10, 2000
______________________________________
          Samuel Frankenheim

                  *                    Trustee                      March 10, 2000
______________________________________
          Leonard R. Jaskol

                  *                    Trustee                      March 10, 2000
______________________________________
           Wendell J. Knox

                  *                    Trustee                      March 10, 2000
______________________________________
          F. L. Putnam, Jr.

                  *                    Trustee                      March 10, 2000
______________________________________
            Rina K. Spence

                                       Trustee                      March 10, 2000
______________________________________
            David B. Stone

*The undersigned, by signing his name hereto, does hereby sign and execute this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 on behalf of the above named officers and Trustees of Eastern Enterprises pursuant to the Power of Attorney executed by each such officer and/or Trustee and previously filed with the SEC.

By:  /s/ Walter J. Flaherty                                       March 10,
  ---------------------------------                               2000
 Walter J. Flaherty
 Attorney-in-Fact

                                                                SCHEDULE II

                   EASTERN ENTERPRISES AND SUBSIDIARIES

              VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                   FOR THE YEAR ENDED DECEMBER 31, 1999

                              (IN THOUSANDS)

                                           Additions        Deductions
                                      ------------------- --------------
                           Balance    Charged to Charged   Charges for     Balance
                         December 31, Costs and  to other which Reserves December 31,
                             1998      Expenses  Accounts  were Created      1999
                         ------------ ---------- -------- -------------- ------------
Reserves deducted from
 assets:
  Reserves for doubtful
   accounts.............   $ 17,070    $12,005   $ 3,176     $(13,391)     $ 18,860
                           ========    =======   =======     ========      ========
  Reserves for loss on
   inventory............   $     --    $   234   $    --     $     --      $    234
                           ========    =======   =======     ========      ========
  Reserves for loss on
   investments..........   $     19    $    --   $    --     $     --      $     19
                           ========    =======   =======     ========      ========
Reserves included in
 liabilities:
  Reserve for
   postretirement health
   care.................   $ 97,197    $ 5,781   $ 4,857     $ (8,211)     $ 99,624
  Reserves for employee
   benefits.............     29,716     16,722     7,345      (13,290)       40,493
  Reserves for
   environmental
   expenses.............     25,115        249       850       (4,340)       21,874
  Reserves for insurance
   claims...............     12,269      5,497     3,268       (8,863)       12,171
  Other.................     11,157        286        --       (1,190)       10,253
                           --------    -------   -------     --------      --------
    Total liability
     reserves...........   $175,454    $28,535   $16,320     $(35,894)     $184,415
                           ========    =======   =======     ========      ========

                                                                     SCHEDULE II

                      EASTERN ENTERPRISES AND SUBSIDIARIES

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                          ADDITIONS      DEDUCTIONS
                                      ------------------ ----------
                                                          CHARGES
                                      CHARGED            FOR WHICH
                           BALANCE    TO COSTS  CHARGED   RESERVES    BALANCE
                         DECEMBER 31,   AND     TO OTHER    WERE    DECEMBER 31,
DESCRIPTION                  1997     EXPENSES  ACCOUNTS  CREATED       1998
-----------              ------------ --------  -------- ---------- ------------
Reserves deducted from
 assets--
  Reserves for doubtful
   accounts.............   $ 17,220   $  5,062   $  120   $ (5,332)   $ 17,070
                           ========   ========   ======   ========    ========
  Reserves for loss on
   investments..........   $     19   $     --   $   --   $     --    $     19
                           ========   ========   ======   ========    ========
Reserves included in
 liabilities--
  Reserve for
   postretirement health
   care.................   $ 98,382   $  5,540   $   --   $ (6,725)   $ 97,197
  Reserve for coal
   miner's retiree
   health care..........     76,500    (74,500)      --     (2,000)         --
  Reserves for employee
   benefits.............     25,236     14,092    1,486    (11,098)     29,716
  Reserves for
   environmental
   expenses.............     25,920         71       82       (958)     25,115
  Reserves for insurance
   claims...............     13,171      5,029    1,968     (7,899)     12,269
  Other.................     16,319        377      921     (6,460)     11,157
                           --------   --------   ------   --------    --------
    Total liability
     reserves...........   $255,528   $(49,391)  $4,457   $(35,140)   $175,454
                           ========   ========   ======   ========    ========

                                                                     SCHEDULE II

                      EASTERN ENTERPRISES AND SUBSIDIARIES

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                           Additions        Deductions
                                      ------------------- --------------
                           Balance    Charged to Charged   Charges for     Balance
                         December 31, Costs and  to Other Which Reserves December 31,
                             1996      Expenses  Accounts  Were Created      1997
                         ------------ ---------- -------- -------------- ------------
Reserves deducted from
 assets:
  Reserves for doubtful
   accounts.............   $ 17,301    $ 5,818     $167      $ (6,066)     $ 17,220
                           ========    =======     ====      ========      ========
  Reserves for loss on
   investments..........   $     19    $     0     $  0      $      0      $     19
                           ========    =======     ====      ========      ========
Reserves included in
 liabilities:
  Reserves for post-
   retirement health
   care.................   $100,446    $ 4,578     $  0      $ (6,642)     $ 98,382
  Reserve for coal
   miners retiree health
   care.................     77,308          0        0          (808)       76,500
  Reserves for employee
   benefits.............     24,624      9,690      907        (9,985)       25,236
  Reserves for
   environmental
   expenses.............     26,809          0      122        (1,011)       25,920
  Reserves for insurance
   claims...............     12,838      7,348     (530)       (6,485)       13,171
  Other.................     17,680      6,304       41        (7,706)       16,319
                           --------    -------     ----      --------      --------
    Total liability
     reserves...........   $259,705    $27,920     $540      $(32,637)     $255,528
                           ========    =======     ====      ========      ========

                                 EXHIBIT INDEX

 Number                             Title of Exhibit
 ------                             ----------------
  2.1.   Agreement and Plan of Reorganization dated as of July 14, 1999, by and among Eastern Enterprises, Merger Sub and EnergyNorth, Inc., including
         Amendment No. 1 dated as of November 4, 1999 (attached as Annex A to the Proxy Statement/Prospectus contained in this Registration
         Statement).

  4.1.   Declaration of Trust of Eastern Enterprises, as amended, filed as
         Exhibit 3.1 to the Eastern Enterprise Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, Commission File No. 1-2297, incorporated by reference herein.

  4.2. By-laws of Eastern Enterprises, as amended, filed as Exhibit 3.1 to the Eastern Enterprise Annual Report on Form 10-K for the year ended
         December 31, 1998, Commission File No. 1-2297, incorporated by reference herein.

  4.3. Specimen copy of common stock certificate of Eastern Enterprises filed as Exhibit A-1 to the Eastern Enterprise Form U-1 dated March 31,
         1998, Commission File No. 070-09195, incorporated by reference herein.

  4.4. Common Stock Rights Agreement between Eastern Enterprises and the Bank of New York dated as of February 22, 1990, filed as Exhibit 1 to the Eastern Enterprise Form 8-K dated March 1, 1990, Commission File No.
         1-2297, incorporated by reference herein.

  4.4.1. Agreement between Eastern and the First National Bank of Boston dated
         January 30, 1995, filed as Exhibit 4.1.1. to the Eastern Enterprise
         Annual Report on Form 10-K for the year ended December 31, 1994,
         Commission File No. 1-2297, incorporated by reference herein.

  4.4.2. Amendment No. 2 to Common Stock Rights Agreement dated as of July 22,
         1998, between Eastern Enterprises and BankBoston, N.A., filed as
         Exhibit 99.1 to the Eastern Enterprises Form 8-K dated July 28, 1998,
         Commission File No. 1-2297, incorporated by reference herein.

  4.4.3. Rights Agreement dated as of July 22, 1998, between Eastern
         Enterprises and BankBoston, N.A., filed as Exhibit 99.2 to the Eastern
         Enterprises Form 8-K dated July 28, 1998, Commission File No. 1-2297, incorporated by reference herein.

 *5.1.   Opinion of Ropes & Gray as to the legality of the shares being issued.

 *8.1.   Opinion of Ropes & Gray as to certain tax matters.

 *8.2.   Opinion of Hale and Dorr LLP as to certain tax matters.

 12.1.   Statement re: computation of ratio of earnings to fixed charges.

 23.1.   Consent of Salomon Smith Barney Inc.

 23.2.   Consent of Ropes & Gray (included in Exhibits 5.1. and 8.1.).

 23.3.   Consent of Hale and Dorr LLP (included in Exhibit 8.2.).

 23.4.   Consent of Arthur Andersen LLP with respect to the Registrant.

 23.5.   Consent of Arthur Andersen LLP with respect to EnergyNorth, Inc.

 24.1.   Power of Attorney (included on signature page to Registration
         Statement previously filed).

 99.1.   Form of proxy card to be used in soliciting EnergyNorth shareholders.

--------

*Previously filed.